     As filed with the Securities and Exchange Commission on June 4, 1999.

                                                     Registration No. 333-_____
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                  -------------------------------------------

                                   FORM S-4
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                  -------------------------------------------


                              HALLIBURTON COMPANY
            (Exact name of registrant as specified in its charter.)

            Delaware                                    1389                              75-2677995
(State or other jurisdiction of             Primary Standard Industrial       I.R.S. Employer Identification No.
 incorporation or organization)                 Classification Code

                  -------------------------------------------

       Halliburton Company                                                   Lester L. Coleman
       3600 Lincoln Plaza                                       Executive Vice President And General Counsel
     500 North Akard Street                                                 Halliburton Company
    Dallas, Texas 75201-3391                                                 3600 Lincoln Plaza
         (214) 978-2600                                                    500 North Akard Street
                                                                          Dallas, Texas 75201-3391
                                                                               (214) 978-2600
(Address, including zip code, and telephone number,          (Name, address, including zip code, and telephone
including area code, of registrant's principal              number, including area code, of agent for service.)
executive offices.)

                  -------------------------------------------

                                  Copies to:

                            Vinson & Elkins L.L.P.
                           Houston, Texas 77002-6760
                          Attn.:  William E. Joor III
                                (713) 758-2582

                  -------------------------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
 Title of Each Class        Proposed Maximum              Proposed              Proposed Maximum             Amount of
    of Securities         Amount of Securities         Maximum Offering       Aggregate Offering         Registration Fee
  to be Registered          to be Registered            Price Per Share            Price
------------------------------------------------------------------------------------------------------------------------------
 Common Stock,
 par value $2.50            3,069,899 shs.(1)               $6.91(2)              $21,224,985(3)               $5,901
------------------------------------------------------------------------------------------------------------------------------

(1) Assumes that all ordinary shares of PES (International) Limited ("PES"), other than those owned indirectly by Halliburton Company ("Halliburton"), are exchanged for shares of Halliburton common stock up to a maximum of 3,083,899 shares, pursuant to the terms of the offer described herein. The number of shares of Halliburton common stock registered hereby was determined by multiplying (i) 937,660, being the number of PES shares issued or to be issued and not owned indirectly by Halliburton, by (ii) the maximum exchange ratio for the offer (i.e., 3.27400 shares of Halliburton common stock per PES Share).

(2) There is no market for the PES shares. The proposed maximum offering price per share of Halliburton common stock was calculated pursuant to Rule 457(f) based on the fully diluted book value per PES share as of December 31,1998 ((pound)14.044) which was converted to U.S. dollars at the currency exchange rate in effect at the close of business on June 1, 1999 ($1.6118/(pound)1.00) and divided by the maximum exchange ratio per PES share.

(3) Represents the proposed maximum offering price per share of Halliburton common stock multiplied by the maximum number of shares of Halliburton common stock issuable pursuant to the offer.

                      ----------------------------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                   SUBJECT TO COMPLETION DATED JUNE 4, 1999
                          PRELIMINARY OFFER DOCUMENT
                          REGISTRATION STATEMENT RIDERS


THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the action you should take, we recommend that you seek financial advice immediately, if you are in the United Kingdom, from an independent financial adviser duly authorized under the U.K. Financial Services Act 1986 or, if you are elsewhere, from an appropriately authorized independent financial adviser.

PricewaterhouseCoopers, which is authorized to conduct investment business by the Institute of Chartered Accountants in England and Wales, has approved this Offer Document for issue for the purpose of Section 57 of the U.K. Financial Services Act 1986. PricewaterhouseCoopers is acting on behalf of Halliburton Company and no one else in connection with the approval of this Offer Document and will not be responsible to anyone other than Halliburton Company for providing the protection afforded to customers of PricewaterhouseCoopers.

--------------------------------------------------------------------------------


                               RECOMMENDED OFFER

                                      BY

                              HALLIBURTON COMPANY

                                      FOR

                         THE ORDINARY SHARE CAPITAL OF

                          PES (INTERNATIONAL) LIMITED

--------------------------------------------------------------------------------

     Halliburton Company, a Delaware corporation, whose principal executive offices are located in Dallas, Texas ("Halliburton"), hereby offers (the "Offer") to acquire all the ordinary shares of 10 pence each of PES (International) Limited, a company incorporated in Scotland ("PES"), not already owned by a subsidiary of Halliburton (but including any PES ordinary shares that are issued during the Offer following exercise by PES of call options held by PES relating to shares in the capital of a subsidiary of PES held by others) in exchange for shares of Halliburton common stock on the following basis:

     - up to 3.27400 shares of Halliburton common stock for every PES ordinary share, of which:

        -  1.14590 shares will be issued upon completion of the Offer; and

        - 1.01494 shares will be issued 18 months later (the "First Determination Date"), subject to potential reduction and further delay as described below; and

          - 1.11316 SHARES WILL BE ISSUED UP TO 36 MONTHS AFTER COMPLETION OF THE OFFER (THE "SECOND DETERMINATION DATE"), SUBJECT TO POTENTIAL REDUCTION AND FURTHER DELAY AS DESCRIBED BELOW.

     The number of shares of Halliburton common stock issuable on the First and Second Determination Dates will be reduced by 30% if either Laurence Kinch or Richard Rubbo is not then employed, directly or indirectly, by PES or Halliburton as a result of voluntary resignation or termination of employment for cause (or, in the case of Mr. Rubbo only, his death or disappearance in suspicious circumstances) or by 60% if both are not then so employed.

     The maximum number of shares of Halliburton common stock issuable by Halliburton to PES shareholders pursuant to the offer is 3.27400 shares per PES ordinary share (3,069,899 shares in the aggregate) and the minimum number of shares so issuable is 1.99714 shares per PES ordinary share (1,872,638 shares in the aggregate). The closing sales price per share of Halliburton common stock on the New York Stock Exchange, Inc. on __________, 1999 (the latest practicable date prior to publication of this Offer Document) was $_______.

     Halliburton Holdings Limited, a company incorporated in England and a wholly owned subsidiary of Halliburton, currently owns approximately 26% of the issued share capital of PES.

     The terms and conditions of the Offer are contained in this Offer Document, which should be read in conjunction with the accompanying Form of Acceptance. See Annex II for definitions of terms used in this Offer Document.

     To accept the Offer, the Form of Acceptance for PES ordinary shares must be completed and returned as soon as possible and, in any event, so as to be received by no later than 3:00 p.m. (London time), 10:00 a.m. (New York City time), on ______________, 1999. The procedure for acceptance of the Offer is set out on pages 47 to 50 of this Offer Document and in the accompanying Form of Acceptance.

     For further information regarding the Offer, please carefully read this Offer Document and, specifically, the "risk factors" beginning on page 29. If you have questions about the offer or would like additional copies of this offer document, you should contact: Mr. Michael Bowyer, a director of PES, at +44
(0)1224 793000 (collect). Mr. Bowyer will not give you advice on any matter relating to your decision whether or not to accept the offer.

     THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE OFFER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY SUCH STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFER DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Offer has been made by a U.S. corporation and while the Offer is subject to U.S. and U.K. disclosure requirements, U.K. investors should be aware that this document has been prepared in accordance with U.S. format and style, which differs from U.K. format and style.

               This Offer Document  is dated ___________, 1999.

                              GENERAL INFORMATION

     The Halliburton common stock to be issued pursuant to the Offer has been listed on the New York Stock Exchange, Inc., subject to official notice of issuance. The listing will become effective and dealings, for normal settlement, will commence on the New York Stock Exchange, Inc. in the Halliburton common stock to be issued pursuant to the Offer at completion on the first trading day following the day on which the Offer becomes or is declared unconditional in all respects.

                                 FINANCIAL INFORMATION

     The consolidated financial statements of, and other information about, Halliburton appearing in this Offer Document are presented in U.S. dollars ($) and have been prepared in accordance with U.S. generally accepted accounting principles. Save where this Offer Document indicates to the contrary, the consolidated financial statements of, and other information about, PES appearing in this Offer Document are presented in pounds sterling (pound) and have been prepared in accordance with U.K. generally accepted accounting principles. All U.S. generally accepted accounting principles information for PES appearing in this offer document is unaudited. U.S. generally accepted accounting principles and U.K. generally accepted accounting principles differ in certain significant respects (see "Summary of Differences Between U.K. and U.S. Generally Accepted Accounting Principles.")

     The mid-point of the closing spread of the dollar to pound sterling spot rate, as shown in the Financial Times (U.K. edition) on __________, 1999, the latest practicable date prior to the posting of this Offer Document, was _______. The noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on that date was ________ . This information is provided for the convenience of the reader and may differ from the actual rates in effect during the periods covered by the PES financial information discussed herein.

                                 RESPONSIBILITY

     The Directors and certain Executive Officers of Halliburton, i.e., the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer, accept responsibility for the information contained in this Offer Document. To the best of the knowledge and belief of the Directors and such Executive Officers of Halliburton (who have taken all reasonable care to ensure that this is the case), the information contained in this Offer Document does not contain any misstatement of a material fact or omit to state a material fact necessary to make the statements made not misleading.

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT ARE THE BENEFITS OF THE TRANSACTION?

A: Halliburton believes that the business of PES is complementary to that of Halliburton and that benefits will result from combining them. Halliburton expects the combination will assist Halliburton Energy Services, Inc., a wholly owned subsidiary of Halliburton, in its objective to become the preferred provider of real time reservoir solutions worldwide, to the benefit of all the stockholders of Halliburton (including the former PES shareholders).

Q:   WHAT DO I NEED TO DO NOW?

A: If you wish to accept this Offer after you have read and considered carefully the information included in this Offer Document, please fill out and sign the enclosed Form of Acceptance and return the relevant documentation to the appropriate address shown on page 47.

Q: IF I HAVE SOLD OR OTHERWISE TRANSFERRED ALL OF MY PES ORDINARY SHARES, WHAT DO I DO?

A: Please send this Offer Document and the accompanying Form of Acceptance as soon as possible to the purchaser or transferee.

Q:   HOW DO I SELL MY HALLIBURTON SHARES THAT I RECEIVE PURSUANT TO THE OFFER?

A: Your shares of Halliburton common stock issuable pursuant to the Offer will be listed on the New York Stock Exchange and will (unless you elect to receive a physical stock certificate) be registered directly and electronically in your name on the stock transfer records maintained by Halliburton's stock transfer agent. You may sell any or all your shares through a stock brokerage firm or (unless you have elected to receive a physical stock certificate) through the stock transfer agent. The latter, however, will aggregate sell orders and execute them at least once a week or more often if volume dictates. If you are a U.K. shareholder, you should use a stock brokerage firm with a U.S. affiliate to avoid a second sales commission.

Q:   HOW SOON AFTER RECEIVING MY HALLIBURTON SHARES MAY I SELL SUCH SHARES?

A: All Halliburton common stock received by PES shareholders will be freely transferable immediately.

Q:   CAN I WITHDRAW MY ACCEPTANCE OF THE OFFER?

A: No. Once you have validly accepted the Offer, no withdrawals will be permitted unless the Offer is not declared unconditional on or before ________, 1999, in which event, your PES ordinary shares will be returned to you promptly.

Q:   WHEN DO YOU EXPECT THE TRANSACTION TO BE COMPLETED?

A: Halliburton intends to complete the transaction as soon as possible. For the transaction to occur, the PES shareholders must approve the suspension of certain provisions of the articles of association of PES at an extraordinary general meeting and the other conditions to the Offer must be satisfied. If the PES shareholders approve the suspension of those provisions of the articles of association of PES and the other conditions to the Offer are satisfied, Halliburton expects to complete the transaction promptly after the PES extraordinary general meeting, which will be held on _________, 1999.

Q:   WHAT ARE THE TAX CONSIDERATIONS OF THE TRANSACTION?

A: Halliburton anticipates that the PES shareholders who are subject to U.K. taxation will be entitled to receive "roll-over" treatment for U.K. capital gains tax purposes. Those PES shareholders who are subject to U.S. federal income tax will recognize gain or loss on the exchange of PES ordinary shares for Halliburton common stock measured by the difference between the fair market value of the Halliburton common stock to be received and the holder's U.S. tax basis in the PES ordinary shares exchanged. A portion of any such gain may be taxed as ordinary interest income.

Q: WILL I HAVE AN OPPORTUNITY TO ASK QUESTIONS OF MANAGEMENT OF HALLIBURTON AND PES?

A: Yes. Halliburton and PES intend to hold an information meeting to which all PES shareholders will be invited by separate invitation.

Q:   WHO CAN HELP ANSWER MY OTHER QUESTIONS?

A: If you have more questions about the transaction, you should contact Mr. Michael Bowyer, a director of PES, at +44 (0) 1224 793000 (collect) or your own independent financial adviser. Mr. Bowyer will not give you advice on any matter relating to your decision whether or not to accept the Offer.

                              TABLE OF CONTENTS

RECOMMENDED OFFER................................................................................................ iii

GENERAL INFORMATION..............................................................................................   v

FINANCIAL INFORMATION............................................................................................   v

RESPONSIBILITY...................................................................................................   v

QUESTIONS AND ANSWERS ABOUT THE OFFER............................................................................  vi

SUMMARY..........................................................................................................   1
         The Offer...............................................................................................   1
         The Recommendation of the PES Board.....................................................................  17
         PES Optionholders.......................................................................................  18
         Terms and Conditions of the Offer.......................................................................  18
         Absence of Rights of Withdrawal.........................................................................  19
         Procedures for Accepting the Offer......................................................................  20
         Compulsory Acquisition..................................................................................  20
         The Companies...........................................................................................  20
         Halliburton Company.....................................................................................  20
         PES (International) Limited.............................................................................  21
         Halliburton's Plans for PES.............................................................................  23
         PES Extraordinary General Meeting.......................................................................  24
         Interests of Certain PES Directors and Shareholders.....................................................  25
         Regulatory Approvals....................................................................................  26
         United Kingdom Tax Consequences.........................................................................  26
         United States Tax Consequences..........................................................................  27
         Power of Attorney.......................................................................................  27
         Risk Factors ...........................................................................................  27
         Listing of Halliburton Common Stock.....................................................................  28
         Appraisal Rights........................................................................................  29
         Action to be Taken......................................................................................  29
         Securities Laws in General..............................................................................  29
         Tenders and Acceptance..................................................................................  30

SUMMARY SELECTED FINANCIAL DATA..................................................................................  31
         Summary Selected Historical Financial Information of Halliburton........................................  31
         Summary Selected Historical Financial Information of PES................................................  33
         Summary Unaudited Pro Forma Combined Financial Information..............................................  35
         Market Price and Dividend Information...................................................................  35
         Comparative Per Share Data..............................................................................  37

CAUTIONARY STATEMENT
         CONCERNING FORWARD-LOOKING STATEMENTS...................................................................  39

RISK FACTORS.....................................................................................................  42
         Risks Relating to the Offer.............................................................................  42
         Risks Specific to Halliburton...........................................................................  42

BACKGROUND TO AND REASONS FOR THE OFFER..........................................................................  46

THE PES BOARD'S REASONS FOR
         RECOMMENDING THE OFFER; RECOMMENDATION OF THE PES BOARD.................................................  51

THE OFFER........................................................................................................  52
         General.................................................................................................  52
         Options.................................................................................................  57
         Conditions to the Offer.................................................................................  57
         Terms of the Offer......................................................................................  59
         Procedures for Accepting the Offer......................................................................  59
         No Rights of Withdrawal.................................................................................  63
         Settlement..............................................................................................  63
         Method of Selling Halliburton Common Stock..............................................................  64
         Recapitalization........................................................................................  65
         Compulsory Acquisition; Appraisal Rights................................................................  65
         Interests of Certain Persons in the Offer...............................................................  66
         Irrevocable Undertakings................................................................................  68
         Fees and Expenses of the Offer..........................................................................  69
         Certain Regulatory Approvals and Legal Matters..........................................................  69
         Accounting Treatment....................................................................................  70

THE WARRANTY AGREEMENT...........................................................................................  70
         Completion..............................................................................................  70
         Warranties..............................................................................................  71
         Agreement to Pay........................................................................................  71
         Restrictive Covenants...................................................................................
         Pre-completion Matters..................................................................................  71
         Governing Law...........................................................................................  72

AGREEMENTS WITH CERTAIN PES SHAREHOLDERS AND DIRECTORS...........................................................  72
         PES Shareholders........................................................................................  72
         PES Directors...........................................................................................  73

TAX CONSEQUENCES OF THE OFFER AND COMPULSORY ACQUISITION.........................................................   73
         United Kingdom Tax Consequences.........................................................................   73
         United States Federal Tax Consequences..................................................................   75
         Other Jurisdictions.....................................................................................   76
         General.................................................................................................   81

PES EXTRAORDINARY GENERAL MEETING................................................................................   76

INFORMATION REGARDING HALLIBURTON COMPANY........................................................................   79
         General Development of Business.........................................................................   79
         Financial Information About Business Segments...........................................................   79
         Description of Services and Products....................................................................   79
         Markets and Competition.................................................................................   80
         Customers and Backlog...................................................................................   80
         Raw Materials...........................................................................................   81
         Research, Development and Patents.......................................................................   81
         Seasonality.............................................................................................   81
         Employees...............................................................................................   82
         Regulation..............................................................................................   82

HALLIBURTON COMPANY SELECTED FINANCIAL DATA......................................................................   83

HALLIBURTON MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................................................   85
         Halliburton / Dresser Merger............................................................................   85
         Business Environment....................................................................................   85
         Results of Operations - 1999 Compared to 1998...........................................................   88
         Results of Operations - 1998 Compared to 1997 and 1996..................................................   90
         Liquidity and Capital Resources.........................................................................   94
         Financial Instrument Market Risk........................................................................   96
         1998 Special Charges....................................................................................   97
         Environmental Matters...................................................................................   98
         Year 2000 Issue.........................................................................................   98
         Accounting Pronouncements...............................................................................   99

INFORMATION REGARDING PES (INTERNATIONAL) Limited................................................................  100
         Description of Products and Services....................................................................  100
         Acquisition of Well-Equip Limited.......................................................................  102
         Acquisition of 26% Stake in PES by Holdings ............................................................  102
         Markets and Competition.................................................................................  102

PES SELECTED CONSOLIDATED FINANCIAL INFORMATION..................................................................  103

SUMMARY OF DIFFERENCES BETWEEN U.K. AND U.S.
         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ...............................................................  105

PES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS..............................................................................    107
         Business Environment...................................................................................    107
         Results of operations  - 1998 compared to 1997 and 1996................................................    107
         Liquidity and Capital Resources........................................................................    109
         Financial Instrument Market Risk.......................................................................    110
         The Year 2000 issue....................................................................................    110

MANAGEMENT OF HALLIBURTON.......................................................................................    111

SECURITY OWNERSHIP AND DEALINGS BY CERTAIN BENEFICIAL OWNERS
         AND MANAGEMENT OF HALLIBURTON..........................................................................    115

DESCRIPTION OF HALLIBURTON CAPITAL STOCK........................................................................    118
         General................................................................................................    118
         Halliburton Common Stock...............................................................................    118
         Rights to Purchase Preferred Stock.....................................................................    118
         Halliburton Preferred Stock............................................................................    120
         Certain Provisions of Halliburton Charter and Bylaws...................................................    121
         Transfer Agent and Registrar...........................................................................    122

COMPARATIVE RIGHTS OF SHAREHOLDERS..............................................................................    123
         General................................................................................................    123
         Voting Rights..........................................................................................    123
         Actions by Written Consent.............................................................................    123
         Special Meeting of Shareholders........................................................................    124
         Sources and Payment of Dividends.......................................................................    124
         Rights of Purchase and Redemption......................................................................    125
         Rights of Appraisal....................................................................................    125
         Pre-emptive Rights.....................................................................................    125
         Amendment of Governing Instruments.....................................................................    126
         Shareholders' Votes on Certain Reorganizations.........................................................    127
         Certain Provisions Relating to Share Acquisitions......................................................    127
         Disclosure of Interests................................................................................    128
         Classification of the Halliburton Board of Directors...................................................    128
         Removal of Directors...................................................................................    128
         Liability of Directors.................................................................................    128
         Indemnification of Officers and Directors..............................................................    129
         Shareholders' and Class Action Suits...................................................................    129

LEGAL MATTERS...................................................................................................    130

EXPERTS.........................................................................................................    130

WHERE YOU CAN FIND MORE INFORMATION.............................................................................    131

HALLIBURTON COMPANY CONSOLIDATED FINANCIAL STATEMENTS...........................................................    134

PES (INTERNATIONAL) LIMITED DIRECTORS' REPORT
AND FINANCIAL STATEMENTS 31 MARCH 1997..........................................................................    179

PES (INTERNATIONAL) LIMITED DIRECTORS' REPORT
AND FINANCIAL STATEMENTS 31 MARCH 1998..........................................................................    204

ANNEX I
         CONDITIONS OF THE OFFER ........................................................................    Annex I-1

ANNEX II
         DEFINITIONS.....................................................................................   Annex II-1

ANNEX III
         LETTER FROM THE CHAIRMAN OF PES TO PES SHAREHOLDERS.............................................  Annex III-1

ANNEX IV
         RELEVANT PROVISIONS OF COMPANIES ACT 1985.......................................................   Annex IV-1

                                    SUMMARY

     This Summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Offer fully and for a more complete description of the legal terms of the Offer, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page 124. FOR THE DEFINITIONS OF CAPITALIZED TERMS USED IN THIS OFFER DOCUMENT, PLEASE SEE "DEFINITIONS" IN ANNEX II.

The Offer  (pages 39 through 57)

     General. Halliburton hereby offers to acquire your existing PES ordinary shares and, if applicable, while the Offer remains open for acceptance, any PES ordinary shares that you acquire (a) upon exercise of any options that you hold under the PES share option schemes, or (b) upon exercise by PES of call options held by PES relating to shares in the capital of a subsidiary of PES not held by PES, all on the basis set forth in this Offer Document.

     The consideration payable pursuant to the Offer comprises Halliburton common stock and consists of an initial, fixed element and two deferred, partially contingent elements. The latter are subject to the contingencies described below, specifically the extent to which two designated key executives of PES remain in the employ of PES, Halliburton or a subsidiary of either company at the dates of determination regarding the contingent payments.

     To accept the Offer, you must complete the Form of Acceptance for PES ordinary shares and return it to the receiving agent, Cameron McKenna (Ref:
TLP/AJS), Mitre House, 160 Aldersgate Street, London, EC1A 4DD United Kingdom, in the enclosed reply paid envelope as soon as possible and, in any event, so as to be received by no later than 3:00 p.m. (London time), 10:00 a.m. (New York City time), on ______________, 1999. The procedure for acceptance of the Offer is set out on pages 47 through 50 of this Offer Document and in the accompanying Form of Acceptance.

     If you sign and return the Form of Acceptance in accordance with the instructions on the form, you will be deemed to have accepted the Offer for all your holding of PES ordinary shares unless you specifically elect in the Form of Acceptance to accept the Offer in respect of a specified part only of your holding. The Offer is made on the terms and subject to the conditions set out and referred to in this Offer Document and in the Form of Acceptance which accompanies this Offer Document.

     Consideration.

     Under the Offer, holders of PES ordinary shares will receive:

     - up to 3.27400 shares of Halliburton common stock for every PES ordinary share, of which:

          - 1.14590 shares will be issued promptly after completion of the Offer; and

          - 1.01494 shares will be issued promptly after a date 18 months after completion of the Offer (the "First Determination Date"), subject to potential reduction or further delay, or both, as described below if either Laurence Kinch or Richard Rubbo, each of whom is a director of PES, or both, are not employed by PES, Halliburton or a subsidiary of either company on the First Determination Date as a result of voluntary resignation or termination of employment for cause (or, in the case of Mr. Rubbo only, his death or disappearance in suspicious circumstances); and

          - 1.11316 shares will be issued promptly after a date up to 36 months after completion of the Offer (the "Second Determination Date"), subject to potential reduction or further delay, or both, as described below if either Mr. Kinch or Mr. Rubbo, or both, are not employed by PES, Halliburton or a subsidiary of either company on the Second Determination Date as a result of voluntary resignation or termination of employment for cause (or, in the case of Mr. Rubbo only, his death or disappearance in suspicious circumstances).

     The phrases "voluntary resignation", "termination of employment for cause" and "death or disappearance in suspicious circumstances", as used in this Offer, are defined in the Definitions attached to this Offer Document as Annex II.

     The shares of Halliburton common stock issuable following the First and Second Determination Dates will be reduced as follows if either Mr. Kinch or Mr. Rubbo, each of whom is a director of PES, or both, are not then employed by PES, Halliburton or a subsidiary of either company as a result of voluntary resignation or termination of employment for cause (or, in the case of Mr. Rubbo only, his death or disappearance in suspicious circumstances):

     - If either one of them is not so employed on the First Determination Date, the numbers of shares issuable following the First and Second Determination Dates will be reduced by 30%. If neither of them is so employed on the First Determination Date, the numbers of shares issuable following the First and Second Determination Dates will be reduced by 60%.

     - If both of them are employed on the First Determination Date but either one of them is not so employed on the Second Determination Date, the full number of shares will be issued following the First Determination Date and the number of shares issuable following the Second Determination Date will be reduced by 30%. If both of them are employed on the First Determination Date but neither of them is so employed on the Second Determination Date, the full number of shares will be issued on the First Determination Date and the number of shares issuable on the Second Determination Date will be reduced by 60%.

     The Second Determination Date will be the third anniversary of completion of the Offer unless before that date Halliburton has decided (in its sole discretion) that PES has achieved the technology transfer and development plan, in which event the Second Determination Date will be accelerated to the date 30 months following completion of the Offer or, if later, the date of achievement of such objectives. The technology transfer and development plan has been filed as an exhibit to the registration statement of which this Offer Document constitutes a part and is on display at the London and Aberdeen offices of the receiving agent Cameron McKenna.

     If the employment of Mr. Kinch or Mr. Rubbo, directly or indirectly, with Halliburton shall have been terminated (either summarily or with the giving of notice) prior to a particular Determination Date but as at that Determination Date there is a dispute that has yet to be resolved as to whether or not they had voluntarily resigned or had their employment terminated for cause, then the number of shares of Halliburton common stock to be issued on that Determination Date shall be reduced by 30% (or 60% as appropriate) with any further Halliburton common stock that should have been issued on that Determination Date pursuant to the Offer being issued within seven days of that dispute being finally resolved in accordance with those procedures.

     If Mr. Rubbo has ceased to be employed, directly or indirectly, by Halliburton prior to a particular Determination Date as a result of his death or disappearance in suspicious circumstances, then the number of shares of Halliburton common stock to be issued following that Determination Date shall be reduced by 30% with any further Halliburton common stock that should have been issued following that Determination Date pursuant to the Offer being issued during or at the end of the two year period following the date of his death or disappearance. For information regarding the persons to whom such shares will be issued, see "The Offer - General" and Part I of Annex I.

     As of April 1, 1999 (the date the exchange ratio was fixed), the Offer valued the entire issued share capital of PES, on a fully diluted basis, at approximately $___ million ((Pounds)99.526 million). Based on the closing sales price, as reported on the NYSE Composite Tape, of $____ per share of Halliburton common stock on _________, 1999 (the latest practicable date prior to the publication of this Offer Document):

     - assuming issuance of the maximum number of shares of Halliburton common stock pursuant to the Offer, the Offer values each PES ordinary share at $____ ((Pounds)____) and the entire issued share capital of PES, on a fully diluted basis, at $______ ((Pounds)_____); and

     - assuming issuance of the minimum number of shares of Halliburton common stock pursuant to the Offer, the Offer values each PES ordinary share at $____ ((Pounds)____) and the entire issued share capital of PES, on a fully diluted basis, at $____ ((Pounds)____)

in each case based on an exchange rate of (Pounds)1.00 to $_____. Halliburton Holdings Limited, a wholly owned subsidiary of Halliburton, currently owns of record and beneficially 334,360 PES ordinary shares, being approximately 26% of the issued ordinary share capital of PES.

     The amount of consideration to be offered for each PES ordinary share was determined as a result of arm's-length negotiations between directors of PES unaffiliated with Halliburton and officers of a division of Halliburton Energy Services, Inc., a Halliburton subsidiary. See the section entitled "Background to and Reasons for the Offer" beginning on page 33 in this Offer Document for a discussion of the matters considered by, and the negotiations between, the parties.

     All Halliburton common stock issued to you pursuant to the Offer will be validly issued, fully paid and nonassessable (i.e., Halliburton may not assess you for any additional payment for such shares) and will rank pari passu in all respects with Halliburton common stock already outstanding ; provided, however, that holders of Halliburton common stock received in the Offer will not, in that capacity, receive the dividend declared by the Halliburton board of directors on May 18, 1999 and payable to stockholders of record as of June 3, 1999. If you accept the Offer, Halliburton will not issue fractional shares of Halliburton common stock to you; rather, the aggregate number of shares to be issued to you promptly following completion of the Offer and following each of the First and Second Determination Dates for your aggregate holding of PES ordinary shares will be rounded down to the next whole share of Halliburton common stock. The Halliburton common stock to be issued pursuant to the Offer will not be subject to any set-off by Halliburton except as otherwise provided in the Warranty Agreement in the case of the parties thereto.

     If there is, at any time on or after the date of this Offer, any subdivision or consolidation of all or any of the common stock of Halliburton, or the number of shares of common stock of Halliburton in issue increases as a result of the making of a stock dividend or similar capitalization of reserves, the number of shares of Halliburton common stock to be issued in terms of this Offer (and not issued as at the date of such subdivision, consolidation, stock dividend or similar capitalization) shall be adjusted so as to ensure that the proportion of the entire issued common stock of Halliburton to be issued in terms of this Offer (and then remaining unissued) shall be the same as it would have been but for such subdivision, consolidation, stock dividend or similar capitalization.

     If you accept the Offer, you will thereby warrant that Halliburton will acquire good title to all PES ordinary shares sold by you pursuant to the Offer, free and clear of all liens, claims and encumbrances and will succeed to all your rights now or hereafter attaching to such shares, including the right to all dividends and distributions hereafter declared and paid or made with respect to such shares.

     Halliburton stockholders will not, in that capacity receive or exchange any securities pursuant to the Offer.

The Recommendation of the PES Board  (pages 38 and 39)

     The PES board of directors (other than the two members of the PES board of directors who have been appointed by Halliburton Holdings Limited and who have taken no part in the deliberations of the PES board of directors on the matter) is of the opinion that the terms of the Offer are fair and reasonable to, and in the best interests of, PES. In forming this opinion, the PES board of directors considered the following factors as the most important to its decision:

     - the board's view that a business combination of PES with Halliburton will provide PES with access to the worldwide customer base of Halliburton and to its financial strength, thereby permitting PES to develop more rapidly its emerging oil and gas well completion technology, including its Surface Controlled Reservoir Analysis and Management System;

     - the board's view that the oil and gas well completion technology of PES will complement the oil and gas well completion technology of Halliburton, thereby enhancing the well service capability of the combined group of companies and benefitting the holders of Halliburton common stock (including the former PES shareholders);

     - the fact that the transaction offers the PES shareholders an opportunity to hold an equity interest in the combined business;

     - the fact that completion of the Offer will provide to the current PES shareholders and to persons who acquire PES ordinary shares upon exercise of outstanding options a market for their investment that was not previously available to them; and

     - in addition to the foregoing favorable matters, the PES board of directors also considered the negative effect of the currently depressed market for oil and gas on Halliburton and its common stock; in evaluating this factor, the PES board of directors also noted the likely effect of that market on the operations and development of PES.

     THE PES BOARD OF DIRECTORS (OTHER THAN THOSE DIRECTORS APPOINTED BY HALLIBURTON HOLDINGS LIMITED WHO DID NOT PARTICIPATE IN THE DELIBERATIONS) UNANIMOUSLY RECOMMENDS THAT PES SHAREHOLDERS ACCEPT THE OFFER. YOUR ATTENTION IS DRAWN TO THE PES LETTER RELATING TO THIS OFFER ATTACHED AS ANNEX III.

     Two of the directors of PES, Messrs. Mark McCurley and James Renfroe, are nominees of Halliburton Holdings Limited. As such, they excused themselves from all proceedings of the PES board of directors at which the Offer or any recommendation of the PES board of directors with respect to the Offer were considered, and they did not participate in any vote with respect thereto.

     Each of the directors of PES who owns PES ordinary shares has given to Halliburton his irrevocable undertaking (i) to accept the Offer and (ii) to vote in favor of the resolution to be proposed at the extraordinary general meeting of PES shareholders to be held during the Offer period, details of which are set forth under "PES Extraordinary General Meeting" on pages 68 and 69.

PES Optionholders

     The Offer extends to any PES ordinary shares acquired by PES optionholders pursuant to the exercise of options granted under the PES share option schemes up to the last date on which the Offer remains open for acceptance or such other date (being not later than _______, 1999) as Halliburton may decide.

     If you are a PES optionholder, you will receive a separate letter explaining the alternative courses of action open to you.

Terms and Conditions of the Offer  (pages 68 through 69)

     Halliburton's obligation to complete the Offer is subject to the satisfaction or waiver by it of several conditions. These conditions include:

     - the receipt by Halliburton of valid acceptances representing not less than 90% (or such lesser percentage above 33% as Halliburton may decide prior to the Offer being declared unconditional) of PES ordinary shares to which the Offer relates. If Halliburton should determine that it will accept such a lesser percentage of PES ordinary shares as a condition to the Offer (which it currently does not intend to do), Halliburton will announce and notify all PES shareholders that it will do so at least five U.S. business days in advance of the scheduled expiration of the Offer and, in any event, no later than five U.S. business days in advance of the Offer being declared unconditional. Moreover, Halliburton will extend the Offer for an additional ten U.S. business days from the date of such announcement. In that event, however, no withdrawal rights will be granted to permit PES shareholders to withdraw their acceptances during the extended Offer period. Accordingly, any PES shareholders who are unwilling to accept the Offer at such reduced acceptance level may wish to delay accepting the Offer until the fifth business day immediately preceding the scheduled expiration of the Offer;

     - the approval by PES shareholders of a resolution authorizing the suspension of certain provisions of the articles of association of PES that would interfere with Halliburton's ability to purchase PES ordinary shares pursuant to the Offer;

     - the continued employment through completion of the Offer of the following nine key employees: L. W. Kinch, M. L. Bowyer, D. W. Whiteford, R. P. Rubbo, S. C. Owens, M. J. Fleming, C. Smith, B. Bouldin and N. Arizmendi; and

     - certain conditions relating to PES, including the condition that there has been no material adverse change in the business, assets or prospects of PES since the date of this Offer Document.

     The Offer will be open for acceptance until _________, 1999, or such longer period as Halliburton may determine (any such period to expire not later than ________, 1999), during which time, all conditions to the Offer must have been satisfied or waived by Halliburton. Upon satisfaction or waiver of the conditions, the Offer will be declared unconditional. The Offer will then be extended for a subsequent period of ten U.S. business days, during which time PES shareholders who have not accepted the Offer may do so.

     To review the entire set of conditions relating to the Offer, see Annex I.

Absence of Rights of Withdrawal  (page 50)

     PES shareholders will not be able to withdraw their acceptances once they have validly accepted the Offer, unless the Offer is not declared unconditional on or before ________, 1999, in which event the PES shares will be returned to the PES shareholders promptly. If Halliburton agrees to accept valid acceptances of a lesser percentage (but not less than 33%) of the PES ordinary shares to which the Offer relates as satisfying the condition of the Offer (which it currently does not expect to do), Halliburton will extend the initial Offer period for a minimum of ten additional U.S. business days. In that event, however, no rights of withdrawal will be granted to permit PES shareholders to withdraw their acceptances during the extended Offer period. In any event, Halliburton will not close the Offer before the end of the initial Offer Period.

Procedures for Accepting the Offer  (pages 47 through 50)

     In order to accept the Offer, you must complete the Form of Acceptance and return the completed form to Cameron McKenna, U.K. counsel to Halliburton but in its capacity as the receiving agent, together with the relevant share certificate(s) or other documents of title. You may direct questions concerning the procedures for accepting the Offer to Cameron McKenna, in its capacity as receiving agent, Attn.: Andrew Sheach or Thomas Page, at +44 (0) 171 367 3000. Cameron McKenna will not give you advice on any matter relating to your decision whether or not to accept the Offer.

     You do not need to take any action in order to reject the Offer.

Compulsory Acquisition  (page 53)

     If, on or before ___________, 1999, Halliburton acquires PES ordinary shares representing in the aggregate at least 90% of the PES ordinary shares to which the Offer relates, Halliburton intends to acquire compulsorily the remainder of the issued ordinary share capital of PES on the same terms as the Offer, in accordance with U.K. law. In addition and without regard to the intentions of Halliburton, a holder of any remaining PES ordinary shares may, under these circumstances and in accordance with U.K. law, compel Halliburton to acquire his PES ordinary shares on the same terms as the Offer.

The Companies  (pages 70 through 103)

Halliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas, Texas 75201-3391
U.S.A.

     General Development of Business. Halliburton's predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924. Halliburton provides energy services, engineering and construction services and manufactures products for the energy industry. Halliburton's revenues for the year ended December 31, 1998 were $ 17.4 billion. At _______, 1999, the latest practicable date prior to publication of this Offer Document, the market capitalization of Halliburton was $ ______ and it employed approximately 98,000 employees as of March 31, 1999. Information related to acquisitions and dispositions is set forth in Note 14 to the consolidated financial statements of Halliburton included in this Offer Document.

     Financial Information About Business Segments. Halliburton is comprised of three business segments. See Note 2 to the annual consolidated financial statements and Note 2 to the quarterly consolidated financial statements (unaudited) of Halliburton included in this Offer Document for financial information about these three business segments.

     Description of Services and Products. The following is a summary which briefly describes Halliburton's services and products for each business segment.

     The Energy Services Group segment provides a wide range of services, products and integrated solutions to customers in the business of exploration, development and production of oil and natural gas. The Energy Services Group operates worldwide, serving major oil companies, independent operators and national oil companies. The segment includes Halliburton Energy Services (HES), which offers pressure pumping equipment and services, logging and perforating products and services, drilling systems and services, drilling fluid systems, drill bits, specialized completion and production equipment and services and well control products and services; Brown & Root Energy Services, which provides upstream oil and gas engineering, procurement and construction, project management and production services, subsea construction, fabrication and installation of onshore and offshore pipelines, offshore and production platforms, marine engineering and other marine related projects; Landmark Graphics Corporation, which provides integrated exploration and production information systems and professional services; and Halliburton Energy Development (HED), which creates business opportunities for the development, production and operation of oil and gas fields in conjunction with Halliburton's customers. In March 1999, HED was combined with HES.

     The Engineering and Construction Group segment provides: conceptual design, process design, detailed engineering, procurement, project and construction management; construction of chemical and petrochemical plants, refineries, liquefied natural gas (LNG) and gas processing facilities, pulp and paper mills, metal processing plants, airports, water and wastewater systems; technical and economic feasibility studies; site evaluation; repair and refitting of submarines and surface ships; operations and maintenance services, and engineering, logistics and wastewater management services for commercial industry, utilities and government customers.

     The Dresser Equipment Group segment designs, manufactures and markets highly engineered products and systems for oil and gas producers, transporters, processors, distributors and users throughout the world. Products and systems of this segment include compressors, turbines, generators, electric motors, pumps, engines and power systems, valves and controls, instruments, meters and pipe couplings, blowers and gasoline dispensing systems.

PES (International) Limited
34 Albyn Place
Aberdeen AB10 1FW
United Kingdom

     General Development of Business. The origins of the PES Group date back to June of 1985 when Petroleum Engineering Services Limited was formed, in Aberdeen, Scotland, to provide well completion and intervention products, services and solutions to the oil and gas industry. Since that time, PES has established a strong reputation for innovation in the field of sub-surface oil and gas well engineering.

     Essentially a niche market player, PES' success has resulted largely from its focus on the design of well completion and well intervention products to improve well life cycle economics. In 1993, to cater to the group's international expansion plans, PES (International) Limited was established as the group holding company.

     The PES client base consists of almost all of the major international oil companies.

     PES continues to be headquartered in Aberdeen, Scotland.

     The following summary briefly describes PES' products and services.

     Description of Products and Services. PES' core business is the design, manufacture and supply of oil and gas well completion and intervention products, services and solutions.

     Well completion products form part of the well bore through which the oil and gas flows from the reservoir to the surface and assist with the control of flow and the safety of the well. Well intervention products are normally installed in the well bore, at some point after the well has been completed, to perform specific functions during remedial well operations. Well intervention products are normally used for a limited period of time. The product line that historically contributed most to PES' growth is its well intervention product line, for many years firmly established in the North Sea and now gaining acceptance in key international markets.

     The requirement for Annular Safety Valves (ASVs) following the Piper Alpha incident provided an opportunity for PES to participate in this new market along with the major suppliers (at the time), Baker Oil Tools, Camco International, Halliburton and AVA/Guiberson. The first PES system was installed in early 1992 for Elf Enterprise and its success led to repeat orders from Elf and subsequent orders from other customers. Since 1992, PES has made significant gains and is now a leading supplier of ASVs, although this market segment has been declining.

     In addition to its well intervention and Annular Safety Valve business, PES has developed various high performance well completion products to capitalize on market opportunities not being addressed by other equipment suppliers.

     One of PES' most notable innovations is its Surface Controlled Reservoir Analysis and Management System ("SCRAMS"). SCRAMS allows a well operator to evaluate and control production from individual zones in a multi-zone producing well without the need for well intervention. The potential benefits from real time production management using SCRAMS are significant and include reduced operating expenditure, reduced production downtime and enhanced ultimate hydrocarbon recovery.

     The main application for SCRAMS is high value wells (e.g. horizontal, multi-lateral, remote and sub-sea wells). PES has obtained patent and copyright protection for many of the key features of SCRAMS.

     To date, nine SCRAMS systems have been installed in production wells and demand is growing. PES is currently developing (in conjunction with Halliburton) a new SCRAMS Interval Control valve which has infinitely variable control capability and which represents a further major advance in the area of production optimization. To facilitate world wide exploitation of SCRAMS, PES formed a "Smart Well" Strategic Alliance with Halliburton Energy Services in April of 1997 and through the Alliance, PES has effectively gained access to the global market for SCRAMS through the 100+ Halliburton facilities world wide. It should be noted that a number of teething problems were encountered on early installations. These problems have, however, been addressed as the system has evolved to create a more robust and enhanced design. Over the past 5 years, PES has made a substantial investment in SCRAMS.

     In addition to SCRAMS, PES has developed other technologies which have had, or are likely to have, a significant future impact on the industry. PES has a growing portfolio of new products that are finding application in locations as diverse as Colombia and Brunei.

     Due to its geographic location, PES initially concentrated on servicing the North Sea and European markets and developed a strong reputation for innovation and responsiveness with its target clients. PES then began to investigate opportunities further afield with various international oil companies.

     Markets and Competition. More than 50% of PES' turnover is now derived from export markets, and PES has established bases in Norway, Denmark, France, Italy, Australia, and the U.S. PES currently provides products and services to operators in the following countries: U.K., Norway, Denmark, Italy, Nigeria, Angola, Gabon, U.S., Colombia, Argentina, Brunei, Malaysia, Australia, Papua New Guinea, New Zealand, Indonesia, Oman, Qatar, and Abu Dhabi.

     While sales are generally coordinated directly by PES, in certain countries PES operates with the support of third party agents who provide additional contact with clients and provide assistance with in-country logistics.

     PES' competitors vary according to the niche markets served but include Baker Oil Tools, Camco International, Halliburton Energy Services, Petroline, and Maritime Well Service. The direct competition between Halliburton Energy Services and PES is very limited.

     PES' business in some countries may be adversely affected by unsettled political conditions, expropriation or other governmental actions, exchange control and currency problems. PES believes that the geographic diversification of its business activities reduces the risk that loss of business in any one country would be material to the conduct of its operations taken as a whole.

Halliburton's Plans for PES

     If Halliburton acquires all of the outstanding ordinary share capital of PES, Halliburton plans to integrate PES into the Energy Services Group which operates Halliburton's oil and gas well services business. Further, the intent is for the PES Group to reside within the Production Enhancement and Completion and Production Services Product Service Line to maximize the combined performance of PES and the Energy Services Group through:

     - retaining the strengths of PES in rapid technology development, innovation, and commercialization; and

     - leveraging the global strengths of the Energy Services Group in operations, business development, shared services, manufacturing and technology.

     It is Halliburton's expectation that, through PES' position in intelligent well product offerings, the acquisition of PES will aid Halliburton in its desire to become the leader in the provision of real time reservoir solutions.

     Halliburton has confirmed to the PES board of directors that the existing employment rights, including pension rights, of employees of PES will be fully safeguarded.

PES Extraordinary General Meeting  (pages 68 and 69)

     Purpose. Accompanying this Offer Document is a notice convening an extraordinary general meeting of PES at which a special resolution will be proposed:

     - to suspend, for the purposes of the Offer, the pre-emption rights of the PES shareholders on transfers of PES ordinary shares that are conferred by Article 10 of the articles of association of PES; and

     - to suspend, for the purposes of the Offer, the obligation of a person, who has acquired a majority of the PES ordinary shares in issue, to make a cash offer to acquire the remaining shares.

     Each element of the resolution is designed to facilitate the Offer. The purpose of the first element is to exclude the acquisition of PES ordinary shares pursuant to the Offer from preemptive rights of PES shareholders. The purpose of the second element is to enable Halliburton to effect the compulsory acquisition by using Halliburton common stock rather than cash.

     Date, Time and Place of the Extraordinary General Meeting. The extraordinary general meeting will be held on __________, _________, 1999 at ______________, ____________, U.K., commencing at 10:00 a.m., U.K. time.

     Shareholders Entitled to Vote; Votes Required. Only persons on the register of members of PES on the date of the extraordinary general meeting are entitled to vote at the extraordinary general meeting. As at the date of this Offer Document, there are 1,266,540 PES ordinary shares in issue. Unless a poll is requested, each member will be entitled to one vote on the resolution proposed at the extraordinary general meeting. On a poll, each PES shareholder present at the meeting in person or by proxy will be entitled to one vote for each PES ordinary share held.

     It is a condition of the Offer that the resolution is passed. The PES directors who own PES ordinary shares and certain other PES shareholders have given irrevocable undertakings to vote in favor of the resolution in respect of their beneficial holdings of PES ordinary shares representing, in the aggregate, 87.57% of the issued ordinary share capital of PES.

     The resolution to be put before the extraordinary general meeting must be passed by a majority of not less than three-fourths of such members as (being entitled to do so) vote in person or by proxy at the meeting. If a PES shareholder abstains, it will have no effect on the vote on the proposal.

     You may direct all questions concerning the extraordinary general meeting to Mr. Michael Bowyer, a director of PES, at + 44 (0)1224 79 3000.

Interests of Certain PES Directors and Shareholders (pages 53 through 56)

     If you are a PES shareholder, you should be aware, in considering the recommendation of the PES board of directors and in determining whether or not to accept the Offer in respect of your PES ordinary shares, that certain directors and shareholders of PES may have interests in the Offer that are different from yours and from their interests as PES shareholders. These include the following:

     - PES Share Option Schemes. The Offer will extend to any PES ordinary shares unconditionally acquired while the Offer remains open for acceptance pursuant to the exercise of options issued under the PES share option schemes or otherwise. Halliburton will offer PES optionholders the opportunity to roll over their PES options into options for Halliburton common stock subject to the same exercise price as the existing PES share option schemes and on the same exchange ratio as the Offer.

     - Service Agreements. Each of the directors of PES, other than Messrs. McCurley and Renfroe, being the directors nominated by Halliburton Holdings Limited, a subsidiary of Halliburton, has become a party to a service agreement with PES, a PES subsidiary or a Halliburton subsidiary that will become effective on completion of the Offer and will supersede any prior service agreement to which such director is a party. The form of the service agreements has been filed as an exhibit to the registration statement of which this Offer Document is a part and copies of the executed service agreements will be on display at the offices of Cameron McKenna in London and Aberdeen until the end of the Offer period. For the addresses of these offices and a list of the documents there displayed, see "Where You Can Find More Information" on page 124. For information regarding the terms of these service agreements, see "The Offer -- Interests of Certain Persons in the Offer on pages 53 to 56".

     - Irrevocable Undertakings. All the directors of PES, other than Messrs. McCurley and Renfroe, together with certain other PES shareholders, have entered into irrevocable undertakings with Halliburton in contemplation of the Offer. Pursuant to these irrevocable undertakings, these directors and PES shareholders, who collectively own 633,570 PES ordinary shares, representing 50.02% of the issued share capital of PES, have agreed:

          - that, in the case of those who are PES shareholders, they will accept the Offer;

          - that, in the case of those who are PES shareholders, they will vote in favor of the resolution to be proposed at the extraordinary general meeting of PES shareholders to facilitate completion of the Offer; and

          - that, in the case of those who are optionholders under the PES share option schemes, they will surrender their PES options in exchange for options over Halliburton common stock.

          The irrevocable undertakings have been filed as exhibits to the registration statement of which this Offer Document is a part and will be on display at the offices of Cameron McKenna in London and Aberdeen until the end of the Offer period. For information regarding the terms of these irrevocable agreements, see "The Offer--Interests of Certain Persons in the Offer" on pages 53 through 56.

     - Warranty Agreement. All the directors of PES, other than Messrs. McCurley and Renfroe, together with two other key employees, namely Brett Bouldin and Napoleon Arizmendi, who are also PES shareholders, have entered into a warranty agreement with Halliburton in contemplation of the Offer. Pursuant to this agreement, these PES directors (but not Messrs. Bouldin or Arizmendi) have, in reliance upon Halliburton's undertaking to make the Offer and to issue the Halliburton common stock required thereby, given numerous representations and warranties regarding PES and related matters to Halliburton. The warranty agreement contains a provision requiring each of the individual signatories, other than Messrs. Kinch, Rubbo and Fleming, to pay liquidated damages to Halliburton, by way of adjustment to the consideration receivable by them in terms of this Offer and their acceptance of it. If such individual resigns voluntarily from the Halliburton group of companies or is terminated for cause within three years after completion of the Offer. The warranty agreement has been filed as an exhibit to the registration statement of which this Offer Document is a part and will be on display at the offices of Cameron McKenna in London and Aberdeen until the end of the Offer period. For information regarding the terms of this agreement, see "The Offer--Interests of Certain Persons in the Offer" on pages 53 through 56.

Regulatory Approvals (page 57)

     Halliburton and PES do not expect that the Offer will require the approval of any governmental authority that, if not received, would prevent the completion of the Offer.

United Kingdom Tax Consequences (pages 62 and 63)

     If you accept the Offer, it is envisaged that the sale by you of PES ordinary shares in exchange for Halliburton common stock pursuant to the Offer or, thereafter, pursuant to compulsory acquisition will qualify for "roll-over" treatment for U.K. capital gains tax purposes.

     Liability to U.K. taxation arising from your acceptance of the Offer will depend on your individual circumstances. For information on U.K. taxation with regard to the Offer and the holding of Halliburton common stock see "Tax Consequences of the Offer and Compulsory Acquisition - United Kingdom Tax Consequences" on pages 62 and 63.

     If you require any advice about your particular taxation position, or if you are subject to taxation in a jurisdiction other than the United Kingdom, you should consult your own independent professional tax adviser without delay.

United States Tax Consequences (pages 63 through 67)

     The exchange of PES Shares for Halliburton Common Stock pursuant to the Offer and compulsory acquisition generally will be taxable for U.S. federal income tax purposes to PES shareholders. For information on U.S. taxation with regard to the Offer and the holding of Halliburton common stock, see "Tax Consequences of the Offer and Compulsory Acquisition - U.S. Federal Tax Consequences" on pages 63 through 67.

     Since current Halliburton stockholders are not receiving or exchanging securities, the Offer should have no effect on such stockholders for United States income tax purposes.

     The tax consequences of the Offer and compulsory acquisition for you may depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the Offer for you.

Power of Attorney

     In considering this Offer, your attention is drawn to "The Offer-- Procedures for Accepting the Offer - Forms of Acceptance" on pages 48 and 49 which states that by signing the Form of Acceptance you grant to any executive officer of Halliburton a power of attorney in connection with the implementation of the Offer.

Risk Factors (pages 29 through 32)

     There are risk factors that you should consider in evaluating whether to accept the Offer. These risk factors include:

     - the fact that the number of shares of Halliburton common stock that you will receive pursuant to the Offer will not fluctuate with changes in the price of Halliburton common stock; accordingly, the market value of shares of Halliburton common stock, when issued pursuant to the Offer, may be higher or lower than the market value of such shares at the time the Offer was negotiated and at the time you accept the Offer;

     - the fact that your receipt of up to 60% of the portion of the Halliburton common stock to be issued on a deferred basis is subject to conditions beyond your control;

     - the fact that the shares of Halliburton common stock to be issued to you will be denominated in U.S. dollars and that the NYSE is the only major stock exchange on which such stock will be listed for trading. Accordingly, for so long as you retain any Halliburton common stock, any dividends payable to you will be paid in U.S. dollars and, if you wish to realize the value of your investment by selling your Halliburton common stock, the sale proceeds will be realized in U.S. dollars. The rate of exchange between the U.S. dollar and most other currencies varies and, accordingly, the value of any dividend received or the proceeds from the sale of your Halliburton common stock may, after the conversion from U.S. dollars to your local currency, be less than you anticipated;

     - the fact that your receipt of the Halliburton common stock constituting the deferred portions of the Offer consideration (and thus your ability to realize any benefit therefrom) will be deferred for extended periods of 18 months and up to 36 months;

     - the fact that the business of Halliburton is heavily dependent upon the capital budgets of its customers, including the major and independent oil and gas companies and national oil companies, which are, in turn, heavily dependent upon volatile oil and gas commodity prices;

     - the fact that one of Halliburton's business strategies is to acquire operations and assets that are complementary to its existing businesses and that acquiring these operations and assets involves financial, operational and legal risks;

     - risks generally associated with combining the operations of Dresser Industries, Inc., formerly a large publicly owned company that was acquired by Halliburton on September 29, 1998, with those of Halliburton;

     - risks associated with the fact that Halliburton's operations in countries other than the United States and the United Kingdom accounted for approximately 45.8% and 51.7% of Halliburton's consolidated revenues during 1997 and 1998, respectively, including the risks of expropriation, confiscatory taxation and nationalization, political and economic instability, armed conflict and civil disturbance, currency fluctuations, devaluations and conversion restrictions, adverse tax policies and governmental activities that may limit or disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights;

     - significant foreign exchange risks arising from Halliburton's international operations because a substantial portion of its consolidated revenues (as well as the related consolidated operating expenses) are in foreign currencies; and

     - environmental risks entailed in Halliburton's well service operations which routinely involve the handling of significant amounts of waste materials, some of which are classified as hazardous substances.

Listing of Halliburton Common Stock

     The Halliburton common stock that is issuable pursuant to the Offer has been listed on the New York Stock Exchange, Inc., subject to official notice of issuance.

Appraisal Rights (page 53)

     PES shareholders do not have appraisal rights, i.e., statutory rights of shareholders under the laws of certain jurisdictions of incorporation arising in connection with certain business combination transactions to have the shares held by such shareholders valued by an independent appraiser and purchased by the issuer at the appraised value. If Halliburton acquires PES ordinary shares representing in the aggregate at least 90% of the share capital of PES to which the Offer relates, PES shareholders whose securities were not acquired pursuant to the Offer will be entitled to certain rights under the U.K. Companies Act 1985, including the right to compel Halliburton to acquire such securities on the same terms as the Offer.

Action to be Taken

     Your attention is drawn to the further information in this document and to the Form of Acceptance. To accept the Offer you must complete and return the enclosed Form of Acceptance in accordance with the instructions printed thereon. The procedure for acceptance is set out in more detail under "The Offer - Procedures for Accepting the Offer" on pages 47 through 50 and in the Form of Acceptance, but, in summary, is as follows:

     To accept the Offer, you must:

     - complete and sign the Form of Acceptance in accordance with the instructions contained therein;

     -    obtain a witness to the signature of such PES shareholder; and

     - return the Form of Acceptance, together with the relevant share certificate(s) and/or other documents of title, to Cameron McKenna in its capacity as receiving agent, (Ref: TLP/AJS) Mitre House, 160 Aldersgate Street, London EC1A 4DD United Kingdom, so as to be received no later than 3:00 p.m., U.K. time, on ____________, 1999.

     To review certain of your rights under the U.K. Companies Act 1985, see Annex IV.

     The Offer is governed by English law.

Securities Laws in General

     The Offer is not subject to the U.S. tender offer rules applicable to securities registered under the U.S. Securities Exchange Act of 1934 (the "Exchange Act") or to The City Code on Takeovers and Mergers in the U.K. The Offer is, however, subject to the U.K. Financial Services Act 1986, the U.K. Companies Act 1985, the U.S. Securities Act of 1933 (the "Securities Act") and certain antifraud provisions of the Exchange Act.

     Halliburton has filed a registration statement (of which this Offer Document constitutes a part) relating to the offer, sale and delivery of the Halliburton common stock issuable pursuant to the Securities Act with the Securities and Exchange Commission in the U.S. (the "Commission") and that registration statement has become effective under the Securities Act. As a consequence, all Halliburton common stock received by holders of PES ordinary shares in the Offer will be freely transferable in the U.S.

Tenders and Acceptance

     As used in this Offer Document, the term "acceptance" when used in relation to the Offer shall be synonymous with "tender" and the term "purchase" shall include an acquisition by an exchange of shares.

                        SUMMARY SELECTED FINANCIAL DATA

Summary Selected Historical Financial Information of Halliburton

     The following summary financial information should be read in conjunction with the historical financial statements of Halliburton and the related notes contained elsewhere herein and in the annual reports and other information that have been previously filed with the Securities and Exchange Commission. See "Where You Can Find More Information." The extracts from the consolidated financial statements of, and other information about, Halliburton appearing in this Offer Document are presented in U.S. dollars ($) and have been prepared in accordance with U.S. generally accepted accounting principles. U.S. generally accepted accounting principles and U.K. generally accepted accounting principles differ in certain significant respects. (See "Summary of Differences Between U.K. and U.S. Generally Accepted Accounting Principles".)

                                                 HALLIBURTON (a)

                                                                                                              Three Months
                                                                Years Ended December 31,                      Ended March 31
                                                              ---------------------------                 ---------------------
                                                  1994         1995       1996       1997        1998        1998        1999
                                                 --------    ---------  --------   ---------   ---------  ----------  ---------
                                                          (In millions, except per share data)
Consolidated Income Statement Data:
Revenues:
  Energy Services Group......................    $ 4,977.5   $ 5,307.7   6,515.4   $ 8,504.7   $ 9,009.5  $ 2,284.8   $ 1,753.4
  Engineering and Construction Group.........      3,562.3     3,736.5   4,720.7     4,992.8     5,494.8    1,347.3     1,508.1
  Dresser Equipment Group....................      2,452.0     2,467.4   2,710.5     2,779.0     2,848.8      622.7       663.1
                                                 ---------   ---------  --------   ---------   ---------  ---------   ---------
    Total revenues...........................    $10,991.8   $11,511.6  13,946.6   $16,276.5   $17,353.1  $ 4,254.8   $ 3,924.6
                                                 =========   =========  ========   =========   =========  =========   =========

Operating income:
   Energy Services Group.....................    $   405.8   $   544.5     698.0   $ 1,019.4   $   971.0  $   283.0   $    56.7
   Engineering and Construction Group........         71.0        96.6     134.0       219.0       237.2       59.0        58.4
   Dresser Equipment Group...................        198.1       200.7     229.3       248.3       247.8       39.4        53.6
   Special charges and credits (b)...........        (24.6)       (8.4)    (85.8)      (16.2)     (980.1)       -             -
   General corporate.........................        (56.2)      (70.8)    (72.3)      (71.8)      (79.4)     (20.3)      (16.5)
                                                 ---------   ---------  --------   ---------   ---------  ---------   ---------
    Total operating income (b)...............        594.1       762.6     903.2     1,398.7       396.5      361.1       152.2
Nonoperating income (expense), net (c).......        323.1       (32.6)    (72.2)      (85.6)     (117.7)     (23.0)       (3.2)
                                                 ---------   ---------  --------   ---------   ---------  ---------   ---------
Income from continuing operations before
  income taxes, minority interest and change
  in accounting method.......................        917.2       730.0     831.0     1,313.1       278.8      338.1       149.0
Provision for income taxes (d)...............       (346.9)     (247.0)   (248.4)     (491.4)     (244.4)    (127.3)      (59.6)
Minority interest in net income of
  consolidated subsidiaries..................        (33.1)      (20.7)    (24.7)      (49.3)      (49.1)      (7.4)       (8.4)
                                                 ---------   ---------  --------   ---------   ---------  ---------   ---------
Income (loss) from continuing operations.....    $   537.2   $   462.3     557.9   $   772.4   $   (14.7) $   203.4   $    81.0
                                                 =========   =========  ========   =========   =========  =========   =========
Basic income (loss) per share:
   Continuing operations.....................    $    1.25   $    1.07      1.30   $    1.79   $   (0.03) $    0.46   $    0.18
   Net income (loss).........................    $    1.26   $    0.88      1.30   $    1.79   $   (0.03) $    0.46   $    0.14
Diluted income (loss) per share:
   Continuing operations.....................    $    1.24   $    1.07      1.29   $    1.77   $   (0.03) $    0.46   $    0.18
   Net income (loss).........................    $    1.26   $    0.88      1.29   $    1.77   $   (0.03) $    0.46   $    0.14
Cash dividends per share (e),(f).............    $    0.50   $    0.50      0.50   $    0.50   $    0.50  $   0.125   $   0.125
Average common shares outstanding (basic)(e).        430.6       431.1     429.2       431.1       438.8      438.1       439.7
Average common shares outstanding
  (diluted)(e)...............................        431.5       432.3     432.1       436.1       438.8      442.5       441.8

Consolidated Balance Sheet Data:
Net working capital..........................    $ 2,196.7   $ 1,476.7   1,501.0   $ 1,982.9   $ 2,079.4  $ 1,945.1   $ 2,248.9
Total assets.................................      8,521.0     8,569.4   9,586.8    10,701.8    11,112.0   10,988.4    10,819.6
Property, plant and equipment, net...........      2,047.0     2,285.0   2,554.0     2,766.4     2,921.6    2,847.5     2,891.0
Long-term debt (including current
maturities)..................................      1,119.8       666.8     958.0     1,304.3     1,428.2    1,304.6     1,422.9
Shareholders' equity.........................      3,722.5     3,577.0   3,741.4     4,316.9     4,061.2    4,431.6     4,054.0
Total capitalization.........................      4,905.9     4,377.9   4,830.1     5,671.7     6,004.4    6,003.6     6,187.0
Shareholders' equity per share (e)...........         8.63        8.29      8.78        9.86        9.23      10.12        9.21

__________________

(a) Prior year information presented has been restated for the merger of Dresser Industries, Inc. with a subsidiary of Halliburton. Beginning in 1998, Dresser's year-end of October 31 has been conformed to Halliburton's calendar year-end. Periods through December 1997 contain Dresser's information on a fiscal year-end basis combined with Halliburton's information on a calendar year-end basis.

(b) Operating income includes the following special charges and credits:

 - 1994: $24.6 million, including merger costs ($27.3 million), restructuring costs ($6.2 million) and litigation ($9.5 million), net of litigation and insurance recoveries ($18.4 million).

 - 1995: $8.4 million, including restructuring costs ($4.7 million) and write-off of acquired in-process research and development costs ($3.7 million).

 - 1996: $85.8 million, including merger costs ($12.4 million), restructuring, merger and severance costs ($62.1 million) and write-off of acquired in-process research and development costs ($11.3 million).

 - 1997: $16.2 million, including acquisition costs ($8.6 million), restructuring of joint ventures ($18.0 million), write-downs on impaired assets and early retirement incentives ($21.6 million) and losses from the sale of assets ($9.7 million), net of gain on extension of joint venture ($41.7 million).

 - 1998: $980.1 million, including asset related charges ($509.4 million), personnel reductions ($234.7 million), facility consolidations ($126.2 million), merger transaction costs ($64.0 million) and other merger related costs ($45.8 million).

(c) Nonoperating income in 1994 includes a gain of $275.7 million from the sale of an interest to Western Atlas International, Inc. and a gain of $102.0 million from the sale of Halliburton's natural gas compression business.

(d) Provision for income taxes in 1996 includes tax benefits of $43.7 million due to the recognition of net operating loss carryforwards and the settlement of various issues with the Internal Revenue Service.

(e) Weighted average shares, cash dividends paid per share and shareholders' equity per share have been restated to reflect the two-for-one common stock split declared on June 9, 1997 and effected in the form of a stock dividend paid on July 21, 1997.

(f) Represents Halliburton amounts prior to the merger with Dresser.

Summary Selected Historical Financial Information of PES

  The summary below sets forth selected historical financial data with respect to PES. You should read this together with the historical financial statements and notes thereto of PES contained elsewhere herein. The extracts from the consolidated financial statements of, and other information about, PES appearing in this Offer Document are presented in pounds sterling ((Pounds)) and have been prepared in accordance with U.K. generally accepted accounting principles. U.K. generally accepted accounting principles and U.S. generally accepted accounting principles differ in certain significant respects. (See "Summary of Differences Between U.K. and U.S. Generally Accepted Accounting Principles".)

                                     AUDITED                                                                   UNAUDITED
                            --------------------------------------------------------------------------------------------------------
                                5 Mths to                                                                  9 Mths to      9 Mths to
                                31-Mar-94      31-Mar-95      31-Mar-96      31-Mar-97      31-Mar-98      31-Dec-97      31-Dec-98
Profit & loss account          Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000
Turnover                             2,808          7,056         10,581         15,989         22,673         16,252        24,066
Cost of sales                       (1,067)        (2,726)        (5,311)        (8,541)       (12,719)        (9,012)      (14,324)
                                    ------         ------         ------         ------        -------         ------       -------

Gross profit                         1,741          4,330          5,270          7,448          9,954          7,240         9,742

Admin.. expenses                    (1,507)        (3,431)        (5,207)        (7,390)       (10,191)        (7,119)       (8,676)
Other income                             0            108            897            350            279            396           159
                                    ------         ------         ------         ------        -------         ------       -------

Operating profit                       234          1,007            960            408             42            517         1,225

Non-Operating Income
   (Expense)                            12            (82)          (210)          (562)        (1,749)        (1,648)         (141)
                                    ------         ------         ------         ------        -------         ------       -------

Profit before tax                      246            925            750           (154)        (1,707)        (1,131)        1,084

Tax                                    (67)          (410)          (300)          (175)          (373)          (280)         (240)
                                    ------         ------         ------         ------        -------         ------       -------

Profit after tax                       179            515            450           (329)        (2,080)        (1,411)          844

Minority interests                       0            102            565           (174)             0              0             0
                                    ------         ------         ------         ------        -------         ------       -------

Profit for year                        179            617          1,015           (503)        (2,080)        (1,411)          844
                                    ======         ======         ======         ======        =======         ======       =======

                                       AUDITED                                                                   UNAUDITED
                           --------------------------------------------------------------------------------------------------------
                              1-Mar-94      31-Mar-95      31-Mar-96      31-Mar-97      31-Mar-98      31-Dec-97      31-Dec-98
Balance sheet               (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000
Intangible fixed assets               0              0            900          2,470          2,302          2,348          2,286
Tangible fixed assets             1,240          2,026          2,130          3,247          5,099          4,429          5,675
Investments                           0              0             11            146          3,432          2,835          2,835
                                 ------         ------         ------        -------         ------         ------         ------
                                  1,240          2,026          3,041          5,863         10,833          9,612         10,796
                                 ------         ------         ------        -------         ------         ------         ------

Stock                               506          1,187          1,855          2,738          6,550          5,193          6,629
Debtors                           1,382          1,859          4,862          6,412          6,294          5,215          7,120
Cash                                393            123            101            259          1,132          2,650          1,094
                                 ------         ------         ------        -------         ------         ------         ------
                                  2,281          3,169          6,818          9,409         13,976         13,058         14,843
                                 ------         ------         ------        -------         ------         ------         ------

Creditors greater than
   1 year                        (2,155)        (3,043)        (6,671)       (10,122)        (5,592)        (3,823)        (5,620)

Creditors less than 1 year         (164)          (408)        (1,071)        (2,041)        (1,472)        (1,514)        (1,177)

Provisions                          (93)          (112)           (74)           (54)          (852)           (35)          (978)
                                 ------         ------         ------        -------         ------         ------         ------

NET ASSETS                        1,109          1,632          2,043          3,055         16,893         17,578         17,864
                                 ======         ======         ======        =======         ======         ======         ======


Share capital                        78             78             78             85            129            129            129
Share premium                         0          1,200          1,200          2,459         26,961         26,961         26,961
Profit & loss account               179           (408)           569            (21)        (2,218)        (1,813)        (1,247)
Goodwill reserve                   (927)          (927)          (927)          (927)        (9,768)        (9,768)        (9,768)
Other                             1,779          1,689          1,123          1,459          1,789          1,789          1,789
                                 ------         ------         ------        -------         ------         ------         ------
EQUITY                            1,109          1,632          2,043          3,055         16,893         17,298         17,864
                                 ======         ======         ======        =======         ======         ======         ======

Summary Unaudited Pro Forma Combined Financial Information

  Summary unaudited pro forma combined financial information giving effect to the proposed acquisition of PES by Halliburton is not presented because of the immaterial effect of such combination on the consolidated financial statements of Halliburton.

Market Price and Dividend Information

  Market Prices. Halliburton common stock is traded on The New York Stock Exchange, Inc. ("NYSE") under the symbol "HAL". There is no market for the ordinary shares of PES, there being only approximately 55 registered holders of such shares. The following table sets forth, for the periods indicated, the range of high and low per share sales prices for Halliburton common stock as reported on the NYSE Composite Tape. Prices for Halliburton common stock have been restated to adjust mathematically for the two-for-one stock split (the "Halliburton Stock Split") effected by means of a 100% stock dividend paid on July 21, 1997 to holders of Halliburton common stock of record on June 26, 1997.

                                              HALLIBURTON
                                            ----------------
                                             High      Low
                                            -------  -------
1996*
    First Quarter.......................... $ 29.63  $ 22.38
    Second Quarter.........................   29.69    24.75
    Third Quarter..........................   28.81    24.75
    Fourth Quarter.........................   31.81    25.63
1997*
    First Quarter..........................   37.25    29.69
    Second Quarter.........................   41.94    31.63
    Third Quarter..........................   52.94    39.25
    Fourth Quarter.........................   63.25    45.69
1998*
    First Quarter..........................   53.88    40.75
    Second Quarter.........................   57.25    42.06
    Third Quarter..........................   45.69    26.56
    Fourth Quarter.........................   39.50    26.19
1999*
    First Quarter**........................   35.88    28.25
    Second Quarter**.......................

_________________
*    Calendar quarters.  Halliburton's fiscal year ends on December 31.

** The closing sales prices for the Halliburton common stock on the first trading day of each calendar month for the last six months, as reported on the NYSE Composite Tape, were as follows: December 1, 1998 - $27.5625; January 4, 1999 - $30.1875; February 1, 1999 - $28.50; March 1, 1999 -
     $28.50; April 1, 1999 -$36.625; and May 3, 1999 - $45.00; and June 1,
     1999 - $40.75.

     On ________, 1999, the latest practicable trading day prior to the date of posting this Offer Document, the closing per share sales price of Halliburton common stock, as reported on the NYSE Composite Tape, was $______.

     Following the completion of the Offer, Halliburton common stock will continue to be traded on the NYSE.

     Dividends. In each of the calendar quarters indicated in the table above, Halliburton declared and paid a cash dividend of $0.125 per share of Halliburton common stock (adjusted mathematically for the Halliburton Stock Split). On May 18, 1999, Halliburton declared a cash dividend of $0.125 per share of Halliburton common stock, payable to stockholders of record as of June 3, 1999. If you receive Halliburton common stock as a result of accepting the Offer, the date of issue of such Halliburton common stock will occur subsequent to the record date for this dividend and, consequently, you will not be entitled to receive this dividend.

     During each of the years ended March 31, 1996, 1997 and 1998, the PES board of directors declared and PES paid cash dividends on the class A Ordinary Shares of PES (being the shares held by a single PES shareholder) in aggregate amounts of (Pounds)45,000, (Pounds)45,516 and, following conversion of such class A Ordinary Shares into PES ordinary shares in April, 1997, (Pounds)4,521, respectively. PES did not pay any dividends in those years on the remaining PES ordinary shares. PES did not declare or pay any cash dividends during the year ended March 31, 1999.

     The Halliburton board of directors intends to continue to consider the payment of quarterly dividends on the outstanding shares of Halliburton common stock. The declaration and payment of future dividends, however, will be at the discretion of the Halliburton board of directors and will depend upon, among other things, future earnings of Halliburton, its general financial condition, the success of its business activities, its capital requirements and general business conditions.

     If the Offer is not completed, the PES board of directors intends to continue to consider the payment of annual dividends on the issued PES ordinary shares. The declaration and payment of future dividends, however, will be at the discretion of the PES board of directors and will depend upon, among other things, future earnings of PES, its general financial condition, the success of its business activities, its capital requirements and general business conditions. The PES directors who are parties to the warranty agreement described under "The Warranty Agreement" have agreed not to permit PES to declare or pay any dividends on the PES ordinary shares during the Offer period.

Comparative Per Share Data

     Set forth below are the income (loss)from continuing operations, cash dividends and book value per common share data for Halliburton and PES on an historical basis and, in the case of PES, also on a pro forma equivalent share basis assuming the terms of the current Offer were applied retrospectively. The pro forma data for Halliburton is immaterial and, thus, is not presented. The pro forma equivalent share data for PES has been determined using Halliburton historical rather than pro forma financial statements and is presented on alternative bases, assuming alternatively a maximum and minimum issuance of Halliburton common stock pursuant to the Offer, and, accordingly, was calculated by multiplying the Halliburton historical per common share data by alternative exchange ratios of 3.27400 to 1 (maximum issuance) and 1.99714 to 1 (minimum issuance).

     The information set forth below with respect to PES is expressed in pounds sterling and for convenience in United States dollars. The latter have been obtained by converting the financial information expressed in pounds sterling (the functional and reporting currency) into United States dollars at the currency exchange rate in effect at December 31, 1998, the date of the most recent balance sheet of PES included in the Offer Document.

     The information set forth below should be read in conjunction with the respective audited and unaudited consolidated financial statements and related notes of Halliburton and PES that are included herein.

                                  HALLIBURTON

                                                Years Ended December 31,
                                               --------------------------
                                                 1996     1997     1998
                                               --------  ------- --------
Historical Data Per Common Share (a):
    Income (loss) from continuing operations
        Basic................................. $   1.30  $ 1.79  $ (0.03)
        Diluted...............................     1.29    1.77    (0.03)
    Cash dividends............................      .50     .50      .50
    Book value................................     8.78    9.86     9.23

_____________
     (a) Adjusted for the Halliburton Stock Split.

                                 PES

                                                                                                 NINE
                                                                                             MONTHS ENDED
                                                         YEARS ENDED MARCH 31,                DECEMBER 31,
                                              --------------------------------------------
                                                  1996           1997            1998            1998
                                              ------------  -------------   --------------  -----------------
Historical Data Per Share (a):
    Income (loss) from continuing
              operations....................  (Pounds)1.30  (Pounds)(0.59)  (Pounds)(1.64)  (Pounds)0.67

    Cash dividends..........................          0.06           0.05              --             --
    Book value..............................          3.47           4.00           13.34          14.11

Pro Forma Data Per Equivalent Share
 (Maximum Issuance):
    Income (loss) from continuing
              operations....................  (Pounds)0.80  (Pounds)1.09    (Pounds) (0.02)   (Pounds)(0.31)

    Cash dividends..........................          1.02           1.02            1.02            0.76
    Book value..............................         17.84          20.04           18.76           18.76

Pro Forma Data Per Equivalent Share
 (Minimum Issuance):
    Income (loss) from continuing
              operations....................  (Pounds)0.80  (Pounds)1.10    (Pounds)(0.02)   (Pounds)(0.31)

    Cash dividends..........................          0.62           0.62            0.62            0.46
    Book value..............................         10.88          12.22           11.44           11.44

Pro Forma Data Per Equivalent Share
(Maximum Issuance):
    Income (loss) from continuing
              operations....................  $       1.28  $        1.76   $       (0.03)   $       (0.49)

    Cash dividends..........................          1.64           1.64            1.64            1.23
    Book value..............................         28.75          32.28           30.22           30.22

Pro Forma Data Per Equivalent Share
(Minimum Issuance):
    Income (loss) from continuing
              operations....................  $       1.29  $        1.76   $       (0.03)  $       (0.49)

    Cash dividends..........................          1.00           1.00            1.00            0.75
    Book value..............................         17.53          19.69           18.43           18.43

___________
     (a) Based on 780,780, 846,640, 1,266,540 and 1,266,540 PES ordinary shares outstanding at March 31, 1996, 1997 and 1998, and December 31, 1998, respectively, after giving effect to the 10 for 1 stock split effected on October 27, 1998.

                             CAUTIONARY STATEMENT
                     CONCERNING FORWARD-LOOKING STATEMENTS

     In this document, we make forward-looking statements that include assumptions as to how Halliburton and PES may perform in the future. You will find many of these statements in the following sections:

     -    "Risk Factors" beginning on page 29;

     - "The PES Board's Reasons for Recommending the Offer; Recommendation of the PES Board" beginning on page 38;

     -    "Information Regarding Halliburton Company" beginning on page 70; and

     -    "Information Regarding PES (International) Limited" beginning on page
          91.

     Also, when we use words like "may," "may not," "believes," "does not believe," "expects," "does not expect," "anticipates," "does not anticipate" and similar expressions, we are making forward-looking statements. Such statements should be viewed with caution.

     As provided by the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, we caution you that statements in this Offer Document that are forward-looking and provide other than historical information involve risks and uncertainties that may impact Halliburton's actual results of operations. While such forward-looking information reflects our best judgement based on current information, it involves a number of risks and uncertainties and there can be no assurance that other factors will not affect the accuracy of such forward-looking information. The risk factors described herein and other factors, many of which are beyond our control, could cause actual results or outcomes to differ materially from those expected in any forward-looking statements of Halliburton, and, therefore, you should not place undue reliance on any such forward-looking statements. Halliburton does not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors or their effect on such projections. Furthermore, management cannot assess the impact of each such factor on the business of Halliburton or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

     While it is not possible to identify all such factors, Halliburton continues to face many risks and uncertainties that could cause actual results to differ from those forward-looking statements including:

     . litigation, including, for example, asbestosis litigation and environmental litigation;

     . unsettled political conditions, war, civil unrest, currency controls and governmental actions in the numerous countries in which Halliburton conducts operations;

     . trade restrictions and economic embargoes imposed by the United States and other countries;

     . environmental laws, including those that require emission performance standards for new and existing facilities;

     . the magnitude of governmental spending for military and logistical support of the type provided by Halliburton;

     . operations in countries with significant amounts of political risk, including Russia, Algeria and Nigeria;

     . the effects of severe weather conditions, such as hurricanes and tornadoes, on operations and facilities;

     . the impact of prolonged mild weather conditions on the demand for oil and natural gas;

     . technological and structural changes in the industries served by Halliburton;

     .    consolidation of customers in the oil and gas industry;

     . computer software and hardware and other equipment utilizing computer technology used by governmental entities, service providers, vendors, customers and Halliburton that may be impacted by the Year 2000 issue;

     . integration of acquired businesses, including Dresser Industries, Inc. and its subsidiaries, into Halliburton;

     . the risk inherent in the use of derivative instruments of the sort used by Halliburton which could cause a change in value of the derivative instruments as a result of adverse movements in foreign exchange rates;

     .    changes in the price of oil and natural gas;

     .    changes in the price of commodity chemicals used by Halliburton;

     . changes in capital spending by customers in the hydrocarbon industry for exploration, development, production, processing, refining and pipeline delivery networks;

     . increased competition in the hiring and retention of employees in certain areas;

     . changes in capital spending by customers in the wood pulp and paper industries for plants and equipment;

     . risks that result from entering into fixed fee engineering, procurement and construction projects of the types provided by Halliburton where failure to meet schedules, cost estimates or performance targets could result in non-reimbursable costs which cause the project not to meet expected profit margins; and

     . changes in capital spending by governments for infrastructure projects of the sort performed by Halliburton.

     In addition, future trends for pricing, margins, revenues and profitability remain difficult to predict in the industries served by Halliburton.

     You should consider carefully the forward-looking statements set forth under "Halliburton Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein and under "Business" and "Legal Proceedings" in Halliburton's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which sections are incorporated by reference herein. Copies of Halliburton's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 are on display at the London and Aberdeen offices of Cameron McKenna, the receiving agent for the Offer. See "Where You Can Find More Information" on page 124.

                                 RISK FACTORS

Risks Relating to the Offer

     Fixed Exchange Ratio. The terms of the Offer are such that the number of shares of Halliburton common stock to which you will be entitled if you accept the Offer (both with respect to the initial and deferred portions of the Offer consideration) will not be adjusted should any increase or decrease occur in the price of Halliburton common stock. Because the exchange ratio will not be adjusted to reflect changes in the market value of Halliburton common stock, the market value of shares of Halliburton common stock, when issued pursuant to the Offer, may be higher or lower than the market value of such shares at the time the Offer was negotiated and at the time that you accept the Offer. The market value of shares of Halliburton common stock may fluctuate significantly throughout the Offer period until the Completion of the Offer and the compulsory acquisition and thereafter until the Halliburton common stock is issued to satisfy the deferred portions of the Offer consideration due to:

     -    market perception of the industries in which Halliburton is engaged;

     - fluctuations in the rate of exchange between the U.S. dollar and your local currency;

     -    changes in the business, operations or prospects of Halliburton; and

     -    general market and economic conditions.

     Contingent and Deferred Nature of Consideration. A substantial portion (65%) of the shares of Halliburton common stock to be issued to you in exchange for your PES shares is deferred and will not be issued until dates 18 months (31%) and 36 months (34%) following Completion of the Offer (subject to the possible acceleration of the latter date to a date no sooner than 30 months following Completion of the Offer and subject to possible further delay as described under "The Offer - General"). Moreover, up to 60% of the deferred portion of such consideration is contingent upon the continued employment by Halliburton or one of its subsidiaries of two individuals, Messrs. Kinch and Rubbo, at the First and Second Determination Dates, a matter beyond your control. If either Mr. Kinch or Mr. Rubbo is not so employed on the First Determination Date, the number of shares of Halliburton common stock otherwise issuable promptly after the First Determination Date and the Second Determination Date will be reduced by 30% or if neither is so employed such number of shares will be reduced by 60%. If either Mr. Kinch or Mr. Rubbo is not so employed on the Second Determination Date, the number of shares of Halliburton common stock otherwise issuable promptly after the Second Determination Date will be reduced by 30% or if neither is so employed such number of shares will be reduced by 60% (but in either case all shares issuable after the First Determination Date will be issued).

Risks Specific to Halliburton

     Volatility of Oil and Gas Prices. Demand for Halliburton's services and products depends on conditions in the worldwide oil and natural gas industry, particularly on the level of exploration, development and production activity of, and the corresponding capital spending by, oil and natural gas companies. Such activity and expenditure levels are directly impacted by trends in oil and natural gas prices. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of other factors that are beyond the control of Halliburton. Any prolonged reduction in oil and natural gas prices will depress the level of exploration, development and production activity and result in a corresponding decline in the demand for Halliburton's oil and gas well services and products and, therefore, have a material adverse effect on its revenues and profitability. Factors affecting the prices of oil and natural gas include governmental regulations, global weather conditions (such as the effects of El Nino), worldwide political, military and economic conditions, including the ability of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and prices, the level of production by non-OPEC countries, the policies of various governments regarding the exploration, development and production of their oil and natural gas reserves and the level of demand for oil and natural gas in various countries and geographic regions. Historically, the markets for oil and gas have been volatile and are likely to continue to be so in the future.

     In 1998, declining oil demand from developing Asian countries and a warmer than normal winter, coupled with increases in Iraqi oil exports and increases in other oil and gas supplies, resulted in historically high inventory levels and lower oil prices. Oil prices that had ranged from $18 to $26 per barrel in 1997 fell to $15 to $18 per barrel in the first part of 1998. At the end of 1998, oil prices were trading between $10 and $14 per barrel. In response to lower oil prices and expectations for continued low oil prices in 1999, oil companies cut upstream capital spending, particularly in the second half of 1998.

     While oil prices improved somewhat in the first quarter of 1999, they are expected to remain at relatively low levels throughout 1999. As a result, upstream capital spending by oil companies in 1999 is expected to be significantly lower than in 1998. Cuts in upstream capital spending in 1998 were more significant in North America and South America than in the rest of the world. Halliburton expects customer spending in the first two quarters of 1999 to decline significantly from that of the last two quarters of 1998.

     Acquisition Strategy. One of Halliburton's business strategies is to acquire operations and assets that are complementary to its existing businesses. Acquiring these operations and assets involves financial, operational and legal risks. Acquisitions may result in increased depreciation and amortization expense, increased interest expense, increased financial leverage or decreased operating income, any of which could have a material adverse effect on Halliburton's operating results. Acquisition risks include the difficulty of assimilating operations and personnel of the acquired businesses and maintaining uniform standards, controls, procedures and policies. Any inability on the part of Halliburton to integrate and manage acquired businesses could have a material adverse effect on its results of operations and financial condition. In addition, other potential buyers compete with Halliburton for acquisition candidates. That competition could cause Halliburton to pay a higher price for acquisitions than it otherwise might have to pay or reduce its acquisition opportunities. Halliburton can offer no assurance that it will be successful in identifying attractive acquisition candidates, completing and financing additional acquisitions on favorable terms or integrating the acquired businesses or assets, if any, into its existing operations.

     Integration of Recent Acquisition of Dresser. On September 29, 1998, Halliburton acquired Dresser Industries, Inc., a large formerly publicly owned company that was previously operated independently. The combined managements of Halliburton and Dresser have made substantial progress toward the complete integration of the two companies. Nonetheless, the continuing process of combining the companies may be disruptive to the businesses and may cause an interruption of, or a loss of momentum in, the businesses as a result of a number of obstacles such as:

     -    loss of key employees or customers;

     - possible inconsistencies in standards, controls and procedures among the companies being combined and the need to implement common company-wide financial, accounting, information, billing and other systems;

     - failure to maintain the quality of customer service that such companies have historically provided;

     -    the need to coordinate geographically diverse organizations;

     -    incompatible technologies and equipment; and

     - the resulting diversion of management's attention from the business of Halliburton.

     Risks of Conducting Business in Foreign Countries. Operations in countries other than the United States and the United Kingdom accounted for approximately 45.8% and 51.7% of Halliburton's consolidated revenues during fiscal 1997 and 1998, respectively. Halliburton's foreign operations are subject to various risks associated with doing business in foreign countries, such as the possibility of expropriation, confiscatory taxation and nationalization, political and economic instability, armed conflict and civil disturbance, currency fluctuations, devaluations and conversion restrictions, adverse tax policies and governmental activities that may limit or disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights. Additionally, the ability of Halliburton to compete overseas may be adversely affected by foreign governmental regulations that encourage or mandate the hiring of local contractors or by regulations that require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. Halliburton is subject to taxation in many jurisdictions, and the final determination of its tax liabilities involves the interpretation of the statutes and requirements of various domestic and foreign taxing authorities. Foreign income tax returns of foreign subsidiaries, unconsolidated affiliates and related entities are routinely examined by foreign tax authorities and such examinations may result in assessments of additional taxes or penalties or both.

     Exchange Rate Risks. As a result of its international operations, a substantial portion of Halliburton's consolidated revenues (as well as the related consolidated operating expenses) are in foreign currencies, which subject it to significant foreign exchange risks. These risks may adversely affect Halliburton's operations, as well as limit its ability to reinvest earnings from operations in one country to fund the capital needs of its operations in other countries. In particular, because Halliburton does business in certain countries that have "soft currencies", it may accumulate cash in currencies that are not readily convertible into hard currency, significantly limiting its ability to repatriate its profits from those countries. Halliburton historically has not used hedging transactions to limit its exposure to risks from doing business in foreign currencies. Halliburton has developed risk management policies that establish guidelines for managing foreign exchange risk. As part of these policies, Halliburton has designed a reporting process to monitor the potential exposure on an ongoing basis. Halliburton uses the output of this process to determine the materiality of foreign currency exposure and to determine whether it is practical or economical to execute financial hedges. For those operations in countries whose currencies are not readily convertible, Halliburton's ability to hedge exposure is limited because financial hedge instruments for these countries are nonexistent or limited and because pricing of such instruments, where they exist, is often volatile and not necessarily efficient. To the extent that Halliburton can match the currency in which its operating revenues are denominated to that in which its operating expenses in a country are denominated, Halliburton can reduce its vulnerability to exchange rate fluctuations.

     Possible Impact of Environmental and Other Governmental Regulations. Halliburton's well service operations routinely involve the handling of significant amounts of waste materials, some of which are classified as hazardous substances. Halliburton's operations and facilities are subject to numerous environmental laws, rules and regulations of the United States and other countries, including laws concerning the containment and disposal of hazardous substances, oil field waste and other waste materials, the use of underground storage tanks and the use of underground injection wells. Cleanup costs, natural resource damages and other damages arising as a result of environmental laws, and costs associated with changes in environmental laws and regulations, could be substantial and could have a material adverse effect on Halliburton's consolidated results of operations. Laws protecting the environment generally have become more stringent than in the past and are expected to continue to do so. Sanctions for failure to comply with these laws, rules and regulations may include administrative, civil and criminal penalties, revocation of permits and corrective action orders. These laws sometimes apply retroactively. In the United States, environmental laws and regulations typically impose "strict liability," which means that in some situations Halliburton and its subsidiaries could be exposed to liability for cleanup costs and other damages as a result of their conduct that was lawful at the time it occurred or the conduct of, or conditions caused by, prior operators or other third parties. From time to time, claims have been made against Halliburton and its subsidiaries under such laws. Changes in environmental regulations may also negatively impact oil and natural gas exploration and production companies, which in turn could have a material adverse effect on Halliburton.

                    BACKGROUND TO AND REASONS FOR THE OFFER

     On May 23rd and 25th, 1996, representatives of Halliburton Energy Services, Halliburton's oil field services unit ("HES"), including James B. Renfroe, then a Vice President of HES, met with representatives of PES, including Laurence Kinch, Group Chairman of PES, at the PES offices in Aberdeen, Scotland to explore opportunities for the two companies to work together. During these discussions, the parties perceived that the strengths of the companies blended well and that there were opportunities to leverage the strengths of both organizations. The strengths of PES included innovation, rapid product development, focused engineering resources and a SmartWell product offering.
The strengths of HES included a broad range of technology and services, a global presence and organization, manufacturing capability and capacity and reservoir engineering support.

     Various representatives met at the HES offices in Houston, Texas on June 25, 1996 to discuss further mutual opportunities. HES personnel suggested a joint initiative on SmartWells and a cooperative effort on technology development for completion products. PES personnel presented other technology initiatives. The parties reached a tentative agreement relating to SmartWells to establish a joint marketing effort, for HES to become the operations arm of PES and for a joint technology development and cross licensing arrangement. The parties contemplated pursuing these objectives through an alliance arrangement. HES agreed to prepare a letter of intent reflecting the arrangement.

     On September 16, 1996, HES and PES made a joint press release regarding the proposed alliance. The decision to make an announcement at that time was driven by the announcement by two principal competitors of Halliburton and PES concerning their alliance to offer intelligent well completion products to the market place.

     In a meeting held at the HES offices in Houston, Texas on November 7, 1996, PES personnel advised HES management that the alliance of competitors was forcing PES to change its strategy. In order for PES to be able to enhance its business and maintain an industry leadership position, PES would require more than an alliance. The principal alternative was a business combination between Halliburton and PES. To that end, a further meeting was held at the HES offices in Houston, Texas on November 26, 1996, with key members of the PES management team and HES personnel. During this meeting, financial projections and analysis were reviewed as well as some net present value models, all with a view to establishing a basis for a cooperative effort other than an alliance.

     On December 3, 1996, Mr. Renfroe made a presentation to the senior management of HES regarding a potential acquisition of PES. Permission was granted to continue the negotiations.

     On December 17, 1996, key personnel of PES and HES met to discuss further the valuation of the business of PES and potential business combination structures that would allow PES shareholders to realize additional future payments for their equity interest in PES if various operational and financial objectives were achieved.

     Negotiations were conducted in January 1997 near Aberdeen, Scotland for the acquisition of all outstanding shares of PES. Although terms of an acquisition could not be reached, a compromise was proposed whereby HES would invest (Pounds)20.8 million for a 26% interest in the equity of PES.

     On February 20, 1997, Mr. Renfroe presented a proposal to the Board of Directors of Halliburton for HES to purchase a 26% interest in PES. The Board approved the proposal.

     On April 22, 1997, Halliburton Holdings Limited, a wholly owned subsidiary of Halliburton ("Holdings"), acquired approximately 26% of the issued share capital of PES. On that same day, HES entered into a Strategic Alliance Agreement with PES and two of its subsidiaries for the development and manufacture of "Intelligent Completion Systems" (the "Alliance").

     From April 1997 through October 1997, HES and PES perceived that the Alliance would be unable to realize its full potential unless it confronted and resolved a number of issues. These included the following: (i) the ownership issue (i.e., what dominion did each party exercise over the operations of the Alliance?); (ii) the disclosure issue (i.e., the reluctance on the part of PES to reveal fully technical information to HES and to engage significantly HES' technology resources; and (iii) the organization issue (i.e., the belief of PES that engaging HES could negatively impact the value of PES if PES were to be acquired by a third party, resulting in the maintenance by PES of its own manufacturing and operations despite the parties' original intent for HES to provide manufacturing capability and to be the delivery arm for the Alliance).
A number of commercialization issues also arose over this same time period.

     On October 9, 1997, Messrs. Renfroe and Kinch met in the HES offices in Houston, Texas to discuss the relationship between PES and HES. Mr. Kinch expressed the interest of PES shareholders in maximizing the value of their shareholdings through a business combination of PES with HES.

     On December 1, 1997, PES representatives, including Mr. Kinch, made presentations to Edgar Ortiz, President of HES, and other HES representatives regarding a business combination of HES and PES. The parties decided to reconvene in January 1998 for further discussions.

     In furtherance of their business combination suggestion, PES personnel made a presentation to HES personnel on January 19, 1998, regarding business prospects, projected revenues and ongoing projects. The parties also discussed the issues and obstacles preventing the Alliance from realizing its full potential. At the time, management of HES determined that HES was not ready to move toward a business combination and that the parties should continue to prepare a joint business plan to overcome the difficulties in the Alliance.

     While in Houston for the Offshore Technology Conference, Mr. Kinch met with Mr. Ortiz to discuss the current state of the U.S. oil and gas business in general, the issues confronting the Alliance in particular and ways of increasing the output of the Alliance. No agreement was achieved regarding the Alliance issues other than to monitor its progress.

     Mr. Kinch met with David J. Lesar, President and Chief Operating Officer of Halliburton on June 5, 1998 during an operational trip by Mr. Kinch to the U.S. They discussed issues relating to the maximization of the benefits of the Alliance, including marketing strategies and an enhanced working relationship between PES and HES. They did not, however, discuss a business combination of HES and PES. During the same trip, Mr. Kinch met with Mr. Ortiz at the HES offices in Houston, Texas to discuss the Alliance further. They again concluded that more could be achieved in the relationship if the barrier of the "ownership issue" were to be resolved and agreed to maintain close contact and to review the relationship continually.

     Other PES personnel met with HES personnel in Aberdeen on June 10, 1998, and proposed that HES should provide manufacturing and delivery of SmartWell Systems for West Africa and South America and PES should continue to service the North Sea, Gulf of Mexico and Asia markets. Although discussions on this proposal continued for several months, the parties never reached agreement.

     At a full meeting of the PES Board on September 9, 1998, with both of the Holdings nominated directors of PES (Messrs. Renfroe and McCurley) in attendance, the issues confronting the Alliance were discussed in depth. After discussing various alternatives, the PES Board reached the same conclusion (i.e., the potential for both organizations was being limited by shared "ownership" of the Alliance and that single ownership was the best vehicle to maximize its potential). Mr. Kinch advised that he would be in Houston during October and would meet with Mr. Ortiz to discuss this issue further. These comments were taken back to HES management and a date was set in October for Messrs. Kinch and Ortiz to meet.

     Mr. Ortiz and Mr. Kinch met on October 15, 1998 and candidly discussed the merits of resolving the "ownership issue" through the acquisition by Halliburton or one of its subsidiaries of the remaining issued share capital of PES. Mr. Kinch advised Mr. Ortiz that he (Mr. Kinch) had discussed this suggestion with several of the major PES shareholders who were receptive. Mr. Kinch also informed Mr. Ortiz that (i) PES had been approached by a U.K. based industrial group which had expressed interest in acquiring part or all of PES; (ii) that Mr. Kinch's response to this U.K. group was that Halliburton held an exclusive right to meet any other offer made for PES up to April 22, 1999; and (iii) that the U.K. group had accepted this response but indicated that they remained very interested in pursuing an acquisition of PES either before or after that date. Mr. Ortiz noted this information and advised Mr. Kinch that HES would review its position with respect to PES ownership. Thereafter, HES formed a team to study and evaluate the potential acquisition.

     Halliburton, through HES, elected to pursue the possibility of acquiring the entirety of PES and, on November 2, 1998, senior management of both PES and HES met at the HES offices in Houston, Texas to discuss the optimum structure for a combined organization and the means of maximizing the strengths of PES. Later in the day, Messrs. Ortiz and Kinch met separately with others in their respective organizations to discuss the potential transaction. HES decided to conduct a due diligence investigation of PES.

     After the due diligence investigation was substantially completed, Messrs. Ortiz and Kinch met again in Houston on November 24, 1998 and discussed further the prospect of Halliburton or one of its subsidiaries acquiring PES. One of the issues discussed was the retention and motivation of key employees following the business combination. Mr. Kinch advised Mr. Ortiz that a PES Board meeting was scheduled for December 9, 1998 and that it would be helpful to provide the PES

Board members with a clarification of Halliburton's position regarding a possible business combination.

     Mr. Lesar reviewed the possible acquisition of the remaining shares of PES with the Halliburton Board of Directors at its December 3, 1998 meeting. The Board was not, however, asked to take any action concerning the potential transaction at that time.

     At the PES Board meeting in Aberdeen on December 9, 1998, the subject of Halliburton acquiring total ownership of PES was discussed. The PES directors informed Mr. Renfroe that (i) they would consider an offer from Halliburton to acquire the rest of PES; (ii) a third party approach had been made for that purpose; and (iii), if Halliburton did not respond within a given time with a formal business combination proposal, the PES Board would be compelled to review the desirability of continuing the Alliance. (The agreement pursuant to which the Alliance was formed contains a clause permitting either party to terminate the Alliance upon six months prior notice.) The PES Board reaffirmed that Halliburton was their preferred partner going forward as it was felt that the relationship built up since 1996 and the complimentary skills of the two organizations could achieve the desired future commercial objectives.

     On December 18, 1998, Mr. Ortiz proposed, in a letter to Mr. Kinch, that negotiations contemplating a business combination of PES with HES be commenced in Aberdeen, Scotland on January 5, 1999 and continue as needed through the month of January. In the letter, Mr. Ortiz informed Mr. Kinch that HES would, at the outset of those negotiations, present a definitive proposal to PES for its consideration, which proposal would incorporate the following major features:

     .    Halliburton would acquire all PES Shares it does not own.

     . The purchase price would be based on a value for all of PES (including the portion owned by Holdings) of not less than (Pounds)100 million.

     . The purchase price would be paid in Halliburton Common Stock using the market value of the stock at completion of the transaction.

     . The Halliburton Common Stock to be issued to the PES Shareholders in exchange for their PES Shares would be issued one-third on Completion of the Offer, one-third after the expiration of 18 months and one-third after the expiration of 36 months, in each of the latter two instances only if PES had achieved certain mutually agreeable, definitive and quantifiable measures of performance by the expiration of such periods.

     . The key executives and managers of PES would enter into three-year employment agreements with PES which would contain noncompetition and trade secret covenants.

     . Following its acquisition by Halliburton, PES would focus primarily on technology development and marketing.

Mr. Ortiz also requested that, during the negotiation period, PES not entertain proposals from any other prospective purchaser of the business and that PES not solicit any such proposals. Finally, he proposed that, after January 1999, either PES or HES could terminate negotiations by giving written notice of termination to the other. Mr. Ortiz noted that any such transaction would require the approval of Halliburton's Board of Directors. Upon receipt of the letter, Mr. Kinch advised the other PES Board members regarding the proposed negotiating plan.

     On December 21, 1998, Mr. Kinch contacted Mr. Ortiz in Bogota, Colombia and confirmed that PES was willing to enter into exclusive negotiations with Halliburton regarding a business combination with Halliburton or one of its subsidiaries. They agreed that these discussions would take place after the Christmas holiday season in early January 1999. Mr. Kinch confirmed his advice by letter dated December 23, 1998.

     Commencing on January 6, 1999, HES personnel, led by Mr. Renfroe, met with PES personnel, led by Mr. Kinch, at the HES offices in Houston, Texas for the purpose of attempting to negotiate the proposed business combination. The PES negotiating team included Michael Wagstaff of Schroder & Co. Inc., a financial adviser to PES. During these negotiations, which continued through January 9, 1999, an agreement was reached on certain major issues relating to the proposed combination. The decision was made to begin preparation of the definitive agreements and to proceed with getting the necessary approvals from the Boards of Directors of Halliburton and PES.

     On February 18, 1999, a proposal to acquire all of the outstanding shares of PES not owned by Holdings in exchange for shares of Halliburton Common Stock was presented to the Halliburton Board by Mr. Renfroe. The key terms of the proposal as presented were: (i) the aggregate purchase price for the PES shares would be based on an equity valuation of PES at (Pounds)101 million; (ii) the Halliburton shares would be issued in three installments: approximately one-third at closing, one-third 18 months after closing and one-third 36 months after closing; (iii) the number of shares issuable in the second and third installments would be subject to adjustment based on certain specified key managers remaining with PES; and (iv) certain key employees would enter into employment agreements with PES. The Board approved the acquisition as proposed.

     On March 30, 1999, Mr. Kinch met with Mr. Renfroe, together with negotiators from both companies. A range of matters were identified and agreed upon including changes to the PES Board if a business combination were to be effected and the nature of employment contracts for executives and other staff. The negotiation of further details of the proposed transaction was delegated to the negotiating teams of the two companies. These negotiations continued throughout the following day. At the conclusion of the meetings, the following share price and currency rates were agreed for the exchange between HES and PES stock: The PES Shares were to be valued at a fixed amount, i.e., (Pounds) ____ per PES Share; the consideration was to be Halliburton Common Stock, the price per share of which was to be fixed at $38.437; the currency conversion rate was to be fixed at $1.611/(Pounds)1.00. This equated to an offer of 3,130,800 shares of Halliburton Common Stock in exchange for the 74% of the issued PES Shares not owned by Holdings.

     On April 1, 1999, Mr. Renfroe agreed, in a telephone conversation with C. Smith, that the fixed price of Halliburton Common Stock for purposes of the offering formula would be increased from $38.437 to $38.50, yielding a new total number of shares of Halliburton Common Stock (3,125,758) to be included in the Offer. The exchange ratio and the total number of shares were reduced on May 31, 1999 to those set forth in the Offer to reflect an agreed reduction in the total value of PES resulting from a determination as to obsolete inventory and a payment in settlement of an employee's ownership interest in a subsidiary of PES.

     Negotiation of the definitive and correlative agreements continued through May 1999 and definitive documents, including the Warranty Agreement, the Irrevocable Undertakings and the Service Agreements were executed on and as of ________, 1999.


                          THE PES BOARD'S REASONS FOR
            RECOMMENDING THE OFFER; RECOMMENDATION OF THE PES BOARD

     The PES board of directors (the "PES Board") (excluding Messrs. McCurley and Renfroe, being the members of the PES Board nominated by Halliburton Holdings Limited ("Holdings") and who did not participate in any proceedings of the PES Board relating to the Offer) is of the opinion that the terms of the Offer are fair and reasonable to, and in the best interests of, PES. Accordingly, the PES Board unanimously recommends that the PES Shareholders accept the Offer. In making this determination, the PES Board consulted with PES's management and considered a number of factors, including the following:

     - The belief of the PES Board that PES's and Halliburton's respective businesses are complementary and that a range of economic, strategic and operational benefits could arise from combining them. The PES Board also believes that the combination of PES and Halliburton would assist them in their aim of becoming the preferred provider of real time reservoir solutions throughout the world.

     - The likelihood of the Offer becoming unconditional, as well as the existence of the irrevocable undertakings (the "Irrevocable Undertakings") given by the PES Directors who own PES Shares and certain other PES Shareholders (the "Principal Shareholders"), as the holders of approximately 50.02% of PES's issued share capital, to accept the Offer and to take such other actions as are set forth in the Irrevocable Undertakings.

     - The terms of the Offer, including the consideration to be paid by Halliburton, and the terms of the warranty agreement between Halliburton and the Executive Warrantors and Messrs. Bouldin and Arizmendi (the "Warranty Agreement") and related documents.

     - The PES Board's knowledge of the business, operations, properties, assets, earnings and prospects of PES.

     - Recent and historical trading prices for Halliburton Common Stock. The PES Board recognizes that the Offer should enable the PES Shareholders to obtain a security that provides a market for their interests yet offers the opportunity of continuing their equity interest in the combined enterprise. For information regarding the range of prices of the Halliburton Common Stock, see "Summary Selected Financial Data-- Market Price and Dividend Information". The PES Board also considered the absence of any trading market for the PES Shares.

     - Halliburton's historical financial statements for the years ended December 31, 1997 and December 31, 1998.

     In view of the wide variety of factors considered in connection with its evaluation of the Offer, the PES Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to specific factors considered in its decision. Furthermore, the PES Board did not articulate how each factor specifically supported its ultimate decision, except that substantial weight was placed on the fact that the Principal Shareholders, as the owners of approximately 50.02% of the outstanding PES Shares, were in favor of and executed the Irrevocable Undertakings to accept the Offer and will receive the same consideration per PES Share as other PES Shareholders.

     THE PES BOARD (OTHER THAN THOSE PES DIRECTORS APPOINTED BY HOLDINGS WHO DID NOT PARTICIPATE IN THE DELIBERATIONS) UNANIMOUSLY RECOMMENDS THAT PES SHAREHOLDERS ACCEPT THE OFFER. THE ATTENTION OF PES SHAREHOLDERS IS DRAWN TO THE PES LETTER RELATING TO THIS OFFER ATTACHED AS ANNEX III.

                                   THE OFFER

General

     Halliburton hereby offers to acquire your PES Shares and, if applicable, any PES Shares that are acquired by you while the Offer remains open for acceptance (a) upon exercise of any options that you hold under the PES Share Option Schemes or (b) upon exercise by PES of call options held by PES relating to shares in the capital of a subsidiary of PES not held by PES ("Call Options").

     The consideration payable pursuant to the Offer comprises an initial, fixed element (the "Initial Element") and two deferred, contingent elements (the "Deferred Elements"). The Deferred Elements are subject to a contingency, described below, regarding the continued employment by PES or Halliburton or a subsidiary of either company of two designated key executives of PES as at the dates of determination of the contingent Deferred Elements of the Offer.

     To accept the Offer, the Form of Acceptance for PES Shares must be completed and returned to the receiving agent, Cameron McKenna (Ref: TLP/AJS), as soon as possible and, in any event, so as to be received by no later than 3:00 p.m. (London time), 10:00 a.m. (New York City time), on ______________,
1999. The procedure for acceptance of the Offer is set out on pages 47 through 50 of this Offer Document and in the accompanying Form of Acceptance.

     If you sign and return the Form of Acceptance in accordance with the instructions, you will be deemed to have accepted the Offer for all your holding of PES Shares unless you specifically elect in the Form of Acceptance to accept the Offer in respect of a specified part only of your holding. The Offer is made on the terms and subject to the conditions set out and referred to in this Offer Document and in the Form of Acceptance which accompanies this Offer Document.

     Upon the Offer becoming unconditional ("Completion"), you will receive:

     - up to 3.27400 shares of Halliburton Common Stock for every PES Share, of which:

          - 1.14590 shares will be issued promptly after Completion of the Offer; and

          - 1.01494 shares will be issued promptly after a date 18 months after Completion of the Offer (the "First Determination Date"), subject to potential reduction or delay, or both, as described below if either Laurence Kinch or Richard Rubbo, each of whom is a director of PES, or both, are not employed by the Halliburton Group on the First Determination Date as a result of Voluntary Resignation or Termination of Employment for Cause or, in the case of Mr. Rubbo only, his Death or Disappearance in Suspicious Circumstances (as such expressions are explained in the next paragraph); and

          - 1.11316 shares will be issued promptly after a date up to 36 months after Completion of the Offer (the "Second Determination Date"), subject to potential reduction or delay, or both, as described below if either Mr. Kinch or Mr. Rubbo, or both, are not employed by the Halliburton Group on the Second Determination Date as a result of Voluntary Resignation or Termination of Employment for Cause or, in the case of Mr. Rubbo only, his Death or Disappearance in Suspicious Circumstances.

     The contractual definitions of the phrases "Termination of Employment for Cause", "Voluntary Resignation" and "Death or Disappearance in Suspicious Circumstances" appear in Annex II to this Offer Document.

     The phrase "Termination of Employment for Cause" includes termination of employment of an individual by a member of the Halliburton Group (whether summarily or by notice) for matters such as (i) an act of gross misconduct,
(ii) repeated violations of his service agreement, (iii) conduct that causing continued employment to be detrimental to a material extent to Halliburton,
(iv) a serious criminal offence, (v) an act of dishonesty materially detrimental to the Halliburton Group and (vi) a material violation of the Halliburton code of business conduct.

     The phrase "Voluntary Resignation" includes the voluntary termination by an individual of his employment with the Halliburton Group for a reason other than matters such as (i) death, (ii) illness, mental disorder or injury that prevents him from properly performing his duties as an employee and (iii) constructive dismissal.

     When used with respect to Mr. Rubbo, the phrase "Death or Disappearance in Suspicious Circumstances" includes (i) his death from other than natural causes or accident and (ii) his disappearance for a period of at least four weeks without a subsequent reappearance, in each case prior to the Second Determination Date.

     The shares of Halliburton Common Stock issuable promptly after the First and Second Determination Dates will be reduced as follows if either Mr. Kinch or Mr. Rubbo, or both, are not then employed by the Halliburton Group as a result of Voluntary Resignation or Termination of Employment for Cause or, in the case of Mr. Rubbo, his Death or Disappearance in Suspicious Circumstances:

     - If either one of them is not so employed on the First Determination Date as a result of Voluntary Resignation or Termination for Cause or, in the case of Mr. Rubbo, his Death or Disappearance in Suspicious Circumstances, the numbers of shares issuable to each PES Shareholder following the First and Second Determination Dates will be reduced by 30%. If neither of them is so employed on the First Determination Date as a result of Voluntary Resignation or Termination for Cause or, in the case of Mr. Rubbo, his Death or Disappearance in Suspicious Circumstances, the numbers of shares issuable to each PES Shareholder following the First and Second Determination Dates will be reduced by 60%.

     - If both of them are employed on the First Determination Date but as a result of Voluntary Resignation or Termination for Cause or, in the case of Mr. Rubbo, his Death or Disappearance in Suspicious Circumstances, either one of them is not so employed on the Second Determination Date, the full number of shares will be issued following the First Determination Date and the number of shares issuable following the Second Determination Date will be reduced by 30%. If both of them are employed on the First Determination Date but neither of them is so employed on the Second Determination Date as a result of Voluntary Resignation or Termination for Cause or, in the case of Mr. Rubbo, his Death or Disappearance in Suspicious Circumstances, the full number of shares will be issued on the First Determination Date and the number of shares issuable on the Second Determination Date will be reduced by 60%.

     The Second Determination Date will be the third anniversary of Completion of the Offer unless before that date Halliburton decides (in its sole discretion) that PES has achieved the Technology Transfer and Development Plan in which event the Second Determination Date will be accelerated to the date 30 months following Completion of the Offer or, if later, the date of such achievement. The Technology Transfer and Development Plan has been filed as an exhibit to the registration statement of which this Offer Document constitutes a part and is on display at the London and Aberdeen offices of the Receiving Agent.


     If the employment of Mr. Kinch or Mr. Rubbo or both with the Halliburton Group shall have been terminated prior to a particular Determination Date but as at that Determination Date there is a dispute which has yet to be resolved as to whether or not they had Voluntarily Resigned or had their employment Terminated for Cause, then the number of shares of Halliburton Common Stock to be issued on that Determination Date shall be reduced by 30% (or 60% as appropriate) with any further Halliburton Common Stock that should have been issued on that Determination Date pursuant to the Offer being issued within seven days of that dispute being finally resolved in accordance with those procedures.

     If the shares of Halliburton Common Stock that would have been issued following the First or Second Determination Date are reduced because of the Death or Disappearance in Suspicious Circumstances of Mr. Rubbo, those shares will be issued by Halliburton during or at the end of the two year period following Mr. Rubbo's death or disappearance. The contractual provisions governing the issuance of such shares of Halliburton Common Stock are set forth in full in Section 2 of Annex I. In general, such shares of Halliburton Common Stock will be issued during or at the end of the two year period as follows:
(i) if a person is criminally convicted by reason of implication in Mr. Rubbo's death or disappearance but no allegation is made of any connection with a person to whom Halliburton Common Stock is to be issued pursuant to the Offer, then the shares will be issued to the persons entitled thereto under the terms of the Offer; (ii) if a person is criminally convicted by reason of implication in Mr. Rubbo's death or disappearance and an allegation is made of a connection with a person who is to receive Halliburton Common Stock pursuant to the Offer, then the shares otherwise issuable to the implicated party and his associates will be issued to persons designated by Mr. Rubbo's personal representatives and all other shares will be issued to the persons entitled thereto under the terms of the Offer; and (iii) in any other circumstance, the shares otherwise issuable to Mr. Rubbo and his family and associates will be so issued and all other shares will be issued to charity.

     As of April 1, 1999 (the date the exchange ratio was fixed), the Offer valued the entire issued share capital of PES, on a fully diluted basis, at approximately $___ million ((Pounds)99.526 million). Based on the closing sales price, as reported on the NYSE Composite Tape, of $____ per share of Halliburton Common Stock on _________, 1999 (the latest practicable date prior to the publication of this Offer Document):

     - assuming issuance of the maximum number of shares of Halliburton Common Stock subject to the Deferred Elements of the Offer, the Offer values each PES Ordinary Share at $____ ((Pounds)____) and the entire issued share capital of PES, on a fully diluted basis, at $______ ((Pounds)_____); and

     - assuming issuance of the minimum number of shares of Halliburton Common Stock subject to the Deferred Elements of the Offer, the Offer values each PES Ordinary Share at $____ ((Pounds)____) and the entire issued share capital of PES, on a fully diluted basis, at $____ ((Pounds)____)

in each case based on an exchange rate of (Pounds)1.00 to $_____. Holdings currently owns of record and beneficially 334,360 PES Shares, being approximately 26% of the issued ordinary share capital of PES.

     If the Offer becomes or is declared unconditional in all respects and Halliburton acquires or contracts to acquire at least 90% of the PES Shares to which the Offer relates, Halliburton will be entitled to and intends to acquire the remaining PES Shares on the same terms as the Offer pursuant to and subject to sections 428 through 430F of the U.K. Companies Act 1985. See "-- Compulsory Acquisition; Appraisal Rights".

     All Halliburton Common Stock issued pursuant to the Offer will be validly issued, fully paid and nonassessable (i.e., Halliburton may not assess a former PES Shareholder for any additional payment for such shares) and will rank pari passu in all respects with Halliburton Common Stock already outstanding. All Halliburton Common Stock issued pursuant to the Offer will rank for dividends and distributions declared on or after the date of issue. If you receive Halliburton Common Stock as a result of accepting the Offer, the date of issue of such Halliburton Common Stock will occur subsequent to the record date for the dividend declared by the Halliburton board of directors payable to stockholders of record as of June 3, 1999 and, consequently, you will not be entitled to receive this dividend. Fractional shares of Halliburton Common Stock will not be issued to you; rather, the aggregate number of shares of Halliburton Common Stock to be issued to you promptly after Completion of the Offer and each of the First and Second Determination Dates for your aggregate holding of PES Shares will be rounded down to the next whole share of Halliburton Common Stock. The Halliburton Common Stock to be issued pursuant to the Offer will not be subject to any set-off by Halliburton except as otherwise provided in the Warranty Agreement in the case of the parties thereto.

     If there is, at any time on or after the date of this Offer, any subdivision or consolidation of all or any of the Common Stock of Halliburton, or the number of shares of Common Stock of Halliburton in issue increases as a result of the making of a stock dividend or similar capitalization of reserves, the number of shares of Halliburton Common Stock to be issued in terms of this Offer (and not issued as at the date of such subdivision, consolidation, stock dividend or similar capitalization) shall be adjusted so as to ensure that the proportion of the entire issued common stock of Halliburton to be issued in terms of this Offer (and then remaining unissued) shall be the same as it would have been but for such subdivision, consolidation, stock dividend or similar capitalization.

     If there shall be at any time after the date of this Offer (i) any merger of any corporation with Halliburton in which the outstanding Halliburton Common Stock is converted into shares or securities of any other corporation or into cash, property or rights, (ii) any consolidation of Halliburton with one or more other corporations or (iii) any sale of all or substantially all of the assets of Halliburton in a single transaction or a series of transactions followed by a distribution in complete liquidation and dissolution of Halliburton, then, from and after the declaration of the Offer as unconditional, the rights of a PES Shareholder to receive shares of Halliburton Common Stock pursuant to the Offer (to the extent not theretofore received) shall be converted into rights to receive the same consideration (to the extent not theretofore received), subject to the conditions imposed with respect to receipt of the specified consideration after the First and Second Determination Dates, that such a shareholder would have received if such shareholder held, on the day such merger, consolidation or sale was completed, the number of shares of Halliburton Common Stock that such shareholder would have received on Completion of the Offer or on such Determination Date pursuant to the Offer.

     If there shall be at any time after the date of this Offer (i) any sale of all or substantially all of the assets of Halliburton in a single transaction or a series of transactions followed by a distribution in partial liquidation of Halliburton or (ii) any spinoff of a part of the business of Halliburton where, as part of the spinoff transaction, stock or other securities of any other corporation, cash or other property is distributed to the holders of Halliburton Common Stock, then, from and after the declaration of the Offer as unconditional, the rights of a PES Shareholder to receive at any time after the effective date of such sale or spinoff shares of Halliburton Common Stock pursuant to the Offer shall (to the extent such shares have not theretofore been received) be increased by the addition of rights to receive the same consideration, subject to the conditions imposed with respect to receipt of the specified consideration after the First and Second Determination Dates, that such a shareholder would have received if such shareholder held, on the day such sale or spinoff was completed, the number of shares of Halliburton Common Stock that such shareholder would have received on Completion of the Offer or on such Determination Date pursuant to the Offer.

     By accepting the Offer, you warrant that Halliburton will acquire good title to all PES Shares sold by you pursuant to the Offer, free and clear of all liens, claims and encumbrances and will succeed to all rights now or hereafter attaching thereto, including the right to all dividends and distributions on the PES Shares hereafter declared and paid or made by PES.

     Each of the PES Shareholders who accepts this Offer thereby waives any claims such shareholder may have (at the date of such acceptance or at any time thereafter) against either of Mr. Kinch and Mr. Rubbo as a consequence of the loss of any part of the consideration due to them hereunder as a result of the Voluntary Resignation or Termination of Employment for Cause of Mr. Kinch or Mr. Rubbo or the Death or Disappearance in Suspicious Circumstances of Mr. Rubbo and agrees that each of Mr. Kinch and Mr. Rubbo may rely upon and enforce such waiver as though they were party to the contract constituted by this Offer and such acceptance.

     Halliburton stockholders will not receive or exchange any securities pursuant to the Offer.

     The amount of consideration offered for each PES Share was determined as a result of arm's-length negotiations between directors of PES unaffiliated with Halliburton and officers of Halliburton Energy Services, a division of Halliburton Energy Services, Inc., a subsidiary of Halliburton. See the section entitled "Background to and Reasons for the Offer" in this Offer Document for a discussion of the matters considered by, and the negotiations between, the parties.

Options

     The Offer extends to any PES Shares unconditionally acquired during the Offer Period by PES Optionholders pursuant to the exercise of options granted under the PES Share Option Schemes and to those unconditionally issued during the Offer Period upon exercise by PES of the Call Options to acquire shares in the capital of a subsidiary of PES held by persons other than PES. It is a condition of the Offer that PES shall have exercised the outstanding Call Options prior to Completion.

     If you are a PES Optionholder, you will receive a separate letter explaining the alternative courses of action available to you.

Conditions to the Offer

     The conditions to the Offer (the "Conditions") are set out in Part A of Annex I to this Offer Document. The following discussion of certain of the Conditions to the Offer is subject to and qualified in its entirety by reference to Annex I. The Offer is governed by English law.

     The Offer is conditional on valid acceptances being received by the time of expiration of the Offer Period at 3:00 p.m. (London time) and 10:00 a.m. (New York City time) on __________, 1999 (or such later date as Halliburton may decide) in respect of not less than 90% of the PES Shares to which the Offer relates or such lesser percentage (but not less than 33%) of the PES Shares to which the Offer relates as Halliburton may decide (the "Acceptance Condition"). If the Acceptance Condition is satisfied before the Offer becomes or is declared unconditional in all respects, it must continue to be satisfied (subject to any permitted reduction in the acceptance threshold) on the actual date the Offer becomes or is declared unconditional in all respects, by reference to the facts then subsisting.

HALLIBURTON MAY REDUCE THE PERCENTAGE OF PES SHARES REQUIRED TO SATISFY THE ACCEPTANCE CONDITION (BUT NOT TO LESS THAN 33% OF THE PES SHARES TO WHICH THE OFFER RELATES). IN SUCH EVENT, HALLIBURTON WILL ANNOUNCE, AT LEAST FIVE U.S. BUSINESS DAYS PRIOR TO THE SCHEDULED EXPIRATION OF THE OFFER AND AT LEAST FIVE U.S. BUSINESS DAYS PRIOR TO THE OFFER BEING DECLARED UNCONDITIONAL, BY WRITTEN NOTICE TO ALL PES SHAREHOLDERS THAT IT HAS REDUCED THE ACCEPTANCE LEVEL UNDER THE ACCEPTANCE CONDITION. HALLIBURTON WILL, FOLLOWING ANY SUCH ANNOUNCEMENT, LEAVE THE OFFER OPEN FOR AT LEAST TEN U.S. BUSINESS DAYS BY, IF NECESSARY, EXTENDING THE OFFER PERIOD. NO WITHDRAWAL RIGHTS WILL, HOWEVER, BE GRANTED DURING THAT TEN DAY PERIOD. PES SHAREHOLDERS WHO ARE NOT WILLING TO ACCEPT THE OFFER IF THE

ACCEPTANCE CONDITION IS REDUCED BELOW THE 90% LEVEL SHOULD NOT ACCEPT THE OFFER UNTIL THE FIFTH DAY IMMEDIATELY PRIOR TO THE SCHEDULED EXPIRATION OF THE OFFER.

     The Offer is also conditional, among other things, on the following:

     - the approval by PES Shareholders of a resolution inter alia authorizing the suspension of certain provisions of the articles of association of PES that would interfere with Halliburton's ability to purchase PES Shares pursuant to the Offer;

     - the continued employment through Completion of the Offer of Messrs. Kinch and Rubbo and seven other key employees;

     - the approval by the NYSE of the Halliburton Common Stock to be issued pursuant to the Offer for listing on the NYSE, subject to official notice of issuance;

     - no stop order suspending the effectiveness of the registration statement (of which this Offer Document is a part) having been issued or threatened by the SEC;

     - no governmental, regulatory or other relevant authority having instituted, implemented or threatened any action that affects the Offer, including any action that would make the Offer illegal or would require Halliburton or PES to sell all or any material portion of its assets;

     - all authorizations necessary or appropriate for the Offer having been obtained from all appropriate governmental and regulatory authorities;

     - PES and its subsidiaries not having engaged in certain activities that are out of the ordinary course of its business, including the issuance of additional shares, the payment of dividends, effectuation of a merger with any other person, any disposition of its assets, any increase in its indebtedness and any entry into contracts or arrangements that are likely to restrict the business of Halliburton or PES;

     - no material adverse change in the business, assets, financial or trading position or profits or prospects of PES having occurred;

     - no litigation the effect of which is or is likely to be material to PES having been continued or instituted;

     - no information concerning PES disclosed to Halliburton pursuant to the Warranty Agreement being misleading in any material respect or containing a material misrepresentation of fact or omitting to state a fact necessary to make the information contained therein not materially misleading; and

     - PES having complied with all applicable legislation that has a material impact on PES.

For further information regarding the Conditions to the Offer, see Part A of Annex I to this Offer Document.

Terms of the Offer

     If the Offer is declared unconditional, the Offer will be extended for an additional period of ten U.S. business days. Halliburton reserves the right (but will not be obliged) at any time to extend the time and date for fulfillment of the Acceptance Condition, provided that Halliburton may not extend the Offer Period beyond ___________, 1999. Halliburton acknowledges that Rule 14e-1(d) under the Exchange Act provides that an extension must be accompanied by a public announcement, which shall include disclosure of the approximate number of PES Shares for which valid acceptances have been received to date, issued by 2:00 p.m. (London time) and 9:00 a.m. (New York City time) on the next U.S. business day after the scheduled expiration date of the Offer. If Halliburton makes an announcement that the Offer will remain open until further notice, Halliburton will make a further announcement and copy it to all PES Shareholders not less than ten U.S. business days before closing the Offer.

     If all the Conditions are satisfied, fulfilled or, where permitted, waived within the time permitted, payment for PES Shares that have been sold pursuant to the Offer will be made as provided under "-- Settlement".

Procedures for Accepting the Offer

     This section should be read together with the notes on the Form of Acceptance. The provisions of this section shall form a part of the Form of Acceptance, and the Form of Acceptance shall be deemed to form part of the terms of the Offer.

     All PES Shareholders, including persons in the U.S. who hold PES Shares, have been sent a Form of Acceptance, which they must use to accept the Offer.

     Completion of Form of Acceptance. To accept the Offer, you must complete Boxes 1 and 2 and, if appropriate, Boxes 3, 4 and, if necessary, Box 5. In all cases you must sign Box 1 of the Form of Acceptance in the presence of a witness, who should also sign in accordance with the instructions printed thereon. If you have any questions as to how to complete the Form of Acceptance, please telephone either Andrew Sheach or Thomas Page of Cameron McKenna, in its capacity as the receiving agent, at +44 (0)171 367 3000 (the "Receiving Agent"). Cameron McKenna will not provide advice to you on any matter relating to your decision whether or not to accept the Offer.

     Return of Form of Acceptance. Completed Forms of Acceptance should be returned in the enclosed reply paid envelope to the Receiving Agent, Cameron McKenna (Ref: TLP/AJS), together with the relevant share certificate(s) and/or other document(s) of title as soon as possible, but in any event so as to arrive no later than 3:00 p.m. (London time), 10:00 a.m. (New York City time) on

________, 1999. No acknowledgment of receipt of documents will be given by or on behalf of Halliburton. The instructions printed on the Form of Acceptance are deemed to form part of the terms of the Offer. The Form of Acceptance should be sent to the Receiving Agent, Cameron McKenna (Ref: TLP/AJS), Mitre House, 160 Aldersgate Street, London EC1A 4DD United Kingdom.

     Documents of Title. A completed and signed Form of Acceptance should be accompanied by the share certificate(s) and/or other document(s) of title for the relevant PES Shares. No acknowledgment of receipt of documents will be given. If you have lost your PES Ordinary Share certificate(s) and/or other document(s) of title, you should contact Michael L. Bowyer, a director of PES (telephone +44 (0) 1224 793000), for a letter of indemnity for lost share certificate(s) and/or other documents of title which, when completed in accordance with the instructions given, should be returned by mail to the Receiving Agent as indicated above. If your share certificates are held by the Company Secretary of PES, your acceptance of the Offer will constitute your authority to him to deliver your certificates on your behalf.

     Minors. If you are under 16 years of age, the Form of Acceptance must be completed and signed by one of your parents on your behalf. In order to provide proof of the parents' entitlement to sign on your behalf, they will need to include a copy of your birth certificate and their passport, both copies of which must be notarized or certified by a solicitor or other person acceptable to Halliburton to be true copies of the original.

     Lost Share Certificates. If your share certificates or documents of title, or both, are not readily available, the Form of Acceptance should nevertheless be completed and signed and returned as indicated above. The share certificates and other documents of title should be forwarded as soon as possible thereafter. The consideration due under the Offer may not be paid until such documents, or an indemnity in lieu thereof satisfactory to Halliburton, is received. Halliburton reserves the right to treat acceptances of the Offer as valid even though not complete in all respects or not accompanied by the relevant share certificates or other documents of title.

     If you are in any doubt as to the action you should take, we recommend that you seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorized (in the case of PES Shareholders resident in the U.K.) under the U.K. Financial Services Act 1986.

     Forms of Acceptance. Each PES Shareholder by whom, or on whose behalf, a Form of Acceptance is executed thereby irrevocably undertakes to and agrees with Halliburton (so as to bind him, his personal representatives, heirs, successors and assigns) to the following effect:

     - the execution of the Form of Acceptance constitutes, with effect from the Offer becoming or being declared unconditional in all respects, the irrevocable appointment of any executive officer of Halliburton as such PES Shareholder's attorney and an irrevocable instruction to that attorney to complete and execute all or any forms of transfer and other documents whatsoever at the attorney's discretion in relation to any PES Shares in respect to which the Offer has been accepted or deemed to be accepted in favor of Halliburton or such other person or persons as Halliburton may direct and to deliver such forms of transfer or other documents of title relating to such PES Shares for registration and to do all such other acts and things as may, in the reasonable opinion of such attorney, be necessary or expedient for the purpose of, or in connection with, vesting in Halliburton or such other persons as it may direct such PES Shares;

     - after the Offer becomes or is declared unconditional in all respects, Halliburton shall be entitled to exercise any votes attaching to any PES Shares in respect of which the Offer has been accepted or deemed to be accepted on that Form of Acceptance and any other rights and privileges attaching to such PES Shares, including the right to requisition a general meeting of PES, and the execution of a Form of Acceptance will constitute an authority and request to PES from the relevant PES Shareholder to send any notice that may be required to be sent to him as a member of PES, after the Offer becomes or is declared unconditional in all respects, to Halliburton at its registered office, and an authority to Halliburton to sign any consent to short notice of a general meeting on his behalf or to execute a form of proxy in respect of such shares appointing any person determined by Halliburton to attend general meetings of PES or its members or any of them and to exercise the votes attaching to such shares on his behalf, or both save that the foregoing rights conferred on Halliburton may not be exercised to the extent that such exercise would adversely affect the legal or tax position of any PES Shareholder;

     - he will not execute a proxy for or attend any general meeting of PES, once the authority provided for in the preceding paragraph has come into effect;

     - the appointment and authority in this paragraph shall be irrevocable and apply only to PES Shares in respect of which the Offer has been accepted or deemed to be accepted on the Form of Acceptance; and

     - he grants powers of attorney and authorities on the terms conferred by or referred to in this paragraph, which are given by way of security for the performance of the obligations of such PES Shareholders and which shall be irrevocable in the United Kingdom in accordance with section 4 of the U.K. Powers of Attorney Act 1971, and agrees to ratify each and everything done by his attorney in exercise of his powers and authorities hereunder.

     Any Form of Acceptance received prior to the passing of the special resolution to amend the PES articles of association referred to under "PES Extraordinary General Meeting" shall be deemed to have been given conditional only upon the passing of such resolution.

     General. All communications, notices, certificates, documents of title, other documents, transfers and remittances to be delivered by or sent to or from PES Shareholders will be delivered by or sent to or from them (or their designated agents) at their risk.

     Acceptance of the Offer will be deemed to constitute a warranty by the acceptor that such acceptance is not, and will not result in, a breach of the laws of any jurisdiction to which such acceptor is subject.

     Acceptance of the Offer by an acceptor on behalf of a PES Shareholder who is under 16 years of age will be deemed to constitute a warranty by the acceptor that the acceptor is a legitimate parent of the relevant PES Shareholder and is entitled to accept the Offer on behalf of such PES Shareholder.

     Acceptance of the Offer will also be deemed to constitute a warranty by the acceptor that the PES Shares in respect of which the Offer is accepted by the acceptor are sold by the acceptor free from all claims, liens, charges and encumbrances and together with all rights attaching thereto.

     The Offer and all acceptances thereof will be governed by and construed in accordance with English law.

     Any omission to dispatch this Offer Document to, or any failure to receive the same by, any person to whom the Offer is made or should be made shall not invalidate the Offer in any way. Halliburton reserves the right to treat acceptances of the Offer as valid if received by or on behalf of it at any place or places determined by it.

     Validity of Acceptance. Notwithstanding the provisions of this Offer Document above, Halliburton reserves the right to treat as valid in whole or in part any acceptance of the Offer that is not entirely in order or that is not accompanied by the relevant PES Share certificate or certificates or other documents of title. In that event, no issue of Halliburton Common Stock under the Offer will be made until after the relevant PES Share certificate or certificates or other documents of title or indemnities satisfactory to Halliburton have been received. Immediately prior to the satisfaction of the Acceptance Condition, the Receiving Agent will certify to Halliburton the number of PES Shares for which valid acceptances have been received and not validly withdrawn pursuant to the Offer.

     Overseas Holders. The attention of PES Shareholders who are citizens or residents of jurisdictions outside the U.K. or the U.S. is drawn to the fact that, as indicated above, acceptance of the Offer will be deemed to constitute a warranty by the accepting PES Shareholder that such acceptance is not, and will not result in, a breach of the laws of the jurisdiction to which such PES Shareholder is subject. If you are in any doubt as to the procedure for acceptance of the Offer with respect to PES Shares, please contact the Receiving Agent, Cameron McKenna (Attn: Mr. Andrew Sheach or Mr. Thomas Page), by telephone at +(44) (0) 171 367 3000 or at the address above. Any questions or requests for assistance or additional copies of the Offer Document or the Form of Acceptance may be directed to the Receiving Agent, Cameron McKenna. Cameron McKenna will not provide advice to PES Shareholders on any matter relating to their decision as to whether to accept the Offer.

     Action to Be Taken. The Form of Acceptance should be returned as soon as possible in the enclosed reply paid envelope and, in any event, so as to be received by mail or by hand by the Receiving Agent, Cameron McKenna (ref:
TLP/AJS), at its address set out on page 125 no later than 3:00 p.m. (London time), or 10:00 a.m. (New York City time) on _________, 1999.

No Rights of Withdrawal

     PES Shareholders will not be able to withdraw their acceptances once they have validly accepted the Offer, unless the Offer is not declared unconditional on or before ________, 1999, in which event the PES Shares will be returned to the PES Shareholders promptly. While Halliburton has no current intention of reducing the Acceptance Condition from 90% to no less than 33%, if it should do so, it will announce the modification by written notice to all PES Shareholders at least five U.S. business days prior to the scheduled expiration of the Offer and at least five U.S. business days prior to the Offer being declared unconditional and leave the Offer open for at least ten U.S. business days thereafter by extending the Offer Period if necessary. No withdrawal rights will, however, be granted during that ten day period to PES Shareholders who theretofore accepted the Offer. In any event, Halliburton will not close the Offer before the end of the initial Offer Period.

Settlement

     General. Subject to the Offer becoming or being declared unconditional in all respects, settlement of the consideration to which any PES Shareholders is entitled under the Initial Element of the Offer will be effected (i), in the case of acceptances received, complete in all respects, by the date on which the Offer becomes or is declared unconditional in all respects, as promptly as practicable after such date but in no event later than 14 days after such date, or (ii), in the case of acceptances of the Offer received, complete in all respects, after the date on which the Offer becomes or is declared unconditional in all respects but while it remains open for acceptance, as promptly as practicable after such receipt but in no event later than 14 days of such receipt. In all cases, Halliburton Common Stock issued pursuant to the Offer will be issued only after timely receipt by the Receiving Agent of certificates evidencing such PES Shares (or, in the case of a mutilated, lost or stolen certificate, an indemnity in form acceptable to Halliburton in lieu thereof), a properly completed and duly executed Form of Acceptance and any other documents required by the Form of Acceptance. Halliburton will make a public announcement on ________, __________, 1999 and on the business day following each date on which the Offer Period is scheduled to expire as to whether or not the conditions to the Offer have been satisfied or, where permitted, waived and give oral or written notice thereof to Cameron McKenna, as the recipient of the PES Shares of those PES Shareholders who have accepted the Offer.

     The Deferred Elements shall be paid or satisfied no later than thirty days from the First Determination Date (in the case of the First Deferred Element) and from the Second Determination Date (in the case of the Second Deferred Element), save for any part thereof the payment of which is delayed for the reasons described under "The Offer - General". Any such delayed element will be satisfied within 30 days of the date the relevant dispute is resolved.

     Delivery of Halliburton Common Stock. Halliburton acknowledges that Rule 14e-1(c) under the Exchange Act provides that an offeror must pay the consideration offered or return the securities deposited by, or on behalf of, shareholders promptly after the termination or withdrawal of the offer. If the Offer does not become or is not declared unconditional in all respects or tendered PES Shares are not purchased because of an invalid acceptance, share certificates and other documents of title will be returned by mail, as promptly as practicable after the Offer lapsing, but in no event later than 14 days thereafter, to the person or agent whose name and address is set out on the Form of Acceptance or, if none is set out, to the first named holder at his registered address.

All documents and remittances sent by, to or from PES Shareholders or their appointed agents will be sent at their own risk.

     The Halliburton Common Stock to be issued pursuant to the Offer will be validly issued, fully paid and nonassessable, i.e., credited as fully paid, and will rank pari passu in all respects with the existing Halliburton Common Stock, including the right to receive all dividends and distributions declared with a record date after the date of issuance of such stock. (Holders of Halliburton Common Stock received in the Offer will not be entitled to receive the dividend on Halliburton Common Stock declared on May 18, 1999 payable to stockholders of record on June 3, 1999 because the date of issue will occur subsequent to such record date.) The Halliburton Common Stock to be issued pursuant to the Offer has been listed on the NYSE, subject to official notice of issuance. Dealings, for normal settlement, will commence on the NYSE in the Halliburton Common Stock to be issued pursuant to the Offer on the first trading day following the day on which the Offer becomes or is declared unconditional in all respects.

     Direct Registration of Halliburton Common Stock. In September and October 1998, Halliburton adopted and implemented a direct registration (book entry) program with respect to record ownership of Halliburton Common Stock. Direct registration is a service that allows shares to be owned, reported and transferred electronically without having a physical stock certificate issued. Persons who acquire shares of Halliburton Common Stock will not receive a physical stock certificate (unless certificates are requested); rather, ownership of such shares is recorded in the names of such persons electronically on Halliburton's books and records. Direct registration is intended to alleviate problems relating to stolen, misplaced or lost stock certificates and to reduce the paperwork relating to the transfer of ownership of Halliburton Common Stock. Under direct registration, the voting, dividend and other rights and benefits of holders of Halliburton Common Stock remain the same as with holders of certificates.

     If you have accepted the Offer, upon Completion of the Offer, Halliburton will issue the appropriate shares of Halliburton Common Stock to you through direct registration rather than issuing a physical stock certificate unless you give specific instructions to do otherwise. You may give such instruction by checking Box 5 on the Form of Acceptance at the time you accept the Offer.

     The requirements for transferring book entry shares are the same as for shares represented by a physical stock certificate except that, with direct registration, there is no certificate to surrender. Halliburton Common Stock owned through the direct registration program may be sold and transferred through a stock broker or through ChaseMellon Shareholder Services, L.L.C., the transfer agent for the Halliburton Common Stock.

Method of Selling Halliburton Common Stock.

     In order to utilize the services of a stock broker, a holder of Halliburton Common Stock must first add the appropriate stock broker information to the direct registration account maintained by the transfer agent. Thereafter, such a holder may by telephone transfer Halliburton Common Stock to a brokerage account at such stock broker and then may sell or transfer such shares by giving instructions to the broker.

     Alternatively, shares of Halliburton Common Stock owned through direct registration may be sold or transferred through the services of the transfer agent. Sales will be made through the transfer agent when practicable, but at least once each week. The transfer agent cannot accept instructions to sell shares on a specific day or at a specific price. The price per share will be the average price per share of all such Halliburton Common Stock sold during the period by the transfer agent for holders of book entry shares.

     Former PES Shareholders who become holders of Halliburton Common Stock as a result of the Offer will be able to sell all or a portion of such Halliburton Common Stock through the auspices of the NYSE. The NYSE is the only major stock exchange on which the Halliburton Common Stock is listed. In order to sell shares of Halliburton Common Stock, holders of such stock who are resident or located in the U.K. should establish a private account at a stock brokerage firm located in the U.K. and place a sale order through such stock brokerage firm. Halliburton is advised that, upon receipt of such an order, the U.K. stock brokerage firm will contact a U.S. broker/dealer firm that is a member firm of the NYSE and place the sell order through that firm; that the U.S. broker/dealer will execute the order through the NYSE; that payment will be made to the U.S. broker/dealer in U.S. dollars; that, after deducting the broker/dealer's commission, the U.S. broker/dealer will purchase pounds sterling with the net sale proceeds at the then current currency exchange rate and forward the pounds sterling to the U.K. stock brokerage firm for the account of the seller. Halliburton is advised that if the U.K. stock brokerage firm is affiliated with the U.S. broker/dealer such a transaction will entail only a single brokerage commission; if they are not so affiliated, the U.K. holders of Halliburton Common Stock may incur an additional brokerage commission. If you are in any doubt about the action you should take to sell your Halliburton Common Stock, you should (if you are resident in the U.K.) seek advice from an independent financial adviser duly authorized under the U.K. Financial Services Act 1986 or (if you reside elsewhere) an appropriately qualified financial adviser.

Recapitalization

     If, on or after the date hereof and prior to Completion, PES should split, combine or otherwise change any PES Shares or its capitalization (other than as a result of issuance of any PES Shares upon exercise of the Call Options), or disclose that it has taken any such action, then Halliburton may make such adjustments to the exchange ratio and other terms of the Offer as it deems are fair and appropriate to reflect such split, combination or other change.

Compulsory Acquisition; Appraisal Rights

     If:

     as a result of the Offer, Halliburton acquires PES Shares representing at least 90% of the PES Shares to which the Offer relates, then Halliburton will be entitled and intends to effect a Compulsory Acquisition to compel the acquisition of the remainder of the outstanding PES Shares on the same terms as the Offer in accordance with sections 428 through 430F of the U.K. Companies Act 1985; or at any time after the Offer has become unconditional, Halliburton acquires PES Shares representing at least 90% of the PES Shares to which the Offer relates, a PES Shareholder will be entitled to require Halliburton to acquire his or her PES Shares on the same terms as the Offer in accordance with sections 430A and 430B of the U.K. Companies Act 1985.

     PES Shareholders do not have appraisal rights as a result of the Offer. If the Compulsory Acquisition can be effected by Halliburton, however, PES Shareholders whose PES Shares have not been acquired pursuant to the Offer will be entitled to certain rights under the U.K. Companies Act 1985, including the right to compel Halliburton to acquire such PES Shares on the same terms as the Offer. For the full text of the applicable provisions of the U.K. Companies Act 1985, see Annex IV of this Offer Document.

Interests of Certain Persons in the Offer

     In considering the recommendation by the PES Board with respect to the Offer, PES Shareholders should be aware that certain members of the PES Board as well as certain other PES Shareholders, may have certain interests that are different from, or in addition to, the interests of PES shareholders as such. The PES Board recognized such interests and determined that such interests neither supported nor detracted from the fairness of the Offer to PES shareholders as a whole.

     Halliburton Designated Directors of Pes. In connection with the acquisition by Holdings of 26% of the outstanding PES Shares on April 22, 1997, the PES Articles of Association were amended to provide that so long as any member of the Halliburton Group owns 10% or more of the then current issued share capital of PES, Halliburton shall be entitled to appoint two persons as directors of PES. In the exercise of that right, Holdings, acting on behalf of Halliburton, has appointed Messrs. McCurley and Renfroe to the PES Board.

     Neither Mr. McCurley nor Mr. Renfroe owns any PES Shares and neither of them participated in any of the deliberations of the PES Board relating to the Offer.

     Pes Share Option Schemes. The Offer will extend to any PES Shares unconditionally acquired while the Offer remains open for acceptance pursuant to the exercise of options issued under the PES Share Option Schemes or otherwise. In connection with the Offer, Halliburton will offer PES Optionholders the opportunity to surrender their PES Options in exchange for options for Halliburton Common Stock ("Halliburton Options"). The Halliburton Options will entitle the holder to acquire the same number of shares of Halliburton Common Stock he would have acquired had he exercised the surrendered PES Option at the outset of the Offer and accepted the Offer at the same exercise price provided in the surrendered PES Option. Each Halliburton Option will become exercisable for the same portions of such number of shares of Halliburton Common Stock at the same times as provided in the Offer. Such number of shares of Halliburton Common Stock will be subject to reduction on the same basis as provided in the Offer. In addition, if an employee holding a Halliburton Option "voluntarily resigns" or is "terminated for cause" (the definitions of which terms are similar to those of the corresponding terms as set forth in Annex II), 30% of the maximum number of his Halliburton Options will lapse. If such an employee's employment is otherwise terminated, the Halliburton Option will continue to be exercisable.

     As part of the Irrevocable Undertaking given by each Principal Shareholder who holds PES Options, each such Principal Shareholder confirmed that he would surrender his PES Options in exchange for Halliburton Options. PES has agreed that it will not make any amendments to the PES Share Option Schemes while the Offer is pending. Detailed information regarding the alternatives available to PES Optionholders will be mailed to PES Optionholders with this Offer Document.

     Service Agreements. Each of the seven PES Directors who is not affiliated with Halliburton (each of whom is also an employee of PES or one of its subsidiaries) has executed a service agreement with PES or a subsidiary of PES or Halliburton that will become effective upon Completion of the Offer. In general, these service agreements:

     . have a three year term commencing upon Completion of the Offer and, on conclusion of the term, are terminable by either party upon three months' notice;

     . provide for participation by each key employee/director in the group life insurance program of the employer and in the health insurance programs of the employer;

     . include covenants by the key employee/directors against disclosure of confidential information;

     .  include noncompetition covenants by the key employee/directors;

     . include provisions clarifying the rights of the parties as regards intellectual property; and

     . provide for the right of the employer to terminate the agreement for specified causes.

In addition, the following directors/key employees will be entitled under the provisions of the applicable service agreement to the following annual salary, bonus and pension benefits:

          Name             Annual Salary                Bonus                 Pension Benefit
          ----             -------------                -----                 ---------------
Laurence Kinch             (Pounds)78,000        (Pounds)    0 - 39,000       (Pounds)4,680

Richard Rubbo              $      125,000        $           0 - 62,500       $       5,000

Michael L. Bowyer          (Pounds)75,920        (Pounds)    0 - 37,960       (Pounds)4,555

Michael  J.  Fleming       $      125,000        $      16,667 - 41,667(1)    $       5,000

Steven  C.  Owens          $      120,000        $           0 - 60,000       $       4,800

Colin  Smith               (Pounds)65,625        (Pounds)    0 - 32,813       (Pounds)3,938

Drummond  W.  Whiteford    (Pounds)73,000        (Pounds)9,733 - 24,333(1)    (Pounds)4,380

_______________
         (1) These bonuses will be paid in two instalments subject to achievement of milestones identified in the applicable bonus plan.

        Irrevocable Undertakings. The Principal Shareholders have entered into the Irrevocable Undertakings requiring those who hold PES Shares to accept the Offer for their PES Shares and to vote in favor of the resolution to be proposed at the EGM. The Principal Shareholders own beneficially, in the aggregate, 633,570 PES Shares which represent 50.02% of the issued share capital of PES. The Irrevocable Undertakings will continue to be binding even if a competing offer is made. See "Agreements with Certain PES Shareholders and Directors -- PES Shareholders". In addition, pursuant to the Irrevocable Undertakings, those of the Principal Shareholders who hold PES Options have undertaken to surrender such PES Options in exchange for new options over Halliburton Common Stock.

          In addition, pursuant to the Irrevocable Undertakings, each PES Director (other than the Holdings nominees, Messrs. Mark McCurley and James Renfroe) has undertaken, subject to his fiduciary duties, to recommend the Offer to PES Shareholders. These Directors own beneficially, in the aggregate, 473,670 PES Shares which represent 37.4% of the issued share capital of PES. See "Agreements with Certain PES Shareholders and Directors -- PES Directors".


          PES Trustees Limited, which holds PES Shares for transfer to PES Optionholders on exercise of their options under the PES Share Option Schemes, has entered into an Irrevocable Undertaking requiring it (i) to accept the Offer in respect of those PES Shares that are no longer required to meet its obligations under the PES Share Option Schemes as a result of any of the PES Optionholders agreeing to surrender his PES Options in exchange for Halliburton Options, and (ii) to vote in favor of the resolution to be proposed at the extraordinary general meeting of PES. PES Trustees Limited holds, in the aggregate, 141,130 PES Shares, which represent 11.14% of the issued share capital of PES, of which 135,964 PES Shares are subject to the PES Options.

          Warranty Agreement. In consideration of the offer by Halliburton to acquire all of the issued ordinary share capital of PES, certain PES Shareholders or Optionholders (the "Executive Warrantors") and Messrs. Bouldin and Arizmendi have entered into an agreement (the "Warranty Agreement") with Halliburton. The Warranty Agreement contains various joint and several representations and warranties of each of the Executive Warrantors to Halliburton relating to the organization, operations, condition (financial and otherwise), business, assets and properties of the PES Group. The Executive Warrantors have also agreed to cause the PES Group to operate in compliance with the provisions of the Warranty Agreement during the Offer Period.

          In addition, each of the Executive Warrantors has agreed not to compete with the PES Group, in any parts of the world in which the PES Group operates, not to employ or offer to employ any director or employee of the PES Group or any member of the Halliburton Group, solicit away or deal with any person who is or has been a client, customer or supplier of the PES Group or the Halliburton Group, for the longer of (i) three years from Completion and (ii) one year from the date on which an Executive Warrantor ceases to be employed by a member of the Halliburton Group (including the PES Group).

          For further information, see "The Warranty Agreement".

          General. Except as otherwise stated in this Offer Document, (i) there have not been any contracts, transactions or negotiations between Halliburton, any of its subsidiaries or, to the best knowledge of Halliburton, any of the directors or executive officers of Halliburton with PES or any of its directors, officers or affiliates concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities; an election of directors or a sale or other transfer of a material amount of assets, (ii) there are no current or proposed material contracts, arrangements, understandings or relationships between Halliburton, its controlling persons or subsidiaries or, to the best knowledge of Halliburton, any of the persons listed under "Security Ownership and Dealings By Certain Beneficial Owners and Management of Halliburton" with respect to any PES Shares. See "Background to and Reasons for the Offer". Neither Halliburton nor any of its controlling persons or subsidiaries or, to the best knowledge of Halliburton, any of the persons listed under "Security Ownership and Dealings By Certain Beneficial Owners and Management of Halliburton" owns of record any PES Shares (other than Holdings, which owns approximately 26% of the currently issued share capital of PES).

Fees and Expenses of the Offer

          In connection with the services rendered by PricewaterhouseCoopers, as the authorized person approving this Offer Document for the purposes of Section 57 of the U.K. Financial Services Act 1986, Halliburton has agreed to pay PricewaterhouseCoopers its fees for such services which are estimated to be between (Pounds)75,000 and (Pounds)90,000 and will not exceed (Pounds)90,000. In addition, Halliburton has agreed that the limit of liability of PricewaterhouseCoopers to Halliburton and its subsidiaries for any and all losses, damages and costs incurred by Halliburton and its subsidiaries in connection with this engagement of PricewaterhouseCoopers shall be (Pounds)1,000,000 except that no such limit would apply in the case of losses, damages and costs resulting from fraud or dishonesty.

          Halliburton has retained Cameron McKenna, which firm is acting as U.K. counsel to Halliburton, also to act as the Receiving Agent in connection with the Offer. The Receiving Agent will receive reasonable compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the U.S. federal securities laws. The Receiving Agent has not been retained to make solicitations or recommendations. Halliburton will not pay any fees or commissions to any broker or dealer or any other person for soliciting acceptances of the Offer from PES Shareholders.

          Halliburton has agreed, pursuant to the Warranty Agreement, to pay up to (Pounds)750,000, plus U.K. value added tax, to discharge the fees and expenses incurred by PES in relation to the Offer to its legal, accounting and financial advisors.

Certain Regulatory Approvals and Legal Matters

          Except for any actions of the Securities and Exchange Commission required for Halliburton to comply with U.S. securities laws, neither Halliburton nor PES is aware of (i) any license or regulatory permit that appears to be material to the business of the PES Group taken as a whole and that might be adversely affected by Halliburton's acquisition of PES as contemplated herein or (ii) any approval or other action by any domestic or foreign governmental, administrative or regulatory agency or authority that appears to be material to PES and its subsidiaries, taken as a whole, and that is required for the acquisition of ownership of PES Shares by Halliburton as contemplated herein. Should any such approval or other action be required, Halliburton currently contemplates that such approval or other action will be sought. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions attached thereto or that failure to obtain any such approval or other action might not result in consequence adverse to PES's business.

     PES has no assets or operations in the U.S. other than those owned or operated by PES Incorporated, a wholly owned subsidiary located in the U.S. The latter are not sufficiently large to subject the Offer to the filing requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976. The Offer does not fall within the scope of the EC Merger Control Regulation (Regulation 4064/89/EC), as the relevant turnover threshold conditions are not met.

                            THE WARRANTY AGREEMENT

     The following description does not purport to be complete and is qualified in its entirety by reference to the Warranty Agreement, a copy of which is filed as an exhibit to the registration statement of which this Offer Document constitutes a part and a copy of which is on display at the London and Aberdeen offices of the Receiving Agent.

Warranties

     In consideration of the Offer by Halliburton to acquire all of the issued ordinary share capital of PES, certain PES Shareholders or Optionholders (the "Executive Warrantors") have entered into an agreement (the "Warranty Agreement") between the Executive Warrantors and Halliburton.

     The Warranty Agreement contains various joint and several representations and warranties granted by each of the Executive Warrantors to Halliburton relating to, among other things, (i) the organization of PES and its subsidiaries and similar corporate matters, (ii) the capitalization of PES and its subsidiaries, (iii) the audited and unaudited financial statements of PES and its subsidiaries, (iv) the absence of certain events since the date of the audited financial statements, (v) various employment matters, (vi) the status of material contracts to which PES or one of its subsidiaries is a party, (vii) the status of loans and financial facilities of PES and its subsidiaries, (viii) liabilities of PES and its subsidiaries to the Executive Warrantors, (ix) authority of the Executive Warrantors to enter into the Warranty Agreement, (x) intellectual property matters relating to PES and its subsidiaries, (xi) taxes of PES and its subsidiaries, (xii) various insolvency matters, (xiii) the properties of PES and its subsidiaries and (xiv) certain environmental matters. The representations and warranties relating to matters other than taxation expire on the date falling three months after delivery of the audited consolidated financial statements of Halliburton for the year ending December 31, 2000 and in the case of taxation matters on the sixth anniversary of the date of the Warranty Agreement. The aggregate liability of the Executive Warrantors with respect to such representations and warranties is limited to (Pounds)10,000,000.

Agreement To Pay

     Four PES Directors (being M. L. Bowyer, D. W. Whiteford, S. C. Owens and C. Smith), who are also Executive Warrantors, and two key employees (being B. Bouldin and N. Arizmendi), who are parties to the Warranty Agreement but are not Executive Warrantors, have agreed that they will continue their employment with PES for at least three years following Completion of the Offer. Any such employee who "voluntarily resigns" or whose employment is "terminated for cause" (the definitions of which terms are similar to those of the corresponding terms as set forth in Annex II) will be obligated to pay to Halliburton liquidated damages in an amount equal to (a) 30% of the market value of the maximum number of shares of Halliburton Common Stock to be issued to him and his immediate family pursuant to the Offer or (b) $1,000,000, whichever is less. The termination of employment of any of these six employees will have no effect on the shares of Halliburton Common Stock to be issued pursuant to the Offer to the other PES Shareholders.

     The continued employment of these six key employees, together with Messrs. Kinch, Rubbo and Fleming, through the Offer Period is also a Condition of the Offer. See "The Offer -Conditions to the Offer".

Restrictive Covenants

     Each of the Executive Warrantors has agreed not to engage, directly or indirectly, in any activity or business in any parts of the world in which PES and its subsidiaries operate, employ or offer to employ any director or employee of PES or any of its subsidiaries or any member of the Halliburton Group, solicit away or deal with, in direct competition with the business conducted by the PES Group, any person who is or has, during the two years preceding the date of the Warranty Agreement, been a client, customer or supplier of the PES Group or the Halliburton Group, for the longer of (i) three years from Completion and
(ii) one year from the date on which an Executive Warrantor ceases to be employed by a member of the Halliburton Group (including the PES Group).

Pre-completion Matters

     The Executive Warrantors agreed that pending Completion of the Offer they will so far as they are able cause PES (i) to provide Halliburton with monthly financial statements of PES and its subsidiaries, (ii) to operate the business of each Group Company in the ordinary and usual course and with a view to a profit and (iii) not to pass any shareholders resolution except as may be required by the Warranty Agreement.

     The Executive Warrantors agreed to ensure that, pending Completion of the Offer, there will be no (i) sale or any agreement for sale of any part of the business or assets of any member of the PES Group except in the ordinary course of business of the particular company, (ii) creation or issue or agreement to create or issue any mortgage or charge upon any of the assets of any member of the PES Group or incurrence by any member of the PES Group of any indebtedness, other than normal trade credit or indebtedness on overdraft to bankers, (iii) dismissal or change in the remuneration or employment or the terms thereof of any of the directors or senior employees of any member of the PES Group, (iv) material litigation or arbitration proceedings commenced by any member of the PES Group regarding its assets or business, (v) material amendment to current insurance policies of any member of the PES Group and that such policies shall be maintained in full force and effect pending Completion, (vi) declaration or payment of any dividend or distribution to the shareholders of any member of the PES Group, (vii) incurrence, with certain exceptions, of any new capital expenditures in excess of (Pounds)50,000 or (viii) changes in the authorized or issued share capital of any member of the PES Group other than the exercise of the Call Option.

Completion

     Each Executive Warrantor will, on or prior to Completion, repay all amounts owing to any member of the PES Group by the particular Executive Warrantor or by his associates (other than advances made in the normal course of business).

     The Executive Warrantors have agreed that, at or as soon as practicable following Completion, they will take a variety of actions necessary or desirable to accomplish the orderly transfer of ownership of the PES Group to Halliburton.

Governing Law

     The Warranty Agreement is to be governed by and construed in accordance with the law of Scotland and the parties thereto submit to the jurisdiction of the courts of Scotland.

            AGREEMENTS WITH CERTAIN PES SHAREHOLDERS AND DIRECTORS

PES Shareholders

     Certain PES Shareholders and PES Optionholders have entered into the Irrevocable Undertakings as set forth in the following table:

                                                               Shares Underlying
Name of Security Holder                   PES Shares                 PES Options          Totals         Percentage*
-----------------------                   ----------           -----------------          ------         ----------
L.  W.  Kinch                                300,000                         -0-         300,000             23.69%
M.  L.  Bowyer                                 3,170                      21,610          24,780              1.96%
F.  A.  Bowyer (1)                             2,290                         -0-           2,290              0.18%
P.  A.  Bowyer (1)                             1,180                         -0-           1,180              0.09%
S.  E.  Bowyer (1)                             1,180                         -0-           1,180              0.09%
D.  W.  Whiteford                            131,620                         -0-         131,620             10.39%
J.  Whiteford (2)                             15,290                         -0-          15,290              1.21%
R.  P.  Rubbo                                    -0-                      15,600          15,600              1.23%
J.  M.  Rubbo (3)                            100,750                         -0-         100,750              7.95%
S.  C.  Owens                                 37,570                       3,900          41,470              3.27%
M.  J.  Fleming                                  -0-                       2,500           2,500              0.20%
C.  Smith                                      1,310                      15,220          16,530              1.31%
Anna Smith (4)                                 1,820                         -0-           1,820              0.14%
Anne A.  Smith (4)                             1,820                         -0-           1,820              0.14%
G.  A.  Smith (4)                              1,820                         -0-           1,820              0.14%
M.  R.  Smith (4)                              1,820                         -0-           1,820              0.14%
B.  Bouldin                                   18,780                       1,000          19,780              1.56%
N.  Arizmendi                                 13,150                         -0-          13,150              1.04%

________________

* Evidences the percentage of the current issued share capital of PES represented by the aggregate of the PES Shares held and the PES Shares underlying the PES Options.

(1)      Member of the family of M.  L.  Bowyer.
(2)      Member of the family of D.  W.  Whiteford.
(3)      Member of the family of R.  P.  Rubbo.
(4)      Member of the family of C.  Smith.

     The PES Shareholders who entered into the Irrevocable Undertakings gave their irrevocable consent to the mailing of the Offer Document and gave to Halliburton certain undertakings in which, among other things, they agreed:

     -  to accept the Offer in respect of all PES Shares held by them;

     - whether conditionally or unconditionally, not to sell, transfer, charge, pledge or grant any option over or otherwise dispose or permit the disposition of any or all of the

        PES Shares to which the Irrevocable Undertaking relates prior to the lapsing or withdrawal of the Offer;

     - in the case of those who hold PES Options, that they will surrender their PES Options in exchange for new options over shares of Halliburton Common Stock; and

     - that until the Offer closes, lapses or is withdrawn, they will vote as instructed by Halliburton on any resolution to enable the Offer to become unconditional if it were passed or rejected at a general meeting of PES.

     PES Trustees Limited, which holds PES Shares for transfer to PES Optionholders on exercise of their options under the PES Share Option Schemes, has entered into an Irrevocable Undertaking requiring it (i) to accept the Offer in respect of those PES Shares that are no longer required to meet its obligations under the PES Share Option Schemes as a result of any of the PES Optionholders agreeing to surrender his PES Options in exchange for Halliburton Options, and (ii) to vote in favor of the resolution to be proposed at the extraordinary general meeting of PES. PES Trustees Limited holds, in the aggregate, 141,130 PES Shares, which represent 11.14% of the issued share capital of PES, of which 135,964 PES Shares are subject to the PES Options.

     The Irrevocable Undertakings continue to be binding in the event of a competing higher offer. They will lapse, however, if the Offer is modified (other than by a reduction of the acceptance condition from 90% to not less than 33% of the PES Shares to which the Offer relates) or is withdrawn by Halliburton. The Irrevocable Undertakings given by the Principal Shareholders are governed by English law. The Irrevocable Undertakings have been filed as exhibits to the registration statement of which this Offer Document constitutes a part and are on display at the London and Aberdeen offices of the Receiving Agent. See "Where You Can Find More Information".

PES Directors

     The PES Directors (other than Messrs. McCurley and Renfroe, the nominees of Holdings), in their Irrevocable Undertakings, have additionally and irrevocably undertaken:

     - to recommend the Offer to PES Shareholders subject to their fiduciary duties;

     - that until the Offer lapses or is withdrawn they shall refrain from taking any action to impede, prevent or delay the Offer becoming unconditional; and

     - upon the Offer becoming unconditional, and subject to their fiduciary duties, to vote in accordance with Halliburton's instructions on any resolution in connection with the Offer at any meeting of the PES Board.


           TAX CONSEQUENCES OF THE OFFER AND COMPULSORY ACQUISITION

United Kingdom Tax Consequences

     The following statements are intended as a general guide only to the position under current U.K. law and Inland Revenue practice as at the date of this document and relate only to certain limited aspects of the U.K. taxation position of PES Shareholders who are the beneficial owners of those PES Shares, who are resident or ordinarily resident in the U.K. for tax purposes and who hold their PES Shares as an investment (otherwise than under a personal equity plan or individual savings account). The taxation position of special classes of taxpayers such as banks, insurance companies and collective investment schemes is not considered below. Certain claims or elections may be required to be made before the tax treatment envisaged below will apply. Any PES Shareholders who are unsure of their taxation position should seek independent professional advice.

     Taxation of Capital Gains. Liability to U.K. taxation on capital gains ("CGT") will depend on the individual circumstances of PES Shareholders. A PES Shareholder who is neither resident nor ordinarily resident in the U.K. for U.K. tax purposes is not subject to CGT unless he carries on a trade, profession or vocation in the U.K. through a branch or agency and the assets disposed of are situated in the U.K. and are used in or held for the purposes of the branch or agency or are acquired for use by the branch or agency.

     A PES Shareholder who, either alone or together with persons connected with him, does not hold more than 5% of, or of any class of, the share capital of PES will not be treated as making a disposal or part disposal for the purposes of the U.K. taxation of capital gains when he receives shares of Halliburton Common Stock as consideration for his PES Shares. Instead, he will be treated as having acquired those shares of Halliburton Common Stock at the same time and for the same consideration as his PES Shares and any gains that would otherwise have arisen on a disposal of that part of his PES Shares will be "rolled-over" into the shares of Halliburton Common Stock. A charge to capital gains tax will arise on disposal of the Halliburton Common Stock.

     PES Shareholders who receive shares of Halliburton Common Stock and, either alone or together with persons connected with them, hold more than 5% of, or any class of, the share capital of PES are advised that an application for clearance that the transaction is, inter alia, for bona fide commercial reasons has been made to the board of the Inland Revenue pursuant to section 138 of the Taxation of Chargeable Gains Act 1992 and that such clearance has been given and, accordingly, the benefit of the above "roll-over" treatment should be available to such holders of PES Shares.

     Holders of PES Shares are also advised that an application has been made to the Inland Revenue under section 707 of the Income and Corporation Taxes Act 1988 in respect of the Offer and that such clearance has been given.

     A subsequent disposal of shares of Halliburton Common Stock may result in a liability to CGT, depending on individual circumstances.

     Taxation of Dividends. U.K. residents and taxpaying holders of shares of Halliburton Common Stock who receive dividends in respect of those shares will be treated as receiving income from overseas possessions equal to the gross amount of such dividends (i.e., including any withholding tax deducted) and, as such, will be subject to U.K. income tax or (in the case of companies) corporation tax.

     The U.S. currently imposes a dividend withholding tax of 30%. Under the income tax treaty between the U.S. and the U.K. (the "Treaty"), however, this withholding is reduced to 15% of the gross amount of the dividends for U.K. resident persons.

     In order to obtain the benefit of the Treaty so that dividends may be paid subject to the reduced withholding tax, U.K. resident holders of shares of Halliburton Common Stock must make a claim which must be certified by the Inland Revenue and approved by the U.S. tax authorities. Depending upon their precise individual circumstances, U.K. resident holders of shares of Halliburton Common Stock should have the sums withheld under the Treaty treated as a tax credit for the purposes of the U.K. taxation.

     Stamp Duty and Stamp Duty Reserve Tax. No stamp duty or stamp duty reserve tax will be payable by holders of PES Shares as a result of accepting the Offer or selling or transferring PES Shares. No stamp duty or stamp duty reserve tax will be payable by holders of PES Shares on the transfer on sale of (or an agreement to transfer) shares of Halliburton Common Stock.

United States Federal Tax Consequences

     The following discussion summarizes the material United States federal tax consequences of the Offer and the Compulsory Acquisition to PES and holders of PES Shares. The discussion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations adopted and proposed thereunder, and administrative and judicial interpretations as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The discussion does not address all aspects of United States federal taxation, including, without limitation, aspects of United States federal income taxation that may be applicable to particular shareholders (including financial institutions, insurance companies, tax-exempt organizations, dealers in securities, or holders of securities held as part of a "straddle", "hedge" or "conversion transaction"). The discussion also does not address the United States federal income tax consequences of the Offer and the Compulsory Acquisition to holders of options to purchase PES Shares. In addition, it does not address the state, local or foreign tax consequences of the Offer and the Compulsory Acquisition, if any. HOLDERS OF PES SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE AND LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE OFFER AND THE COMPULSORY ACQUISITION AND OF OWNING AND DISPOSING OF SHARES OF HALLIBURTON COMMON STOCK.

     Taxable Nature of Exchange. The exchange of PES Shares for shares of Halliburton Common Stock will be a taxable transaction for United States federal income tax purposes. In general, a holder of PES Shares will recognize gain (or loss) measured by the difference between his tax basis in the PES Shares and the fair market value of the Halliburton Common Stock to be received; a portion of such fair market value may be taxed as ordinary interest income. In the case of a holder who is an individual and who holds the PES Shares as a capital asset, such gain (exclusive of the portion taxed as interest) generally will be subject to tax at a maximum 20% rate if the PES Shares have been held for more than one year.

     Installment Reporting. Gain recognized on the exchange of PES Shares for shares of Halliburton Common Stock generally is to be reported on the installment method unless the taxpayer elects out of installment reporting. Under the installment method of reporting applicable to contingent payment sales, gain is taken into account in each of the taxable years in which the taxpayer receives shares of Halliburton Common Stock. With respect to the Initial Element and each of the Deferred Elements, such gain would be computed as the excess of the fair market value of the shares of Halliburton Common Stock received (exclusive of the portion taxed as ordinary interest income as described below) over an allocable portion of the taxpayer's tax basis in his PES Shares. If such fair market value is less than the basis allocated to that taxable year, the unrecovered portion of the basis allocated to that year is carried forward to the next taxable year in which shares of Halliburton Common Stock are received. If with respect to the Second Element the fair market value of the shares of Halliburton Common Stock received (exclusive of the portion taxed as ordinary interest income as described below) is less than the basis allocated to that taxable year, a capital loss would be recognized. A capital loss recognized by an individual taxpayer may not be carried back to offset capital gain in prior years but can only offset (except for a small amount of ordinary income) capital gain in the year in which the capital loss is recognized and in future taxable years. A taxpayer using the installment method of reporting may be required to pay interest under section 453A of the Code on the tax deferred by reason of his use of the installment method.

     Imputed Interest. Because the Deferred Elements will be received after the date of Completion, they are subject to the imputed interest rules of either section 483 or section 1274 of the Code. Under section 483 of the Code, a portion of each Deferred Element will be taxed as ordinary interest income to the holder, and the balance of the Deferred Element will be treated as the principal component with the consequences described above. The interest amount with respect to each Deferred Element will equal the excess of the fair market value of the shares of Halliburton Common Stock received over the present value of such fair market value as of the date of Completion, calculated using as the discount rate the applicable federal rate ("AFR"). The AFR is a rate reflecting an average of market yields on Treasury debt obligations for different ranges of maturities that is published monthly by the Internal Revenue Service. The relevant AFR will be the lowest AFR in effect during the 3-month period ending with the month that includes the date of Completion, and the maturity range of the relevant AFR will correspond to the period from the date of Completion to the date the amount is received.

     Under section 1274 of the Code, because the amount of each Deferred Element is a function of the fair market value of Halliburton Common Stock at the time of receipt, it is likely that each Deferred Element will be treated as a contingent debt instrument in its entirety, even though a minimum number of Halliburton Shares will be received with each Deferred Element. If so treated, the amount of each Deferred Element would be discounted by the AFR from the date of payment to the date of Completion, and the present value of the payment so determined would be treated as the principal component of the payment, with the consequences described above. The amount of the payment in excess of its present value so determined would be taxed as ordinary interest income in the year of payment.

     In the case of a holder of PES Shares who is not a citizen or resident of the United States, the amount treated as interest as described above generally will be subject to the withholding of U.S. income tax at the rate of 30%. The rate of withholding tax may, however, be reduced, or the tax eliminated, by the provisions of an applicable income tax treaty if such holder files an Internal Revenue Service Form W-8BEN establishing eligibility for the benefits of such treaty. The income tax treaty between the United States and the United Kingdom generally eliminates such withholding tax in the case of interest derived and beneficially owned by a resident of the United Kingdom.

     EACH HOLDER OF PES SHARES THAT IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX IS URGED TO CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO (I) THE EFFECT OF INSTALLMENT REPORTING ON HIS TRANSACTION, (II) THE POSSIBLE INTEREST CHARGE UNDER SECTION 453A OF THE CODE ON TAX DEFERRED BY REASON OF INSTALLMENT REPORTING, (III) THE EFFECT OF ELECTING OUT OF INSTALLMENT REPORTING, AND (IV) THE APPLICABILITY OF THE IMPUTED INTEREST RULES OF SECTION 483 OR 1274 OF THE CODE TO HIS TRANSACTION.

     Backup Withholding. Payments in connection with the Offer or the Compulsory Acquisition may be subject to back-up withholding at a 31% rate. Backup withholding generally applies if the holder of PES Shares (a) fails to furnish his social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends or (d) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is his correct number and that he is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment; any amounts withheld from a payment to a holder of PES Shares under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Certain persons, including corporations, generally are exempt from backup withholding.

     Taxation of Dividends on Halliburton Common Stock. Distributions on Halliburton Common Stock paid in cash will be treated as dividends and taxed as ordinary income to the extent of Halliburton's current and accumulated earnings and profits (as determined for United States federal income tax purposes). To the extent that the amount of any distribution to a holder exceeds Halliburton's current and accumulated earnings and profits allocable to such distribution, such distribution will be treated as a return of capital, thus reducing the holder's tax basis in his Halliburton Common Stock; any distribution in excess of the holder's tax basis in his Halliburton Common Stock will be taxed as capital gain and will be long-term capital gain if the holder's holding period for such Halliburton Common Stock is more than one year. Payment of dividends may be subject to backup withholding under circumstances similar to those described above.

     Sale or Exchange of Halliburton Common Stock. Upon the sale, exchange, or other taxable disposition of Halliburton Common Stock, a holder generally will recognize gain or loss equal to the difference between the sum of cash plus the fair market value of any other property received on such disposition and such holder's tax basis in his Halliburton Common Stock. Gain or loss recognized on the disposition of Halliburton Common Stock generally will be capital gain or loss. In the case of a holder who is an individual, such capital gain generally will be subject to tax at a maximum 20% rate if the Halliburton Common Stock has been held for more than one year.

     Taxation of Non-U.S. Holders of Halliburton Common Stock. The following is a general discussion of the principal United States federal income and estate tax consequences of the ownership and disposition of Halliburton Common Stock applicable to a Non-U.S. Holder. A "Non-U.S. Holder" is any person other than
(i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust which is subject to the jurisdiction of a United States court and the control of a United States person.

     Dividends. Generally, dividends paid to a Non-U.S. Holder of Halliburton Common Stock will be subject to the withholding of U.S. income tax at the rate of 30% of the amount of the dividend, or at a lower applicable treaty rate. Dividends paid to a resident of the United Kingdom are generally subject to U.S. withholding tax at a rate of 15%. See "--United Kingdom Tax Consequences of the Offer". If, however, the dividend is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder (or in the case of an applicable tax treaty is attributable to a permanent establishment of a Non-U.S. Holder in the United States), the dividend will be subject to regular U.S. federal income tax; in the case of a Non-U.S. Holder that is a corporation, the dividend also may be subject to a branch profits tax (at the rate of 30% or a lower applicable treaty rate), which generally is imposed with respect to a foreign corporation's repatriation from the United States of its effectively connected earnings and profits. Halliburton must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, each Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a treaty or information exchange agreement with the tax authorities in the country in which the Non-U.S. Holder resides. U.S. backup withholding tax generally will not apply to dividends paid on Halliburton Common Stock to a Non-U.S. Holder at an address outside the United States unless the payor has knowledge that the payee is a United States person.

     Sale or Exchange. A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized upon the sale (or other disposition) of Halliburton Common Stock unless (i) such gain is effectively connected with the conduct of a trade or business within the United States by such holder, (ii) such holder is an individual who has been present in the United States for at least 183 days during the taxable year of the disposition, the Halliburton Common Stock is a capital asset and either (a) such individual's "tax home" for federal income tax purposes is in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, (iii) such holder is an individual who lost U.S. citizenship to avoid U.S. tax, or (iv) Halliburton is or has been a "United States real property holding corporation" for federal income tax purposes and either the Halliburton Common Stock is not regularly traded on an established securities market or the Non-U.S. Holder owned, directly or pursuant to certain attribution rules at any time during the five-year period ending on the date of disposition, more than 5% of Halliburton's Common Stock.

     Payment of the proceeds from a sale of Halliburton Common Stock to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner certifies as to its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption.
Payment of the proceeds from a sale of Halliburton Common Stock to or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding; however, if such broker is (i) a United States person, (ii) a "controlled foreign corporation" for U.S. tax purposes, or (iii) a foreign person that derives 50% or more of its gross income from the conduct of a trade or business in the United States, such payment will be subject to information reporting (but currently not backup withholding) unless such broker has documentary evidence in its records that the owner is a Non-U.S. Holder and certain other conditions are met or the owner otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be credited against the Non-U.S. Holder's federal income tax liability, if any, or refunded, provided the required information is furnished to the Internal Revenue Service.

     Estate Tax. The fair market value of Halliburton Common Stock owned (or treated as owned) by an individual at the time of his death will be includible in his gross estate for U.S. federal estate tax purposes and thus may be subject to U.S. estate tax, even though the individual at the time of death is neither a citizen of nor domiciled in the United States, unless an applicable estate tax treaty provides otherwise.

 Other Jurisdictions

     Those PES Shareholders subject to the income or other taxation laws and regulations of jurisdictions other than the U.K. and the U.S. should consult their individual tax advisers as to the tax consequences of the Offer and the Compulsory Acquisition to them.

General

     The above information on U.K. and U.S. taxation does not constitute taxation advice and is of a general nature only. if you are in any doubt as to your taxation position or your liability to taxation in any other jurisdiction, you should consult an appropriate independent professional advisor.

                       PES EXTRAORDINARY GENERAL MEETING

Date and Time

     A notice of extraordinary general meeting of PES Shareholders (the "EGM") is included with this Offer Document as posted to each PES Shareholder. The EGM of PES Shareholders will be held on ____________, _______________, 1999, at
______________________, __________, _________ commencing at ___:00 a.m. local time.

Purpose

      At the EGM, the PES Shareholders will be asked to consider adopting a resolution:

      - to suspend, for the purposes of the Offer, the pre-emption rights of PES shareholders on transfers of PES Shares that are conferred by
         Article 10 of the articles of association of PES; and

      - to suspend, for the purposes of the Offer, the obligation of a person, who has acquired a majority of the PES Shares in issue, to make a cash offer to acquire the remaining shares.

      Each element of the resolution is designed to facilitate the Offer. The purpose of the first element is to exclude the acquisition of PES Shares pursuant to the Offer from preemptive rights of PES Shareholders. The purpose of the second element is to enable Halliburton to effect the Compulsory Acquisition by using Halliburton Common Stock rather than cash.

      It is a Condition of the Offer that the resolution must be passed. The Principal Shareholders have given the Irrevocable Undertakings to vote in favor of such resolution in respect of their beneficial holdings of, in the aggregate, 633,570 PES Shares representing 50.02% of the issued ordinary share capital of PES. In addition, PES Trustees Limited has given an Irrevocable Undertaking to vote in favor of such resolution in respect of its holding of 141,130 PES Shares, representing a further 11.14% of the issued share capital of PES, and Holdings will also vote in favor of the resolution in respect of its holding of 334,360 PES Shares, representing a further 26.4% of the issued share capital of PES.

Procedure

      Only persons on the register of members of PES on the date of the EGM are entitled to vote at the EGM. On the date of this Offer Document, there were 1,266,540 PES Shares in issue. Unless a poll is requested, each member will be entitled to one vote on the resolution proposed at the EGM. On a poll each PES Shareholder present at the meeting in person or by proxy will be entitled to one vote for each PES Share held.

      The resolution to be put before the EGM must be passed by a majority of not less than three-fourths of such members as (being entitled to do so) vote in person or by proxy at the meeting. If a PES Shareholder abstains, it will have no effect on the vote on the proposal.

      PES Shareholders may direct all questions concerning the EGM to Michael Bowyer, a director of PES, at +44 (0) 1224 793000.

                   INFORMATION REGARDING HALLIBURTON COMPANY

General Development Of Business

      Halliburton's predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924. Halliburton provides energy services, engineering and construction services and manufactures products for the energy industry. Information related to acquisitions and dispositions is set forth in Note 14 to the consolidated financial statements of Halliburton included elsewhere herein.

Financial Information About Business Segments

      Halliburton is comprised of three business segments. See Note 2 to the consolidated financial statements of Halliburton included elsewhere herein for financial information about these three business segments.

Description Of Services And Products

      The following is a summary which briefly describes Halliburton's services and products for each business segment.

      The Energy Services Group segment provides a wide range of services, products and integrated solutions to customers in the exploration, development and production of oil and natural gas. The Energy Services Group operates worldwide, serving major oil companies, independent operators and national oil companies. The segment includes Halliburton Energy Services (HES), which offers pressure pumping equipment and services, logging and perforating products and services, drilling systems and services, drilling fluid systems, drill bits, specialized completion and production equipment and services and well control products and services; Brown & Root Energy Services, which provides upstream oil and gas engineering, procurement and construction, project management and production services, subsea construction, fabrication and installation of onshore and offshore pipelines, offshore and production platforms, marine engineering and other marine related projects; Landmark Graphics Corporation, which provides integrated exploration and production information systems and professional services; and Halliburton Energy Development (HED), which creates business opportunities for the development, production and operation of oil and gas fields in conjunction with Halliburton's customers. In March 1999, HED was combined with HES.

      The Engineering and Construction Group segment provides: conceptual design, process design, detailed engineering, procurement, project and construction management; construction of chemical and petrochemical plants, refineries, liquefied natural gas (LNG) and gas processing facilities, pulp and paper mills, metal processing plants, airports, water and wastewater systems; technical and economic feasibility studies; site evaluation; repair and refitting of submarines and surface ships; operations and maintenance services, and engineering, logistics and wastewater management services for commercial industry, utilities and government customers.

      The Dresser Equipment Group segment designs, manufactures and markets highly engineered products and systems for oil and gas producers, transporters, processors, distributors and users throughout the world. Products and systems of this segment include compressors, turbines, generators, electric motors, pumps, engines and power systems, valves and controls, instruments, meters and pipe couplings, blowers and gasoline dispensing systems.

Markets And Competition

      Halliburton is one of the world's largest diversified energy services and engineering and construction services companies. Halliburton's services and products are sold in highly competitive markets throughout the world. Competitive factors impacting sales of Halliburton's services and products are: price, service (including the ability to deliver services and products on an "as needed, where needed" basis), product quality, warranty and technical proficiency. A growing number of customers are now indicating a preference for integrated services and solutions. These integrated solutions, in the case of the Energy Services Group, relate to all phases of exploration, development and production of oil and gas, and in the case of the Engineering and Construction Group, relate to all phases of design, procurement, construction project management and maintenance of a facility. Demand for these types of integrated solutions is based primarily upon quality of service, technical proficiency and value created.

      Halliburton conducts business worldwide in over 120 countries. Since the markets for Halliburton's services and products are so large and cross many geographic lines, a meaningful estimate of the number of competitors cannot be made. These markets are, however, highly competitive with many substantial companies operating in each market. Generally, Halliburton's services and products are marketed through its own servicing and sales organizations. A small percentage of sales of the products of the Energy Services Group and Dresser Equipment Group is made by supply stores and third-party representatives.

      Operations in some countries may be adversely affected by unsettled political conditions, expropriation or other governmental actions, and exchange control and currency problems. Halliburton believes the geographic diversification of its business activities reduces the risk that loss of its operations in any one country would be material to the conduct of its operations taken as a whole. Information regarding Halliburton's exposures to foreign currency fluctuations, risk concentration and financial instruments used to minimize risk is included under "Halliburton Management's Discussion and Analysis of Financial Condition and Results of Operations" and in Note 15 to the consolidated financial statements of Halliburton included elsewhere herein.

Customers And Backlog

      In 1998, 1997, and 1996, respectively, 85%, 84% and 81% of Halliburton's revenues were derived from the sale of products and services to, including construction for, the energy industry. Approximately 10% of the total backlog at December 31, 1998 was for equipment manufacturing contracts. The following schedule summarizes the backlog of engineering and construction projects and equipment manufacturing contracts at December 31, 1998 and 1997:

           Millions of dollars                      1998      1997
      ---------------------------------------      -------    -------
      Firm orders                                  $10,472    $12,087
      Government orders firm but not yet
      funded, letters of intent and contracts
      awarded but not signed                           705        591
                                                   -------    -------
      Total                                        $11,177    $12,678
                                                   =======    =======

      Halliburton estimates that 65% of the backlog existing at December 31, 1998 will be completed during 1999. Halliburton's backlog excludes contracts for recurring hardware and software maintenance and support services. Backlog is not necessarily indicative of future operating results because backlog figures are subject to substantial fluctuations. Arrangements included in backlog are in many instances extremely complex, nonrepetitive in nature and may fluctuate in contract value. Many contracts do not provide for a fixed amount of work to be performed and are subject to modification or termination by the customer. Due to the size of certain contracts, the termination or modification of any one or more contracts or the addition of other contracts may have a substantial and immediate effect on backlog.

Raw Materials

      Raw materials essential to Halliburton's business are normally readily available. Where Halliburton is dependent on a single supplier for any materials essential to its business, Halliburton is confident that it could make satisfactory alternative arrangements in the event of an interruption in the supply of such materials.

Research, Development And Patents

      Halliburton maintains an active research and development program to assist in the improvement of existing products and processes, the development of new products and processes and the improvement of engineering standards and practices that serve the changing needs of its customers. Information relating to expenditures for research and development is included in Note 1 and Note 2 to the consolidated financial statements of Halliburton included elsewhere herein.

      Halliburton owns a large number of patents and has pending a substantial number of patent applications covering various products and processes. Halliburton is also licensed under patents owned by others. Halliburton does not consider a particular patent or group of patents to be material to its business.

Seasonality

      Weather and natural phenomena can temporarily affect the performance of Halliburton's services. Winter months in the Northern Hemisphere tend to affect operations negatively, but the widespread geographical locations of Halliburton's operations serve to mitigate the seasonal nature of its business.

Employees

      At March 31, 1999, Halliburton employed approximately 98,000 people.

Regulation

      Halliburton is subject to various environmental laws and regulations. Compliance with such requirements has not substantially increased capital expenditures, adversely affected Halliburton's competitive position or materially affected its earnings. Halliburton does not anticipate any material adverse effects in the foreseeable future as a result of existing environmental laws and regulations. Note 10 to the consolidated financial statements of Halliburton included elsewhere herein discusses Halliburton's involvement as a potentially responsible party in the remedial activities to clean up several "Superfund" sites.

                              HALLIBURTON COMPANY
                           SELECTED FINANCIAL DATA(a)

       Millions of dollars and shares except per share and employee data

                                                                       Years ended December 31                Unaudited March 31
                                      ------------------------------------------------------------------    ----------------------
                                        1994          1995          1996          1997          1998          1998          1999
------------------------------------  ---------     --------      ---------     --------      --------      ---------     --------
Operating Results:
Net revenues
  Energy Services Group               $ 4,977.5     $ 5,307.7     $ 6,515.4     $ 8,504.7     $ 9,009.5     $ 2,284.8     $ 1,753.4
  Engineering and Construction Group    3,562.3       3,736.5       4,720.7       4,992.8       5,494.8       1,347.3       1,508.1
  Dresser Equipment Group               2,452.0       2,467.4       2,710.5       2,779.0       2,848.8         622.7         663.1
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
     Total revenues                   $10,991.8     $11,511.6     $13,946.6     $16,276.5     $17,353.1     $ 4,254.8     $ 3,924.6
                                      =========     =========     =========     =========     =========     =========     =========
Operating Income:
  Energy Services Group               $   405.8     $   544.5     $   698.0     $ 1,019.4     $   971.0     $   283.0     $    56.7
  Engineering and Construction Group       71.0          96.6         134.0         219.0         237.2          59.0          58.4
  Dresser Equipment Group                 198.1         200.7         229.3         248.3         247.8          39.4          53.6
  Special charges and credits (b)         (24.6)         (8.4)        (85.8)        (16.2)       (980.1)            -             -
  General corporate                       (56.2)        (70.8)        (72.3)        (71.8)        (79.4)        (20.3)        (16.5)
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
     Total operating income (b)           594.1         762.6         903.2       1,398.7         396.5         361.1         152.2
Nonoperating income (expense),            323.1         (32.6)        (72.2)        (85.6)       (117.7)        (23.0)         (3.2)
 net (c)                              ---------     ---------     ---------     ---------     ---------     ---------     ---------
Income From Continuing Operations
Before Income Taxes, Minority
Interest And Change In
Accounting Method                         917.2         730.0         831.0       1,313.1         278.8         338.1         149.0
Provision for income taxes (d)           (346.9)       (247.0)       (248.4)       (491.4)       (244.4)       (127.3)        (59.6)
Minority interest in net income
of consolidated subsidiaries              (33.1)        (20.7)        (24.7)        (49.3)        (49.1)         (7.4)         (8.4)
                                      ---------     ---------     ---------     ---------     ---------     ---------     ---------
Income (loss) from continuing
operations                            $   537.2     $   462.3     $   557.9     $   772.4     $   (14.7)    $   203.4     $    81.0
                                      =========     =========     =========     =========     =========     =========     =========
Basic Income (Loss) Per Common
 Share:
  Continuing operations               $    1.25     $    1.07     $    1.30     $    1.79     $   (0.03)    $    0.46 $        0.18
  Net income (loss)                        1.26          0.88          1.30          1.79         (0.03)         0.46          0.14
Diluted Income (Loss) Per Share:
  Continuing operations                    1.24          1.07          1.29          1.77         (0.03)         0.46          0.18
  Net income (loss)                        1.26          0.88          1.29          1.77         (0.03)         0.46          0.14
Cash dividends per share (e), (f)          0.50          0.50          0.50          0.50          0.50         0.125         0.125
Return on average shareholders'
 equity                                   15.47%        10.43%        15.25%        19.17%        (0.35%)         4.6%          1.5%
Financial Position:
Net working capital                   $ 2,196.7     $ 1,476.7     $ 1,501.0     $ 1,982.9     $ 2,079.4     $ 1,945.1     $ 2,248.9
Total assets                            8,521.0       8,569.4       9,586.8      10,701.8      11,112.0      10,988.4      10,819.6
Property, plant and equipment, net      2,047.0       2,285.0       2,554.0       2,766.4       2,921.6       2,847.5       2,891.0
Long-term debt (including current
 maturities)                            1,119.8         666.8         958.0       1,304.3       1,428.2       1,304.6       1,422.9
Shareholders' equity                    3,722.5       3,577.0       3,741.4       4,316.9       4,061.2       4,431.6       4,054.0
Total capitalization                    4,905.9       4,377.9       4,830.1       5,671.7       6,004.4       6,003.6       6,187.0
Shareholders' equity per share (e)         8.63          8.29          8.78          9.86          9.23         10.12          9.21
Average common shares outstanding
 (basic) (e)                              430.6         431.1         429.2         431.1         438.8         438.1         439.7
Average common shares outstanding
 (diluted) (e)                            431.5         432.3         432.1         436.1         438.8         442.5         441.8
Other Financial Data:
Cash flows from operating
 activities                           $   793.1     $ 1,094.6     $   864.2     $   833.1     $   454.1     $    76.9     $   173.7
Capital expenditures                      432.1         591.5         731.1         880.1         914.3         227.1         142.8
Long-term borrowings
 (repayments), net                       (120.8)       (482.2)        287.4         285.5         123.3            --            --
Depreciation and amortization
 expense                                  487.6         466.4         497.7         564.3         587.0         147.8         143.6
Payroll and employee benefits           4,222.3       4,188.0       4,674.3       5,478.9       5,880.1           N/A           N/A
Number of employees (g)                  86,500        89,800        93,000       102,000       107,800           N/A        98,000

______________________

(a) Prior year information presented has been restated for the acquisition by merger (the "Merger") of Dresser Industries, Inc. ("Dresser") on September 29, 1998. Beginning in 1998, Dresser's year-end of October 31 has been conformed to Halliburton's calendar year-end. Periods through December 1997 contain Dresser's information on a fiscal year-end basis combined with Halliburton's information on a calendar year-end basis.

(b)  Operating income includes the following special charges and credits:

     1998 - $980.1 million: asset related charges ($509.4 million), personnel reductions ($234.7 million), facility consolidations ($126.2 million), merger transaction costs ($64.0 million), and other related costs ($45.8 million);

     1997 - $16.2 million: acquisition costs ($8.6 million), restructuring of joint ventures ($18.0 million), write-downs on impaired assets and early retirement incentives ($21.6 million), losses from the sale of assets ($9.7 million), net of gain on extension of joint venture ($41.7 million);

     1996 - $85.8 million: merger costs ($12.4 million), restructuring, merger and severance costs ($62.1 million), and write-off of acquired in-process research and development costs ($11.3 million);

     1995 - $8.4 million: restructuring costs ($4.7 million) and write-off of acquired in-process research and development costs ($3.7 million); and

     1994 - $24.6 million: merger costs ($27.3 million), restructuring costs ($6.2 million), litigation ($9.5 million), net of litigation and insurance recoveries ($18.4 million).

(c) Nonoperating income in 1994 includes a gain of $275.7 million from the sale of an interest to Western Atlas International, Inc. and a gain of $102.0 million from the sale of Halliburton's natural gas compression business.

(d) Provision for income taxes in 1996 includes tax benefits of $43.7 million due to the recognition of net operating loss carry forwards and the settlement of various issues with the Internal Revenue Service.

(e) Weighted average shares, cash dividends paid per share and shareholders' equity per share have been restated to reflect the two-for-one common stock split declared on June 9, 1997, and effected in the form of a stock dividend and paid on July 21, 1997.

(f)  Represents Halliburton amounts prior to the merger with Dresser.

(g)  Does not include employees of 50% or less owned affiliated companies.

              HALLIBURTON MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Halliburton / Dresser Merger

     On September 29, 1998, the acquisition (the "Merger") of Dresser Industries, Inc. ("Dresser") by Halliburton was completed. The Merger was accounted for using the pooling of interests method of accounting for business combinations. Accordingly, Halliburton's financial statements have been restated to include the results of Dresser for all periods presented. See Note 14 to the annual consolidated financial statements included elsewhere herein. Prior to the Merger, Dresser was a diversified company with operations in three business segments: Petroleum Products and Services; Engineering Services; and Energy Equipment. Prior to the Merger, Halliburton operated in two business segments, the Energy Group and the Engineering and Construction Group.
Following the Merger, Halliburton is organized around three business segments:
Energy Services Group; Engineering and Construction Group; and Dresser Equipment Group.

     Management of Halliburton believes the Merger provides Halliburton with the opportunity to better meet customer needs, to improve its technology, to strengthen its product service lines, to cut costs, and to position Halliburton for the future.

Business Environment

     Halliburton operates in over 120 countries around the world to provide a variety of energy services, energy equipment and engineering and construction services to energy, industrial and governmental customers. The industries served by Halliburton are highly competitive with many substantial competitors. Operations in some countries may be affected by unsettled political conditions, expropriation or other governmental actions, exchange controls and currency devaluations. Halliburton believes the geographic diversification of its business activities reduces the risk that loss of its operations in any one country would be material to its consolidated results of operations.

     The majority of Halliburton's revenues are derived from the sale of services and products, including construction activities, to the energy industry. Halliburton offers a comprehensive range of integrated and discrete services and products as well as project management for oil and natural gas activities throughout the world.

     Declines in energy industry activities that started in 1998 continued during the first quarter of 1999, particularly in the areas of exploration and development of hydrocarbons. The average worldwide rotary rig count in the first quarter of 1999 was 35% lower than in the first quarter of 1998. The average U.S. rotary rig count in the first quarter of 1999 was 43% lower compared to the first quarter of 1998 and continued to decline into the second quarter of 1999. These declines in activity and reduced capital spending by the Halliburton's customers negatively impacted Halliburton's results for the quarter, particularly within the Energy Services Group segment.

     The downstream oil and gas business which is serviced by both the Engineering and Construction Group and the Dresser Equipment Group segments was not as severely affected by the industry downturn due to the longer term nature of projects and continuing maintenance requirements. Both of these two segments also benefitted from activities unrelated to the energy industry.

     Other major changes in the energy industry include the announced integration of several major oil companies that have further delayed capital spending programs. The integrations may identify excess capacity in some areas which could affect the markets for some of Halliburton's products and services. Halliburton has seen some effect of these integrations in the first quarter of 1999 resulting in delayed projects and reduced use of software products. Longer term effects will depend on the results of rationalization efforts on the part of the Halliburton's customers.

     Management still believes in the long-term fundamentals of the energy industry and that steadily rising population and greater industrialization efforts will continue to propel global growth, particularly in developing nations, and these factors will cause increasing demand for oil and natural gas to supply growing needs for refined products, petrochemicals, fertilizers and power.

     Energy Services Group. During 1998, particularly in the second half of the year, the energy industry experienced a downturn brought about by a combination of factors that began in late 1997. Decreased demand in Asia for crude oil, increases in production from OPEC producers, added production increases from Iraq and unseasonably warm winters in North America during 1997 and 1998 all contributed to the industry downturn experienced during 1998. Throughout 1998, crude oil prices varied from $4 to $8 per barrel lower than 1997. Equally important, oil prices were less than $15 per barrel for most of 1998, particularly during the second half of the year, making many drilling programs economically infeasible. Natural gas prices within the U.S., although significantly lower than 1997 levels, remained above $2 per million BTU until the third quarter of 1998. During the third quarter of 1998, natural gas prices began a decline which, combined with additional declines in crude oil prices, resulted in further reductions in demand for hydrocarbon exploration and development. These factors negatively impacted the industry and Halliburton. Overall, the industry fundamentals in 1998 were significantly weaker than 1997.

     Integrated business solutions, long term overseas contracts and an engineering and construction services backlog benefited Halliburton's revenues throughout 1998 when compared to the industry fundamentals and worldwide rig counts. Continued interest in deepwater drilling in the Gulf of Mexico and projects in the North Sea, combined with U.S. natural gas prices above $2 per million BTU benefited the industry during the first and second quarters of 1998. As industry indicators began to significantly weaken in the third quarter of 1998, Halliburton started implementing actions to properly align its resources to projected industry conditions.

     Although 1998 was a difficult year and 1999 will also be difficult, Halliburton believes that long term industry fundamentals will prevail. Demand for oil and natural gas worldwide should recover and grow. Over time, the accelerating depletion of existing production and the need for technologies that make exploration and production economically feasible in the presence of low oil and gas prices will provide growth opportunities. Halliburton believes that its customers will continue to seek opportunities to lower the overall cost of exploring, developing and enhancing the recovery of hydrocarbons through increased utilization of integrated solutions, application of new technology and partnering and alliance arrangements. Halliburton believes that it has good opportunities to expand its revenues and profit through greater participation in larger projects that utilize its project management and integrated services capabilities. However, uncertainty exists within the industry into the foreseeable future.

     Engineering And Construction Group. While Halliburton has seen projects delayed and canceled in many of the areas that it serves, Halliburton expects to see demand for its engineering and construction services continue to increase over the long term. Halliburton believes the key to increase its revenues and improve profit margins in the current environment will be its ability to provide total customer satisfaction. Today's competitive environment demands flexibility and innovation. To bring more value to its customers, Halliburton must demonstrate its ability to partner with other service and equipment suppliers and customers on larger projects, accept more project success risk through total project responsibility or fixed price contracts, broaden its core competencies, acquire and fully utilize proprietary technology and manage costs. The Engineering and Construction Group has determined it will focus on demand in the liquefied natural gas (LNG), fertilizer, petroleum, chemical and forest products industries in the United States and international locations. Halliburton also sees an expanding demand for its government services capabilities in the United States and the United Kingdom as governmental agencies, including local government units, continue to expand their use of outsourcing to improve service levels and manage costs.

     Dresser Equipment Group. Dresser Equipment Group's business activity is primarily determined by activity levels within the energy industry. Products and systems of Dresser Equipment Group include compressors, turbines, generators, electric motors, pumps, engines and power systems, valves, instruments, meters and pipe couplings, blowers and fuel dispensing systems. Demand for these products is directly affected by global economic activity, which influences demand for transportation fuels, petrochemicals, plastics, fertilizers, chemicals and by-products of oil and gas. The environment for sales of Dresser Equipment Group products is highly competitive and its sales and earnings can be affected by changes in competitive prices, fluctuations in the level of activity in major industry areas, and general economic conditions. The group strives to be the low cost provider in this competitive environment.

     Because of the impact of economic and political conditions, and uncertainty in many parts of the world, several initiatives are in place to reduce capacity costs and improve operating performance. Halliburton believes strong demand still exists for products and services of Dresser Equipment Group. The key to achieving favorable operating results over the course of the year, particularly in light of industry conditions, will rely to a great extent on the ability of the group to leverage the customers currently served and leverage off of the products and service offerings of other Halliburton companies to be able to provide integrated solutions to the expanded customer base.

     In the near term, activity levels remain uncertain. In the long term Halliburton believes the demand for the products and systems of Dresser Equipment Group will increase due to rising population and an expanding industrial base.

Results of Operations - 1999 Compared to 1998

First Quarter of 1999 Compared with the First Quarter Of 1998

Revenues                                  First Quarter       Increase
                                       -------------------

Millions of dollars                       1999      1998     (DECREASE)
                                       ---------  --------  ------------
Energy Services Group.................  $  1,753  $  2,285     $  (532)
Engineering and Construction Group....     1,508     1,347         161
Dresser Equipment Group...............       663       623          40
                                        --------  --------     -------
  Total revenues......................  $  3,924  $  4,255     $  (331)
                                        ========  ========     =======

     Consolidated revenues decreased 8% to $3,924 million in the first quarter of 1999 compared with $4,255 million in the same quarter of the prior year. International revenues for the first quarter were 66% of total revenue for both 1998 and 1999.

     Energy Services Group revenues were $1,753 million for the first quarter of 1999 reflecting a 23% decrease from the same quarter of the prior year while drilling activity as measured by the worldwide rotary rig count decreased 35%. International revenues were 72% of total Energy Services Group revenues for the quarter compared to 70% for the prior year quarter. Revenues for pressure pumping, completion, logging, drill bits, drilling systems and fluids product service lines were lower than the prior year in domestic and international regions. The largest declines in revenues were in North America and Latin America. Declines in revenue reflect reduced unit volume levels and continued pricing pressures, particularly in North America.

     Revenues from upstream oil and gas engineering and construction services decreased 18% from the same period of the prior year reflecting the market downturn in activity caused by low oil prices. The U.K. sector of the North Sea was particularly impacted by the reduced activity levels. Revenue decreases include the effects of higher gainshares and a larger than normal amount of passthrough revenues in the first quarter of 1998.

     Revenues from integrated exploration and production information systems decreased 12% compared to the first quarter of 1998. Decreases in software and hardware sales were partially offset by increased customer service revenues. Many customers for Halliburton's information system product lines have put off software purchases due to lower activity levels in the industry. Customer consolidations have also resulted in purchase delays.

     Engineering and Construction Group revenues increased to $1,508 million in the first quarter of 1999 compared to $1,347 million in the same quarter of the prior year. Revenues increased 12% due to active projects in Algeria, Norway and Nigeria, increased activities at the Devonport Dockyard in the U.K., and logistics support services to military peacekeeping efforts in the Balkans. Revenue increases in liquefied natural gas (LNG), olefins and oil and gas projects were offset by lower revenues from fertilizer and refinery plant engineering, procurement and construction contracts. Mining and forest products activity continue to be depressed.

     Dresser Equipment Group revenues increased 6% to $663 million for the first quarter of 1999 as compared to $623 million for the first quarter of 1998. The compression and pumping product line reported stronger revenues for the current quarter compared to the first quarter of 1998 with higher revenues for original equipment manufactured items, aftermarket and services. The largest revenue gains for this product line were experienced in Europe. Measurement, flow control, and power systems revenues were lower than the prior year first quarter.

Operating Income                       First Quarter      Increase
                                     -----------------
Millions of dollars                    1999      1998    (decrease)
                                     --------  -------  ------------
Energy Services Group............... $    57   $   283      $  (226)
Engineering and Construction Group..      58        59           (1)
Dresser Equipment Group.............      54        39           15
General corporate...................     (17)      (20)           3
                                     -------   -------      -------
  Operating income.................. $   152   $   361      $  (209)
                                     =======   =======      =======

     Consolidated operating income for the first quarter of 1999 of $152 million declined 58% compared with $361 million in the same quarter of the prior year.

     Energy Services Group operating income decreased 80% to $57 million in the first quarter of 1999 compared with $283 million in the same quarter of the prior year. The operating margin for the first quarter of 1999 was 3.2% compared to the prior year first quarter operating margin of 12.4%. In spite of significant cost reduction efforts to reduce excess personnel and consolidate facilities, the pressure pumping, completion, logging, drill bits, drilling systems and fluids product service lines were impacted by lower activity and higher discounts. Operating income from upstream oil and gas engineering and construction activities declined significantly due to lower levels of business activity and lower manufacturing activity which carry large fixed costs. In addition, the prior year quarter benefitted from a higher level of gainshares which were not experienced in 1999.

     Engineering and Construction Group operating income decreased slightly to $58 million in the first quarter of 1999 compared to $59 million in the first quarter of the prior year. Operating margins were 3.8% in the first quarter of 1999 compared to 4.4% in the prior year first quarter. Operating income increased over the prior year quarter from engineering, procurement and construction contracts, offset by lower activity levels in Asia Pacific and the building construction business. The prior year first quarter included some favorable resolutions on completed jobs.

     Dresser Equipment Group operating income for the first quarter was $54 million, an increase of 38% over the prior year first quarter of $39 million. The increase in operating income was due to a combination of factors including: the results of cost control measures; change in product mix; and the effects of re-aligning the businesses to current industry conditions, including reduced capacity and reduced headcount levels. The compression and pumping product line reported the largest increase in operating income within the group.

Nonoperating Items

     Interest expense increased to $36 million in the first quarter of 1999 compared to $30 million in the same quarter of the prior year due primarily to increased short-term borrowings.

     Interest income in the first quarter of 1999 increased to $32 million from $7 million in the first quarter of 1998 primarily due to imputed interest income on the note receivable from the sale of Halliburton's interest in M-I L.L.C. and interest earned on settlement of income tax issues in the U.S. and U.K.

     The effective income tax rate increased to 40% for the first quarter of 1999 from 37.7% for the first quarter of 1998. The rate for the quarter was adversely affected by foreign income taxes and is expected to range between 38% and 40% for the year of 1999.

     Income before the cumulative effect of the change in accounting method was $81 million or 18 cents per diluted share, a decrease of 60% from net income of $203 million and 46 cents per diluted share in the first quarter of 1998.

     Cumulative effect of change in accounting method of $19 million after tax or 4 cents per diluted share reflects Halliburton's adoption of SOP 98-5. Estimated annual expense for 1999 under SOP 98-5 after recording the cumulative effect of the change is not expected to be materially different from amounts expensed under the prior accounting treatment. See Note 10 for additional information. Net income for the first quarter after the cumulative effect of change in accounting method was $62 million or 14 cents per diluted share.

Results of Operations - 1998 Compared to 1997 and 1996

REVENUES

Millions of dollars                        1998         1997          1996
------------------------------------    ----------   ----------    ----------
Energy Services Group                   $  9,009.5   $  8,504.7    $  6,515.4
Engineering and Construction Group         5,494.8      4,992.8       4,720.7
Dresser Equipment Group                    2,848.8      2,779.0       2,710.5
                                        ----------   ----------    ----------
Total revenues                          $ 17,353.1   $ 16,276.5    $ 13,946.6
                                        ==========   ==========    ==========

     Revenues for 1998 were $17,353.1 million, an increase of 7% over 1997 revenues of $16,276.5 million and an increase of 24% over 1996 revenues of $13,946.6 million. Approximately 65% of Halliburton's consolidated revenues were derived from international activities in 1998 compared with 60% in 1997 and 59% in 1996.

     Energy Services Group revenues were $9,009.5 million for 1998, an increase of 6% over 1997 revenues of $8,504.7 million and an increase of 38% over 1996 revenues of $6,515.4 million. Revenues in the first half of 1998 were higher than comparable periods of the prior two years. Revenues in the second half of 1998 were impacted by the steep decline in activity as measured by the worldwide average rotary rig count. The yearly average worldwide rotary rig count fell 13% in 1998 compared to 1997 (including a third quarter comparative decline of 21% and a fourth quarter comparative decline of 30%) as customers of the Energy Services Group reacted to reduced prices for their products. Revenues for pressure pumping activities in 1998 were lower than 1997 but increased compared to 1996. The decrease in pressure pumping activities for 1998 compared to 1997 occurred in the second half of 1998. Other product and service lines experienced similar results in this time period. The revenue declines in 1998 compared to 1997 were more pronounced in North America, including the Gulf of Mexico shelf, and Venezuela. Revenues from upstream oil and gas engineering services increased in 1998 compared to 1997 and 1996, benefiting from activities in subsea product lines and from large engineering projects. Revenues for integrated exploration and production information systems reached record high levels in 1998. Approximately

67% of the Energy Services Group's revenues were derived from international activities each year in 1998, 1997 and 1996.

     Engineering and Construction Group revenues were $5,494.8 million for 1998, an increase of 10% from 1997 revenues of $4,992.8 million and an increase of 16% over 1996 revenues of $4,720.7 million. The increase in revenues in 1998 reflects LNG activities in Asia and Africa, an enhanced oil recovery project in Africa, and a major ethylene project in Singapore as well as increased revenues in Asia/Pacific from Kinhill, which was acquired in the third quarter of 1997. See Note 14 to the annual consolidated financial statements included elsewhere herein for additional information. For 1998 compared to 1997, revenues were negatively impacted by the sale of the environmental services business in December 1997 and lower activity levels for repair and refitting services for the British Royal Navy's fleet of submarines and surface ships. For 1997 compared to 1996, revenues were aided by the consolidation of Devonport Management Limited as a result of Halliburton's increased ownership percentage in that subsidiary. See Note 14. Lower levels of activity under service contracts with the U.S. Department of Defense to provide technical and logistical support for military peacekeeping operations in Bosnia resulted in revenue reductions of approximately $290.0 million in 1997 compared to 1996.

     Dresser Equipment Group revenues were $2,848.8 million in 1998, an increase of 3% over 1997 revenues of $2,779.0 million, and an increase of 5% over 1996 revenues of $2,710.5 million. The compression and pumping and flow control product lines experienced small increases in revenues while the measurement and power systems product lines reported a slight decline in revenues for 1998 compared to 1997. Most of the increase in 1997 compared to 1996 came from the compressor joint venture with Ingersoll-Rand and the measurement product lines.

Operating Income

Millions of dollars                                        1998          1997         1996
----------------------------------------------------   -----------    ----------   ---------
Energy Services Group                                  $     971.0   $   1,019.4   $   698.0
Engineering and Construction Group                           237.2         219.0       134.0
Dresser Equipment Group                                      247.8         248.3       229.3
General corporate                                            (79.4)        (71.8)      (72.3)
                                                       -----------   -----------   ---------
Operating income before special charges and credits    $   1,376.6   $   1,414.9   $   989.0
                                                       -----------   -----------   ---------
Special charges and credits:
  Asset related                                        $    (509.4)  $      (9.7)  $    (0.9)
  Personnel reductions                                      (234.7)         (5.6)      (41.0)
   Facility consolidations                                  (126.2)        (34.0)      (20.2)
  Merger transaction costs                                   (64.0)         (8.6)      (12.4)
  Other costs and credits                                    (45.8)         41.7       (11.3)
                                                       -----------   -----------   ---------
Total special charges and credits                      $    (980.1)  $     (16.2)  $   (85.8)
                                                       -----------   -----------   ---------
Operating income                                       $     396.5   $   1,398.7   $   903.2
                                                       ===========   ===========   =========

     Operating income was $396.5 million for 1998 compared to $1,398.7 million for 1997 and $903.2 million for 1996. Excluding special charges of $980.1 million, $16.2 million and $85.8 million during 1998, 1997 and 1996, respectively, operating income for 1998 decreased by 3% from 1997 and increased by 39% over 1996 as shown in the preceding table. See Note 7 to the annual consolidated financial statements included elsewhere herein for additional information on the special charges and credits.

     Energy Services Group operating income in 1998 was $971.0 million, a decrease of 5% from 1997 operating income of $1,019.4 million and an increase of 39% over 1996 operating income of $698.0 million. Operating margins were 10.8% in 1998 compared with 12.0% in 1997 and 10.7% in 1996. Most of the decline in operating margins in 1998 compared to 1997 can be attributed to declines in the completion products and pressure pumping lines, to lower activities in North America and Venezuela, and to additional job loss provisions recorded in the fourth quarter of 1998. Approximately 54%, 59% and 63% of the Energy Services Group's operating income was derived from international activities for 1998, 1997 and 1996, respectively. Operating income for pressure pumping in 1998 was about 10% lower than 1997 as activity levels were reduced in response to lower oil and gas prices. Other product and service lines were also impacted by reduced activity levels with only the drilling related lines having significantly better operating results in 1998 over 1997. Operating income in 1997 for the group benefited from increased activity levels and increased prices charged to customers, especially for pressure pumping services in North America. Operating income for drilling fluids increased in 1997 over 1996 due to the growth of more technically demanding wells being drilled, particularly in the Gulf of Mexico. Operating income for upstream oil and gas engineering activities in 1998 was about the same as 1997 results even after providing additional provisions for project losses in the North Sea, North Africa and Latin America related to variation orders for ongoing projects which Halliburton does not feel will be accepted by the customer due to current industry conditions. Energy Services Group results for 1996 include $35.0 million of gain sharing revenue on its portion of the cost savings realized on the BP Andrew alliance. The alliance completed the project seven months ahead of the scheduled production of oil and achieved a $125.0 million savings compared with the targeted cost. Operating income from pipecoating activities were substantially improved in 1997 compared to 1996 due to higher activity levels in the Far East, Middle East and the United States.

     Engineering and Construction Group operating income for 1998 of $237.2 million increased 8% over 1997 and 77% over 1996. Operating margins were 4.3% in 1998 compared with 4.4% for 1997 and 2.8% for 1996. Operating income in 1998 includes a favorable settlement of a claim on a Middle Eastern construction project. Excluding this settlement, operating margins for 1998 were 4.0%. Operating income and margins in 1998 were negatively affected by losses in the fourth quarter on existing highway and paving business and for selected projects which were impacted by the economic downturn in Asia. The Engineering and Construction Group has not started any new significant jobs in Asia.
Improvement in operating income in 1997 over 1996 was realized through overhead reductions, a focus on higher margin business lines and the consolidation of Devonport Management Limited as a result of Halliburton's increased ownership percentage in that subsidiary. See Note 14 to the annual consolidated financial statements included elsewhere herein. The 1997 operating income improvements over 1996 were aided by LNG activities and oil recovery work in Africa together with engineering services for the fertilizer industry in Latin America. Operating income in 1996 included a $17.1 million charge for the impairment of the Engineering and Construction Group's investment in the Dulles Greenway toll road extension project.

     Dresser Equipment Group operating income in 1998 was $247.8 million or almost unchanged compared to 1997 operating income of $248.3 million. Operating income for 1998 increased 8% over 1996 operating income of $229.3 million. Operating income was negatively impacted in 1998 by $17 million of fourth quarter merger related expenses. Operating income in 1998 for the compression and pumping product line increased compared to 1997 due to restructuring initiatives instituted in late 1997 and increased revenues. Operating income for the flow control product line improved in 1998 over 1997 from cost improvements, better product mix, and increased volume. Operating income for the measurement product line decreased in 1998 due to weakness in the gas metering business as gas utilities continued to work off their excess inventory. The power systems product line operating income declined in 1998 compared to 1997 due to customers' reduced capital spending caused by softer demand in the gas compression and refining markets. Operating income increased in 1997 compared to 1996 primarily from the Ingersoll-Dresser Pump joint venture (profit improvement initiatives started in prior years); Wayne fuel dispensing systems (introduction of new technologies) and Energy Valve (improved margins and product mix).

     General corporate expenses for 1998 were $79.4 million and include expenses through the transition after the Merger for operating Dresser's corporate offices as well as Halliburton's corporate offices. As a percent of consolidated revenues, general corporate expenses were 0.5% in 1998 compared to 0.4% in 1997 and 0.5% in 1996.

Nonoperating Items

     Interest expense was $136.8 million for 1998 compared to $111.3 million in 1997 and $84.6 million in 1996. The increase in 1998 over 1997 is due to the increased level of short-term borrowings outstanding during 1998. These borrowings, which carry a lower interest rate than Halliburton's long-term debt, were used for working capital, capital expenditures and acquisitions. The increase in 1997 over 1996 is due to the issuance of debt under Halliburton's medium-term note program in 1997 and a full year's interest on $300.0 million of long-term debentures issued in August 1996 at a higher interest rate than the previous short-term debt.

     Interest income increased to $27.8 million in 1998 compared to $21.9 million in 1997 and $26.9 million in 1996. Interest income is typically a factor of the levels of invested cash maintained by Halliburton and its subsidiaries.

     Foreign currency gains (losses) netted to a loss of $12.4 million in 1998 compared to $0.7 million in 1997 and $19.1 million in 1996. The losses in 1998 occurred mainly in Asia/Pacific currencies. The 1996 losses were primarily due to devaluations of the Venezuelan bolivar and costs of hedging foreign exchange exposures of an Italian subsidiary.

     Provision for income taxes was $244.4 million in 1998. The provision for income taxes in 1998 includes a benefit of $234.1 million for special charge items that are tax deductible. Nondeductible special charge items of $109.0 million include merger transaction costs and nondeductible goodwill which was determined to be impaired. Excluding the special charge and applicable tax benefits in 1998, the effective tax rate was 38.0%. The 1997 provision of $491.4 million was higher than the 1996 provision of $248.4 million due in part to improved earnings. The effective income tax rate was 37.4% in 1997, compared with 29.9% in 1996. The lower effective income tax rate and provision for 1996 are due to credits of $43.7 million recorded during the third quarter of 1996 to recognize certain net operating loss carryforwards and the settlement of various issues with the Internal Revenue Service. Excluding the tax benefits recorded in 1996, the effective income tax rate for 1996 was 35.2%. See Note 6 to the annual consolidated financial statements included elsewhere herein.

     Minority interest in net income of consolidated subsidiaries was $49.1 million in 1998 compared to $49.3 million in 1997 and $24.7 million in 1996.
The increase in 1997 over 1996 is due primarily to Dresser Equipment Group's ownership interests in Dresser-Rand and the Engineering and Construction Group's ownership interests in Devonport Management Limited, which increased from approximately 30% to 51% during March 1997.

     Net income (loss) for 1998 was a loss of $14.7 million for a $0.03 diluted loss per share. In 1997 net income of $772.4 million yielded $1.77 diluted income per share while 1996 net income of $557.9 million yielded $1.29 diluted income per share.

Liquidity and Capital Resources

First Quarter of 1999 Compared with the First Quarter of 1998

     Halliburton ended the first quarter of 1999 with cash and equivalents of $419 million, an increase of $216 million from the end of 1998. Higher levels of cash were due to cash collections in the last few days of the quarter and to higher levels of cash in consolidated joint ventures. To conform Dresser's fiscal year-end to Halliburton's calendar year-end, Dresser's cash flows in 1998 are measured from December 31, 1997, rather than from the October 31, 1997 balances as reported on the consolidated balance sheets in Halliburton's 1998 Annual Report.

     Operating activities. Cash flows from operating activities provided $174 million in the first three months of 1999, as compared to $77 million in the first three months of 1998. Special charges for personnel reductions, facility closures and integration costs required approximately $93 million of cash in the first three months of the current year.

     Investing activities. Capital expenditures were $143 million for the first three months of 1999, a decrease of 37% over the same period of the prior year. The decrease in capital spending primarily reflects the current operating environment. Capital spending was mostly for equipment and infrastructure for the Energy Services Group. Halliburton also continued its planned investments in its enterprise-wide information system.

     Financing activities. Cash flows from financing activities were $147 million in the first three months of 1999 compared to cash flows of $62 million in the first three months of 1998. Halliburton borrowed $194 million net of repayments in short-term funds consisting of commercial paper and bank loans in the first three months of 1999. In the first three months of 1998, Halliburton borrowed $122 million in short-term funds net of repayments consisting of commercial paper and bank loans. Proceeds from exercises of stock options provided cash flows of $14 million in the first three months of 1999 compared to $30 million in the same period of the prior year.

     Halliburton believes it has sufficient borrowing capacity to fund its working capital requirements and investing activities. Halliburton's combined short-term notes payable and long-term debt was 34.5% of total capitalization at March 31, 1999 compared to 32.4% at December 31, 1998.

Year ended 1998 Compared to 1997 and 1996

     Halliburton ended 1998 with cash and equivalents of $202.6 million compared with $384.1 million in 1997 and $446.0 million in 1996. To conform Dresser's fiscal year-end to Halliburton's calendar year-end, Dresser's cash flows are measured from December 31, 1997, rather than from the October 31, 1997 balances included on the consolidated balance sheets.

     Cash flows from operating activities were $454.1 million for 1998 compared to $833.1 million for 1997 and $864.2 million for 1996. In 1998, the primary use of cash for operating activities was to fund increased working capital requirements.

     Cash flows used in investing activities were $846.1 million for 1998, $873.3 million for 1997 and $759.1 million for 1996. The majority of cash used for investing activities during 1998 was for capital expenditures. Capital expenditures in 1998 increased slightly over 1997 as Halliburton's continued investment in its enterprise-wide information systems initiative offset declines in other capital spending. Cash used in investing activities in 1997 also includes the acquisitions of OGC of approximately $118.3 million, and Kinhill of approximately $34.0 million, and an interest in PES (International) Limited of approximately $33.6 million, offset by the sale of Halliburton's environmental business for about $32.0 million. In 1996, investing activities included a $41.3 million expenditure for Halliburton's share of the purchase price of a subsidiary acquired by Halliburton's former 36% owned affiliate, M-I L.L.C. Also in 1996, several other acquisitions were made which used $32.2 million of cash.

     Cash flows from financing activities provided $253.7 million in 1998 and used $20.6 million in 1997 and $148.4 million in 1996. Halliburton issued $150.0 million of long-term debt under its medium-term note program in 1998. Also in 1998, Halliburton had net borrowings of short-term debt of $369.3 million and proceeds from exercise of stock options of $49.1 million. Dividends to shareholders used $254.2 million of cash in 1998. During 1997, cash was provided by proceeds from debt issued under Halliburton's medium-term note program of $300.0 million plus $3.2 million of other long-term borrowings and proceeds from the exercise of stock options of $71.5 million. Offsetting these inflows were payments on long-term debt of $17.7 million, net repayments on short-term borrowings of $85.8 million, payments to reacquire common stock of $44.1 million, and dividend payments of $250.3 million. Cash used for financing activities during 1996 consisted primarily of dividend payments of $239.6 million and payments to reacquire common stock of $235.2 million offset by proceeds from long-term borrowings of $295.6 million and proceeds from the exercise of stock options of $42.6 million. Halliburton's combined short-term notes payable and long-term debt was 32%, 24% and 23% of total capitalization at the end of 1998, 1997 and 1996, respectively.

     Halliburton has the ability to borrow additional short-term and long-term funds if necessary. See Note 8 to the annual consolidated financial statements included elsewhere herein regarding Halliburton's various short-term lines of credit, notes payable and long-term debt.

Financial Instrument Market Risk

     Halliburton is currently exposed to market risk from changes in foreign currency exchange rates, and to a lesser extent, to changes in interest rates. To mitigate market risk, Halliburton selectively hedges its foreign currency exposure through the use of currency derivative instruments. The objective of such hedging is to protect Halliburton's cash flows related to sales or purchases of goods or services from fluctuations in currency rates. Inherent in the use of derivative instruments are certain types of market risk: volatility of the currency rates, time horizon of the derivative instruments, market cycles and the type of derivative instruments used. Halliburton does not use derivative instruments for trading purposes. See Note 1 to the annual consolidated financial statements included elsewhere herein for additional information on Halliburton's accounting policies on derivative instruments. See
Note 15 to the annual consolidated financial statements included elsewhere herein for additional disclosures related to derivative instruments.

     Foreign exchange. While Halliburton operates in over 120 countries, Halliburton hedges only foreign currencies that are highly liquid and selects derivative instruments or a combination of instruments whose fluctuation in value is offset by the fluctuation in value to the underlying exposure. These hedges generally have expiration dates that do not exceed two years. Exposures to certain currencies are generally not hedged due primarily to the lack of available markets or cost considerations (non-traded currencies). Halliburton manages its foreign exchange hedging activities through a control system which includes monitoring of cash balances in traded currencies, analytical techniques such as value at risk estimations, and other procedures.

     Interest rates. Halliburton currently has exposure to interest rate risk from its long-term debt with interest based on LIBOR for the U.K. pound sterling
(GBP) plus 0.75% which was incurred in connection with its acquisition of the Royal Dockyard in Plymouth, England (the Dockyard Loans). This risk is partially offset by a compensating balance of approximately one-half of the outstanding debt amount which earns interest at a rate equal to that of the Dockyard Loans. The compensating balance is restricted as to use by Halliburton and is included in other assets on Halliburton's consolidated balance sheets. See Note 8 to the annual consolidated financial statements included elsewhere herein for additional discussion of the Dockyard Loans.

     Value at risk. Halliburton uses a statistical model to estimate the potential loss related to derivative instruments used to hedge the market risk of its foreign exchange exposure. The model utilizes historical price and volatility patterns to estimate the change in value of the derivative instruments which could occur from adverse movements in foreign exchange rates for a specified time period at a specified confidence interval. The model is an undiversified calculation based on the variance-covariance statistical modeling technique and includes all foreign exchange derivative instruments outstanding at December 31, 1998. The resulting value at risk of $2.8 million estimates, with a 95% confidence interval, the potential loss Halliburton could incur in a one-day period from foreign exchange derivative instruments due to adverse foreign exchange rate changes.

     Interest rate exposures. The following table represents principal amounts at December 31, 1998, and related weighted average interest rates by year of maturity for Halliburton's restricted cash and long-term debt obligations. Other notes with varying interest rates of $10.2 million as shown in Note 8 to the annual consolidated financial statements included elsewhere herein are excluded from the following table.

                                                      Expected maturity date                         Fair
                                        ------------------------------------------------
Millions of dollars                      1999    2000   2001   2002    2003   Thereafter    Total    Value
-------------------                     --------------------------------------------------------------------
Assets:
Restricted cash - British
   pound sterling                         4.1     4.1    4.1    2.6      --        --       14.9        14.9
      Average variable rate              6.38%   6.17%  6.04%  5.93%     --        --       6.22%
Long-term debt:
   US dollar                             50.0   300.0     --   75.0   138.6     825.0    1,388.6     1,538.0
      Average fixed rate                 6.27%   6.25%    --   6.30%    8.0%     7.58%      7.56%
   British pound sterling
      (Dockyard Loans)                    8.1     8.1    8.1    5.1      --        --       29.4        29.4
      Average variable rate              6.38%   6.17%  6.04%  5.93%     --        --       6.22%

     Weighted average variable rates are based on implied forward rates in the yield curve at December 31, 1998. These implied forward rates should not be viewed as predictions of actual future interest rates. Restricted cash and the Dockyard Loans earn interest at LIBOR (GBP) plus 0.75%. Instruments that are denominated in currencies other than the U.S. dollar reporting currency are subject to foreign exchange rate risk as well as interest rate risk.

1998 Special Charges

     The third quarter of 1998 financial results include a pretax charge of $945.1 million ($722.0 million after tax) to provide for consolidation, restructuring and merger related expenses related to the merger with Dresser and the industry downturn. Components of the charge include $509.4 million of asset related writeoffs, writedowns and charges; $204.7 million for personnel reduction costs covering approximately 8,100 employees; $121.2 million of facility consolidation charges; $64.0 million of merger transaction costs; and $45.8 million of other costs. During the fourth quarter, an additional charge of $35.0 million ($24.0 million after tax) was taken to provide $30.0 million for additional personnel reduction costs covering approximately 2,750 employees and $5.0 million for additional facility consolidations.

     Approximately 45% of the special charge of $980.1 million either has resulted or will result in cash outflows. During 1998, cash outflows of approximately $110.0 million pertained to special charge items, primarily severance and merger transaction costs, while the remainder will be incurred in 1999.

     Halliburton expects to utilize the remaining special charge reserves during 1999 with the exception of unrealized losses on facilities held for sale. See
Note 9 to the condensed consolidated financial statements for the quarter ended March 31, 1999 included elsewhere herein for information on accrued special charges incurred in 1998. Halliburton expects to incur merger related incremental costs of approximately $110 million that do not qualify as accrued special charges, including $24 million incurred in the fourth quarter of 1998 and approximately $14 million incurred during the first quarter of 1999. These costs include relocating personnel, inventory and equipment as part of facility consolidation efforts; implementing a company-wide common information technology infrastructure; merging engineering work practices; harmonizing employee benefit programs; and developing common policies and procedures to provide best practices.

Environmental Matters

     Halliburton is involved as a potentially responsible party in remedial activities to clean up several "Superfund" sites under applicable federal law which imposes joint and several liability, if the harm is indivisible, on certain persons without regard to fault, the legality of the original disposal or ownership of the site. Although it is very difficult to quantify the potential impact of compliance with environmental protection laws, management of Halliburton believes that any liability of Halliburton with respect to all but one of such sites will not have a material adverse effect on the results of operations of Halliburton. See Note 10 to the annual consolidated financial statements and note 6 to the condensed consolidated financial statements for the quarter ended March 31, 1999 included elsewhere herein for additional information on the one site.

Year 2000 Issue

     The Year 2000 ("Y2K") issue is the risk that systems, products and equipment utilizing date-sensitive software or computer chips with two-digit date fields will fail to properly recognize the Year 2000. Such failures by Halliburton's software and hardware or that of government entities, service providers, suppliers and customers could result in interruptions of Halliburton's business which could have a material adverse impact on Halliburton.

     In response to the Y2K issue, Halliburton has implemented an enterprise-wide Year 2000 Program designed to identify, assess and address significant Y2K issues in Halliburton's key business operations, including products and services, suppliers, business and engineering applications, information technology systems, facilities, infrastructure and joint venture projects.

     The Year 2000 Program is a comprehensive, integrated, multi-phase process covering information technology systems and hardware as well as equipment and products with embedded computer chip technology. The primary phases of the program are: (1) inventorying existing equipment and systems; (2) assessing equipment and systems to identify those which are not Y2K ready and to prioritize critical items; (3) remediating, repairing or replacing non-Y2K ready equipment and systems; (4) testing to verify Y2K readiness has been achieved; and (5) deploying and certifying.

     At March 31, 1999, Halliburton was substantially complete with its inventory and assessment phases of the Program; and was approximately 70% complete with its remediation and testing phases of the Program; and was approximately 50% complete with its deployment and certification phases of the Program.

     Overall Halliburton estimates that it is approximately 65% complete with its Year 2000 Program and anticipates having its products and mission-critical systems and equipment Y2K ready, tested, certified and deployed during the third quarter of 1999. Business continuity plans are being developed for all parts of the business and are also anticipated to be complete and in place by the end of the third quarter. The balance of 1999 will be focused on any remaining deployment, certification, testing and implementation of less critical items as required, and ensuring that critical business continuity plans are adequate and ready to implement if necessary.

     Through March 31, 1999 Halliburton has incurred approximately $31 million in costs related to its Year 2000 Program. Halliburton estimates that prior to January 1, 2000 it will have spent approximately $50 million to address the Y2K issue. These estimates do not include the costs associated with Halliburton initiatives discussed below. Costs associated with the Year 2000 Program are being treated as period costs and expensed as incurred.

     Independent of, but concurrent with, the Company's Y2K review, the Company is installing an enterprise-wide business information system which is scheduled to replace some of the Company's key finance, administrative and marketing software systems by the end of 1999 and is Y2K ready. In addition, and as a separate activity, the Company is in the process of replacing and standardizing its desktop computing equipment and software and updating its communications infrastructure. A third party is updating the communications infrastructure. The replacement of desktop equipment and software is an internal program based on the Company's common office environment initiative. All hardware and software installed as a part of these programs are Y2K ready.

Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and for Hedging Activities" (SFAS 133). This standard requires entities to recognize all derivatives on the statement of financial position as assets or liabilities and to measure the instruments at fair value. Accounting for gains and losses from changes in those fair values are specified in the standard depending on the intended use of the derivative and other criteria. SFAS 133 is effective for Halliburton beginning January 1, 2000. Halliburton is currently evaluating SFAS 133 to identify implementation and compliance methods and has not yet determined the effect, if any, on its results of operations or financial position.

               INFORMATION REGARDING PES (INTERNATIONAL) LIMITED

GENERAL DEVELOPMENT OF BUSINESS

     The origins of the PES Group date back to June of 1985 when Petroleum Engineering Services Limited was formed, in Aberdeen, Scotland, to provide well completion and intervention products, services and solutions to the oil and gas industry. Since that time, the company has established a strong reputation for innovation in the field of sub-surface oil and gas well engineering.

     Essentially a niche market player, PES' success has resulted largely from its focus on the design of well completion and well intervention products to improve well life cycle economics. In 1993, to cater to the group's international expansion plans, PES (International) Limited was established as the PES Group holding company.

     The PES client base consists of almost all of the major international oil companies.

     PES continues to be headquartered in Aberdeen, Scotland.

Description of Products and Services

     The following summary briefly describes PES' products and services.

     PES' core business is the design, manufacture and supply of oil and gas well completion and intervention products, services and solutions.

     Well completion products form part of the well bore through which the oil and gas flows from the reservoir to the surface and assist with the control of flow and the safety of the well. Well intervention products are normally installed in the well bore, at some point after the well has been completed, to perform specific functions during remedial well operations. Well intervention products are normally used for a limited period of time. The product line that historically contributed most to PES' growth is its well intervention product line, for many years firmly established in the North Sea and now gaining acceptance in key international markets.

     The requirement for Annular Safety Valves (ASVs) following the Piper Alpha incident provided an opportunity for PES to participate in this new market along with the major suppliers (at the time), Baker Oil Tools, Camco International, Halliburton and AVA/Guiberson. The first PES system was installed in early 1992 for Elf Enterprise and its success led to repeat orders from Elf and subsequent orders from other customers. Since 1992, PES has made significant gains and is now a leading supplier of ASVs, although this market segment has been declining.

     In addition to its well intervention and Annular Safety Valve business, PES has developed various high performance well completion products to capitalize on market opportunities not being addressed by other equipment suppliers.

     One of PES' most notable innovations is a Surface Controlled Reservoir Analysis and Management System ("SCRAMS"). SCRAMS allows the operator to evaluate and control production from individual zones in a multi-zone producing well without the need for well intervention. The potential benefits from real time production management using SCRAMS are significant and include reduced operating expenditure, reduced production downtime and enhanced ultimate hydrocarbon recovery.

     The main application for SCRAMS is high value wells (e.g. horizontal, multi-lateral, remote and sub-sea wells). PES has obtained patent and copyright protection for many of the key features of SCRAMS.

     To date, nine SCRAMS systems have been installed in production wells and demand is growing. PES is currently developing (in conjunction with Halliburton) a new SCRAMS Interval Control Valve which has infinitely variable control capability and which represents a further major advance in the area of production optimization. To facilitate world wide exploitation of SCRAMS, PES formed a "Smart Well" Strategic Alliance with Halliburton Energy Services in April of 1997 and through the Alliance, PES has effectively gained access to the global market for SCRAMS through the 100+ Halliburton facilities world wide. It should be noted that a number of teething problems were encountered on early installations. These problems have, however, been addressed as the system has evolved to create a more robust and enhanced design. Over the past 5 years, PES has made a substantial investment in SCRAMS.

     In addition to SCRAMS, PES has developed other technologies which have, or are likely to have, significant future impact on the industry. PES has a growing portfolio of new products that are finding application in locations as diverse as Colombia and Brunei.

     While the SCRAMS product line is likely to have the largest impact both on the market and on PES growth plans, a number of other significant technologies have been or are currently being developed by PES. These include:

 .    High Performance and HP/HT Packers;

 .    Hydraulically Controlled Completion Systems ("mini-hydraulics", "direct hydraulics", "digital hydraulics");

 .    "ANVIL" (Disappearing Plug);

 .    Downhole Lubricator Valve (to facilitate intervention operation);

 .    Insert Gas Lift System (IGLS) (to facilitate retrofit of the production string to gas lift without the need for a full workover);

 .    First Generation Downhole Robot ("smart shifting tool");

 .    E-Line Tractor; and

 .    Open Hole Packer.

Acquisition of Well-Equip Limited

     In July 1996 PES acquired an Aberdeen based company called Well-Equip which designed and manufactured special wireline, coiled tubing and flow control products for the oil and gas industry. At the time of the acquisition, Well-Equip's annual turnover was approximately (Pounds)1.7 million. Subsequent to the acquisition, the assets and resources of Well-Equip were integrated into Petroleum Engineering Services Limited, the PES U.K. subsidiary. PES later sold the Well-Equip wireline and coiled tubing product lines to BD Kendle Engineering in September of 1998.

Acquisition of 26% Stake in PES by Holdings

     In April of 1997, Halliburton Holdings Limited acquired a 26% stake in PES for (Pounds)20.8 million. This acquisition coincided with the signing of the strategic "Smart Well Alliance" between Halliburton Energy Services and PES.

Markets and Competition

     Due to its geographic location, PES initially concentrated on servicing the North Sea and European markets and developed a strong reputation for innovation and responsiveness with its target clients. PES then began to investigate opportunities further afield with the international oil companies.

     More than 50% of PES' turnover is now derived from export markets, and PES has established bases in Norway, Denmark, France, Italy, Australia, and the U.S. PES currently provides products and services to operators in the following countries: U.K., Norway, Denmark, Italy, Nigeria, Angola, Gabon, U.S., Colombia, Argentina, Brunei, Malaysia, Australia, Papua New Guinea, New Zealand, Indonesia, Oman, Qatar, and Abu Dhabi.

     While sales are generally coordinated directly by PES, in certain countries PES operates with the support of third party agents who provide additional contact with the client and provide assistance with the in-country logistics.

     PES' competitors vary according to the niche markets served but include Baker Oil Tools, Camco International, Halliburton Energy Services, Petroline, and Maritime Well Service. The direct competition between Halliburton Energy Services and PES is very limited.

     PES' business in some countries may be adversely affected by unsettled political conditions, expropriation or other governmental actions, exchange control and currency problems. PES believes that the geographic diversification of its business activities reduces the risk that loss of business in any one country would be material to the conduct of its operations taken as a whole.

                PES SELECTED CONSOLIDATED FINANCIAL INFORMATION

     Set out below is selected consolidated financial information for PES. The profit and loss account and balance sheet information at 31 March 1994, 1995, 1996, 1997 and 1998 is extracted from the audited consolidated accounts of PES. The information as of December 31, 1997 and 1998 and for the periods then ended is unaudited.

                                                                Audited                                           Unaudited
                              -----------------------------------------------------------------------   ---------------------------
                               5 mths to                                                                   9 mths to      9 mths to
                               31-Mar-94      31-Mar-95      31-Mar-96      31-Mar-97      31-Mar-98      31-Dec-97      31-Dec-98
Profit & loss account        (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000
Turnover                          2,808          7,056         10,581         15,989         22,673         16,252         24,066
Cost of sales                    (1,067)        (2,726)        (5,311)        (8,541)       (12,719)        (9,012)       (14,324)
                                 ------         ------         ------        -------        -------         ------        -------

Gross profit                      1,741          4,330          5,270          7,448          9,954          7,240          9,742

Admin. expenses                  (1,507)        (3,431)        (5,207)        (7,390)       (10,191)        (7,119)        (8,676)
Other income                          0            108            897            350            279            396            159
                                 ------         ------         ------        -------        -------         ------        -------

Operating profit                    234          1,007            960            408             42            517          1,225

Exceptional items                     0              0              0           (154)        (1,659)        (1,544)             0
Interest (net)                       12            (82)          (221)          (428)          (138)          (104)          (141)
Income from associates                0              0             11             20             48              0              0
                                 ------         ------         ------        -------        -------         ------        -------

Profit before tax                   246            925            750           (154)        (1,707)        (1,131)         1,084

Tax                                 (67)          (410)          (300)          (175)          (373)          (280)          (240)
                                 ------         ------         ------        -------        -------         ------        -------

Profit after tax                    179            515            450           (329)        (2,080)        (1,411)           844

Minority interests                    0            102            565           (174)             0              0              0
                                 ------         ------         ------        -------        -------         ------        -------

Profit for year                     179            617          1,015           (503)        (2,080)        (1,411)           844

Dividends (paid)                      0              0            (45)           (45)            (4)             0              0
                                 ------         ------         ------        -------        -------         ------        -------

Retained Profit                     179            617            970           (548)        (2,084)        (1,411)           844
                                 ======         ======         ======        =======        =======         ======        =======

                                                              Audited                                            Unaudited
                              ------------------------------------------------------------------------   ------------------------
                               31-Mar-94      31-Mar-95      31-Mar-96      31-Mar-97      31-Mar-98      31-Dec-97      31-Dec-98
Balance Sheet                 (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000
Intangible fixed assets               0              0            900          2,470          2,302          2,348          2,286
Tangible fixed assets             1,240          2,026          2,130          3,247          5,099          4,429          5,675
Investments                           0              0             11            146          3,432          2,835          2,835
                                 ------         ------         ------        -------        -------         ------        -------
                                  1,240          2,026          3,041          5,863         10,833          9,612         10,796
                                 ------         ------         ------        -------        -------         ------        -------

Stock                               506          1,187          1,855          2,738          6,550          5,193          6,629
Debtors                           1,382          1,859          4,862          6,412          6,294          5,215          7,120
Cash                                393            123            101            259          1,132          2,650          1,094
                                 ------         ------         ------        -------        -------         ------        -------
                                  2,281          3,169          6,818          9,409         13,976         13,058         14,843
                                 ------         ------         ------        -------        -------         ------        -------

Creditors greater than 1year     (2,155)        (3,043)        (6,671)       (10,122)        (5,592)        (3,823)        (5,620)

Creditors less than 1 year         (164)          (408)        (1,071)        (2,041)        (1,472)        (1,514)        (1,177)

Provisions                          (93)          (112)           (74)           (54)          (852)           (35)          (978)
                                 ------         ------         ------        -------        -------         ------        -------

Net Assets                        1,109          1,632          2,043          3,055         16,893         17,298         17,864
                                 ======         ======         ======        =======        =======         ======        =======

                                                       Audited                                               Unaudited
                                 --------------------------------------------------------------     ------------------------------
                                 31-Mar-94      31-Mar-95     31-Mar-96     31-Mar-97     31-Mar-98     31-Dec-97       31-Dec-98
Balance sheet                    (Pounds)'000  (Pounds)'000  (Pounds)'000   (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
Share capital                           78             78             78             85            129          129        129
Share premium                            0          1,200          1,200          2,459         26,961       26,961     26,961
Capital redemption reserve               0             10             10             10             10           10         10
Profit & loss account                  179           (408)           569            (21)        (2,218)      (1,813)    (1,247)
Goodwill reserve                      (927)          (927)          (927)          (927)        (9,768)      (9,768)    (9,768)
Acquisition reserve                  1,779          1,779          1,779          1,779          1,779        1,779      1,779
Minority interests                       0           (100)          (666)          (330)             0            0          0
                                    ------         ------         ------        -------        -------       ------    -------

Equity                               1,109          1,632          2,043          3,055         16,893       17,298     17,864
                                    ======         ======         ======        =======        =======       ======    =======

                 SUMMARY OF DIFFERENCES BETWEEN U.K. AND U.S.
                   GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

Report of Chartered Accountants on U.S. GAAP Reconciliation

To the Board of Directors
of PES (International) Limited

Our audits of the consolidated financial statements of PES (International) Limited referred to in our reports dated 11 August 1997 and 5 February 1999 appearing on pages 176 and 201, respectively, of the Registration Statement on Form S-4 also included an audit of the accompanying reconciliation of significant differences between U.S. and U.K. Generally Accepted Accounting Principles. In our opinion, this reconciliation presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers
Aberdeen, UK
June 1, 1999

Financial Statements

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom. Such principles differ in certain respects from U.S. GAAP. A summary of the most significant differences applicable to the Group is set out below.

a)   Statement of Operations Differences

                                                          Audited                                  Unaudited
                                                        Year ended                              9 Month Period ended
                                                         31 March                                31 December
                                         ------------------------------------------   ------------------------------------
                                            1996           1997           1998              1997               1998
                                        (Pounds)'000   (Pounds)'000   (Pounds)'000      (Pounds)'000       (Pounds)'000
     Net income (loss) reported under
     U.K. GAAP                             1,015           (503)        (2,080)        (1,411)                   844

     U.S. GAAP adjustments:
     Amortization of goodwill                  -              -           (442)          (332)                  (332)

     Expense development costs as
     incurred                               (705)             7             28             21                     21
                                           -----           ----         ------         ------                  -----

     Total U.S. GAAP adjustments            (705)             7           (414)          (311)                  (311)
                                           -----           ----         ------         ------                  -----

     Net income (loss) under U.S. GAAP       310           (496)        (2,494)        (1,722)                   533
                                           =====           ====         ======         ======                  =====

b)    Equity Reconciliation

                                                                                                             Unaudited
                                                              Audited Year Ended                       9 Month Period Ended
                                                                   31 March                               31 December
                                                    --------------------------------------          -------------------------
                                                      1996           1997           1998           1997               1998
                                                  (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000       (Pounds)'000

     Equity under U.K. GAAP                          2,043          3,055         16,893         17,298                 17,864

     U.S. GAAP adjustments:
     Capitalization of goodwill                           -             -          8,399          8,509                  8,067

     Expense development costs as incurred            (705)          (698)          (670)          (677)                  (649)
     Apply "pooling of interests" accounting to
     acquisition of subsidiary                         578            578            578            578                    578
                                                     -----          -----         ------         ------                 ------
     Total U.S. GAAP adjustments                      (127)          (120)         8,307          8,410                  7,996
                                                     -----          -----

     Equity under U.S. GAAP                          1,916          2,935         25,200         25,708                 25,860
                                                     =====          =====         ======         ======                 ======


(i)  Capitalization and amortization of goodwill

Prior to the introduction of U.K. Financial Reporting Standard No 10 ("FRS10") which became effective for financial periods ending on or after 23 December 1998, under U.K. GAAP companies had the option to either write off goodwill on acquisition directly to reserves or to capitalize and amortize such amounts. For the period to 31 March 1998, in accordance with U.K. GAAP prior to the introduction of FRS10, the Group elected to write off goodwill on acquisition amounting to (Pounds)8,841,000 direct to reserves.

Under U.S. GAAP goodwill on acquisition must be capitalized and amortized systematically to income over the estimated period of benefit but not in excess of 40 years. Goodwill on acquisition previously written off directly to reserves in the financial statements has been reinstated and amortized over 20 years.

(ii) Expense development costs as incurred

Under U.K. GAAP, the capitalization and amortization of product development costs is permissible subject to certain criteria being satisfied. Deferred costs must be amortized systematically over the expected life of the product and the unamortized balance must be reviewed annually for impairment and written down to the extent necessary. During the year ended 31 March 1996, the PES Group capitalized a total of (Pounds)730,000 in respect of development costs and is amortizing this amount over the estimated production and commercial life of the product.

Under U.S. GAAP deferral of product development costs is not permitted and such costs must be expensed to income as incurred. Accordingly, development costs capitalized by the company during the year ended 31 March 1996 have been expensed and the related amortization charged during the periods 31 March 1996 - 1998 reversed.

(iii) Apply "pooling of interests" accounting to acquisition of subsidiary

Under U.K. GAAP, acquisitions of subsidiaries are generally accounted for using the "purchase" or "acquisition" accounting method unless the specific criteria for merger ("pooling of interests") accounting are met. During the period ended 31 March 1993, PES acquired as a wholly owned subsidiary, Petroleum Engineering Services Limited ("PESL"), a company also controlled by the Principal Shareholders of PES. Under U.K. GAAP, PES adopted purchase accounting in respect of the acquisition of PESL, which resulted in the write off of (Pounds)927,000 of goodwill on acquisition direct to reserves and the creation of an Acquisition Reserve of (Pounds)1.8 million in the consolidated financial statements.

Under U.S. GAAP, transactions involving the transfer of net assets or exchanges of shares between companies under common control must be accounted for at historical cost in a manner similar to "pooling of interests". Had the company adopted pooling of interests accounting in respect of the acquisition of PESL, the net assets of PESL would have been consolidated at historical cost and the goodwill on consolidation and the Acquisition Reserve would not have arisen. In addition, the retained earnings of PESL at the date of acquisition would have been consolidated by the Group rather than forming part of the goodwill calculation.

        PES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Business Environment

It has been a key part of PES's business strategy to focus on the major international oil companies who appreciate the role that PES has played in bringing new technology to their operations.

Since entering the market in 1986, PES concentrated predominantly on the North Sea. The Company identified a niche market for well intervention tools with the international oil companies operating in the North Sea. Having created a stable client base and a sound market reputation, the Company started to develop various high performance well completion products. PES then invested heavily in the development of SCRAMS (Surface Controlled Reservoir Analysis and Management System), a technology which allows a well operator to evaluate and control individual zones in a producing well without well intervention. This system results in reduced production downtime and operating expenditure and may also lead to enhanced hydrocarbon recovery. PES is now recognized as the market leader in Smart Well technology.

PES formed an Alliance with Halliburton Energy Services, Inc. in April 1997. This has helped PES to gain access to international markets through the HES world-wide network and allowed HES to offer their customers PES products and technology which compliment their own product lines. Through this Alliance and other marketing initiatives PES has been able to sustain exceptional annual growth.

The decline in oil and gas prices in the latter half of 1998 caused a reduction in the demand for some of PES's products and services. PES has responded by implementing plans to reduce overhead in areas where activity levels have declined and is currently examining other areas of cost reduction. Despite the current reduction in activity, the improving oil price would suggest that activity will return. The technology of PES, with its products and services focused on offering reduced operating costs and enhanced hydrocarbon recovery, places PES in a position to maximize market growth as the world-wide oil and gas economy recovers.

Results of operations - 1998 compared to 1997



Revenues

                             Unaudited 9 months to 31 December
                           -------------------------------------
                               1998                     1997
                            000(pounds)              000(pounds)

PES Group revenues            24,066                   16,252

Revenues for the 9 months to 31 December 1998 were (pound)24.06m an increase of 48% over the revenues for the 9 months to 31 December 1997 of (pound)16.25m. The growth in revenues resulted from the setting up of overseas local offices in Australia, U.S., Norway, France, Italy and Denmark in the period between 1994 and 1997 with the result that new markets were opened up to the PES Group. The market in Norway has been particularly successful. The PES Group's revenues from customers outwith the UK has increased from 25% in 1996 to over 50% in the 9 month period to 31 December 1998.

A further reason for the growth in revenues has been the large investment made by the PES Group in new technology between 1995 and 1998 particularly in the area of Smart Well applications. This investment started to be realised in terms of orders for product in the 9 month period to 31 December 1998.


Operating income

                         Unaudited 9 months to 31 December
                       --------------------------------------
                          1998                       1997
                        000(pounds)               000(pounds)

Operating profit         1,225                       517


Operating profit was (pound)1.23m in the 9 months to 31 December 1998 compared to (pound)0.52m in the 9 month period to 31 December 1997. The reason for this increase in operating income is largely due to the realisation of customer orders for products which had been developed over the period between 1995 and 1997, particularly those for Smart Well applications.

The gross margin on sales revenues was 40.5% for the 9 months to 31 December 1998 and 44.5% for the 9 months to 31 December 1997. This reduction in gross margin reflects the fact that in the 9 months to 31 December 1998 many of the products sold were new high technology products which had not been made before. The PES Group had to incur a substantial set up cost in manufacturing and testing equipment which were fully expensed in the period.


General operating expenses were (pound)8.75m in the 9 month period to 31 December 1998 compared to (pound)7.16m in the 9 month period to 31 December 1997. The increase in general operating expenses reflects the growth in the business both in overseas locations and to support the general expected growth in the business as a result of new product development.


Although the profit margins were reduced as a result of increased manufacturing costs, operating profit was improved because of the higher sales volumes.


Profit (loss) before taxation

                                      Unaudited 9 months to 31 December
                                   ---------------------------------------
                                       1998                      1997
                                    000(pounds)               000(pounds)

Profit (loss) before taxation         1,084                     (1,131)


Profit before taxation was (pound)1.08m for the 9 months to 31 December 1998 compared to a loss of (pound)1.13m in the 9 months to 31 December 1997. In the period to December 1997 there were exceptional costs of (pound)1.54m as a result of a PES Group restructuring related to the acquisition of a 26% stake in the PES Group by Halliburton Holdings Limited in April 1997. The PES Group restructuring included a reorganisation of subsidiary shareholding structures and the granting of share options to key personnel.


Results of operations  - 1998 compared to 1997 and 1996

Revenues


                                  Year Ended March 31
                       -------------------------------------
                           1998         1997         1996
                        (Pounds)000  (Pounds)000  (Pounds)000

     Group revenues          22,673     15,989       10,581
                         ==========   ========     =========


     Revenues for 1998 were (Pounds)22.67m, an increase of 41% over 1997 revenues of (Pounds)15.99m and an increase of 114% over 1996 revenues of (Pounds)10.58m. The 1997 revenues include (Pounds)1.02m of revenue resulting from the acquisition of Well Equip Limited on 31 July 1996. Approximately 54% of PES

Group revenue for 1998 was derived from international activities compared with 43% in 1997 and 25% in 1996.

     The growth in revenues resulted from the setting up of overseas local offices in Australia, U.S., Norway, France, Italy and Denmark over this period which allowed for much greater local market penetration. In addition the investment by the PES Group in developing new products, and in particular Smart Well products, started to be recognized by customers in terms of orders and revenue generation.

Operating income


                                Year Ended March 31
                        -------------------------------------
                              1998         1997         1996
                         (Pounds)000  (Pounds)000  (Pounds)000

     Operating income          42          408          960
                          =======      =======      =======

     Operating income was (Pounds)0.04m in 1998 compared to (Pounds)0.408m in 1997 and (Pounds)0.96m in 1996. The reduction in operating income arose because of the expansion of the business into other international locations and the heavy investment in developing new products.

     The gross margin on sales revenue decreased from 49.8% on revenue for the year to 31 March 1996 to 46.5% for the year to 31 March 1997 and 43.9% for the year to 31 March 1998. Gross margin on sales for the 9 months to 31 December 1998 was 40.5% compared to 44.5% for the 9 months to 31 December 1997. The principal reason for this reduction was the investment made in new product development over this period and the set up costs associated with manufacturing new high technology products for the first time. The key products that were developed over this period were in the area of smart completions with several million pounds invested in developing this product line. Apart from (Pounds)0.73m of development costs which were capitalised in 1996, all development costs have been expensed through cost of sales. During 1997 PES also set up a manufacturing plant in Livingston, Scotland as the primary manufacturing centre. The initial setting up of this facility had a short term detrimental effect on profitability.

     General operating expenses for 1998 were (Pounds)10.19m compared to (Pounds)7.39m in 1997 and (Pounds)5.21m in 1996. The main reason for this increase has been the expansion of PES both into other international locations and also putting in place additional people and infrastructure resources to allow for the anticipated continued growth and development plans.


Non-operating items

     There were exceptional charges in 1998 of (Pounds)1.66m as a result of group restructuring and an acquisition of a 26% stake in the PES Group by Halliburton Holdings Limited. The group restructuring included a reorganization of subsidiary shareholding structures and the granting of share options to key personnel. As these share options are exercisable at a price below market value, in accordance with the requirements of U.K. accounting regulations, the carrying value of the PES Shares held by the ESOP was written down by (Pounds)1.66 million. In 1997 there was an exceptional charge of (Pounds)0.15m as a result of the sale of minority holdings in subsidiary companies to local management at less than book value.

     Interest expense was (Pounds)0.31m in 1998 compared to (Pounds)0.44m in 1997 and (Pounds)0.23m in 1996. The movement simply reflects PES Group borrowings over the period which increased in 1997 due to the growth of the PES Group but reduced in 1998 due to the investment by Halliburton Holdings Limited.

     Provision for taxes was (Pounds)0.373m in 1998 compared to (Pounds)0.175m in 1997 and (Pounds)0.30m in 1996. The increase in tax payable in 1998 reflects the fact that losses incurred in the U.K. and U.S.A. could not be offset against profits in other overseas operations.

     Minority interests in the profit or loss on ordinary activities was nil in 1998 but amounted to (Pounds)0.174m in 1997 and a credit of (Pounds)0.57m in 1996. The credit in 1996 arose due to the losses incurred by subsidiaries with minority interests. The minority interests in the results for the year ended 31 March 1998 were nil due to the fact that all minority shareholdings were bought out as part of the PES Group reconstruction referred to above.

     Dividends amounted to (Pounds)0.004m in 1998 compared to (Pounds)0.045m in 1997 and (Pounds)0.045m in 1996. The dividends were wholly payable on the 'A' Ordinary shares held by 3i plc which were converted to Ordinary shares in April 1997.


Liquidity and Capital Resources

     Net cash outflow from operating activities amounted to (Pounds)2.0m in 1998 with an inflow of (Pounds)0.79m in 1997 and an outflow of (Pounds)0.77m in 1996. In 1998 the primary use of cash was to fund increased working capital requirements due to the expansion and growth of the PES Group.

     Net cash flow from capital expenditure and financial investment was (Pounds)6.8m in 1998, (Pounds)0.43m in 1997 and (Pounds)1.06m in 1996. The expenditure in 1998 comprises net investment in plant and machinery of (Pounds)1.9m principally in the PES Group's manufacturing facility in Livingston. In addition there was an investment of (Pounds)4.91m into an employee share ownership plan to act as a mechanism to incentivize key personnel.

     Net cash outflow from acquisitions was nil in 1998 but amounted to (Pounds)0.48m in 1997 as a result of the acquisition of WellEquip Limited. The total consideration was (Pounds)2.03m satisfied partly by cash, loan notes and share exchange.

     Cash flow from financing activities was an inflow of (Pounds)14.4m in 1998 compared to an outflow of (Pounds)0.68m in 1997 and an inflow of (Pounds)0.35m in 1996. The inflow of (Pounds)14.4m in 1998 arose as a result of the issue of (Pounds)16.04m of new shares issued to Halliburton Holdings Limited as part of their acquiring a 26% stake net of repayment of borrowings of (Pounds)0.91m and capital lease payments of (Pounds)0.75m.

     PES has the ability to borrow funds through a multioption credit facility with the Bank of Scotland. In addition loans are taken out to fund specific assets in addition to small local loans in certain overseas entities.

Financial Instrument Market Risk

     PES is currently exposed to market risk from changes in foreign currency exchange rates. This risk is mitigated through the operation of foreign currency bank accounts and maximizing exposure to the pound sterling and the U.S. dollar where most of the PES Group's expenditure base is concentrated.

     The PES Group is exposed to variations in U.K. interest rates due to the fact that most of the PES Group borrowings are U.K. sourced in pounds sterling.

The Year 2000 issue

     Also known as the Millennium Bug, this is a problem which may affect not only the obvious computer systems, but any system which incorporates microchip processors where there is a date function which stores or processes the year as a two digit number and so cannot properly handle the transition from 99 to 00. There may also be issues with certain dates, e.g. 9/9/99 or with systems failing to recognize that year 2000 is a leap year.

     In response to the Y2K problem, PES has a programme in place to identify, assess and address any risks in systems, equipment and products. The scope of this program includes an assessment of steps being taken by equipment and service suppliers to ensure continuity of their business.

     It is expected that PES will have completed all required remedial action by the end of September 1999.

                           MANAGEMENT OF HALLIBURTON

     The names and offices with Halliburton of its directors and executive officers are set forth below:


William E. Bradford         Chairman of the Board and Director

Richard B. Cheney           Chief Executive Officer and Director

David J. Lesar              President and Chief Operating Officer

Donald C. Vaughn            Vice Chairman

Lester L. Coleman           Executive Vice President and General Counsel

Gary V. Morris              Executive Vice President and Chief Financial Officer

Lewis W. Powers             Senior Vice President - Strategic Account
                            Management

Jerry H. Blurton            Vice President and Treasurer

Louis A. Raspino            Shared Services Vice President - Finance

R. Charles Muchmore, Jr.    Vice President and Controller

Anne L. Armstrong           Director

Lord Clitheroe              Director

Robert L. Crandall          Director

Charles J. DiBona           Director

Lawrence S. Eagleburger     Director

William R. Howell           Director

Ray L. Hunt                 Director

Delano E. Lewis             Director

J. Landis Martin            Director

Jay A. Precourt             Director

C. J. Silas                 Director

Richard J. Stegemeier       Director

     The principal occupations of the directors of Halliburton are as follows:

     Anne L. Armstrong, 71, Regent, Texas A&M University System; Member, Board of Trustees, Center for Strategic and International Studies; Member, National Security Advisory Board, Department of Defense; former Chairman of the President's Foreign Intelligence Advisory Board, 1981-1990; former Ambassador to Great Britain; joined Halliburton Company Board in 1977; Chairman of the Health, Safety and Environment Committee and member of the Management Oversight and the Nominating and Corporate Governance Committees; Director of American Express Company and Boise Cascade Corporation.

     William E. Bradford, 64, Chairman of the Board of Halliburton; Chairman of the Board of Dresser Industries, Inc., 1996-1998; Chief Executive Officer of Dresser Industries, Inc., 1995-1998; President of Dresser Industries, Inc., 1992-1996; Chief Operating Officer of Dresser Industries, Inc., 1992-1995; President and Chief Executive Officer of Dresser-Rand Company, a 51% joint venture partnership, 1988-1992; Senior Vice President - Operations of Dresser Industries, Inc., 1984-1992; joined Halliburton Company Board in 1998; Director of Ultramar Diamond Shamrock Corporation and Kerr-McGee Corporation.

     Richard B. (Dick) Cheney, 58, Chief Executive Officer, Halliburton; Chairman of the Board and Chief Executive Officer of Halliburton, 1997-1998; Chairman of the Board, President and Chief Executive Officer of Halliburton, 1996-1997; President and Chief Executive Officer of Halliburton, 1995; Senior Fellow, American Enterprise Institute for Public Policy Research, 1993-1995; United States Secretary of Defense, 1989-1993; Member, United States House of Representatives, 1979-1989; joined Halliburton Company Board in 1995; Director of Union Pacific Corporation, The Procter & Gamble Company and Electronic Data Systems Corporation; Member of the Board of Trustees, American Enterprise Institute for Public Policy Research.

     Lord Clitheroe, 69, Chairman, The Yorkshire Bank, PLC; Deputy Chief Executive, The RTZ Corporation PLC, 1987-1989; Executive Director, The RTZ Corporation PLC, 1968-1987; joined Halliburton Company Board in 1987; Chairman of the Management Oversight Committee and member of the Health, Safety and Environment and the Nominating and Corporate Governance Committees.

     Robert L. Crandall, 63, Chairman Emeritus, AMR Corporation/American Airlines, Inc. (engaged primarily in the air transportation business); Chairman, President and Chief Executive Officer, AMR Corporation and Chairman and Chief Executive Officer, American Airlines, Inc., 1985-1998; President, American Airlines, Inc., 1985-1995; joined Halliburton Company Board in 1986; Chairman of the Audit Committee and member of the Compensation and the Management Oversight Committees; Director of MediaOne Group, Inc. and Director and non-executive Chairman of Celestica, Inc.

     Charles J. DiBona, 67, President and Chief Executive Officer (retired), American Petroleum Institute (a major petroleum industry trade association), 1979-1997; joined Halliburton Company Board in 1997; member of the Health, Safety and Environment, the Nominating and Corporate Governance and the Management Oversight Committees; Chairman of the Board of Trustees, Logistics Management Institute.

     Lawrence S. Eagleburger, 68, Senior Foreign Policy Advisor, Baker, Donelson, Bearman & Caldwell (a Washington, D.C. law firm); Chairman, International Commission on Holocaust Era Insurance Claims; United States Secretary of State, Department of State, 1992-1993; Acting Secretary of State, 1992; Deputy Secretary of State, 1989-1992; joined Halliburton Company Board in 1998; member of the Management Oversight and the Nominating and Corporate Governance Committees; Director of Phillips Petroleum Company, Stimsonite, Universal Corporation and COMSAT.

     William R. Howell, 63, Chairman Emeritus, J. C. Penney Company, Inc. (a major retailer); Chairman of the Board, J. C. Penney Company, Inc., 1983-1996; Chief Executive Officer, J. C. Penney Company, Inc., 1983-1995; joined Halliburton Company Board in 1991; Chairman of the Compensation Committee and member of the Management Oversight and the Audit Committees; Director of Exxon Corporation, Warner-Lambert Company, Bankers Trust Company, Bankers Trust New York Corporation, The Williams Companies, Inc. and Central and South West Corporation.

     Ray L. Hunt, 55, For more than five years, Chairman of the Board and Chief Executive Officer, Hunt Oil Company (oil and gas exploration and development); Chairman of the Board, Chief Executive Officer and President, Hunt Consolidated, Inc. and Chairman of the Board, Chief Executive Officer and President, RRH Corporation; joined Halliburton Company Board in 1998; member of the Compensation and the Management Oversight Committees; Director of Electronic Data Systems Corporation, PepsiCo, Inc., Ergo Science Incorporated, Security Capital Group Incorporated and Federal Reserve Bank of Dallas.

     Delano E. Lewis, 60, President and Chief Executive Officer (retired), National Public Radio (produces and distributes original programming and provides support to member stations) 1994-1998; President and Chief Executive Officer, C&P Telephone Company, a subsidiary of Bell Atlantic Corporation, 1990-1993; joined Halliburton Company Board in 1996; member of the Compensation, the Health, Safety and Environment and the Management Oversight Committees; Director of Colgate-Palmolive Company, Eastman Kodak Company, BET Holdings, Inc. and the Poynter Institute.

     J. Landis Martin, 53, For more than five years, President and Chief Executive Officer, NL Industries, Inc. (a manufacturer and marketer of titanium dioxide pigments) and Chairman, Titanium Metals Corporation (an integrated producer of titanium metals); Chief Executive Officer, Titanium Metals Corporation, since 1995; Chairman of the Board and Chief Executive Officer of Baroid Corporation (and its predecessor), acquired by Dresser Industries, Inc. in 1994, 1990-1994; joined Halliburton Board in 1998; member of the Audit and the Management Oversight Committees; Director of NL Industries, Inc., Titanium Metals Corporation, Tremont Corporation and Apartment Investment and Management Corporation.

     Jay A. Precourt, 61, Chairman of the Board, Wyoming Refining Company; Vice Chairman and Chief Executive Officer, Tejas Gas Corporation, 1986-1998; President, Tejas Gas Corporation, 1996-1998; joined Halliburton Company Board in 1998; member of the Health, Safety and Environment and the Management Oversight Committees; Chairman of the Board of Founders Funds, Inc. and Director of the Timken Company.

     C.J. Silas, 66, Chairman of the Board and Chief Executive Officer (retired), Phillips Petroleum Company (engaged in exploration and production of crude oil, natural gas and natural gas liquids on a worldwide basis, the manufacture of plastics and petrochemicals and other activities), 1985-1994; joined Halliburton Company Board in 1993; member of the Compensation, the Audit and the Management Oversight Committees; Director of Reader's Digest Association, Inc.

     Richard J. Stegemeier, 70, Chairman Emeritus, Unocal Corporation (an integrated petroleum company); Chairman of the Board, Unocal Corporation, 1989-1995; Chief Executive Officer, Unocal Corporation, 1988-1994; President, Unocal Corporation, 1985-1992; Chief Operating Officer, Unocal Corporation, 1985-1988; joined Halliburton Company Board in 1994; Chairman of the Nominating and Corporate Governance Committee and member of the Audit and the Management Oversight Committees; Director of Foundation Health Corporation, Northrop Grumman Corporation, Sempra Energy and Montgomery Watson, Inc.

         SECURITY OWNERSHIP AND DEALINGS BY CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT OF HALLIBURTON

     The following table sets forth information with respect to persons or groups who, to Halliburton's knowledge (based on information contained in Schedules 13D filed with the SEC with respect to beneficial ownership at that date), own or have the right to acquire more than five percent of the outstanding Halliburton Common Stock as of December 31, 1998. Halliburton is not aware of any subsequent ownership changes that would affect the information in this table.

                                               Amount and Nature       Percent
                                                 of Beneficial            of
   Name and Address of Beneficial Owner            Ownership            Class
--------------------------------------------   -----------------       -------
FMR Corp....................................       46,213,273  (1)     10.511%
  82 Devonshire Street
  Boston, MA 02109
Barrow, Hanley, Mewhinney & Strauss, Inc....       22,045,960  (2)       5.00%
  One McKinney Plaza
  3232 McKinney Avenue, 15th Floor
  Dallas, TX 75204-2429

_________

(1) The number of shares reported includes 40,906,307 shares beneficially owned by Fidelity Management & Research Company, 4,628,866 shares owned by Fidelity Management Trust Company and 678,100 shares held by Fidelity International Limited. FMR Corp., through control of Fidelity Management & Research Company and Fidelity Management Trust Company, has sole dispositive power over the shares with the exception of those held beneficially by Fidelity International Limited. FMR Corp. has sole power to vote or to direct the vote of 3,193,666 shares of Halliburton Common Stock.

(2) Barrow, Hanley, Mewhinney & Strauss, Inc. has sole power to dispose of all such shares, sole power to vote or to direct the vote of 4,169,700 shares and shared power to vote or to direct the vote of 17,876,260 shares.

     The following table sets forth, as of March 22, 1999, the number of shares of Halliburton Common Stock owned beneficially by each director of Halliburton, each of the five mostly highly compensated executive officers of Halliburton and all directors and executive officers of Halliburton as a group.

                                                            Amount and Nature of Beneficial Ownership
                                                         ----------------------------------------------
                                                         Sole Voting
                                                             and        Shared Voting
                                                         Investment     or Investment      Percent of
              Name and Beneficial Owner                    Power          Power (1)           Class
--------------------------------------------            -------------   ---------------    ------------
Anne L. Armstrong...........................                 4,400                             *
William E. Bradford (3).....................               472,033                             *
Richard B. Cheney (3).......................               969,667                             *
Lord Clitheroe..............................                 3,000                             *
Lester L. Coleman (3).......................               177,104                             *
Robert L. Crandall..........................                 3,400                             *
Charles J. DiBona...........................                   400                             *
Lawrence S. Eagleburger (3).................                 9,756                             *
William R. Howell...........................                 2,300                             *
Ray L. Hunt (3).............................                70,446         52,284  (2)         *
David J. Lesar (3)..........................               391,782                             *
Delano E. Lewis.............................                 1,500                             *
J. Landis Martin (3)........................                91,145                             *
Jay A. Precourt (3).........................                 7,809                             *
C.J. Silas..................................                 2,400                             *
Richard J. Stegemeier.......................                 2,000          2,000  (2)
Donald C. Vaughn (3)........................               193,527                             *
All Directors and executive officers as
     a group (23 persons) (3)...............             2,865,467         54,284              *

---------------------
*    Less than 1% of the outstanding.

(1) The Halliburton Stock Fund , an investment fund established under the Halliburton Company Employee Benefit Master Trust to hold Halliburton Common Stock for certain of Halliburton's profit sharing, retirement and saving plans (the "Plans"), held 3,286,282 shares of Halliburton Common Stock at March 12, 1999. Two executive officers not named in the above table have beneficial interests in the Halliburton Stock Fund. Shares of Halliburton Common Stock held in the Halliburton Stock Fund are not allocated to any individual's account and an aggregate of 2,218 shares which might be deemed to be beneficially owned as of March 12, 1999 by such unnamed executive officers are not included in the table above. Shares held in the Halliburton Stock Fund are voted by the Trustee, State Street Bank and Trust Company, in accordance with voting instructions from the participants. Under the terms of the Plans, a participant has the right, from time to time, to determine whether up to 15% of his account is invested in the Halliburton Stock Fund or in alternative investments permitted by the Plans. The Trustee, however, determines when sales or purchases are to be made by the Trust.

     Mr. Martin has a beneficial interest in the NL Industries, Inc. Savings Plan. Shares of Halliburton Common Stock held by that plan are not allocated to any individual's account and, accordingly, 2,373 shares which might be deemed to be beneficially owned by Mr. Martin as of February 18, 1999 are not included in the above table.

(2) Mr. Hunt holds 52,284 shares as the trustee of trusts established for the benefit of his children. Mr. Hunt disclaims beneficial ownership of 17,428 shares owned by another trust established for one of his children as to which he is not a trustee. Mr. Stegemeier and his wife hold 2,000 shares as co-trustees of a family trust and share voting and investment power with respect to such shares.

(3) Included in the table are shares of Halliburton Common Stock that may be purchased pursuant to outstanding stock options (and, in the case of Messrs. Bradford and Vaughn, related restricted incentive stock awards under certain Dresser Industries, Inc. stock compensation plans) within 60 days of the date hereof for the following: Mr. Bradford - 270,605; Mr. Cheney - 726,667; Mr. Coleman - 139,334; Mr. Eagleburger - 499; Mr. Hunt - 499; Mr. Lesar - 185,336; Mr. Martin - 499; Mr. Precourt - 499; Mr. Vaughn
     - 112,429; and five unnamed executive officers - 282,168. Until such time as the options are exercised, the aforesaid individuals will neither have voting nor investment power with respect to the underlying shares of Halliburton Common Stock, but only have the right to acquire beneficial ownership thereof through exercise of their respective options.

     None of Halliburton, Holdings or any director or executive officer of Halliburton has purchased or sold any PES Shares since March 1, 1998 and none of PES, the PES Directors or the other Principal Shareholders of PES has purchased or sold any PES Shares or Halliburton Common Stock since March 1, 1998.

     None of the above directors and executive officers of Halliburton has purchased or sold Halliburton Common Stock since March 1, 1998 except pursuant to a stock compensation plan and except for Mr. Coleman who sold 10,001 shares of Halliburton Common Stock in the market on February 4, 1999. All the following transactions, which occurred since March 1, 1998, were effected between the named individual, who acquired Halliburton Common Stock as an award under a stock compensation plan or surrendered the Halliburton Common Stock to Halliburton to discharge withholding tax liability: Mrs. Armstrong - acquired 400 shares; Mr. Bradford - acquired 50,000 shares and surrendered 13,998 shares; Mr. Cheney - acquired 50,000 shares; Lord Clitheroe - acquired 400 shares; Mr. Crandall - acquired 400 shares; Mr. DiBona - acquired 400 shares; Mr. Eagleburger - acquired 6,878 shares; Mr. Howell - acquired 400 shares; Mr. Lewis- acquired 400 shares; Mr. Precourt - acquired 1,781 shares; Mr. Silas - acquired 400 shares; Mr. Stegemeier - acquired 400 shares; Mr. Lesar - acquired 50,000 shares and surrendered 7,408 shares; Mr. Vaughn - acquired 50,000 shares and surrendered 5,452 shares; and Mr. Coleman - acquired 15,000 shares and surrendered 3,143 shares (exclusive to the 10,001 shares referenced above). The foregoing information does not include stock options granted during the period.

                   DESCRIPTION OF HALLIBURTON CAPITAL STOCK

General

     The following description of certain of the provisions of the restated certificate of incorporation and bylaws of Halliburton is necessarily general and does not purport to be complete and is qualified in its entirety by reference to such documents, which are included as exhibits to the Registration Statement of which this Offer Document is a part.

Halliburton Common Stock

     Halliburton is authorized to issue 600,000,000 shares of Halliburton Common Stock, par value $2.50. As of April 30, 1999, there were 440,598,000 shares of Halliburton Common Stock issued and outstanding and approximately 33,000 holders of record of Halliburton Common Stock. The holders of Halliburton Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. The holders of Halliburton Common Stock do not have cumulative voting rights in the election of directors. Subject to the rights of the holders of Halliburton Preferred Stock (as defined below), the holders of Halliburton Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors of Halliburton out of legally available funds. In the event of liquidation, dissolution or winding up of Halliburton, the holders of Halliburton Common Stock are entitled to share ratably in all assets of Halliburton remaining after the full amounts, if any, to which the holders of outstanding Halliburton Preferred Stock are entitled. The holders of Halliburton Common Stock have no preemptive, subscription, redemptive or conversion rights. The outstanding shares are fully paid and nonassessable. The rights, preferences and privileges of holders of Halliburton Common Stock are subject to those of holders of Halliburton Preferred Stock.

Rights to Purchase Preferred Stock

     Halliburton is a party to that certain Restated Rights Agreement dated as of December 1, 1996 (the "Restated Rights Agreement") pursuant to which one preferred share purchase right (a "Right") has been distributed as a dividend for each share of Halliburton Common Stock outstanding or issued prior to the Distribution Date (as hereinafter defined) or termination of the Restated Rights Agreement. Each share of Halliburton Common Stock issued upon Completion of the Offer will be accompanied by one Right. Each Right entitles the registered holder to purchase from Halliburton one two-hundredth of a share of Series A Junior Participating Preferred Stock, without par value ("Halliburton Series A Preferred Stock"), of Halliburton, at a price of $75.00 per one two-hundredth of a share (the "Purchase Price"), subject to further adjustment. See "-Halliburton Preferred Stock - Halliburton Series A Preferred Stock." Until the occurrence of certain events described below, the Rights are not exercisable, will be evidenced by the certificates for Halliburton Common Stock and will not be transferable apart from the Halliburton Common Stock.

     Detachment of Rights; Exercise. The Rights are currently attached to all certificates representing outstanding shares of Halliburton Common Stock and no separate Right Certificates have been distributed. The Rights will separate from the Halliburton Common Stock and a distribution date ("Distribution Date") will occur upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Voting Shares (as defined in the Restated Rights Agreement) of Halliburton, and
(ii) the tenth business day following the commencement or announcement of an intention to commence a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Voting Shares.

     The Rights are not exercisable until the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of Halliburton Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

     If a person or group were to acquire 15% or more of the Voting Shares of Halliburton, each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of shares of Halliburton Common Stock (or under certain circumstances, the equivalent number of one two-hundredths of a share of Halliburton Series A Preferred Stock) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right.

     If Halliburton were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision is required to be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

     Antidilution and Other Adjustments. The number of shares (or fractions thereof) of Halliburton Series A Preferred Stock or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution. The number of outstanding Rights and the number of shares (or fractions thereof) of Halliburton Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Halliburton Common Stock or a stock dividend on the Halliburton Common Stock payable in Halliburton Common Stock or subdivisions, consolidations or combinations of the Halliburton Common Stock occurring, in any such case, prior to the Distribution Date.

     Exchange Option. At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Voting Shares of Halliburton and before the acquisition by a person or group of 50% or more of the outstanding Voting Shares of Halliburton, the Halliburton Board of Directors may, at its option, issue Halliburton Common Stock in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one share of Halliburton Common Stock (or one two-hundredth of a share of Halliburton Series A Preferred Stock) for each two shares of Halliburton Common Stock for which each right is then exercisable, subject to adjustment.

     Redemption of Rights. At any time prior to the first public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding Voting Shares, the Halliburton Board of Directors may redeem all but not less than all the then outstanding Rights at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Halliburton Board of Directors in its sole discretion may establish. Immediately upon the action of the Halliburton Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Expiration; Amendment of Rights. The Rights will expire on December 15, 2005, unless earlier redeemed or exchanged. The terms of the Rights may be amended by the Halliburton Board of Directors without the consent of the holders of the Rights, including an amendment to extend the expiration date of the Rights, and, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that after the first public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding Voting Shares, no such amendment may materially and adversely affect the interests of the holders of the Rights.

     The Rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Halliburton without the approval of the Halliburton Board of Directors. The Rights should not, however, interfere with any merger or other business combination that is approved by the Halliburton Board of Directors.

     The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Restated Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement and is available free of charge from Halliburton.

Halliburton Preferred Stock

     General. Halliburton is authorized to issue 5,000,000 shares of Preferred Stock, without par value (the "Halliburton Preferred Stock"), of which 3,000,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Halliburton Series A Preferred Stock"). No shares of Halliburton Preferred Stock were outstanding at ________, 1999. The Halliburton Board of Directors has authority, without stockholder approval, to issue shares of Halliburton Preferred Stock in one or more series and to determine the number of shares, designations, dividend rights, conversion rights, voting power, redemption rights, liquidation preferences and other terms of such series. The issuance of Halliburton Preferred Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Halliburton Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of Halliburton. Halliburton has no present plans to issue any Halliburton Preferred Stock.

     Series A Junior Participating Preferred Stock. The terms of the Halliburton Series A Preferred Stock are designed so that the value of each one-hundredth of a share purchasable upon exercise of a Right will approximate the value of one share of Halliburton Common Stock. The Halliburton Series A Preferred Stock is nonredeemable and will rank junior to all other series of Halliburton Preferred Stock. Each whole share of Halliburton Series A Preferred Stock is entitled to receive a cumulative quarterly preferential dividend in an amount per share equal to the greater of (i) $1.00 in cash or (ii), in the aggregate, 100 times the dividend declared on the Halliburton Common Stock. In the event of liquidation, the holders of the Halliburton Series A Preferred Stock are entitled to receive a preferential liquidation payment equal to the greater of
(i) $100.00 per share or (ii), in the aggregate, 100 times the payment made on the Halliburton Common Stock, plus, in either case, the accrued and unpaid dividends and distributions thereon. In the event of any merger, consolidation or other transaction in which the Halliburton Common Stock is exchanged for or changed into other stock or securities, cash or property, each whole share of Halliburton Series A Preferred Stock is entitled to receive 100 times the amount received per share of Halliburton Common Stock. Each whole share of Halliburton Series A Preferred Stock is entitled to 100 votes on all matters submitted to a vote of the stockholders of Halliburton, and holders of Halliburton Series A Preferred Stock will generally vote together as one class with the holders of Halliburton Common Stock and any other capital stock on all matters submitted to a vote of stockholders of Halliburton.

Certain Provisions of Halliburton Charter and Bylaws

     The Halliburton Certificate of Incorporation contains provisions authorizing the indemnification of persons who become parties to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of Halliburton or is or was serving at the request of Halliburton as a director, officer, employee or agent of another corporation, partnership or other enterprise against expenses and damages incurred thereby under the circumstances set forth therein. The Halliburton Certificate of Incorporation also contains provisions that, in accordance with the DGCL, limit the liability of directors of Halliburton for breach of fiduciary duty by directors acting in such capacity. Pursuant to these provisions, directors of Halliburton may be liable for breach of fiduciary duty only (a) under Section 174 of the DGCL (relating to the payment of unlawful dividends and unlawful purchases of stock of the corporation) or (b) if, in addition to any and all other requirements for such liability, any such director
(i) shall have breached the duty of loyalty to Halliburton, (ii) in acting or failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iii) shall have derived an improper personal benefit.

     The provisions of the Halliburton Certificate of Incorporation may be amended or repealed by the vote of holders of a majority of the outstanding capital stock of Halliburton entitled to vote thereon.

     Except in the case of nominations by or at the direction of the Halliburton Board of Directors, written notice must be given of any nomination of a director
(i) with respect to an election to be held at an annual meeting of stockholders, not later than ninety days prior to the first anniversary of the immediately preceding annual meeting and (ii) with respect to an election to be held at a annual meeting of stockholders, not later than the close of business on the tenth day following the day of notice of such meeting.

     Except in the case of a national emergency, all actions taken by the Halliburton Board of Directors, including the appointment and removal of officers of Halliburton and the establishment and dissolution of divisions of Halliburton, require the affirmative vote of a majority of the directors. The Halliburton Bylaws provide that the number of directors on the Halliburton Board of Directors may be increased or decreased with the approval of a majority of the then-authorized number of directors. Also, newly created directorships resulting from any increase in the authorized number of directors and any vacant directorships may be filled by the affirmative vote of a majority of the directors then in office.

     The Halliburton Bylaws may be adopted, amended or rescinded by the vote of a majority of the Halliburton Board of Directors or by the majority of the outstanding shares of capital stock entitled to vote.

Transfer Agent and Registrar

     The transfer agent and registrar for the Halliburton Common Stock is ChaseMellon Shareholders Services, L.L.C.

                      COMPARATIVE RIGHTS OF SHAREHOLDERS

General

     PES is a private limited company incorporated in Scotland, and Halliburton is a corporation incorporated under the laws of the state of Delaware. As a result of Completion of the Offer, PES shareholders will become owners of Halliburton Common Stock. The following is a summary of material differences between the rights of PES Shareholders and the rights of Halliburton stockholders and of the differences between the corporate laws of Delaware and Scotland and the companies' respective charter documents or constitutional documents. Certain differences between the rights of holders of Halliburton Common Stock under Delaware law and the rights of holders of PES Shares under the laws of Scotland are not discussed below where rights afforded under Delaware law are more favorable to stockholders than under Scots law.

Voting Rights

     Under Delaware law, each stockholder is entitled to one vote per share unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation or by-laws may provide for cumulative voting at all elections of directors of the corporation. Under the Halliburton by-laws, holders of Halliburton Common Stock are entitled to one vote per share on all matters, and cumulative voting is not permitted. A quorum consists of a majority of the outstanding shares of common stock entitled to vote, present in person or represented by proxy, unless otherwise required by law or the Halliburton by-laws. Under Scots law, the voting rights of shareholders are governed by a company's articles of association, subject to the statutory right of shareholders to demand a poll (a vote by the number of shares held) at a general meeting. Cumulative voting is essentially unknown under Scots law. Two members entitled to vote and present in person constitute a quorum for the purposes of a general meeting, unless the company's articles of association specify otherwise. The PES articles specify that two persons entitled to vote upon the business to be transacted and each being either a member or a proxy for a member or a duly authorized representative of a corporation which is a member shall be a quorum.

Actions by Written Consent

     Under Delaware law, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at any meeting of stockholders may instead be taken without a meeting, without prior notice or without a vote if a written consent to the action is signed by the stockholders representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present and voted. The Halliburton Certificate of Incorporation does not restrict action being taken by written consent in lieu of a meeting. Under Scots law, notwithstanding any provision of a company's articles of association, anything that in the case of a private company may be done by resolution of the company in general meeting may be done without a meeting by a resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present. PES is a private company. There are also statutory provisions that allow for a written resolution of a company to be executed by or on behalf of all the members who would be entitled to attend and vote at a general meeting. There are, however, certain resolutions for which a statutory written resolution cannot be used.

Special Meeting of Shareholders

     Under the Delaware law, a special meeting of shareholders may be called by the board of directors, and by such other person or persons as may be authorized to do so by the certificate of incorporation or by-laws. The Halliburton by-laws provide that a special meeting of common stockholders may be called by: (i) the chief executive officer; (ii) the Halliburton board of directors; (iii) the chairman of the board; or (iv) stockholders owning a majority of the outstanding Halliburton Common Stock. Under Scots law, an extraordinary general meeting of shareholders may be called by the board of directors or (notwithstanding any provision to the contrary in a company's articles of association) requisitioned by a request from shareholders holding not less than one-tenth of the paid-up capital of the company carrying voting rights at general meetings. An ordinary resolution requires 14 clear days notice, save for an ordinary resolution to appoint a director which, in terms of the articles of PES, requires 21 days, and requires a majority vote of those present and entitled to vote. An extraordinary resolution requires 14 clear days notice and a 75% majority vote of those present and entitled to vote. A special resolution requires 21 clear days notice and requires a 75% majority vote of those present and entitled to vote. An annual general meeting requires 21 clear days notice regardless of the type of resolution to be proposed thereat. "Extraordinary resolutions" are relatively unusual and are confined to certain matters out of the ordinary course of business such as a proposal to wind up the affairs of the company. Proposals that are the normal subject of "special resolutions" generally involve proposals to change the name of the company, to alter its capital structure in certain respects, to change or amend the right of shareholders, to permit the company to issue new shares for cash without applying the shareholders' pre-emptive rights, to amend the company's objects (purpose clause) and articles of association and to carry out certain other matters where either the company's articles of association or the U.K. Companies Act 1985 prescribes that a "special resolution" is required. All other proposals relating to the ordinary course of the company's business, such as the election of directors, would be subject to an "ordinary resolution."

Sources and Payment of Dividends

     Delaware law permits the payment of dividends in cash, property or common stock out of surplus or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, subject to any restrictions contained in the certificate of incorporation, except that payment of dividends from such net profits is prohibited when capital represented by common stock having a preference on distribution of assets would be impaired thereby. The Halliburton Certificate of Incorporation and by-laws do not restrict the payment of dividends. Under Scots law, a company may pay dividends on its ordinary shares, subject to the prior rights of holders of its preferred shares (if any), only out of distributable profits (namely its accumulated, realized profits less accumulated, realized losses) and not out of share capital, which includes share premiums (paid in surplus). Amounts credited to the share premium account (representing the excess of the consideration for the issue of outstanding shares over other aggregate par value of such shares) may not be paid out as cash dividends but may be used, among other things, to pay up unissued shares which may then be distributed to shareholders in proportion to their holdings.

Rights of Purchase and Redemption

     Under Delaware law, a corporation may purchase or redeem its own shares out of surplus, provided, with certain exceptions, that no repurchase or redemption shall occur (i) when the capital is or would thereby become impaired, (ii) at a price higher than the redemption price in the case of common stock redeemable at the option of the corporation or (iii) where, in the case of redemption, such redemption is not authorized by other provisions of Delaware law or the certificate of incorporation. The Halliburton Certificate of Incorporation does not restrict Halliburton's rights to repurchase or redeem shares. Under Scots law, a company may issue redeemable shares if authorized to do so by its articles of association and subject to the conditions stated therein and the U.K. Companies Acts. Such shares may be redeemed only if fully paid. In addition, any amount payable on redemption of any redeemable shares in excess of the par value must be paid out of distributable profits unless the shares were issued at a premium. In that case, any amount payable in excess of the par value thereof may be paid out of the proceeds of a fresh issue of shares up to an amount equal to whichever is the lesser of the aggregate of the premiums received by the company on the issue of those shares or the amount of the company's share premium account as at the time of the redemption, including any sum transferred to that account in respect of premiums on the new issue. A company may purchase its own shares including any redeemable shares, if authorized by its articles of association and provided that such purchase has been previously approved by an ordinary resolution of its shareholders in the case of an on-market purchase or a special resolution in other cases. The above provisions that apply to redemption of redeemable shares apply also to purchases of shares.

Rights of Appraisal

     Under Delaware law, common stockholders who follow prescribed statutory procedures are entitled to dissent from certain corporate reorganizations and instead demand payment of the fair value of their shares. Unless the certificate of incorporation provides otherwise, dissenters do not have rights of appraisal with respect to (a) a merger or consolidation by a corporation, the shares of which are (i) listed on a national securities exchange or (ii) held by more than 2000 shareholders or (b) an exchange by shareholders of the constituent corporation of their shares in such constituent corporation for (i) shares in the surviving corporation, (ii) shares of another corporation that are publicly listed or held by more than 2000 shareholders, (iii) cash in lieu of fractional shares or (iv) any combination of the above, or (c) a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger. Scots law does not generally provide for appraisal rights. The U.K. Companies Act 1985, however, does allow a shareholder to apply to the court for an order on the grounds of unfair prejudice. Also if a shareholder applies to a court as described under "Shareholders' Votes on Certain Reorganizations" below, the court may specify such terms for the acquisition as it considers appropriate.

Pre-emptive Rights

     Unless the certificate of incorporation expressly provides otherwise, stockholders of a Delaware corporation do not have pre-emptive rights. The Halliburton Certificate of Incorporation does not provide for pre-emptive rights. Under Scots law, there are statutory pre-emption provisions which require that, unless the company's articles of association specifically exclude such provisions, new issues of ordinary shares shall be offered to existing members first, in proportion to each member's shareholding in the company. The PES articles, however, specifically exclude these provisions and replace them with their own pre-emption provisions. In relation to new issues of shares, the directors are bound to offer to any member of the company a proportion of the shares to be issued equal to that member's proportion of the existing shares.

     In relation to transfers of shares, under the PES articles the directors are required to refuse to register a transfer of shares unless it is:

     (i) a transfer to a spouse, children, a family trust, an employee benefits trust, or a few other specified recipients;

     (ii) a transfer made with the prior written consent of the holders of 95% of the ordinary shares; or

     (iii) a transfer made in accordance with the pre-emption provisions contained in the articles. The pre-emption provisions state that shares must be offered first to existing shareholders. If there is a proposed transferee, the price at which the shares are offered is the proposed consideration (or cash equivalent). If there is no intended transferee, the price is fair value as agreed between the parties or as determined by an independent valuer. Only after the shares have been offered to and not bought by existing shareholders may the proposed transfer to a third party be registered.

Amendment of Governing Instruments

     Under Delaware law, the affirmative vote of a majority of the "outstanding common stock" entitled to vote and of the shares of each class entitled to vote on the amendment as a class is required to amend the certificate of incorporation. In addition, the affirmative vote of a majority of the shares of a class is required with respect to amendments that would (as to the class) (i) increase or decrease the aggregate number of authorized shares, (ii) increase or decrease the par value of shares, or (iii) alter or change the powers, preferences, or special rights of shares so as to affect them adversely. In addition, under the Halliburton Certificate of Incorporation, the corporation may amend, alter, change or repeal any provision contained in the Halliburton Certificate of Incorporation in the manner prescribed by statute, and all rights and powers conferred upon common stockholders and directors are granted subject to such power. Under Delaware law, the by-laws of a corporation may be amended or repealed by shareholders entitled to vote, and the certificate of incorporation may confer this power to the board of directors. The fact that such power has been conferred upon the directors does not divest the shareholders of their power to amend or repeal by-laws. The Halliburton Certificate of Incorporation provides that the Halliburton board of directors is expressly authorized to make, alter or repeal the by-laws. Under Scots law, the shareholders have the authority to alter most provisions of a company's memorandum and all provisions of its articles of association by special resolution, subject to the right of dissenting shareholders holding at least 15% of a company's share capital (or any class of it) to apply to the courts to cancel the alterations. Under Scots law, the board of directors is not authorized to change the memorandum or the articles of association.

Shareholders' Votes on Certain Reorganizations

     Delaware law requires a majority vote of the shares entitled to vote in order to effectuate a merger between two Delaware corporations or between a Delaware corporation and a corporation organized under the laws of another state (a "foreign corporation"). Delaware law does not, however, unless otherwise provided in the certificate of incorporation, require a vote of the shareholders of a constituent corporation surviving the merger if (i) the merger agreement does not amend that corporation's certificate of incorporation and (ii) each share of that corporation's common stock outstanding immediately prior to the effective date of the merger is identical to an outstanding or treasury share of the surviving corporation after the merger. Any sale, lease or exchange of all or "substantially all" of a corporation's assets requires authorization by a majority vote of the outstanding common stock entitled to vote. Scots law provides for schemes of arrangement, which are arrangements or compromises between a company and any class of its shareholders (or any class of its creditors) and are used for certain types of reconstructions, amalgamations, capital reorganizations or takeovers. They require the approval at a special meeting of the company of a majority in number of the shareholders representing 75% of the relevant class of shares voting, either in person or by proxy, and the sanction of the courts. Once so approved and sanctioned, all shareholders of the relevant class are bound by the terms of the scheme; a dissenting shareholder would have no rights comparable to the appraisal rights described above.

Certain Provisions Relating to Share Acquisitions

     Delaware law generally prevents a corporation from entering into certain business combinations such as mergers, consolidations and sales of assets, with an interested stockholder (defined generally as any person or entity that is the beneficial owner of at least 15% of a corporation's voting common stock) or its affiliates for a period of three years after such common stockholder became an interested common stockholder unless (i) the business combination or the transaction in which the person becomes an interested common stockholder is timely approved by the board of directors of the corporation prior to the person becoming an interested common stockholder, (ii) the interested common stockholder acquired 85% of the corporation's voting common stock in the same transaction in which it exceeded 15% or (iii) the business combination is approved by the board of directors and by a vote of 66 2/3% of the outstanding voting common stock not owned by the interested common stockholder. This statute does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws adopted by a majority of its outstanding shares at any time. Such common stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested common stockholders at the time of the amendment. The Halliburton Certificate of Incorporation does not contain such a provision. In the U.K., takeovers of public companies are regulated by the City Code. PES, as a private company, is not subject to the City Code. Scots law provides that where a takeover offer (as defined therein) is made for the shares of a company incorporated in the U.K. and, within four months of the date of the offer the offeror has, by virtue of acceptances of the offer, acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates, the offeror may, within two months of reaching the nine-tenths level, by notice require shareholders who do not accept the offer to transfer their shares on the terms of the offer. A dissenting shareholder may apply to the court within six weeks of the date on which such notice was given objecting to the transfer or its proposed terms. The court is unlikely (in the absence of unfairness fraud or oppression) to exercise its discretion to order that the acquisition not take effect, but it may specify such terms of the transfer as it finds appropriate. A minority shareholder is also entitled in these circumstances to require the offeror to acquire his shares on the terms of the offer. This is the compulsory acquisition procedure referred to in this Offer Document.

Disclosure of Interests

     There is no requirement under Delaware law relating to the disclosure of interests of shares held by a corporation's shareholders. Shareholders of PES, as a private company, are not subject to those requirements imposed by Scots law on shareholders of public companies requiring notification of share holdings that exceed specified magnitudes.

Classification of the Halliburton Board of Directors

     Under Delaware law, the certificate of incorporation or initial by-law or a by-law adopted by a vote of the shareholders may provide for the classification of the board of directors with respect to the terms for which directors severally hold office. The term "classified board" generally means the specification of selected board seats for a term of more than one year (but not more than three years), with different classes of board seats coming up for election each year. The Halliburton Certificate of Incorporation does not provide for such classification of the Halliburton board of directors. PES Directors are not required to retire by rotation and hold office until they resign or are removed from office in accordance with the PES articles. Under the PES articles, new directors may be appointed by the existing directors either to fill a casual vacancy or as additional directors. The members of PES may also appoint a new director by ordinary resolution.

Removal of Directors

     Under Delaware law, any director or the entire board of directors generally may be removed, with or without cause by a majority vote of the shares then entitled to vote at an election of directors. A director of a corporation with a classified board of directors may, however, be removed only for cause unless the certificate of incorporation otherwise provides. The Halliburton Certificate of Incorporation is silent as to removal of directors. Under Scots law, shareholders have the right to remove a director by ordinary resolution of which special notice (28 clear days) has been given to the company. In addition to the power of removal conferred by Scots law, the PES articles provide for a number of circumstances in which a director is required to vacate office, including that in which all other directors unanimously resolve that he should do so.

Liability of Directors

     Delaware law permits a Delaware corporation to include in its certificate of incorporation a provision that limits or eliminates a director's monetary liability for certain breaches of his fiduciary duty of care in a lawsuit by or on behalf of the corporation or in an action by shareholders of the corporation. The Halliburton Certificate of Incorporation does contain such a provision. Except under the limited circumstances described below under "Indemnification of Officers and Directors," Scots law provides that any provision of a Scottish company's articles of association or any contract with the company exempting an officer of the company (including a director) from or indemnifying him or her against any liability in respect of any negligence, default, breach of duty or breach of trust of which he or she may be guilty in relation to the company is void. A company is permitted to purchase and maintain insurance against such liabilities for its officers (including directors). The existence of such insurance must be disclosed in the directors' report for each financial year of the relevant company for as long as such insurance continues in effect. Under the PES articles, the PES Directors have the power to obtain, and have obtained, such insurance.

Indemnification of Officers and Directors

     Delaware law provides that a corporation may, and in certain circumstances must indemnify its officers, directors, employees or agents for expenses, judgments or settlements actually and reasonably incurred by them in connection with suits and other legal proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful, and must indemnify such individuals in connection with successful defences of such actions. The Halliburton Certificate of Incorporation and by-laws provide that directors and officers of Halliburton and certain others will be entitled to such indemnification, subject to certain conditions. Delaware law permits a corporation to advance expenses to directors and officers, so long as, in the case of officers and directors, they provide an undertaking to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified. The Halliburton Certificate of Incorporation provides for advancing expenses in the manner provided for in the Delaware law. Under Scots law, a company may only indemnify its officers (including directors) against any liability they may incur in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for any amount otherwise payable as a result of an acquisition of shares by a nominee of the company or for negligence, default, breach of duty or breach of trust in relation to the affairs of the company where he or she acted honestly and reasonably. The PES articles provide that the directors, other officers and auditors of PES will be entitled to the benefit of such indemnification.

Shareholders' and Class Action Suits

     Under Delaware law, a common stockholder may institute a lawsuit on behalf of the corporation. An individual shareholder also may commence a class action suit on behalf of himself or herself and other similarly situated shareholders where the requirements for maintaining a class action under the procedural rules of the court in which the suit has been brought have been met. Under Scots law, a shareholder generally has no right to sue in the name of the company; the proper plaintiff when a wrong has been done to the company is normally the company itself. There are exceptions to this general rule in the case of fraud on minority shareholders or where the act complained of is illegal or ultra vires. Scots law permits an individual shareholder to apply for a court order where the company's affairs are being or have been conducted in a manner unfairly prejudicial to the interests of one or more of the shareholders (including himself or herself) or that any actual or proposed act or omission is or would be so prejudicial. A court when granting relief has wide discretion, including the ability to authorize civil proceedings to be brought in the name and on behalf of the company by a shareholder on such terms as the court may decide. Scots law generally does not provide for class action lawsuits.

     Although the above discussion sets forth information concerning the material differences between the rights of Halliburton common stockholders and the rights of PES shareholders, the above summary does not purport to be complete and is qualified in its entirety by reference to the laws of Delaware and of Scotland (and other laws or rules cited herein), the Halliburton Certificate of Incorporation and the Halliburton by-laws, and the PES memorandum and articles of association.

                                 LEGAL MATTERS

     The validity of the Halliburton Common Stock to be issued pursuant to the Offer has been opined upon for Halliburton by Vinson & Elkins L.L.P., Houston, Texas. Certain United States income tax consequences of the Offer have been opined upon for Halliburton by Vinson & Elkins L.L.P., Houston, Texas. Certain United Kingdom income and capital gains tax consequences of the Offer have been opined upon for Halliburton by Cameron McKenna, London, England.

                                    EXPERTS

     The annual consolidated financial statements of Halliburton included in the Registration Statement on Form S-4 of which this Offer Document constitutes a part have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. In said report, Arthur Andersen LLP states that with respect to Dresser Industries, Inc., for each of the two years in the period ended December 31, 1997, its opinion is based on the reports of other independent public accountants, namely PricewaterhouseCoopers whose report thereon appears herein. The financial statements referred to above have been included herein in reliance on the report of such independent accountants given on the authority of PricewaterhouseCoopers as experts in auditing and accounting.

     The consolidated financial statements of PES as of March 31, 1998 and 1997 and for the years then ended, as well as the reconciliation of significant differences between U.S. and U.K. generally accepted accounting principles, as included in the Registration Statement on Form S-4 of which this Offer Document constitutes a part, have been so included in reliance on the reports with respect thereto of PricewaterhouseCoopers, independent chartered accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Halliburton has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (the "Registration Statement") with respect to the offering of Halliburton Common Stock to be issued in connection with the Offer. This Offer Document constitutes a part of the Registration Statement and, in accordance with the rules of the Commission, omits certain of the information contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits thereto.

     Halliburton files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that Halliburton has filed at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Halliburton's public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Halliburton also may be inspected at the offices of the New York Stock Exchange ("NYSE"), 20 Broad Street, New York, New York 10005.

     The Commission allows Halliburton to "incorporate by reference" information into this Offer Document, which means that Halliburton can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Offer Document, except for any information superseded by information contained directly in the Offer Document. This Offer Document incorporates by reference the documents set forth below that Halliburton has previously filed with the Commission. These documents contain important information about Halliburton and its financial condition.

Halliburton Filings (File No.  1-3492)            Period
--------------------------------------            ------
Annual Report on Form 10-K                        Year Ended December 31, 1998
Quarterly Report on Form 10-Q                     Quarter Ended March 31, 1999
Proxy Statement                                   Annual Meeting of Stockholders - 1999
Current Reports on Form 8-K                       January 22, 1999; January 25, 1999;
                                                  February 18, 1999; February 19, 1999;
                                                  March 4, 1999; March 11, 1999; March 29;
                                                  1999; April 13, 1999; April 21, 1999;
                                                  April 26, 1999; and May 18, 1999.

----------------------------------------------------------------------------

     Halliburton hereby incorporates by reference additional documents that Halliburton may file with the Commission between the date of this Offer Document and the expiration of the Offer. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offer Document to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Offer Document except as so modified or superseded.

     Halliburton has supplied all information contained or incorporated by reference in this Offer Document relating to Halliburton, and PES has supplied all such information relating to PES.

     You may obtain any of such documents through the Commission or the Commission's Internet web site described above. Documents incorporated by reference are available from Halliburton without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit in this Offer Document. PES Shareholders may obtain documents incorporated by reference in this Offer Document by requesting them in writing or by telephone from Halliburton at the following address:

                              HALLIBURTON COMPANY
                               3600 Lincoln Plaza
                             500 North Akard Street
                           Dallas, Texas  75201-3391
                         Attention:  Investor Relations
                              Tel:  (214) 978-2600

     If you would like to request documents, please do so by ________________, 1999 to receive them before the expiration of the Offer. If you request any incorporated documents, Halliburton will mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

     Copies of the following documents that are either incorporated by reference in this Offer Document or filed as exhibits to the Registration Statement of which this Offer Document constitutes a part are available for inspection at the offices of the Receiving Agent, Cameron McKenna, in Aberdeen at Migvie House, North Silver Street, Aberdeen AB1O 1RJ, United Kingdom, and in London at Mitre House, 160 Aldersgate Street, London EC1A 4DD, United Kingdom during normal business hours on any weekday, public holidays excepted, up to and including ________, 1999:

     . Annual Report of Halliburton Company on Form 10-K for the fiscal year ended December 31, 1998.

     . Quarterly Report of Halliburton Company on Form 10-Q for the fiscal quarter ended March 31, 1999.

     . Current Reports of Halliburton Company on Form 8-K dated January 22, 1999; January 25, 1999; February 18, 1999; February 19, 1999; March 4,
          1999; March 11, 1999; March 29, 1999; April 13, 1999; April 21, 1999;
          April 26, 1999; and May 18, 1999.

     .    The Warranty Agreement.

     .    The Irrevocable Undertakings.

     . The Relevant Service Agreements for the PES Directors and two key employees.

     You should rely only on the information contained or incorporated by reference in this Offer Document in determining whether or not to accept the Offer. We have not authorized anyone to provide you with information that is different from that which is contained in this Offer Document. This Offer Document is dated ____________, 1999. You should not assume that the information contained in this Offer Document is accurate as of any date other than that date, and neither the mailing of this Offer Document to PES Shareholders nor the issuance of shares of Halliburton Common Stock upon Completion of the Offer shall create any implication to the contrary.

                              HALLIBURTON COMPANY
                       CONSOLIDATED FINANCIAL STATEMENTS

 Report of Independent Public Accountants

To the Shareholders and Board of Directors
Halliburton Company:

     We have audited the accompanying consolidated balance sheets of Halliburton Company (a Delaware corporation) and subsidiary companies as of December 31, 1998 and 1997, and the related consolidated statements of income, cash flows and shareholders' equity for each of the three years in the period ended December 31, 1998. We did not audit the consolidated balance sheet of Dresser Industries, Inc., a company acquired during 1998 in a transaction accounted for as a pooling of interests, as of December 31, 1997, and the related consolidated statements of income, cash flows and shareholders' equity for each of the two years in the period ended December 31, 1997, as discussed in Note 14. Such statements are included in the consolidated financial statements of Halliburton Company and reflect total assets of 48% for the year ended December 31, 1997, and total revenue of 46% and 47% for the years ended December 31, 1997 and 1996, respectively, of the related consolidated totals. These statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to amounts included for Dresser Industries, Inc. is based solely upon the report of the other auditors. These financial statements are the responsibility of Halliburton Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Halliburton Company and subsidiary companies as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years ended December 31, 1998, in conformity with generally accepted accounting principles.

                              ARTHUR ANDERSEN LLP


Dallas, Texas,
January 25, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

     In our opinion the balance sheet, the statements of income, of cash flows and of shareholders' equity of Dresser Industries, Inc. and subsidiaries (not presented separately herein) present fairly in all material respects its financial position at October 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
November 26, 1997

 Responsibility for Financial Reporting

     Halliburton Company is responsible for the preparation and integrity of its published financial statements. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, as such, include amounts based on judgments and estimates made by management. Halliburton also prepared the other information included in the annual report and is responsible for its accuracy and consistency with the financial statements.

     The financial statements have been audited by the independent accounting firm, Arthur Andersen LLP, which was given unrestricted access to all financial records and related data, including minutes of all meetings of stockholders, the Board of Directors and committees of the Board.

     Halliburton maintains a system of internal control over financial reporting, which is intended to provide reasonable assurance to Halliburton's management and Board of Directors regarding the preparation of financial statements. The system includes a documented organizational structure and division of responsibility, established policies and procedures, including a code of conduct to foster a strong ethical climate which is communicated throughout Halliburton, and the careful selection, training and development of our people. Internal auditors monitor the operation of the internal control system and report findings and recommendations to management and the Board of Directors. Corrective actions are taken to address control deficiencies and other opportunities for improving the system as they are identified. The Board, operating through its Audit Committee, which is composed entirely of Directors who are not current or former officers or employees of Halliburton, provides oversight to the financial reporting process.

     There are inherent limitations in the effectiveness of any system of internal control, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even an effective internal control system can provide only reasonable assurance with respect to financial statement preparation. Furthermore, the effectiveness of an internal control system may change over time.

     Halliburton assessed its internal control system in relation to criteria for effective internal control over financial reporting described in "Internal Control-Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based upon that assessment, Halliburton believes that, as of December 31, 1998, its system of internal control over financial reporting met those criteria.

HALLIBURTON COMPANY

By:__________________________________    _____________________________________
         Richard B. Cheney                        Gary V. Morris
         Chief Executive Officer                  Executive Vice President and
                                                  Chief Financial Officer

                              HALLIBURTON COMPANY
                       Consolidated Statements of Income
                  (Millions of dollars except per share data)


                                                                                                              Unaudited
                                                                                                         Three Months Ended
                                                                Years ended December 31                       March 31
                                                         --------------------------------------      ---------------------------
                                                            1998          1997          1996            1999             1998
                                                         ----------     ----------   ----------      ----------       ----------
Revenues:
  Services..........................................     $ 12,089.4     $ 11,256.3   $  9,461.1      $  2,872.2       $  3,009.8
  Sales.............................................        5,069.9        4,857.0      4,351.7         1,024.4          1,192.1
  Equity in earnings of unconsolidated affiliates...          193.8          163.2        133.8            28.0             52.9
                                                         ----------     ----------   ----------      ----------       ----------
    Total revenues..................................     $ 17,353.1     $ 16,276.5   $ 13,946.6      $  3,924.6       $  4,254.8
                                                         ----------     ----------   ----------      ----------       ----------
Operating costs and expenses:
  Cost of services..................................     $ 11,058.8     $ 10,163.9   $  8,708.0      $  2,760.8       $  2,728.7
  Cost of sales.....................................        4,317.6        4,032.7      3,628.3           904.6          1,004.8
  General and administrative........................          600.1          665.0        621.3           107.0            160.2
  Special charges and credits.......................          980.1           16.2         85.8               -                -
                                                         ----------     ----------   ----------      ----------       ----------
    Total operating costs and expenses..............     $ 16,956.6     $ 14,877.8   $ 13,043.4      $  3,772.4       $  3,893.7
                                                         ----------     ----------   ----------      ----------       ----------
Operating income....................................          396.5        1,398.7        903.2           152.2            361.1
Interest expense....................................         (136.8)        (111.3)       (84.6)          (36.4)           (29.6)
Interest income.....................................           27.8           21.9         26.9            31.8              7.0
Foreign currency losses.............................          (12.4)          (0.7)       (19.1)           (0.7)            (0.2)
Other nonoperating income, net......................            3.7            4.5          4.6             2.1             (0.2)
                                                         ----------     ----------   ----------      ----------       ----------
Income before incomes taxes, minority
 interest, and change in accounting method..........          278.8        1,313.1        831.0           149.0            338.1
Provision for income taxes..........................         (244.4)        (491.4)      (248.4)          (59.6)          (127.3)
Minority interest in net income of
 consolidated subsidiaries..........................          (49.1)         (49.3)       (24.7)           (8.4)            (7.4)
                                                         ----------     ----------   ----------      ----------       ----------
Income before accounting change.....................          (14.7)         772.4        557.9            81.0            203.4
Cumulative effect of change in accounting
 method, net........................................              -              -            -           (19.0)               -
                                                         ----------     ----------   ----------      ----------       ----------
Net income (loss)...................................     $    (14.7)    $    772.4   $    557.9      $     62.0       $    203.4
                                                         ==========     ==========   ==========      ==========       ==========

Basic income (loss) per common share:
    Before change in accounting method..............     $    (0.03)    $     1.79   $     1.30      $     0.18       $     0.46
    Change in accounting method.....................              -              -            -           (0.14)               -
                                                         ----------     ----------   ----------      ----------       ----------
Net income..........................................     $    (0.03)    $     1.79   $     1.30      $     0.14       $     0.46
                                                         ==========     ==========   ==========      ==========       ==========

Diluted income per share:
    Before change in accounting method..............     $    (0.03)    $     1.77   $     1.29      $     0.18       $     0.46
    Change in accounting method.....................              -              -            -           (0.14)               -
                                                         ----------     ----------   ----------      ----------       ----------
Net income..........................................     $    (0.03)    $     1.77   $     1.29      $     0.14       $     0.46
                                                         ==========     ==========   ==========      ==========       ==========

Weighted average common shares outstanding:
    Basic...........................................          438.8          431.1        429.2           439.7            438.1
    Diluted.........................................          438.8          436.1        432.1           441.8            442.5

___________________
See notes to annual and quarterly financial statements.

                              HALLIBURTON COMPANY
                          Consolidated Balance Sheets
            (Millions of dollars and shares except per share data)

                                                                                                           Unaudited
                                                                                December 31                 March 31
                                                                           -----------------------    ----------------------
                                                                              1998         1997          1999       1998
                                                                           ----------    ---------    ---------    ---------
                              Assets
Current assets:
     Cash and equivalents...........................................       $    202.6    $   384.1    $   419.1    $   270.7
     Receivables:
          Notes and accounts receivable (a).........................          3,345.5      2,980.4      3,136.3      3,105.9
          Unbilled work on uncompleted contracts....................            514.9        407.2        507.3        418.5
                                                                           ----------    ---------    ---------    ---------
          Total receivables.........................................          3,860.4      3,387.6      3,643.6      3,524.4
     Inventories....................................................          1,301.8      1,299.2      1,274.4      1,389.6
     Deferred income taxes, current.................................            432.2        202.6        396.9        202.4
     Other current assets...........................................            286.1        169.7        219.0        229.0
                                                                           ----------    ---------    ---------    ---------
          Total current assets......................................          6,083.1      5,443.2      5,953.0      5,616.1
Property, plant and equipment:
     At cost........................................................          6,850.1      6,646.0      6,822.4      6,805.3
     Less accumulated depreciation..................................          3,928.5      3,879.6      3,931.4      3,957.8
                                                                           ----------    ---------    ---------    ---------
          Net property, plant and equipment.........................          2,921.6      2,766.4      2,891.0      2,847.5
Equity in and net advances to related companies.....................            587.0        761.2        567.5        680.0
Excess of cost over net assets acquired.............................            770.2      1,024.6        761.7      1,125.0
Deferred income taxes, noncurrent...................................            336.9        273.0        283.2        278.3
Other assets........................................................            413.2        433.4        363.2        441.5
                                                                           ----------    ---------    ---------    ---------
     Total assets...................................................       $ 11,112.0    $10,701.8    $10,819.6    $10,988.4
                                                                           ==========    =========    =========    =========
                    Liabilities and Shareholders' Equity

Current liabilities:
     Short-term notes payable and current maturities of long-term debt     $    573.5    $    57.9    $   768.3    $   275.7
     Accounts payable...............................................          1,008.5      1,132.4      1,070.3      1,212.9
     Accrued employee compensation and benefits.....................            402.2        516.1        279.0        428.5
     Advance billings on uncompleted contracts......................            513.3        638.3        472.1        683.7
     Income taxes payable...........................................            245.6        335.2        186.0        315.7
     Accrued special charges........................................            426.4         13.1        265.1         53.5
     Other current liabilities......................................            834.2        767.3        663.3        701.0
                                                                           ----------    ---------    ---------    ---------
          Total current liabilities.................................          4,003.7      3,460.3      3,704.1      3,671.0
Long-term debt......................................................          1,369.7      1,296.9      1,364.7      1,296.3
Employee compensation and benefits..................................          1,006.6      1,013.7        977.0      1,000.5
Other liabilities...................................................            500.6        450.6        535.9        453.9
Minority interest in consolidated subsidiaries......................            170.2        163.4        183.9        135.1
                                                                           ----------    ---------    ---------    ---------
          Total liabilities.........................................          7,050.8      6,384.9      6,765.6      6,556.8
                                                                           ----------    ---------    ---------    ---------
Shareholders' equity:
     Common shares, par value $2.50 per share -
     authorized 600.0 shares (b)....................................          1,114.7      1,134.3      1,116.1      1,135.3
     Paid-in capital in excess of par value.........................              8.2        168.2         22.1        175.2
     Deferred compensation..........................................            (50.6)       (44.3)       (46.4)       (36.7)
     Accumulated other comprehensive income.........................           (148.8)      (131.1)      (180.1)      (154.9)
     Retained earnings..............................................          3,236.0      3,563.4      3,243.0      3,702.8
                                                                           ----------    ---------    ---------    ---------
                                                                              4,159.5      4,690.5      4,154.7      4,821.7
     Less treasury stock, at cost (c)...............................             98.3        373.6        100.7        390.1
                                                                           ----------    ---------    ---------    ---------
          Total shareholders' equity................................          4,061.2      4,316.9      4,054.0      4,431.6
                                                                           ----------    ---------    ---------    ---------
          Total liabilities and shareholders' equity................       $ 11,112.0    $10,701.8    $10,819.6    $10,988.4
                                                                           ==========    =========    =========    =========

________________________________
     (a) Accounts receivable allowance for the year ended 1998 and 1997 and 3 months ended March 31, 1999 and March 31, 1998 equaled $76.6 million, $58.6 million, $82.2 million and $58.8 million, respectively.
     (b) Issued shares for the year ended 1998 and 1997 and 3 months ended March 31, 1999 and March 31, 1998 equaled 445.9 million shares, 453.7 million shares, 446.4 million shares and 454.7 million shares, respectively.
     (c) Treasury stock for the year ended 1998 and 1997 and 3 months ended March 31, 1999 and March 31, 1998 equaled 5.9 million shares, 15.8 million shares, 6.0 million shares and 15.7 million shares, respectively.

See notes to annual and quarterly financial statements.

                              HALLIBURTON COMPANY
                     Consolidated Statements of Cash Flows
                             (Millions of dollars)

                                                                                                    Unaudited
                                                                                               Three months ended
                                                                   Year ended December 31           March 31
                                                                ----------------------------  --------------------
                                                                  1998      1997      1996       1999      1998
                                                                --------  --------  --------  ---------  ---------
                              Assets
Cash flows from operating activities:
     Net income (loss).................................         $  (14.7) $  772.4  $  557.9  $    62.0  $   203.4
     Adjustments to reconcile net income (loss) to net
     cash from operating activities:
     Depreciation and amortization....................             587.0     564.3     497.7      143.6      147.8
     Provision (benefit) for deferred income taxes....            (293.4)      2.6     (13.4)      77.5       (4.0)
     Change in accounting methods.....................                 -         -         -       19.0          -
     Distributions from (advances to) related.........             (22.5)    (84.6)    (57.2)      12.3      (51.2)
     companies, net of equity in (earnings) or
     losses
     Change in accrued special charges................             413.3     (44.6)     57.7     (161.3)      (4.0)
     Other non-cash items.............................             272.2      59.2      33.1       67.0        6.0
     Other changes, net of non-cash items:
       Receivables....................................            (279.9)   (408.8)   (363.5)     208.1     (172.1)
       Inventories....................................             (66.3)   (117.1)   (147.5)      36.7      (76.9)
       Accounts payable...............................             (45.3)    (49.7)     98.8       50.1      149.8
       Other working capital, net.....................            (142.5)     39.9     286.9     (340.2)    (133.2)
       Other, net.....................................              46.2      99.5     (86.3)      (1.1)      11.3
                                                                --------  --------  --------  ---------  ---------
  Total cash flows from operating activities..........          $  454.1   $ 833.1  $  864.2  $   173.7  $    76.9
                                                                --------  --------  --------  ---------  ---------

Cash flows from investing activities:
  Capital expenditures................................            (914.3)   (880.1)   (731.1)    (142.8)    (227.1)
  Sales of property, plant and equipment..............             100.0     180.6      64.4       20.7       13.9
  Acquisitions of businesses, net of cash acquired....             (40.4)   (161.5)    (60.5)         -          -
  Dispositions of businesses, net of cash disposed....               7.7      37.6      21.6       37.5        0.2
  Other investing activities..........................               0.9     (49.9)    (53.5)      (2.0)      (3.9)
                                                                --------  --------  --------  ---------  ---------
  Total cash flows from investing activities..........          $ (846.1) $ (873.3) $ (759.1) $   (86.6) $  (216.9)
                                                                --------  --------  --------  ---------  ---------

Cash flows from financing activities:
  Borrowings of long-term debt........................             150.0     303.2     295.6          -          -
  Payments on long-term debt..........................             (26.7)    (17.7)     (8.2)      (4.1)      (0.2)
  Net borrowings (payments) of short-term debt........             369.3     (85.8)     (7.3)     194.8      121.6
  Payments of dividends to shareholders...............            (254.2)   (250.3)   (239.6)     (55.0)     (66.6)
  Proceeds from exercises of stock options............              49.1      71.5      42.6       14.1       29.7
  Payments to reacquire common stock..................             (19.9)    (44.1)   (235.2)      (3.0)     (17.3)
  Other financing activities..........................             (13.9)      2.6       3.7        0.4       (5.1)
                                                                --------  --------  --------  ---------  ---------
  Total cash flows from financing activities..........             253.7     (20.6)   (148.4)     147.2       62.1
                                                                --------  --------  --------  ---------  ---------

Effect of exchange rate changes on cash...............              (5.4)     (1.1)      1.0      (17.8)       2.3
                                                                --------  --------  --------  ---------  ---------
Increase (decrease) in cash and equivalents...........            (143.7)    (61.9)    (42.3)     216.5      (75.6)
Cash and equivalents at beginning of year  *..........             346.3     446.0     488.3      202.6      346.3
                                                                --------  --------  --------  ---------  ---------

Cash and equivalents at end of year...................          $  202.6  $  384.1  $  446.0  $   419.1  $   270.7
                                                                ========  ========  ========  =========  =========
Supplemental disclosure of cash flow information:
  Cash payments during the period for:
     Interest.........................................          $  137.0  $  106.1  $   76.1  $    24.5  $    30.9
     Income taxes.....................................             534.8     307.4     191.1       20.3       79.3
  Non-cash investing and financing activities:
     Liabilities assumed in acquisitions of                     $    5.4  $  337.1  $   39.4          -          -
     businesses.......................................
     Liabilities disposed of in dispositions of                     23.6     205.5       9.8          -          -
     businesses.......................................

_________________________________________________
* Cash balance at the beginning of 1998 does not agree to the prior year ending cash balance in order to conform Dresser's fiscal year to Halliburton's calendar year.

     See notes to annual and quarterly financial statements.

                              HALLIBURTON COMPANY
                Consolidated Statements of Shareholders' Equity
            (Millions of dollars and shares except per share data)

                                                                           Years ended December 31
                                                                       -------------------------------
                                                                         1998        1997       1996
                                                                       --------    --------    -------
Common stock (number of shares);
     Balance at beginning of year                                         453.7       221.7      221.3
     Shares issued under incentive stock plans, net of forfeitures          1.1         1.3        0.3
     Cancellation of treasury stock                                        (8.9)         --       (0.1)
     Shares issued in connection with acquisition                            --         8.2         --
     Two-for-one common stock split                                          --       222.5         --
     Shares issued pursuant to stock warrant agreement                       --          --        0.2
                                                                       --------    --------    -------
     Balance at end of year                                               445.9       453.7      221.7
                                                                       ========    ========    =======
Common stock (dollars);
     Balance at beginning of year                                      $1,134.3    $  554.3    $ 553.3
     Shares issued under incentive stock plans, net of forfeitures          2.7         3.2        0.9
     Cancellation of treasury stock                                       (22.3)         --       (0.3)
     Shares issued in connection with acquisition                            --        20.5         --
     Two-for-one common stock split                                          --       556.3         --
     Shares issued pursuant to stock warrant agreement                       --          --        0.4
                                                                       --------    --------    -------
     Balance at end of year                                            $1,114.7    $1,134.3    $ 554.3
                                                                       ========    ========    =======
Paid-in capital in excess of par value;
     Balance at beginning of year                                      $  168.2    $  615.1    $ 593.9
     Shares issued under incentive stock plans, net of forfeitures         43.0        51.4       18.3
     Cancellation of treasury stock                                      (209.3)         --       (3.6)
     Shares issued in connection with employee compensation plans           6.3        21.4       (1.0)
     Shares issued in connection with acquisition                            --        36.6         --
     Two-for-one common stock split                                          --      (556.3)        --
     Shares issued pursuant to stock warrant agreement                       --          --        7.5
                                                                       --------    --------    -------
     Balance at end of year                                            $    8.2    $  168.2    $ 615.1
                                                                       ========    ========    =======
Deferred compensation;
     Balance at beginning of year                                      $  (44.3)   $  (22.9)   $ (23.9)
     Current year awards, net                                              (6.3)      (21.4)       1.0
                                                                       --------    --------    -------
     Balance at end of year                                            $  (50.6)   $  (44.3)   $ (22.9)
                                                                       ========    ========    =======
Accumulated other comprehensive income;
     Cumulative translation adjustment                                 $ (141.4)   $ (127.2)   $ (93.9)
     Pension liability adjustment                                          (7.4)       (3.9)      (6.9)
                                                                       --------    --------    -------
     Balance at end of year                                            $ (148.8)   $ (131.1)   $(100.8)
                                                                       ========    ========    =======
Cumulative translation adjustment;
     Balance at beginning of year                                      $ (127.2)   $  (93.9)   $(104.7)
     Conforming fiscal years                                              (14.8)         --         --
     Sale of M-I L.L.C.                                                     9.4          --         --
     Current year changes, net of tax                                      (8.8)      (33.3)      10.8
                                                                       --------    --------    -------
     Balance at end of year                                            $ (141.4)   $ (127.2)   $ (93.9)
                                                                       ========    ========    =======



See notes to annual financial statements.

                              HALLIBURTON COMPANY
                Consolidated Statements of Shareholders' Equity
                                  (continued)
            (Millions of dollars and shares except per share data)

                                                                                 Years ended December 31
                                                                             --------------------------------
                                                                               1998        1997        1996
                                                                             --------    --------    --------
Pension liability adjustment;
   Balance at beginning of year                                              $   (3.9)   $   (6.9)   $   (7.0)
   Current year adjustment                                                       (3.5)        3.0         0.1
                                                                             --------    --------    --------
   Balance at end of year                                                    $   (7.4)   $   (3.9)   $   (6.9)
                                                                             ========    ========    ========
Retained earnings;
   Balance at beginning of year                                             $ 3,563.4   $ 3,077.1   $ 2,758.8
   Net income (loss)                                                            (14.7)      772.4       557.9
   Cash dividends paid                                                         (254.2)     (250.3)     (239.6)
   Cancellation of treasury stock                                               (61.1)         --          --
   Pooling of interests acquisition                                                --       (35.8)         --
   Conforming fiscal years                                                        2.6          --          --
                                                                             --------    --------    --------
   Balance at end of year                                                   $ 3,236.0   $ 3,563.4   $ 3,077.1
                                                                             ========    ========    ========
Treasury stock (number of shares);
   Beginning of year                                                             15.8         8.6         5.6
   Shares issued under benefit, dividend reinvestment plan and incentive         (1.1)       (1.5)       (1.2)
    stock plans, net
   Shares purchased                                                               0.1         0.7         4.3
   Cancellation of treasury stock                                                (8.9)         --        (0.1)
   Two-for-one common stock split                                                  --         8.0          --
                                                                             --------    --------    --------
   Balance at end of year                                                         5.9        15.8         8.6
                                                                             ========    ========    ========
Treasury stock (dollars);
   Beginning of year                                                         $  373.6    $  381.4    $  193.4
   Shares issued under benefit, dividend reinvestment plan and incentive         (8.5)      (51.9)      (43.3)
    stock plans, net
   Shares purchased                                                               3.5        44.1       235.2
   Cancellation of treasury stock                                              (270.3)         --        (3.9)
                                                                             --------    --------    --------
   Balance at end of year                                                    $   98.3    $  373.6    $  381.4
                                                                             ========    ========    ========
Comprehensive income;
   Net income (loss)                                                         $  (14.7)   $  772.4    $  557.9
   Translation rate changes, net of tax                                          (8.8)      (33.3)       10.8
   Current year adjustment to minimum pension liability                          (3.5)        3.0         0.1
                                                                             --------    --------    --------
   Total comprehensive income                                                $  (27.0)   $  742.1    $  568.8
                                                                             ========    ========    ========


See notes to annual financial statements.

                              HALLIBURTON COMPANY
               Notes to Annual Consolidated Financial Statements

Note 1.  Significant Accounting Policies

     Halliburton employs accounting policies that are in accordance with generally accepted accounting principles in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires Halliburton management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

     Basis of presentation. On September 29, 1998, Halliburton completed the acquisition of Dresser Industries, Inc. (Dresser) pursuant to the Agreement and Plan of Merger (the Merger) dated as of February 25, 1998. The Merger was accounted for using the pooling of interests method of accounting for business combinations. Accordingly, Halliburton's financial statements have been restated to include the accounts of Dresser for all periods presented. Prior to the Merger, Dresser had a fiscal year-end of October 31. Beginning in 1998, Dresser's fiscal year-end of October 31 has been conformed to Halliburton's calendar year-end. Periods through December 31, 1997 contain Dresser's information on a fiscal year-end basis combined with Halliburton's information on a calendar year-end basis. Dresser's operating results for November and December of 1997 are presented within the consolidated statements of shareholders' equity as "conforming fiscal years".

     Principles of Consolidation. The consolidated financial statements include the accounts of Halliburton and all majority-owned subsidiaries. All material intercompany accounts and transactions are eliminated. Investments in other affiliated companies in which Halliburton has at least 20% ownership and does not have management control are accounted for on the equity method. Certain prior year amounts have been reclassified to conform with the current year presentation.

     Revenues and Income Recognition. Halliburton recognizes revenues as services are rendered or products are shipped. The distinction between services and product sales is based upon the overall activity of the particular business operation. Revenues from engineering and construction contracts are reported on the percentage of completion method of accounting using measurements of progress towards completion appropriate for the work performed. All known or anticipated losses on contracts are provided for currently. Post-contract customer support agreements are recorded as deferred revenues and recognized as revenue ratably over the contract periods of generally one year's duration. Training and consulting service revenues are recognized as the services are performed.

     Research and Development. Research and development expenses are charged to income as incurred. Such charges were $308.1 million in 1998, $259.2 million in 1997 and $218.0 million in 1996.

     Software Development Costs. Costs of developing software for sale are charged to expense when incurred, as research and development, until technological feasibility has been established for the product. Thereafter, software development costs are capitalized until the software is ready for general release to customers. Halliburton capitalized costs of $13.4 million in 1998, $14.5 million in 1997 and $12.9 million in 1996 related to software developed for resale. Amortization expense related to these costs was $17.5 million for 1998, $15.0 million for 1997 and $12.5 million for 1996. Once the software is ready for release, amortization of the software development costs begins. Capitalized software development costs are amortized over periods which do not exceed three years.

     Income Per Share. Basic income per share amounts are based on the weighted average number of common shares outstanding during the year. Diluted income per share includes additional common shares that would have been outstanding if potential common shares with a dilutive effect had been issued. See Note 11 for a reconciliation of basic and diluted income per share from continuing operations. Prior year amounts have been adjusted for the two-for-one common stock split declared on June 9, 1997, and effected in the form of a stock dividend paid on July 21, 1997.

     Cash Equivalents. Halliburton considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Receivables. Halliburton's receivables are generally not collateralized. Notes and accounts receivable at December 31, 1998 include $33.2 million ($30.8 million at December 31, 1997) due from customers in accordance with applicable retainage provisions of engineering and construction contracts, which will become billable upon future deliveries or completion of such contracts. This amount is expected to be collected during 1999. Additionally, other noncurrent assets include $7.1 million ($7.3 million at December 31, 1997) of such retainage which is expected to be collected in years subsequent to 1999. Unbilled work on uncompleted contracts generally represents work currently billable and such work is usually billed during normal billing processes in the next month. At December 31, 1998, notes of $295.9 million ($34.4 million at December 31, 1997) with varying interest rates are included in notes and accounts receivable. See Note 5 for information on the note receivable generated by the sale of M-I L.L.C. (M-I).

     Inventories. Inventories are stated at the lower of cost or market. Cost represents invoice or production cost for new items and original cost less allowance for condition for used material returned to stock. Production cost includes material, labor and manufacturing overhead. The cost of most inventories is determined using either the first-in, first-out (FIFO) method or the average cost method although the cost of U.S. manufacturing and U.S. field service inventories is determined using the last-in, first-out (LIFO) method. Inventories of sales items owned by foreign subsidiaries and inventories of operating supplies and parts are generally valued at average cost.

     Property, Plant and Equipment. Property, plant and equipment is reported at cost less accumulated depreciation, which is generally provided on the straight-line method over the estimated useful lives of the assets. Certain assets are depreciated on accelerated methods. Accelerated depreciation methods are also used for tax purposes, wherever permitted. Expenditures for maintenance and repairs are expensed; expenditures for renewals and improvements are generally capitalized. Upon sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized. When events or changes in circumstances indicate that assets may be impaired, an evaluation is performed comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required. Halliburton follows the successful efforts method of accounting for oil and gas properties. At December 31,

1998, there were no significant oil and gas properties in the production stage of development. Halliburton is implementing an enterprise-wide information system. External direct costs of materials and services and payroll-related costs of employees working solely on development of the software system portion of the project are capitalized. Capitalized costs of the project will be amortized over periods of three to ten years beginning when the system is placed in service. Training costs and costs to reengineer business processes are expensed as incurred.

     Excess of Cost Over Net Assets Acquired. The excess of cost over net assets acquired is amortized on a straight-line basis over periods not exceeding 40 years. Excess of cost over net assets acquired that is identified with impaired assets, if any, will be evaluated using undiscounted future cash flows as the basis for determining if impairment exists. To the extent impairment is indicated to exist, an impairment loss will be recognized based on fair value.

     Income Taxes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before Halliburton is able to realize their benefit, or that future deductibility is uncertain. Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been realized in the financial statements or tax returns.

     Derivative Instruments. Halliburton primarily enters into derivative financial transactions to hedge existing or projected exposures to changing foreign exchange rates and from time to time enters into derivatives to hedge exposures to interest rates or commodity prices. Halliburton does not enter into derivative transactions for speculative or trading purposes. Derivative financial instruments to hedge exposure with an indeterminable maturity date are generally carried at fair value with the resulting gains and losses reflected in the results of operations. Gains or losses on hedges of identifiable commitments are deferred and recognized when the offsetting gains or losses on the related hedged items are recognized. Deferred gains or losses for hedges which are terminated prior to the transaction date are recognized currently. In the event an identifiable commitment is no longer expected to be realized, any deferred gains or losses on hedges associated with the commitment are recognized currently. Costs associated with entering into such contracts are presented in other assets, while deferred gains or losses are included in other liabilities or other assets, respectively, on the consolidated balance sheets. Recognized gains or losses on derivatives entered into to manage foreign exchange risk are included in foreign currency gains and losses on the consolidated statements of income, while gains or losses on interest rate derivatives and commodity derivatives are included in interest expense and operating income, respectively. During the years ended December 31, 1998, 1997 and 1996, Halliburton did not enter into any significant transactions to hedge interest rates or commodity prices.

     Foreign Currency Translation. Foreign entities whose functional currency is the U.S. dollar translate monetary assets and liabilities at year-end exchange rates and non-monetary items are translated at historical rates.
Income and expense accounts are translated at the average rates in effect during the year, except for depreciation and cost of product sales which are translated at historical rates. Gains or losses from changes in exchange rates are recognized in consolidated income in the year of occurrence. Foreign entities whose functional currency is the local currency translate net assets at year-end rates and income and expense accounts at average exchange rates. Adjustments resulting from these translations are reflected in the consolidated statements of shareholders' equity titled "cumulative translation adjustment."

Note 2.  Business Segment Information

     Halliburton has three business segments. These segments are organized around the products and services provided to the customers they serve. The business units within each segment are evaluated on operating income, operating margins and cash value added.

     The Energy Services Group segment provides pressure pumping equipment and services, logging and perforating, drilling systems and services, drilling fluids systems, drill bits, specialized completion and production equipment and services and well control. Also included in the Energy Services Group are upstream oil and gas engineering, construction and maintenance services, specialty pipe coating, insulation, underwater engineering services, integrated exploration and production information systems and professional services to the petroleum industry. The Energy Services Group has four business units:
Halliburton Energy Services, Brown & Root Energy Services, Landmark Graphics, and Halliburton Energy Development. (In March 1999, Halliburton Energy Development became a part of Halliburton Energy Services.) The long term performance for these business units is linked to the long term demand for hydrocarbons. The products and services the group provides are designed to help discover, develop and produce hydrocarbons. The customers for this segment are major oil companies, national oil companies and independent oil and gas companies.

     The Engineering and Construction Group segment provides engineering, procurement, construction, project management, and facilities operation and maintenance for hydrocarbon processing and other industrial and governmental customers. The Engineering and Construction Group has two business units:
Kellogg-Brown & Root and Brown & Root Services. Both business units are engaged in the delivery of engineering and construction services.

     The Dresser Equipment Group segment designs, manufactures and markets highly engineered products and systems for oil and gas producers, transporters, processors, distributors and petroleum users throughout the world. Dresser Equipment Group operates as one business unit.

     Halliburton's equity in pretax income or losses of related companies is included in revenues and operating income of the applicable segment. Intersegment revenues included in the revenues of the other business segments and sales between geographic areas are immaterial. General corporate assets not included in a business segment are primarily comprised of receivables, deferred tax assets, and certain other investments including the investment in Halliburton's enterprise-wide information system.

     The tables below represent Halliburton's adoption of Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."

Operations By Business Segment
                                               Years ended December 31
                                         -----------------------------------
Millions of dollars                        1998         1997         1996
---------------------------------------  ---------    ---------    ---------
Revenues:
   Energy Services Group                 $ 9,009.5    $ 8,504.7    $ 6,515.4
   Engineering and Construction Group      5,494.8      4,992.8      4,720.7
   Dresser Equipment Group                 2,848.8      2,779.0      2,710.5
                                         ---------    ---------    ---------
      Total                              $17,353.1    $16,276.5    $13,946.6
                                         =========    =========    =========
Operating income:
   Energy Services Group                 $   971.0    $ 1,019.4    $   698.0
   Engineering and Construction Group        237.2        219.0        134.0
   Dresser Equipment Group                   247.8        248.3        229.3
   Special charges and credits              (980.1)       (16.2)       (85.8)
   General corporate                         (79.4)       (71.8)       (72.3)
                                         ---------    ---------    ---------
      Total                              $   396.5    $ 1,398.7    $   903.2
                                         =========    =========    =========
Capital expenditures:
   Energy Services Group                 $   707.6    $   682.9    $   493.9
   Engineering and Construction Group         33.5         61.5        105.6
   Dresser Equipment Group                    72.9         76.4        119.0
   General corporate                         100.3         59.3         12.6
                                         ---------    ---------    ---------
      Total                              $   914.3    $   880.1    $   731.1
                                         =========    =========    =========
Depreciation and amortization:
   Energy Services Group                 $   405.4    $   395.0    $   338.5
   Engineering and Construction Group         48.8         63.3         58.7
   Dresser Equipment Group                    86.8         98.6         92.8
   General corporate                          46.0          7.4          7.7
                                         ---------    ---------    ---------
      Total                              $   587.0    $   564.3    $   497.7
                                         =========    =========    =========
Total assets:
   Energy Services Group                 $ 6,618.1    $ 6,050.5    $ 4,999.2
   Engineering and Construction Group      1,404.7      1,645.8      1,490.7
   Dresser Equipment Group                 1,944.2      2,115.3      2,126.8
   General corporate                       1,145.0        890.2        970.1
                                         ---------    ---------    ---------
      Total                              $11,112.0    $10,701.8    $ 9,586.8
                                         =========    =========    =========
Research and development:
   Energy Services Group                 $   220.0    $   173.8    $   150.1
   Engineering and Construction Group          3.9          2.1          4.0
   Dresser Equipment Group                    84.2         83.3         63.9
                                         ---------    ---------    ---------
      Total                              $   308.1    $   259.2    $   218.0
                                         =========    =========    =========
Special charges and credits:
   Energy Services Group                 $   721.1    $   (13.8)   $    43.1
   Engineering and Construction Group         39.6          2.8         42.7
   Dresser Equipment Group                    21.1         27.2           --
   General corporate                         198.3           --           --
                                         ---------    ---------    ---------
      Total                              $   980.1    $    16.2    $    85.8
                                         =========    =========    =========

Operations by Geographic Area

                                         Years ended December 31
                                    ----------------------------------
       Millions of dollars             1998        1997        1996
----------------------------------  ----------  ----------  ----------
Revenues:
  United States                     $  6,132.2   $ 6,506.5   $ 5,730.0
  United Kingdom                       2,246.7     2,315.0     1,504.6
  Other areas (over 120 countries)     8,974.2     7,455.0     6,712.0
                                     ---------   ---------   ---------
      Total                         $ 17,353.1   $16,276.5   $13,946.6
                                     =========   =========   =========
Long-lived assets:
  United States                      $ 2,433.4   $ 2,518.9   $ 2,432.9
  United Kingdom                         609.9       775.0       626.9
  Other areas (numerous countries)     1,055.0       982.8       956.6
                                     ---------   ---------   ---------
      Total                          $ 4,098.3   $ 4,276.7   $ 4,016.4
                                     =========   =========   =========

Note 3.  Inventories

     Inventories at December 31, 1998 and 1997 are comprised of the following:

     Millions of dollars               1998        1997
     -----------------------------  ---------   ---------
     Finished products and parts     $  638.3    $  670.9
     Raw materials and supplies         250.3       213.7
     Work in process                    561.4       535.8
     Progress payments                 (148.2)     (121.2)
                                     --------    --------
        Total                        $1,301.8    $1,299.2
                                     ========    ========

     Inventories on the last-in, first-out (LIFO) method were $167.9 million and $195.9 million at December 31, 1998 and December 31, 1997, respectively. If the average cost or FIFO methods had been in use for inventories on the LIFO basis, total inventories would have been about $110.6 million and $100.8 million higher than reported at December 31, 1998 and 1997, respectively.

Note 4.  Property, Plant and Equipment

     Property, plant and equipment at December 31, 1998 and 1997 is comprised of the following:

     Millions of dollars                       1998       1997
     ------------------------------          ---------  ---------
     Land                                    $  142.2   $  136.0
     Buildings and property improvements      1,131.6    1,055.9
     Machinery, equipment and other           5,576.3    5,454.1
                                             --------   --------
        Total                                $6,850.1   $6,646.0
                                             ========   ========

     At December 31, 1998 and 1997, machinery, equipment and other property includes oil and gas investments of approximately $223.7 million and $101.7 million, respectively and software developed for Halliburton's enterprise wide information system of $132.7 million and $59.5 million, respectively.

Note 5.  Related Companies

     Halliburton conducts some of its operations through various joint ventures which are in partnership, corporate and other business forms, which are principally accounted for using the equity method.

     The larger unconsolidated entities include European Marine Contractors, Limited (EMC), Bredero-Shaw and Ingersoll-Dresser Pump (IDP). EMC which is 50% owned by a subsidiary of Halliburton and part of the Energy Services Group, specializes in engineering, procurement and construction of marine pipelines. Bredero-Shaw, which is 50% owned by a subsidiary of Halliburton and part of the Energy Services Group, specializes in pipe coating. Effective February 29, 1996, a subsidiary of Halliburton entered into an agreement to form a joint venture with Shaw Industries Ltd. (Shaw) by contributing its Bredero Price assets and Shaw contributing its Shaw Pipe Protection assets on a worldwide basis. During the fourth quarter of 1997, Halliburton and Shaw agreed to a long-term extension of their strategic pipe coating alliance, Bredero-Shaw. In connection with the new agreement, Shaw agreed to pay a subsidiary of Halliburton $50 million over a four-year period. This transaction resulted in a fourth quarter pretax gain of $41.7 million which is reported in the consolidated statements of income in the caption "special charges and credits." For balance sheet purposes, at year-end 1997 the subsidiary of Halliburton deconsolidated Bredero-Shaw and accounted for its 50% interest in the joint venture as an equity investment. The subsidiary of Halliburton includes its share of equity earnings in the results of operations beginning January 1, 1998 under the equity method. IDP which is 49% owned by a subsidiary of Halliburton and part of the Dresser Equipment Group, manufactures a broad range of pump products and services.

     In the second quarter of 1996, M-I, formerly a 36% owned joint venture, purchased Anchor Drilling Fluids. Halliburton's share of the purchase price was $41.3 million and is included in cash flows from other investing activities. Halliburton sold its 36% ownership interest in M-I to Smith International, Inc. (Smith) on August 31, 1998. This transaction completed Halliburton's commitment to the U.S. Department of Justice to sell its M-I interest in connection with its merger with Dresser. The purchase price of $265 million was paid by Smith in the form of a non-interest bearing promissory note due April 1999. This receivable is included in "Notes and accounts receivable" on the consolidated balance sheets. All of M-I's debt remains an obligation of M-I.

     Summarized financial statements for all combined jointly-owned operations which are not consolidated are as follows:

   Combined Operating Results
   Millions of dollars                       1998       1997       1996
   -----------------------------------     ---------  ---------  ---------
   Revenues                                 $5,244.0   $3,958.9   $3,505.5
                                            ========   ========   ========
   Operating income                         $  478.3   $  407.3   $  325.7
                                            ========   ========   ========
   Net income                               $  341.0   $  316.2   $  236.3
                                            ========   ========   ========

   Combined Financial Position
   Millions of dollars                         1998       1997
   -----------------------------------      ---------  ---------
   Current assets                            $1,854.2   $1,779.5
   Noncurrent assets                            322.3      576.0
                                             --------   --------
      Total                                  $2,176.5   $2,355.5
                                             ========   ========
   Current liabilities                       $1,074.6   $  859.6

   Combined Financial Position
   Millions of dollars                         1998       1997
   ---------------------------------------   --------   --------
   Noncurrent liabilities                    $  118.2   $  245.3
   Minority interests                             3.9        8.1
   Shareholders' equity                         979.8    1,242.5
                                             --------   --------
      Total                                  $2,176.5   $2,355.5
                                             ========   ========


Note 6.  Income Taxes

     The components of the (provision) benefit for income taxes are:

Millions of dollars         1998       1997       1996
------------------------   -------    -------    -------
Current income taxes:
   Federal                 $(301.8)   $(167.2)   $ (82.0)
   Foreign                  (228.5)    (306.1)    (169.8)
   State                      (7.5)     (15.5)     (10.0)
                           -------    -------    -------
       Total                (537.8)    (488.8)    (261.8)
                           -------    -------    -------
Deferred income taxes:
   Federal                   291.8        5.4       61.2
   Foreign and state           1.6       (8.0)     (47.8)
                           -------    -------    -------
       Total                 293.4       (2.6)      13.4
                           -------    -------    -------
Total                      $(244.4)   $(491.4)   $(248.4)
                           =======    =======    =======

     Included in federal income taxes are foreign tax credits of $182.2 million in 1998, $154.0 million in 1997 and $109.2 million in 1996. The United States and foreign components of income (loss) before income taxes and minority interests are as follows:

Millions of dollars       1998       1997     1996
-------------------     -------    -------   ------
United States           $(306.4)   $ 736.8   $484.2
Foreign                   585.2      576.3    346.8
                        -------    -------   ------
   Total                $ 278.8    $1313.1   $831.0
                        =======    =======   ======

     The primary components of Halliburton's deferred tax assets and liabilities and the related valuation allowances are as follows:

Millions of dollars                               1998     1997
----------------------------------------       --------  --------
Gross deferred tax assets
   Employee benefit plans                      $  314.9   $334.4
   Special charges                                135.3       --
   Accrued liabilities                             93.5     79.4
   Insurance accruals                              74.8     71.5
   Construction contract accounting methods        93.0     70.6
   Inventory                                       59.8     37.4
   Intercompany profit                             38.5     39.3
   Net operating loss carryforwards                38.5     46.7
   Intangibles                                     30.5       --
   Foreign tax credits                               --     21.2
   Alternative minimum tax carryforward            15.1     15.1
   All other                                      125.7     80.1
                                               --------   ------
   Total                                        1,019.6    795.7
                                               --------   ------

Millions of dollars                               1998     1997
------------------------------------------     --------   ------
Gross deferred tax liabilities
   Depreciation and amortization                   85.0    124.5
   Unrepatriated foreign earnings                  25.5     35.6
   Safe harbor leases                              10.4     11.0
   All other                                       99.6     85.0
                                               --------   ------
   Total                                          220.5    256.1
                                               --------   ------
Valuation allowances
   Net operating loss carry forwards               26.3     30.7
   All other                                        3.7     33.3
                                               --------   ------
   Total                                           30.0     64.0
                                               --------   ------
Net deferred income tax asset                  $  769.1   $475.6
                                               ========   ======

     Halliburton has provided for the potential repatriation of certain undistributed earnings of its foreign subsidiaries and considers earnings above the amounts on which tax has been provided to be permanently reinvested. While these additional earnings could become subject to additional tax if repatriated, such a repatriation is not anticipated. Any additional amount of tax is not practicable to estimate.

     Halliburton has net operating loss carryforwards which expire as follows:
1999 through 2003, $49.3 million; 2004 through 2008, $18.8 million; 2009 through 2010, $1.9 million. Halliburton also has net operating loss carryforwards of $43.6 million with indefinite expiration dates. Reconciliations between the actual provision for income taxes and that computed by applying the U.S. statutory rate to income from continuing operations before income taxes and minority interest are as follows:

Millions of dollars                                            1998       1997       1996
---------------------------------------------------         ---------   --------   --------
Provision computed at statutory rate                         $ (97.6)   $(459.6)   $(290.9)
Reductions (increases) in taxes resulting from:
   Tax differentials on foreign earnings                       (19.8)      (4.3)      14.2
   State income taxes, net of federal income tax benefit        (7.8)     (12.0)      (7.0)
   Net operating losses                                           --         --       22.7
   Special charges                                            (109.0)      (3.0)      (3.0)
   Federal income tax settlement                                  --         --       16.1
   Nondeductible goodwill                                      (12.2)     (12.5)      (8.9)
   Other items, net                                              2.0         --        8.4
                                                             -------    -------    -------
       Total                                                 $(244.4)   $(491.4)   $(248.4)
                                                             =======    =======    =======

     Halliburton has received statutory notices of deficiency for the 1990 and 1991 tax years from the Internal Revenue Service (IRS) of $92.9 million and $16.8 million, respectively, excluding any penalties or interest. Halliburton believes it has meritorious defenses and does not expect that any liability resulting from the 1990 or 1991 tax years will result in a material adverse effect on its results of operations or financial position. In 1996, Halliburton reached settlements with the IRS for certain matters including the 1989 taxable year. As a result of the settlement for the 1989 taxable year, Halliburton recognized tax benefits and net income was increased by $16.1 million in 1996.

Note 7.  Special Charges and Credits

     Halliburton has incurred various non-recurring transactions resulting from acquisitions, profit initiatives, and industry downturns as summarized below:

     Asset Related Charges. Asset related charges include impairments and write-offs of intangible assets and excess and/or duplicate machinery, equipment, inventory and capitalized software. Charges also include write-offs and lease cancellation costs related to acquired information technology equipment replaced with Halliburton's standard common office equipment and exit costs on other leased assets.

     Personnel Charges. Personnel charges include severance and related costs incurred to action announced employee reductions and personnel costs related to change of control.

     Facility Consolidation Charges. Facility consolidation charges include costs to dispose of owned properties or exit leased facilities.

     Merger Transaction Charges. Merger transaction costs include investment banking, filing fees, legal and professional fees and other merger related costs.

     Other Charges. Other charges include eliminating duplicate agents, contract cancellation costs and eliminating other duplicate capabilities.

                                      Asset                   Facility        Merger
                                     Related   Personnel   Consolidation   Transaction    Other
Millions of dollars                  Charges    Charges       Charges        Charges     Charges     Total
----------------------------         -------   ---------   -------------   -----------   -------     -----
1998 Charges to Expense
Business Segment
Energy Services Group                $ 452.7      $156.7          $ 93.3        $   --     $18.4    $ 721.1
Engineering & Construction Group         7.9        19.1             7.9            --       4.7       39.6
Dresser Equipment Group                 18.1         1.4             1.6            --        --       21.1
General corporate                       30.7        57.5            23.4          64.0      22.7      198.3
                                     -------      ------          ------        ------     -----    -------
    Total                            $ 509.4      $234.7          $126.2        $ 64.0     $45.8    $ 980.1
Utilized                             $(442.3)     $(44.3)         $ (3.4)       $(59.5)    $(4.2)   $(553.7)
                                     -------      ------          ------        ------     -----    -------
Balance - December 31, 1998          $  67.1      $190.4          $122.8        $  4.5     $41.6    $ 426.4
                                     =======      ======          ======        ======     =====    =======

     The third quarter of 1998 financial results include a pretax charge of $945.1 million ($722.0 million after tax) to provide for costs associated with the Merger and industry downturn due to declining oil and gas prices. During the fourth quarter, an additional charge of $35.0 million ($24.0 million after tax) was taken to provide $30.0 million for additional personnel reduction costs covering approximately 2,750 employees within the Energy Services Group and $5.0 million for additional facility consolidations within the Energy Services Group.

     As a result of the Merger, Halliburton and Dresser's completion products operations and its formation evaluation businesses have been combined, excluding Halliburton's logging-while-drilling (LWD) business and a portion of its measurement-while-drilling business which were required to be disposed of in connection with a Department of Justice consent decree. See Note 14. Based on the change in strategic direction, the outlook for the industry, the decision to standardize equipment product offerings and the expected loss on the disposition of the LWD business, Halliburton recorded impairments based upon anticipated future cash flows in accordance with FAS 121. This resulted in write-downs of excess of cost over net assets acquired of $254.2 million related to directional drilling and formation evaluation assets acquired in 1993 from Smith International Inc., formation evaluation assets acquired in the 1988 acquisition of Gearhart Industries, Inc., and completion products assets acquired in conjunction with the acquisitions of Mono Pumps and AVA in 1990 and 1992, respectively. In addition, $162.5 million of excess and duplicated machinery, equipment and inventory related to formation evaluation and completion products have been written down.

     Additional asset related charges within the Energy Services Group include excess and redundant equipment, software, inventory and excess of cost over net assets acquired of $36.0 million related to other product lines which are combinations of Halliburton and Dresser operations. The remaining asset related charges include $26.0 million of write-downs of redundant or impaired equipment, software and inventory in the Engineering and Construction and Dresser Equipment Groups, plus $30.7 million for write-downs of information technology equipment to be replaced with standard equipment and other duplicated shared services assets applicable to all segments. The majority of the asset related balance of $67.1 million at December 31, 1998 represents the write-downs to fair value less disposal costs at the expected disposal date. The majority of the balance will be utilized during the first and second quarters of 1999 in connection with planned activities.

     Personnel charges in 1998 reflect announced headcount reductions of 10,850 affecting all segments, corporate and shared service functions. In total, approximately 75% of the reductions will occur within the Energy Services Group. During 1998, Halliburton reduced employment levels, primarily operations personnel by approximately 5,000 (approximately 3,000 within North America and 1,100 within Latin America), including 4,700 within the Energy Services Group. The remainder will be incurred over the balance of 1999, primarily during the first and second quarter of the year.

     As a result of the Merger and the industry downturn, Halliburton plans to vacate, sell or close over 400 service, manufacturing and administrative facilities throughout the world. Until the properties included in the facility consolidation charges are vacated, Halliburton plans to continue its normal depreciation, lease costs and operating expenses which will be charged against Halliburton's results of operations. The majority of these facilities are within the Energy Services Group. During the fourth quarter of 1998, Halliburton sold or returned 33 service and administrative facilities. As of December 31, 1998, Halliburton had an additional 100 vacated properties which it is in the process of selling, subleasing or returning to the owner.

     Halliburton and Dresser merger transaction costs amounted to $64.0 million. At December 31, 1998, $4.5 million in estimated merger transaction costs remain to be paid.

     Other charges of $45.8 million include the estimated contract exit costs associated with the elimination of duplicate agents and suppliers in various countries throughout the world. These costs will occur during 1999 in connection with Halliburton's renegotiation of these contractual agreements.

     At December 31, 1998, no adjustments or reversals to the remaining accrued special charges are planned.

     In the third quarter of 1997, a subsidiary of Halliburton sold certain assets of its subsea operations to Global Industries, Inc. for $102.0 million cash. Halliburton recognized a loss of $9.7 million ($6.3 million after tax) on the sale. Also in the third quarter of 1997, Halliburton recorded merger transaction charges of $8.6 million (also $8.6 million after tax) for costs incurred by Halliburton and NUMAR to complete the NUMAR acquisition.

     In the fourth quarter of 1997, Halliburton recorded several nonrecurring transactions. Halliburton recognized a pretax charge of $21.6 million ($14.0 million after tax) to provide $9.6 million within the Energy Services Group and $6.4 million within the Dresser Equipment Group for various asset related charges whose carrying value has been impaired and $5.6 million for early retirement incentives. A subsidiary of Halliburton, along with its joint venture partner Ingersoll-Rand Company, approved profit initiatives at Dresser-Rand Company and Ingersoll-Dresser Pump Company. Halliburton's share of these initiatives included facility consolidation charges of $18.0 million ($7.5 million after tax and minority interest) for the closure of a Dresser-Rand facility in Europe, consolidation of repair and service operations and the discontinuance of certain product lines. A subsidiary of Halliburton and Shaw Industries, Ltd. agreed to a long-term extension of their strategic pipe coating alliance. See Note 5. This transaction resulted in a pretax gain of $41.7 million.

     Additionally, Halliburton recorded its share of personnel reduction charges of $30.2 million recorded during the two-month period ended December 31, 1997 to reduce employment levels by approximately 1,000 at Dresser-Rand and Ingersoll-Dresser Pump. These costs have been recorded in the consolidated statements of shareholders' equity as part of conforming the fiscal year of Dresser to Halliburton's calendar year. See Note 1.

     During the first quarter of 1996, Landmark recorded asset related charges of $12.2 million ($8.7 million after tax) for the write-off of in-process research and development activities acquired in connection with the purchase by Landmark of certain assets and the assumption of certain liabilities of Western Atlas International, Inc. and the write-off of related redundant assets and activities.

     During the third quarter of 1996, Halliburton recorded special charges of $73.6 million ($50.3 million after tax), which included $41.0 million of personnel charges to terminate approximately 1,000 employees related to reorganization efforts within the Engineering and Construction Group and plans to combine various administrative support functions throughout Halliburton into shared services; $20.2 million of facility charges for restructuring certain Engineering and Construction Group businesses, provide for excess lease space and other items; and $12.4 million for merger transaction costs incurred in relation to the merger with Landmark.

     The special charges to net income in the third quarter of 1996 were offset by tax credits during the same quarter of $43.7 million due to the recognition of net operating loss carryforwards and the settlement during the quarter of various issues with the Internal Revenue Service (IRS). Halliburton reached agreement with the IRS and recognized net operating loss carryforwards of $62.5 million ($22.5 million in tax benefits) from the 1989 tax year. The net operating loss carryforwards were utilized in the 1996 tax year. In addition, Halliburton also reached agreement with the IRS on issues related to intercompany pricing of goods and services for the tax years 1989 through 1992 and entered into an advanced pricing agreement for the tax years 1993 through 1998. As a result of these agreements with the IRS, Halliburton recognized tax benefits of $16.1 million. Halliburton also recognized net operating loss carryforwards of $14.0 million ($5.1 million in tax benefits) in certain foreign areas due to improving profitability and restructuring of foreign operations.

Note 8.  Lines of Credit, Notes Payable and Long-Term Debt

        Short-term notes payable and current maturities consist of:

  Millions of dollars                        1998    1997
  -----------------------------------       ------   -----
   Short-term notes payable                 $515.0   $50.5
   Current maturities of long-term debt       58.5     7.4
                                            ------   -----
         Total                              $573.5   $57.9
                                            ======   =====

     At year-end 1998, Halliburton had committed short-term lines of credit totaling $550.0 million available and unused, and other short-term lines of credit totaling $315.0 million. There were no borrowings outstanding under these facilities. The remaining short-term debt consists primarily of $462.9 million in commercial paper with an effective interest rate of 5.30% and $52.1 million in foreign bank loans and overdraft facilities with varying rates of interest.

     Long-term debt at the end of 1998 and 1997 consists of the following:

 Millions of dollars                                                                               1998       1997
 --------------------------------------------------------------                                  --------   --------
 6.25% notes due June 2000                                                                       $  300.0   $  300.0
 7.6% debentures due August 2096                                                                    300.0      300.0
 8.75% debentures due February 2021                                                                 200.0      200.0
 8% senior notes due April 2003                                                                     138.6      149.5
 Medium-term notes due 1999 through 2027                                                            450.0      300.0
 Term loans at LIBOR (GBP) plus 0.75% payable in semi-annual installments through March 2002         29.4       45.9
 Other notes with varying interest rates                                                             10.2        8.9
                                                                                                 --------   --------
                                                                                                  1,428.2    1,304.3
 Less current portion                                                                                58.5        7.4
                                                                                                 --------   --------
    Total long-term debt                                                                         $1,369.7   $1,296.9
                                                                                                 ========   ========

     Halliburton has issued notes under its medium-term note program as follows:

          Amount              Issue Date       Due            Rate     Prices       Yield
 ----------------------     -------------  -------------   --------- ---------   -----------
      $125 million              02/11/97     02/01/2027      6.75%     99.78%       6.78%
      $ 50 million              05/12/97     05/12/2017      7.53%     Par          7.53%
      $ 50 million              07/08/97     07/08/1999      6.27%     Par          6.27%
      $ 75 million              08/05/97     08/05/2002      6.30%     Par          6.30%
      $150 million              11/24/98     12/01/2008      5.63%     99.97%       5.63%

     Halliburton's 8.75% debentures due February 2021 do not have sinking fund requirements and are not redeemable prior to maturity. The medium-term notes may not be redeemed at the option of Halliburton prior to maturity. There is no sinking fund applicable to the notes. Each holder of the 6.75% medium-term notes has the right to require Halliburton to repay such holder's notes, in whole or in part, on February 1, 2007. The net proceeds from the sale of the notes were used for general corporate purposes.

     During March 1997, a subsidiary of Halliburton incurred $56.3 million of term loans in connection with the acquisition of the Royal Dockyard in Plymouth, England (the Dockyard Loans). The Dockyard Loans are denominated in pounds sterling and bear interest at LIBOR (GBP) plus 0.75% payable in semi-annual installments through March 2002. Pursuant to certain terms of the Dockyard Loans, a subsidiary of Halliburton was initially required to provide a compensating balance of $28.7 million which is restricted as to use by the subsidiary. The compensating balance amount decreases in proportion to the outstanding debt related to the Dockyard Loans and earns interest at a rate equal to that of the Dockyard Loans. At December 31, 1998, the compensating balance of $14.9 million is included in other assets in the consolidated balance sheets.

     Long-term debt matures over the next five years as follows: $58.5 million in 1999; $308.3 million in 2000; $8.3 million in 2001; $85.3 million in 2002;
and $138.8 million in 2003.

Note 9.  Dresser Financial Information

     Dresser Industries Inc. has ceased filing periodic reports with the Securities and Exchange Commission. Dresser's 8% senior notes (the Notes) remain outstanding and the Notes are fully guaranteed by Halliburton. See Note 8. As long as the Notes remain outstanding, summarized financial information of Dresser will be presented in periodic reports filed by Halliburton on Form 10-K and Form 10-Q. Halliburton has not presented separate financial statements and other disclosures concerning Dresser because management has determined such information is not material to holders of the Notes.

     In January 1999, as part of the legal reorganization associated with the Merger, Halliburton Delaware, Inc., a first tier holding company subsidiary, was merged into Dresser Industries, Inc. As a result of this action, the majority of the operating assets and activities of the combined company in 1999 will be included within the legal structure of Dresser Industries, Inc.

       Dresser Industries, Inc.
       Financial Position               December 31     October 31
       --------------------------       -----------     ----------
       Millions of dollars                 1998            1997
       --------------------------       -----------     ----------
       Current assets                   $   2,417.2     $  2,471.6
       Noncurrent assets                    2,613.7        2,627.2
                                        -----------     ----------
         Total                          $   5,030.9     $  5,098.8
                                        ===========     ==========
       Current liabilities              $   1,388.6     $  1,687.4
       Noncurrent liabilities               1,544.4        1,535.5
       Minority interest                      153.5          143.7
       Shareholders' equity                 1,944.4        1,732.2
                                        -----------     ----------
       Total                            $   5,030.9     $  5,098.8
                                        ===========     ==========


    Dresser Industries, Inc.                 Twelve months ended
    Operating Results                December 31  October 31  October 31
    ------------------------         -----------------------------------
    Millions of dollars                  1998         1997        1996
    ------------------------         ----------   -----------  ---------
    Revenues                         $  8,135.7   $   7,457.9  $ 6,561.5
                                     ==========   ===========  =========
    Operating income                 $    677.1   $     600.6  $   485.3
                                     ==========   ===========  =========
    Net income                       $    343.8   $     318.0  $   257.5
                                     ==========   ===========  =========

Note 10. Commitments and Contingencies

     Leases. At year end 1998, Halliburton and its subsidiaries were obligated under noncancelable operating leases, expiring on various dates through 2021, principally for the use of land, offices, equipment, field facilities, and warehouses. Aggregate rentals charged to operations for such leases totaled $207.1 million in 1998, $202.8 million in 1997 and $177.8 million in 1996.
Future aggregate rentals on noncancelable operating leases are as follows: 1999, $147.3 million;

2000, $121.0 million; 2001, $96.6 million; 2002, $83.1 million; 2003, $60.9 million; and thereafter, $150.7 million.

     Asbestosis Litigation. Since 1976, Dresser and its former divisions or subsidiaries have been involved in litigation resulting from allegations that third parties had sustained injuries and damage from the inhalation of asbestos fibers contained in certain products manufactured by Dresser and its former divisions or subsidiaries or companies acquired by Dresser.

     Over the last 20 years approximately 183,000 claims have been filed against Dresser and its former divisions or subsidiaries. Claims continue to be filed with 29,400 new claims filed in 1998. Dresser and its former divisions or subsidiaries have entered into agreements with insurance carriers which cover, in whole or in part, indemnity payments, legal fees and expenses for certain categories of claims. Dresser and its former divisions or subsidiaries are in negotiation with carriers over coverage for the remaining categories of claims. Because these agreements are governed by exposure dates, payment type and the product involved, the covered amount varies by individual claim. In addition, lawsuits are pending against several carriers seeking to recover additional amounts related to these claims.

     Since 1976, Dresser and its former divisions and subsidiaries have settled or disposed of 120,000 claims for a gross cost of approximately $89.1 million with insurance carriers paying all but $37.0 million. Provision has been made for the estimated exposure, based on historical experience and expected recoveries from insurance carriers, related to the 63,400 claims which were open at the end of 1998 including 14,000 for which settlements are pending. Management has no reason to believe that the insurance carriers will not be able to meet their share of future obligations under the agreements.

     Pursuant to an agreement entered into at the time of the spin-off, Global Industrial Technologies, Inc. ("Global" formerly INDRESCO, Inc.) assumed liability for asbestos related claims filed against Dresser after July 31, 1992 relating to refractory products manufactured or marketed by the Harbison-Walker Refractories Division of Dresser Industries, Inc. These asbestos claims are subject to certain agreements with insurance carriers that cover expense and indemnity payments. Global now disputes that it assumed responsibility for any of such asbestos claims based on negligence. Global also now asserts certain other claims relating to the insurance coverage responding to asbestos claims. In order to resolve these assertions, Global has invoked the dispute resolution provisions of the 1992 agreement, which require binding arbitration. On February 19, 1999 Dresser filed suit in the Delaware Chancery Court seeking an injunction to restrain such arbitration as being barred by the Delaware statute of limitations. Halliburton believes that these new assertions by Global are without merit and intends to vigorously defend itself against them.

     Management recognizes the uncertainties of litigation and the possibility that a series of adverse rulings could materially impact operating results. However, based upon Dresser's historical experience with similar claims, the time elapsed since Dresser and its former divisions or subsidiaries discontinued sale of products containing asbestos, and management's understanding of the facts and circumstances that gave rise to such claims, management believes that the pending asbestos claims will be resolved without material effect on Halliburton's financial position or results of operations.

     Environmental. Halliburton is involved through its subsidiaries as a potential responsible party (PRP) in remedial activities to clean up various "Superfund" sites under applicable federal law which imposes joint and several liability, if the harm is indivisible, on certain persons without regard to fault, the legality of the original disposal, or ownership of the site. Although it is very difficult to quantify the potential impact of compliance with environmental protection laws, management of Halliburton believes that any liability of Halliburton with respect to all but one of such sites will not have a material adverse effect on the results of operations of Halliburton.

     With respect to a site in Jasper County, Missouri (Jasper County Superfund
Site), sufficient information that would enable management to quantify Halliburton's potential liability has not been developed and management believes the process of determining the nature and extent of remediation at this site and the total costs thereof will be lengthy. Brown & Root, Inc., now Kellogg Brown & Root, Inc. (KBR), a subsidiary of Halliburton, has been named as a PRP with respect to the Jasper County Superfund Site by the Environmental Protection Agency (EPA). The Jasper County Superfund Site includes areas of mining activity that occurred from the 1800s through the mid 1950s in the southwestern portion of Missouri. The site contains lead and zinc mine tailings produced from mining activities. KBR is one of nine participating PRPs that have agreed to perform a Remedial Investigation/Feasibility Study (RI/FS), which, due to various delays, is not expected to be completed until late 1999. Although the entire Jasper County Superfund Site comprises 237 square miles as listed on the National Priorities List, in the RI/FS scope of work, the EPA has only identified seven areas, or subsites, within this area that need to be studied and then possibly remediated by the PRPs. Additionally, the Administrative Order on Consent for the RI/FS only requires KBR to perform RI/FS work at one of the subsites within the site, the Neck/Alba subsite, which only comprises 3.95 square miles. KBR's share of the cost of such a study is not expected to be material. In addition to the Superfund issues, the State of Missouri has indicated that it may pursue natural resource damage claims against the PRPs. At the present time KBR cannot determine the extent of its liability, if any, for remediation costs or natural resource damages on any reasonably practicable basis.

     General Litigation. The purchasers of Dresser's former hand tool division sued Dresser for fraud in connection with the October 1983 transaction. In May 1994, the jury returned a verdict awarding the plaintiffs $4.0 million in compensatory damages and $50.0 million in punitive damages. On October 13, 1994, the Court ordered a reduction of damages from $54.0 to $12.0 million. On October 15, 1996, the Court of Appeals issued its decision reversing the trial court's decision as to compensatory and punitive damages and remanding the case for a new trial on damages. On remand, the trial court ordered that the new trial contemplated by the appellate decision be limited to compensatory damages only, despite the express statement that punitive damages were also reversed, and decided that the court would review the original punitive damages verdict after the retrial on compensatory damages.

     As of October, 1998 the trial was held on compensatory damages and concluded with a jury award of $1. Following that, a hearing was held in January, at which the judge reduced the punitive damage award from $50 million to $650,000. The sum of $650,001 was paid during the first week of February 1999, and this case is now concluded.

     Merger. In connection with the Merger, Dresser and its directors have been named as defendants in three lawsuits filed in late February of 1998 and early March of 1998 in the Delaware

Court of Chancery. The lawsuits each purport to be a class action filed on behalf of Dresser's stockholders and allege that the consideration to be paid to Dresser's stockholders in the Merger is inadequate and does not reflect the true value of Dresser. The complaints also each allege that the directors of Dresser have breached their fiduciary duties in approving the Merger. One of the actions further alleges self-dealing on the part of the individual defendants and asserts that the directors are obliged to conduct an auction to assure that stockholders receive the maximum realizable value for their shares. All three actions seek preliminary and permanent injunctive relief as well as damages. On June 10, 1998 the court issued an order consolidating the three lawsuits which requires the plaintiffs to file an amended consolidated complaint "as soon as practicable." To date, plaintiffs have not filed an amended complaint. Halliburton believes that the lawsuits are without merit and intends to defend the lawsuits vigorously.

     Other. Halliburton and its subsidiaries are parties to various other legal proceedings. Although the ultimate dispositions of such proceedings are not presently determinable, in the opinion of Halliburton any liability that may ensue will not be material in relation to the consolidated financial position and results of operations of Halliburton.

Note 11. Income Per Share

        Millions of dollars and shares
        except per share data                   1998      1997     1996
        -------------------------------------  ------    ------   ------
        Net income (loss)                      $(14.7)   $772.4   $557.9
                                               ======    ======   ======
        Basic weighted average shares           438.8     431.1    429.2
        Effect of common stock equivalents         --       5.0      2.9
                                               ------    ------   ------
        Diluted weighted average shares         438.8     436.1    432.1
                                               ======    ======   ======

        Income (loss) per common share:
           Basic                               $(0.03)   $ 1.79   $ 1.30
                                               ======    ======   ======
           Diluted                             $(0.03)   $ 1.77   $ 1.29
                                               ======    ======   ======

     Basic income per share amounts are based on the weighted average number of common shares outstanding during the period. Diluted income per share includes additional common shares that would have been outstanding if potential common shares with a dilutive effect had been issued. Diluted earnings per share for 1998 excludes 3.3 million potential common shares which were antidilutive for earnings per share purposes. Also excluded from the computation of diluted earnings per share are options to purchase 1.4 million shares of common stock in 1998; 1.1 million shares in 1997; and 2.6 million shares in 1996. These options were outstanding during these respective years, but were excluded because the option exercise price was greater than the average market price of the common shares.

Note 12. Common Stock

     On June 25, 1998, Halliburton's shareholders voted to increase Halliburton's number of authorized shares from 400.0 million to 600.0 million.

     On May 20, 1997, Halliburton's shareholders voted to increase Halliburton's number of authorized shares from 200.0 million shares to 400.0 million shares. On June 9, 1997, Halliburton's

Board of Directors approved a two-for-one stock split effected in the form of a stock dividend distributed on July 21, 1997 to shareholders of record on June 26, 1997. The par value of Halliburton's common stock of $2.50 per share remained unchanged. As a result of the stock split, $556.3 million was transferred from paid-in capital in excess of par value to common stock. Historical share and per share amounts presented on the supplemental consolidated statements of income and in the discussion below concerning stock options and restricted stock have been restated to reflect the stock split.

     Halliburton's 1993 Stock and Long-Term Incentive Plan (1993 Plan) provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights, in tandem with stock options or freestanding; (3) restricted stock; (4) performance share awards; and (5) stock value equivalent awards. Under the terms of the 1993 Plan as amended, 27 million shares of Halliburton's Common Stock have been reserved for issuance to key employees. At December 31, 1998, 14.6 million shares were available for future grants under the 1993 Plan.

     In connection with the acquisitions of Dresser, Landmark Graphics Corporation (Landmark) and NUMAR Corporation (NUMAR) (see Note 14), outstanding stock options under the stock option plans maintained by Dresser, Landmark and NUMAR were assumed by Halliburton. Stock option transactions summarized below include amounts for the 1993 Plan, the Dresser plans using the acquisition exchange rate of 1 share for each Dresser share, the Landmark plans using the acquisition exchange rate of 1.148 shares for each Landmark share, and the NUMAR plans using the acquisition exchange rate of .9664 shares for each NUMAR share. The period from December 1997 to December 1998 includes Dresser's activities from its fiscal year-end of October 1997 to December 1997 in order to conform Dresser's fiscal year-end to Halliburton's calendar year-end.

                                                                Weighted
                                                                 Average
                                                    Exercise    Exercise
                                      Number of    Price per     Price
           Stock Options               Shares        Share      per Share
---------------------------------------------------------------------------
Outstanding at December 31, 1995     12,289,650   $ 2.90-29.73     $18.53
   Granted                            4,295,409    14.48-29.57      27.49
   Exercised                         (2,722,828)    2.90-23.88      16.72
   Forfeited                           (445,660)    8.71-28.09      18.81
                                     ----------
Outstanding at December 31, 1996     13,416,571     3.49-29.73      21.77
   Options assumed in acquisition       854,050     3.10-22.12      12.22
   Granted                            2,194,972    30.69-61.50      46.18
   Exercised                         (3,684,923)    3.10-29.56      17.95
   Forfeited                           (395,833)    9.15-39.88      22.69
                                     ----------
Outstanding at December 31, 1997     12,384,837     3.10-61.50      26.55
   Granted                            4,273,368    26.19-46.50      33.07
   Exercised                         (2,435,393)    3.10-37.88      20.84
   Forfeited                           (397,610)    5.40-54.50      33.64
                                     ----------
Outstanding at December 31, 1998     13,825,202   $ 3.10-61.50     $29.37
                                     ==========


     Options outstanding at December 31, 1998 are composed of the following:

                                Outstanding                  Exercisable
                  ------------------------------------  ----------------------
                                  Weighted
                    Number of      Average    Weighted   Number of    Weighted
                    Shares at     Remaining   Average    Shares at    Average
    Range of       December 31,  Contractual  Exercise  December 31,  Exercise
 Exercise Prices      1998          Life       Price       1998        Price
----------------  -------------  -----------  --------  ------------  --------
  $  3.10-14.38         354,189         3.81    $10.36       354,189    $10.36
    14.48-18.13       1,806,304         6.12     16.68     1,660,940     16.71
    18.24-29.19       5,519,919         7.88     25.28     2,943,534     23.11
    29.56-61.50       6,144,790         8.30     37.87     2,885,151     35.46
                     ----------                            ---------
  $  3.10-61.50      13,825,202         7.73    $29.37     7,843,814    $25.72
                     ==========                            =========

     There were 6.9 million options exercisable with a weighted average exercise price of $21.17 at December 31, 1997, and 6.5 million options exercisable with a weighted average exercise price of $18.57 at December 31, 1996.

     All stock options under the 1993 Plan, including options granted to employees of Dresser, Landmark and NUMAR since the acquisition of such companies, are granted at the fair market value of the Common Stock at the grant date. Landmark, prior to its acquisition by Halliburton, had provisions in its plans that allowed Landmark to set option exercise prices at a defined percentage below fair market value.

     The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. The weighted average assumptions and resulting fair values of options granted are as follows:

                                 Assumptions                                    Weighted Average
        ----------------------------------------------------------------
          Risk-Free        Expected         Expected        Expected              Fair Value of
        Interest Rate   Dividend Yield   Life (in years)   Volatility            Options Granted
        ----------------------------------------------------------------         ---------------
1998        4.3 - 5.3%       1.2 - 2.7%       5 - 6.5      20.1 - 38.o%          $         11.63
1997        6.0 - 6.4%       1.0 - 2.7%       5 - 6.5      22.8 - 43.3%          $         17.29
1996        5.8 - 5.9%       1.6 - 2.7%       5 - 6.5      23.1 - 39.7%          $          9.44

     Stock options generally expire ten years from the grant date. Stock options vest over a three-year period, with one-third of the shares becoming exercisable on each of the first, Second and third anniversaries of the grant date.

     Halliburton accounts for its option plans in accordance with Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized for stock option awards. Had compensation cost for Halliburton's stock option programs been determined consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SAS
123), Halliburton's pro forma net income (loss) for 1998, 1997 and 1996 would have been $(42.6) million, $750.3 million and $547.1 million, respectively, resulting in diluted earnings (loss) per share of $(0.10), $1.72 and $1.27, respectively.

     Restricted shares awarded under the 1993 Plan for 1998, 1997 and 1996 were 414,510; 515,650; and 363,800, respectively. The shares awarded are net of forfeitures of 136,540; 34,900; and 34,600 shares in 1998, 1997 and 1996, respectively. The weighted average fair market value per share at the date of grant of shares granted in 1998, 1997 and 1996 was $34.77, $45.29 and $28.24,
respectively.

     Halliburton's Restricted Stock Plan for Non-Employee Directors (Restricted Stock Plan) allows for each non-employee director to receive an annual award of 400 restricted shares of Common Stock as a part of compensation. Halliburton reserved 100,000 shares of Common Stock for issuance to non-employee directors. Halliburton issued 3,200; 3,200 and 3,600 restricted shares in 1998, 1997 and 1996, respectively, under this plan. At December 31, 1998, 20,400 shares have been issued to non-employee directors under this plan. The weighted average fair market value per share at the date of grant of shares granted in 1998, 1997 and 1996 was $36.31, $46.06 and $26.57, respectively.

     Halliburton's Employees' Restricted Stock Plan was established for employees who are not officers, for which 200,000 shares of Common Stock have been reserved. At December 31, 1998, 170,300 shares (net of 26,700 shares forfeited) have been issued. Forfeitures were 1,900; 14,600 and 8,400 in 1998, 1997 and 1996, respectively, and no further grants are being made under this plan.

     Under the terms of Halliburton's Career Executive Incentive Stock Plan, 15 million shares of Halliburton's Common Stock were reserved for issuance to officers and key employees at a purchase price not to exceed par value of $2.50 per share. At December 31, 1998, 11.7 million shares (net of 2.2 million shares forfeited) have been issued under the plan. No further grants will be made under the Career Executive Incentive Stock Plan.

     Restricted shares issued under the 1993 Plan, Restricted Stock Plan, Employees' Restricted Stock Plan and the Career Executive Incentive Stock Plan are limited as to sale or disposition with such restrictions lapsing periodically over an extended period of time not exceeding ten years. The fair market value of the stock, on the date of issuance, is being amortized and charged to income (with similar credits to paid-in capital in excess of par value) generally over the average period during which the restrictions lapse. Compensation costs recognized in income for 1998, 1997 and 1996 were $7.6 million, $7.1 million and $6.9 million, respectively. At December 31, 1998, the unamortized amount is $50.6 million.

Note 13.  Series A Junior Participating Preferred Stock

     Halliburton has previously declared a dividend of one preferred stock purchase right (a Right) on each outstanding share of Common Stock. This dividend is also applicable to each share of Halliburton Common Stock that was issued subsequent to adoption of the Rights Agreement entered into with ChaseMellon Shareholder Services, L.L.C. (the Rights Agent). Each Right entitles its holder to buy one two-hundredth of a share of Halliburton's Series A Junior Participating Preferred Stock, without par value, at an exercise price of $75. These Rights are subject to certain antidilution adjustments, which have been set out in the Rights Agreement entered into with the Rights Agent. The Rights do not have any voting rights and are not entitled to dividends.

     The Rights become exercisable in certain limited circumstances involving a potential business combination. After the Rights become exercisable, each Right will entitle its holder to an amount of Common Stock of Halliburton, or in certain circumstances, securities of the acquiror, having in the aggregate, a market value equal to two times the exercise price of the Right. The Rights are redeemable at Halliburton's option at any time before they become exercisable. The Rights expire on December 15, 2005. No event during 1998 made the Rights exercisable.

Note 14.  Acquisitions and Dispositions

     Dresser Merger. On September 29, 1998 Halliburton completed the acquisition of Dresser Industries, Inc. (the Merger), by converting the outstanding Dresser common stock into an aggregate of approximately 176 million shares of Common Stock of Halliburton. Halliburton has also reserved approximately 7.3 million shares of common stock for outstanding Dresser stock options and other employee and directors plans. The Merger qualified as a tax-free exchange to Dresser's shareholders for U.S. federal income tax purposes and was accounted for using the pooling of interests method of accounting for business combinations. Accordingly, Halliburton's financial statements have been restated to include the results of Dresser for all periods presented. Beginning in 1998, Dresser's year-end of October 31 has been conformed to Halliburton's calendar year-end. Periods through December 1997 contain Dresser's information on a fiscal year-end basis combined with Halliburton's information on a calendar year-end basis. For the two months ended December 31, 1997, Dresser had revenues of $1,110.2 million, operating income of $53.2 million, and net income of $35.8 million. Operating income for the two-month period includes a pretax special charge of $30.2 million ($12.0 million after tax and minority interest) related to Dresser's share of profit improvement initiatives at the Dresser-Rand and Ingersoll-Dresser Pump joint ventures.

     Results for the two-month period have been included in retained earnings, and dividends of $33.2 million paid in December 1997 have been deducted from retained earnings in the consolidated statements of shareholders' equity at December 31, 1998 as conforming fiscal years. The change to Dresser's cumulative translation adjustment account for the period between October 31, 1997 and December 31, 1997 of $14.8 million is also included in the consolidated statements of shareholders' equity as conforming fiscal years. There were no material transactions between Halliburton and Dresser prior to the Merger.

     Combined and separate companies results of Halliburton and Dresser for the periods preceding the merger are as follows:

                                        Nine Months
                                           Ended           Years ended
                                        September 30       December 31
                                       -------------  ---------------------
Millions of dollars                        1998           1997       1996
----------------------------------     -------------  ---------   ---------
Revenues:
   Halliburton                           $ 7,044.5    $ 8,818.6   $ 7,385.1
   Dresser                                 6,019.5      7,457.9     6,561.5
                                         ---------    ---------   ---------
        Combined                         $13,064.0    $16,276.5   $13,946.6
                                         =========    =========   =========

Net income (loss):
   Halliburton                           $   359.3    $   454.4   $   300.4
   Dresser                                   282.3        318.0       257.5
   1998 Special charge, net of tax          (722.0)          --          --
                                         ---------    ---------   ---------
        Combined                         $   (80.4)   $   772.4   $   557.9
                                         =========    =========   =========

     LWD Divestiture. In January 1999, in accordance with the consent decree Halliburton entered into with the U.S. Department of Justice on September 29, 1998, an agreement was reached with W-H Energy Services, Inc. (W-H) for the sale of Halliburton's logging-while-drilling (LWD) and related measurement-while-drilling (MWD) business known as PathFinder and currently a part of the Energy Services Group.

     Completion of the sale of the PathFinder business was approved by the Department of Justice on March 3, 1999. Halliburton expects to incur a loss on the sale which is expected to be completed in March 1999. Halliburton will provide separate LWD services through its Sperry Sun business unit, which was acquired as part of the merger with Dresser and is now a part of Halliburton Energy Services. In addition, Halliburton will continue to provide sonic LWD services using its existing technologies, which it will share with PathFinder.

     M-I L.L.C. Drilling Divestiture. In August 1998, Halliburton sold its 36% interest in M-I L.L.C. (M-I) with no significant effect on net income for the year. M-I was previously a part of the Energy Services Group. See Note 5.

     Acquisition of Devonport Royal Dockyard. During March 1997, the Devonport management consortium, Devonport Management Limited (DML), which is 51% owned by a subsidiary of Halliburton, completed the acquisition of Devonport Royal Dockyard plc, which owns and operates the Government of the United Kingdom's Royal Dockyard in Plymouth, England, for approximately $64.9 million.
Concurrent with the acquisition of the Royal Dockyard, Halliburton's ownership interest in DML increased from about 30% to 51% and DML borrowed $56.3 million under term loans. The dockyard principally provides repair and refitting services for the British Royal Navy's fleet of submarines and surface ships.
DML is a part of the Engineering and Construction Group.

     Acquisition of OGC International and Kinhill. During April 1997, Halliburton completed its acquisition of the outstanding common stock of OGC International plc (OGC) for approximately $118.3 million. OGC is engaged in providing a variety of engineering, operations and maintenance services, primarily to the North Sea oil and gas production industry and is a part of the Energy Services Group.

     During July 1997, Halliburton acquired all of the outstanding common stock and convertible debentures of Kinhill Holdings Limited (Kinhill) for approximately $34 million. Kinhill, headquartered in Australia, provides engineering in mining and minerals processing, petroleum and chemicals, water and wastewater, transportation and commercial and civil infrastructure. Kinhill markets its services primarily in Australia, Indonesia, Thailand, Singapore, India and the Philippines. Kinhill is a part of the Engineering and Construction Group.

     In 1997, Halliburton recorded approximately $99.1 million excess of cost over net assets acquired primarily related to the purchase acquisitions of OGC and Kinhill.

     Acquisition of NUMAR. On September 30, 1997, Halliburton completed its acquisition of NUMAR through the merger of a subsidiary of Halliburton with and into NUMAR, the conversion of the outstanding NUMAR common stock into an aggregate of approximately 8.2 million shares of common stock of Halliburton and the assumption by Halliburton of the outstanding NUMAR stock options (for the exercise of which Halliburton has reserved an aggregate of approximately 0.9 million shares of common stock of Halliburton). The merger qualified as a tax-free exchange and was accounted for using the pooling of interests method of accounting for business combinations. Halliburton has not restated its financial statements to include NUMAR's historical operating results because they were not material to Halliburton.

     NUMAR's assets and liabilities on September 30, 1997 were included in Halliburton's accounts of the same date, resulting in an increase in net assets of $21.3 million. Headquartered in Malvern, Pennsylvania, NUMAR designs, manufactures and markets the Magnetic Resonance Imaging Logging (MRIL(R)) tool which utilizes magnetic resonance imaging technology to evaluate subsurface rock formations in newly drilled oil and gas wells. NUMAR is a part of the Energy Services Group.

     Subsea Asset Sale. In June 1997, a subsidiary of Halliburton sold certain assets of its subsea operations to Global Industries, Ltd. for $102.0 million and recognized a loss of $6.3 million (net of tax of $3.4 million) on the sale. SubSea is a part of the Energy Services Group.

     Environmental Services Divestiture. On December 31, 1997, a subsidiary of Halliburton sold its environmental services business to Tetra Tech, Inc. for approximately $32 million. The sale was prompted by Halliburton's desire to divest non-core businesses and had no significant effect on the net income for the year. The environmental services business was previously a part of the Engineering and Construction Group.

     Landmark Graphics. In October 1996, Halliburton completed its acquisition of Landmark through the merger of Landmark with and into a subsidiary of Halliburton, the conversion of the outstanding Landmark common stock into an aggregate of approximately 20.4 million shares of common stock of Halliburton (after giving effect to Halliburton's two-for-one stock split) and the assumption by Halliburton of the outstanding Landmark stock options. The merger qualified as a tax-free exchange and was accounted for using the pooling of interests method of accounting for business combinations. Halliburton's financial statements have been restated to include the results of Landmark for all periods presented prior to the date of completion. Landmark is now a part of the Energy Services Group.

     Prior to its acquisition by Halliburton, Landmark had a fiscal year-end of June 30. Landmark's results have been restated to conform with Halliburton's calendar year-end. Combined and separate results of Halliburton and Landmark for the periods preceding the merger are as follows:

                                                    Nine Months
                                                       Ended
                                                 ------------------
 Millions of dollars                             September 30, 1996
---------------------------------------------    ------------------
Revenues:
   Halliburton                                             $5,251.5
   Landmark                                                   143.9
                                                 ------------------
        Combined                                           $5,395.4
                                                 ==================

Net income (loss):
   Halliburton                                             $  201.2
   Landmark                                                    (8.4)
                                                 ------------------
        Combined                                           $  192.8
                                                 ==================

     Halliburton acquired other businesses in 1998, 1997 and 1996 for $42.0 million, $3.6 million and $32.2 million, respectively. These businesses did not have a significant effect on revenues or earnings.

Note 15.  Financial Instruments and Risk Management

     Foreign Exchange Risk. Techniques in managing foreign exchange risk include, but are not limited to, foreign currency borrowing and investing and the use of currency derivative instruments. Halliburton selectively hedges significant exposures to potential foreign exchange losses considering current market conditions, future operating activities and the cost of hedging the exposure in relation to the perceived risk of loss. The purpose of Halliburton's foreign currency hedging activities is to protect Halliburton from the risk that the eventual dollar cash flows resulting from the sale and purchase of products in foreign currencies will be adversely affected by changes in exchange rates. Halliburton does not hold or issue derivative financial instruments for trading or speculative purposes.

     Halliburton hedges its currency exposure through the use of currency derivative instruments. Such contracts generally have an expiration date of two years or less. Forward exchange contracts (commitments to buy or sell a specified amount of a foreign currency at a specified price and time) are generally used to hedge identifiable foreign currency commitments. Losses of $1.4 million for identifiable foreign currency commitments were deferred at December 31, 1998. Forward exchange contracts and foreign exchange option contracts (which convey the right, but not the obligation, to sell or buy a specified amount of foreign currency at a specified price) are generally used to hedge foreign currency commitments with an indeterminable maturity date. None of the forward or option contracts are exchange traded.

     While hedging instruments are subject to fluctuations in value, such fluctuations are generally offset by the value of the underlying exposures being hedged. The use of some contracts may limit Halliburton's ability to benefit from favorable fluctuations in foreign exchange rates. The notional amounts of open forward contracts and options were $595.9 million and $697.2 million at year-end 1998 and 1997, respectively. The notional amounts of Halliburton's foreign exchange contracts do not generally represent amounts exchanged by the parties, and thus, are not a measure of the exposure of Halliburton or of the cash requirements relating to these contracts. The amounts exchanged are calculated by reference to the notional amounts and by other terms of the derivatives, such as exchange rates. Halliburton actively monitors its foreign currency exposure and adjusts the amounts hedged as appropriate.

     Exposures to certain currencies are generally not hedged due primarily to the lack of available markets or cost considerations (non-traded currencies). Halliburton attempts to manage its working capital position to minimize foreign currency commitments in non-traded currencies and recognizes that pricing for the services and products offered in such countries should cover the cost of exchange rate devaluations. Halliburton has historically incurred transaction losses in non-traded currencies.

     Credit Risk. Financial instruments that potentially subject Halliburton to concentrations of credit risk are primarily cash equivalents, investments and trade receivables. It is Halliburton's practice to place its cash equivalents and investments in high quality securities with various investment institutions. Halliburton derives the majority of its revenues from sales and services to, including engineering and construction for, the energy industry. Within the energy industry, trade receivables are generated from a broad and diverse group of customers. There are concentrations of receivables in the United States and the United Kingdom. Halliburton maintains an allowance for losses based upon the expected collectibility of all trade accounts receivable.

     There are no significant concentrations of credit risk with any individual counterparty or groups of counterparties related to Halliburton's derivative contracts. Counterparties are selected by Halliburton based on creditworthiness, which Halliburton continually monitors, and on the counterparties' ability to perform their obligations under the terms of the transactions. Halliburton does not expect any counterparties to fail to meet their obligations under these contracts given their high credit ratings and, as such, considers the credit risk associated with its derivative contracts to be minimal.

     Fair Value of Financial Instruments. The estimated fair value of long-term debt at year-end 1998 and 1997 was $1,577.6 million and $1,380.8 million, respectively, as compared to the carrying amount of $1,428.2 million at year-end 1998 and $1,304.3 million at year-end 1997. The fair value of fixed rate long-term debt is based on quoted market prices for those or similar instruments.
The carrying amount of variable rate long-term debt and restricted cash (see
Note 8) approximates fair value because such instruments reflect market changes to interest rates. The carrying amount of short-term financial instruments (cash and equivalents, receivables, short-term notes payable and accounts payable) as reflected in the consolidated balance sheets approximates fair value due to the short maturities of these instruments. The fair value of currency derivative instruments which generally approximates their carrying amount based upon third party quotes was $4.4 million receivable and $4.7 million payable at December 31, 1998.

Note 16.  Retirement Plans

     Halliburton and its subsidiaries have various plans which cover a significant number of their employees. These plans include defined contribution plans, which provide retirement contributions in return for services rendered, provide an individual account for each participant and have terms that specify how contributions to the participant's account are to be determined rather than the amount of pension benefits the participant is to receive. Contributions to these plans are based on pre-tax income and/or discretionary amounts determined on an annual basis. Halliburton's expense for the defined contribution plans totaled $151.8 million, $213.2 million, and $156.0 million in 1998, 1997 and 1996. Other retirement plans include defined benefit plans, which define an amount of pension benefit to be provided, usually as a function of age, years of service or compensation. These plans are funded to operate on an actuarially sound basis. Plan assets are primarily invested in cash, short-term investments, real estate, equity and fixed income securities of entities domiciled in the country of the plan's operation.

                                                            1998                     1997
                                                  -----------------------   -----------------------
Millions of dollars                                 U.S.    International     U.S.    International
------------------------------------------        -------   -------------   -------   -------------
Change in benefit obligation:
Benefit obligation at beginning of year            $377.6   $     1,569.9    $386.6   $     1,361.8
Service cost                                          5.4            57.3       8.1            44.6
Interest cost                                        27.3           111.2      29.1           102.7
Plan participants' contributions                       --            14.0        --            12.7
Effect of business combinations                        --            20.7        --              --
Amendments                                           13.6              --     (16.6)             --
Settlements/curtailments                             (2.3)           (9.2)       --            (1.9)
Currency fluctuations                                  --            (1.7)       --            (1.6)
Actuarial gain/(loss)                                37.8            (5.2)      1.9            88.0
Benefits paid                                       (29.1)          (41.2)    (31.5)          (36.4)
                                                  -------   -------------   -------   -------------
Benefit obligation at end of year                 $ 430.3   $     1,715.8   $ 377.6   $     1,569.9
                                                  =======   =============   =======   =============

Change in plan assets:
Fair value of plan assets at beginning of year    $ 421.4   $     1,775.4   $ 351.0   $     1,617.6
Actual return on plan assets                         38.8            28.4      81.8           158.6
Employer contribution                                17.4            25.2      20.1            25.5
Settlements                                          (3.0)             --        --            (1.9)
Plan participants' contributions                       --            14.0        --            12.7
Effect of business combinations                        --            20.7        --              --
Currency fluctuations                                  --            (5.1)       --            (0.7)
Benefits paid                                       (29.1)          (41.2)    (31.5)          (36.4)
                                                  -------   -------------   -------   -------------
Fair value of plan assets at end of year          $ 445.5   $     1,817.4   $ 421.4   $     1,775.4
                                                  =======   =============   =======   =============

Funded status:                                    $  15.2   $       101.6   $  43.8   $       205.5
Unrecognized transition obligation                    3.0            (8.1)      0.9           (10.2)
Unrecognized actuarial (gain)/loss                    5.1           (59.2)    (34.9)         (162.7)
Unrecognized prior service cost                       1.1             1.5     (17.0)            4.1
                                                  -------   -------------   -------   -------------
Net amount recognized                             $  24.4   $        35.8   $  (7.2)  $        36.7
                                                  =======   =============   =======   =============

     Halliburton recognized an additional minimum pension liability for underfunded defined benefit plans. The additional minimum liability is equal to the excess of the accumulated benefit obligation over plan assets and accrued liabilities. A corresponding amount is recognized as either an intangible asset or a reduction of shareholders' equity.

                                                                             1998                     1997
                                                                   -----------------------   ----------------------
Millions of dollars                                                  U.S.    International    U.S.    International
                                                                   -------   -------------   -------  -------------
Amounts recognized in the consolidated balance sheet consist of:
Prepaid benefit cost                                               $  30.9   $        67.4   $  21.2  $        73.7
Accrued benefit liability                                            (33.7)          (33.1)    (38.2)         (38.3)
Intangible asset                                                      17.0             0.4       4.4            0.7
Deferred tax asset                                                     3.7             0.2       1.9            0.2
Accumulated other comprehensive income                                 6.5             0.9       3.5            0.4
                                                                   -------   -------------   -------  -------------
Net amount recognized                                              $  24.4   $        35.8   $  (7.2) $        36.7
                                                                   =======   =============   =======  =============

     Assumed long-term rates of return on plan assets, discount rates for estimating benefit obligations and rates of compensation increases vary for the different plans according to the local economic conditions. The rates used are as follows:

Weighted-average assumptions as of December 31        1998           1997           1996
--------------------------------------------------------------------------------------------
Expected return on plan assets:
United States plans                               8.5% to  9.0%   8.5% to 9.0%   8.0% to 9.0%
International plans                               7.0% to 11.0%  7.0% to 13.5%  7.0% to 13.5%
Discount rate:
  United States plans                             7.25% to 8.0%  7.25% to 8.0%   7.0% to 8.0%
  International plans                             2.0% to 12.5%  7.0% to 12.5%  7.0% to 12.5%
Rate of compensation increase:
  United States plans                              4.5% to 5.0%   4.0% to 5.5%   4.0% to 5.5%
  International plans                             2.0% to 11.0%  4.0% to 11.0%  4.0% to 11.0%

                                                         1998                    1997
                                                ----------------------   ----------------------
    Millions of dollars                          U.S.    International    U.S.    International
    -----------------------------------------   ------   -------------   ------   -------------
    Components of net periodic benefit cost:
    Service cost                                $  5.4   $        57.3   $  8.1   $        44.6
    Interest cost                                 27.3           111.2     29.1           102.7
    Expected return on plan assets               (30.0)         (123.0)   (31.4)         (127.6)
    Transition amount                              0.6            (1.9)    (0.7)           (1.8)
    Amortization of prior service cost            (4.0)           (7.1)    (1.1)           (7.1)
    Settlements/curtailments loss/(gain)          (3.9)           (2.1)     0.4              --
    Recognized actuarial (gain)/loss               0.2             0.1     (0.5)           (1.8)
                                                ------   -------------   ------   -------------
    Net periodic benefit cost                   $ (4.4)  $        34.5   $  3.9   $         9.0
                                                ======   =============   ======   =============

     In 1996 the pension plans had a net service cost of $31.3 million; a net interest cost of $73.5 million; a net actual return on plan assets of ($109.8 million); and a net amortization and deferral of $10.0 million, resulting in a net periodic pension cost of $5 million.

     The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $201 million, $193 million, and $123 million, respectively, as of December 31, 1998, and $103 million, $97 million, and $51 million, respectively, as of December 31, 1997.

     Postretirement Medical Plan. Halliburton offers postretirement medical plans to certain eligible employees. In some plans Halliburton's liability is limited to a fixed contribution amount for each participant or dependent. The plan participants share the total cost for all benefits provided above the fixed Company contribution and participants' contributions are adjusted as required to cover benefit payments. Halliburton has made no commitment to adjust the amount of its contributions; therefore, the computed accumulated postretirement benefit obligation amount is not affected by the expected future healthcare cost inflation rate.

     Other postretirement medical plans are contributory but Halliburton generally absorbs the majority of the costs. In these plans Halliburton may elect to adjust the amount of its contributions. As a result the computed accumulated postretirement benefit obligation amount is affected by the expected future healthcare cost inflation rate. These plans have assumed health care trend rates (weighted based on the current year benefit obligation) for 1998 of 7% which are expected to decline to 5% by 2002.

     During 1997, Halliburton adopted amendments to eliminate certain postretirement medical benefit programs. These amendments resulted in a curtailment gain of $11.2 million.

     Millions of dollars                                                       1998              1997
     -------------------------------------------------                     -----------       ------------
     Change in benefit obligation
     Benefit obligation at beginning of year                               $     373.0       $      394.6
     Service cost                                                                  3.9                4.5
     Interest cost                                                                28.4               29.3
     Plan participants' contributions                                             12.0               13.8
     Amendments                                                                   (4.4)               3.0
     Settlements/curtailments                                                     (6.3)                --
     Actuarial gain/(loss)                                                        36.8              (30.1)
     Benefits paid                                                               (40.3)             (42.1)
                                                                           -----------       ------------
     Benefit obligation at end of year                                     $     403.1       $      373.0
                                                                           ===========       ============

     Change in plan assets
     Fair value of plan assets at beginning of year                        $        --       $         --
     Employer contribution                                                        28.3               28.3
     Plan participants' contributions                                             12.0               13.8
     Benefits paid                                                               (40.3)             (42.1)
                                                                           -----------       ------------
     Fair value of plan assets at end of year                              $        --       $         --
                                                                           ===========       ============

     Funded status                                                         $    (403.1)      $     (373.0)
     Unrecognized actuarial (gain)/loss                                          (66.0)             (98.7)
     Unrecognized prior service cost                                              (5.4)              (6.3)
     Unamortized gains from plan amendments                                     (140.2)            (155.5)
                                                                           -----------       ------------
     Net amount recognized                                                 $    (614.7)      $     (633.5)
                                                                           ===========       ============

     Millions of dollars                                                       1998              1997
     -------------------------------------------------                     -----------       ------------
     Amounts recognized in the consolidated balance sheets consist of:

     Accrued benefit liability                                             $    (614.7)      $     (633.5)
                                                                           -----------       ------------
     Net amount recognized                                                 $    (614.7)      $     (633.5)
                                                                           ===========       ============

     Weighted-average assumptions as of December 31                            1998              1997
     -------------------------------------------------                     -----------       ------------
     Discount rate                                                         7.0% to 8.0%      7.25% to 8.0%
     Expected return on plan assets                                             N/A                N/A
     Rate of compensation increase                                                 5.0%               5.0%


     Millions of dollars                                                       1998              1997
     ------------------------------------------------                      -----------       ------------
     Components of net periodic benefit cost
     Service cost                                                          $       3.9       $        4.5
     Interest cost                                                                28.4               29.3
     Amortization of prior service cost                                          (10.3)             (10.2)
     Settlements/curtailments loss/(gain)                                           --              (11.2)
     Recognized actuarial (gain)/loss                                             (7.8)              (8.8)
                                                                           -----------       ------------
     Net periodic benefit cost                                             $      14.2       $        3.6
                                                                           ===========       ============

     In 1996, the postretirement medical plans had net service cost of $4.7 million; net interest cost of $30.9 million; and net amortization and deferral of ($20.4 million), resulting in net periodic postretirement medical cost of $15.2 million.

     Assumed health-care cost trend rates have a significant effect on the amounts reported for the total of the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:


                                                                     1-Percentage-     1-Percentage-
                                                                         Point             Point
     Millions of dollars                                               Increase           Decrease
     ----------------------------------------------------------      ------------      -------------
     Effect on total of service and interest cost components         $        2.7      $        (2.5)
     Effect on the postretirement benefit obligation                         28.5              (26.9)

                              HALLIBURTON COMPANY
                    Notes to Quarterly Financial Statements
                                  (unaudited)

Note 1.  Management Representations

     The Company employs accounting policies that are in accordance with generally accepted accounting principles in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires Company management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

     The accompanying unaudited condensed consolidated financial statements present information in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and applicable rules of Regulation S-X. Accordingly, they do not include all information or footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company's 1998 Annual Report on Form 10-K.

     In the opinion of the Company, the condensed consolidated financial statements include all adjustments necessary to present fairly the Company's financial position as of March 31, 1999, and the results of its operations and cash flows for the three months ended March 31, 1999 and 1998. The results of operations for the three months ended March 31, 1999 and 1998 may not be indicative of results for the full year. Additionally, certain prior year amounts have been reclassified to conform with the current year presentation.

Note 2.  Business Segment Information

     The Company has three business segments. The Energy Services Group segment includes pressure pumping equipment and services, logging and perforating, drilling systems and services, drilling fluids systems, drill bits, specialized completion and production equipment and services and well control. Also included in the Energy Services Group are upstream oil and gas engineering, construction and maintenance services, specialty pipe coating, insulation, underwater engineering services, integrated exploration and production information systems, and professional services to the petroleum industry. The Engineering and Construction Group segment provides engineering, procurement, construction, project management, and facilities operation and maintenance for hydrocarbon processing and other industrial and governmental customers. The Dresser Equipment Group segment designs, manufactures and markets highly engineered products and systems principally for oil and gas producers, transporters, processors, distributors and petroleum users throughout the world.

     The Company's equity in pretax income or losses of related companies is included in revenues and operating income of each applicable segment. Intersegment revenues included in the revenues of the other business segments are immaterial.

     The table below presents revenues and operating income by segment.

                                         Three Months
                                        Ended March 31
                                     --------------------
Millions of dollars                     1999      1998
                                     --------    --------
Revenues:

  Energy Services Group..............  $1,753    $2,285
  Engineering and Construction Group.   1,508     1,347
  Dresser Equipment Group............     663       623
                                       ------    ------
     Total...........................  $3,924    $4,255
                                       ======    ======

Operating income:
  Energy Services Group..............  $   57    $  283
  Engineering and Construction Group.      58        59
  Dresser Equipment Group............      54        39
  General corporate..................     (17)      (20)
                                       ------    ------
     Total...........................  $  152    $  361
                                       ======    ======

Note 3.  Acquisitions and Dispositions

     On September 29, 1998 the Company completed the acquisition of Dresser Industries, Inc. (Dresser) pursuant to the Agreement and Plan of Merger (the Merger), by converting the outstanding Dresser common stock into Common Stock of the Company. The Merger qualified as a tax-free exchange to Dresser's shareholders for U.S. federal income tax purposes and was accounted for using the pooling of interests method of accounting for business combinations. Accordingly, the Company's financial statements have been restated to include the results of Dresser for all periods presented. Beginning in 1998, Dresser's year-end of October 31 was conformed to Halliburton's calendar year-end.

     The results of operations for Halliburton and Dresser prior to the Merger and the combined amounts are presented below:

                               Three Months Ended
                                    March 31
                               ------------------
Millions of dollars                   1998
                               ------------------
Revenues:
  Halliburton...............   $            2,355
  Dresser...................                1,900
                               ------------------
     Combined...............   $            4,255
                               ==================

Net income:
  Halliburton...............   $              118
  Dresser...................                   85
                               ------------------
     Combined...............   $              203
                               ==================

     In connection with the Merger and in compliance with a consent decree with the United States Department of Justice, Halliburton's pre-merger worldwide logging-while-drilling (LWD) business and related measurement-while-drilling
(MWD) business was sold in March 1999. The financial impact of the sale was considered in the third quarter 1998 special charge. No further charges are anticipated in connection with the sale of this business. This business was previously a part of the Energy Services Group.

Note 4.  Inventories

                                  March 31      December 31
Millions of dollars                 1999           1998
                                  --------      -----------
Finished products and parts...... $    648        $     638
Raw materials and supplies.......      318              250
Work in process..................      405              562
Progress payments................      (97)            (148)
                                  --------       ----------
  Total.......................... $  1,274        $   1,302
                                  ========       ==========

     The cost of U.S. manufacturing and U.S. field service inventories is determined using the last-in, first-out (LIFO) method. If the average cost method had been in use for inventories on the LIFO basis, total inventories would have been about $111 million higher than reported at March 31, 1999, which is unchanged from December 31, 1998.

Note 5.  Dresser Financial Information

     Dresser has ceased filing periodic reports with the Securities and Exchange Commission. Dresser's 8% senior notes (the Notes) remain outstanding and the Notes are fully guaranteed by the Company. As long as the Notes remain outstanding, summarized financial information of Dresser will be presented in periodic reports filed by the Company on Form 10-K and Form 10-Q. The Company has not presented separate financial statements and other disclosures concerning Dresser because management has determined such information is not material to holders of the Notes.

     In January 1999, as part of the legal reorganization associated with the Merger, Halliburton Delaware, Inc., a first tier holding company subsidiary, was merged into Dresser. As a result of this action, the majority of the operating assets and activities of the combined company in 1999 are included within the legal structure of Dresser.

Dresser Industries, Inc.
Financial Position                 March 31    December 31
Millions of dollars                  1999         1998
                                 ----------    -----------
Current assets.................. $    5,699    $     2,417
Noncurrent assets...............      5,508          2,614
                                 ----------    -----------
     Total...................... $   11,207    $     5,031
                                 ==========    ===========

Current liabilities............. $    2,766    $     1,389
Noncurrent liabilities..........      2,229          1,544
Minority interest...............        184            154
Shareholders' equity............      6,028          1,944
                                 ----------    -----------
     Total...................... $   11,207    $     5,031
                                 ==========    ===========

Dresser Industries, Inc.                      Three Months Ended
Operating Results                                  March 31
                                            ---------------------
Millions of dollars                           1999          1998
                                            ---------   ---------
Revenues.................................... $  3,924   $   1,900
                                             --------   ---------
Operating income............................ $    157   $     157
                                             --------   ---------

Income before taxes and minority interest... $    136   $     140
Income taxes................................      (56)        (50)
Minority interest...........................       (8)         (4)
Change in accounting method.................      (19)         --
                                             --------   ---------
  Net income................................ $     53   $      86
                                             ========   =========

Note 6. Commitments and Contingencies

     Asbestosis Litigation. Since 1976, Dresser has been involved in litigation resulting from allegations that third parties had sustained injuries and damage from the inhalation of asbestos fibers contained in certain products manufactured by Dresser and its former divisions or subsidiaries or companies acquired by Dresser. Dresser has approximately 65,000 pending claims at March 31, 1999. Certain settlements, previously reported, covering approximately 7,600 claims, are carried as pending until releases are signed. The Company has an additional 10,000 asbestos claims pending which have arisen as a result of construction and renovation work performed by the Engineering and Construction Group segment. During the first quarter of 1999, approximately 8,600 claims were filed and approximately 5,500 claims against the Company were resolved.
The settlements reached during the first quarter were consistent with the Company's historical experience. The Company continues to believe that provisions recorded are adequate to cover the estimated loss from asbestosis litigation.

     Pursuant to an agreement entered into at the time of the spin-off, Global Industrial Technologies, Inc. ("Global" formerly INDRESCO, Inc.) assumed liability for asbestos related claims filed against Dresser after July 31, 1992 relating to refractory products manufactured or marketed by the Harbison-Walker-Refractories Division of Dresser. These asbestos claims are subject to certain agreements with insurance carriers that cover expense and indemnity payments. Global now disputes that it assumed responsibility for any of such asbestos claims based on negligence. Global also now asserts certain other claims relating to the insurance coverage responding to asbestos claims. In order to resolve these assertions, Global has invoked the dispute resolution provisions of the 1992 agreement, which require binding arbitration. Dresser believes that these new assertions by Global are without merit and intends to vigorously defend itself against them. On February 19, 1999 Dresser filed suit in the Delaware Chancery Court seeking an injunction to restrain such arbitration as being barred by the Delaware statute of limitations. Global moved to dismiss the Delaware lawsuit and that motion is pending a ruling by the Delaware Court. In a separate action, Dresser learned that Global had threatened to sue the Continental Insurance Company over insurance proceeds, and filed a lawsuit in state court in Dallas on April 9, 1999, seeking an injunction to prevent Global from suing Continental. Following a hearing, a Temporary Injunction was granted on April 29, 1999. A trial date was set for December 6, 1999 for the permanent injunction. Global has filed a Notice of Appeal from that ruling.

     Environmental. Some of the Company's subsidiaries are involved as potentially responsible parties (PRP) in remedial activities to clean up various "Superfund" sites under applicable Federal law which imposes joint and several liability, if the harm is indivisible, on certain persons without regard to fault, the legality of the original disposal, or ownership of the site.
Although it is very difficult to quantify the potential impact of compliance with environmental protection laws, management of the Company believes that any liability of the Company's subsidiaries with respect to all but one of such sites will not have a material adverse effect on the results of operations of the Company. With respect to a site in Jasper County, Missouri (Jasper County Superfund Site), sufficient information has not been developed to permit management to make such a determination and management believes the process of determining the nature and extent of remediation at this site and the total costs thereof will be lengthy. Kellogg Brown & Root, Inc. (Kellogg Brown &
Root), a subsidiary of the Company, has been named as a PRP with respect to the Jasper County Superfund Site by the Environmental Protection Agency (EPA). In addition to the superfund issues, the State of Missouri has indicated that it may pursue natural resource damage claims against the PRPs. At the present time Kellogg Brown & Root cannot determine the extent of its liability, if any, for remediation costs or natural resource damages on any reasonably practicable basis.

     Merger Litigation. In connection with the Merger, Dresser and its directors were named as defendants in three lawsuits filed in late February of 1998 and early March of 1998 in the Delaware Court of Chancery. The lawsuits each purported to be a class action filed on behalf of Dresser's stockholders and alleged that the consideration to be paid to Dresser's stockholders in the Merger was inadequate and did not reflect the true value of Dresser. The complaints also each alleged that the directors of Dresser breached their fiduciary duties in approving the Merger. One of the actions further alleged self-dealing on the part of the individual defendants and asserted that the directors were obliged to conduct an auction to assure that stockholders received the maximum realizable value for their shares. All three actions sought preliminary and permanent injunctive relief as well as damages. On June 10, 1998 the court issued an order consolidating the three lawsuits which required the plaintiffs to file an amended consolidated complaint "as soon as practicable." On April 1, 1999 the plaintiffs filed a notice of dismissal. In the Company's opinion, these cases are now concluded.

     Other. The Company and its subsidiaries are parties to various other legal proceedings. Although the ultimate dispositions of such proceedings are not presently determinable, in the opinion of the Company any liability that may ensue will not be material in relation to the consolidated financial position and results of operations of the Company.

Note 7. Income Per Share

     Basic income per share amounts are based on the weighted average number of common shares outstanding during the period. Diluted income per share includes additional common shares that would have been outstanding if potential common shares with a dilutive effect had been issued. Options to purchase 3.8 million shares of common stock which were outstanding during the three months ended March 31, 1999 were not included in the computation of diluted net income per share because the option exercise price was greater than the average market price of the common shares.

                                                               Three Months Ended
                                                                    March 31
                                                              -------------------
Millions of dollars and shares except per share data             1999       1998
                                                              -------     -------
Income before accounting change.............................  $    81     $  203
                                                              -------     -------

Basic weighted average shares...............................      440        438
Effect of common stock equivalents..........................        2          5
                                                              -------     -------
Diluted weighted average shares.............................      442        443
                                                              =======     =======

Income per common share before change in accounting method:
  Basic.....................................................  $  0.18     $ 0.46
  Diluted...................................................  $  0.18     $ 0.46

Note 8.  Comprehensive Income

                                                               Three Months Ended
                                                                    March 31
                                                              -------------------
Millions of dollars                                              1999       1998
                                                              -------     -------
  Net income................................................. $    62     $  203
  Cumulative translation adjustment, net of tax..............     (24)        (9)
  Current quarter adjustment to minimum pension liability....      (7)        --
                                                              -------     ------
Total comprehensive income................................... $    31     $  194
                                                              =======     ======

     The cumulative translation adjustment of certain foreign entities and minimum pension liability are the only comprehensive income adjustments recorded by the Company.

     Accumulated other comprehensive income at March 31, 1999 and December 31, 1998 consisted of the following:

                                                March 31   December 31
Millions of dollars                               1999         1998
                                               ---------   ------------
Cumulative translation adjustment...............$   (166)      $  (142)
Minimum pension liability.......................     (14)           (7)
                                                --------      --------
Total accumulated other comprehensive income....$   (180)      $  (149)
                                                ========      ========

Note 9. Special Charges

     During the third quarter of 1998 a pretax charge of $945 million ($722 million after tax) was taken to provide for costs associated with the Merger and industry downturn due to declining oil and gas prices. During the fourth quarter, an additional charge of $35 million ($24 million after tax) was taken to provide $30 million for additional personnel reduction costs covering approximately 2,750 employees within the Energy Services Group and $5 million for additional facility consolidations within the Energy Services Group.

     The table below includes the components of the pretax special charge and the amounts utilized through March 31, 1999.

                                     Asset                    Facility         Merger
                                    Related    Personnel    Consolidation    Transaction     Other
                                    Charges     Charges       Charges          Charges      Charges    Total
                                   --------------------------------------------------------------------------
Millions of dollars
1998 Charges to Expense
Business Segment:
Energy Services Group               $   453    $    157      $       93       $     --      $   18     $ 721
Engineering & Construction Group          8          19               8             --           5        40
Dresser Equipment Group                  18           1               2             --          --        21
General Corporate                        30          58              23             64          23       198
                                    -------    --------      ----------       --------      ------     -----
Total                                   509         235             126             64          46       980
Utilized in 1998                       (442)        (45)             (3)           (60)         (4)     (554)
                                    -------    --------      ----------       --------      ------     -----
Balance December 31, 1998                67         190             123              4          42       426
Utilized in 1999                        (34)        (96)            (22)            (3)         (6)     (161)
                                    -------    --------      ----------       --------      ------     -----
Balance March 31, 1999              $    33    $     94      $      101       $      1      $   36     $ 265
                                    =======    ========      ==========       ========      ======     =====

     The Company utilized $34 million of asset related reserves during the first quarter of 1999, including redundant inventory and equipment, software and other intangible assets. The remaining balance represents the write-down to fair value less disposal costs at the expected disposal date of redundant assets including information technology equipment to be replaced during 1999 with the Company's standard common office equipment.

     Personnel charges in 1998 reflect announced headcount reductions of 10,850 affecting all segments, corporate and shared service functions. Since July of 1998, the Company has reduced employment levels, primarily operations personnel, by approximately 9,500 (approximately 6,000 within North America and 1,500 within Latin America and 2,000 throughout the world), including 8,400 within the Energy Services Group. During the first quarter of 1999, the Company reduced headcount levels, primarily operations personnel, by approximately 4,500 including 3,700 within the Energy Services Group. The remaining reductions will be completed in 1999 as projects are completed and facilities are closed.

     As a result of the Merger and the industry downturn, the Company plans to vacate, sell or close over 400 service, manufacturing and administrative facilities throughout the world. Until the properties included in the facility consolidation charges are vacated, the Company plans to continue its normal depreciation, lease costs and operating expenses which will be charged against the Company's results of operations. The majority of these facilities are within the Energy Services Group. In accordance with the facility consolidation plans, during the first quarter the Company began closing manufacturing facilities in Longview and Duncanville, Texas. Through March 31, 1999, the Company has sold or returned to the owner 120 service and administrative facilities. As of March 31, 1999, the Company had 163 additional vacated properties which it is in the process of selling, subleasing or returning to the owner. To date, the majority of the sold, returned or vacated properties are located within North America.

     Halliburton and Dresser merger transaction costs amounted to $64 million. As of March 31, 1999, $1 million in estimated merger transaction costs for professional services related to the sale of Halliburton's LWD/MWD business remain to be paid. See Note 3.

     Other charges of $46 million include the estimated contract exit costs associated with the elimination of duplicate agents and suppliers in various countries throughout the world. The remaining balance will be utilized during 1999 in connection with the Company's renegotiation of agency agreements, contracts and elimination of other duplicate capabilities.

Note 10. Change in Accounting Method

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities (SOP 98-5)." This Statement requires costs of start-up activities and organization costs to be expensed as incurred. The Company adopted SOP 98-5 effective January 1, 1999 and recorded expense of $30 million pretax ($19 million after tax or $0.04 per diluted share). These costs, which relate to the Energy Services Group segment, were recognized for previously capitalized business mobilization costs and facility start-up costs associated with a new manufacturing facility in the U.K.

                              HALLIBURTON COMPANY
                  Quarterly Data and Market Price Information
                                  (Unaudited)

                  (Millions of dollars except per share data)

                                                                     Quarter
                                                 ------------------------------------------------------------
                                                   First      Second     Third       Fourth       Year
                                                 ------------------------------------------------------------
1998 (1)
Revenues                                           $ 4,254.8  $ 4,585.2  $ 4,224.0   $ 4,289.1   $ 17,353.1
Operating income (loss)                                361.1      436.1     (577.5)      176.8        396.5
Net income (loss) (7), (8)                             203.4      243.2     (527.0)       65.7        (14.7)
Earnings per share:
   Basic net income (loss) per share (7), (8)           0.46       0.55      (1.20)       0.15        (0.03)
   Diluted net income (loss) per share (7), (8)         0.46       0.55      (1.20)       0.15        (0.03)
Cash dividends paid per share (3)                      0.125      0.125      0.125       0.125         0.50
Common stock prices (3), (4)
   High                                                52.44      56.63      45.00       38.56        56.63
   Low                                                 42.38      42.06      26.25       26.19        26.19
1997 (1)
Revenues                                           $ 3,602.0  $ 4,002.4  $ 4,177.0   $ 4,495.1   $ 16,276.5
Operating income (5), (6)                              242.5      321.6      372.2       462.4      1,398.7
Net income (5), (6)                                    135.1      176.7      202.6       258.0        772.4
Earnings per share: (2)
   Basic net income per share (5), (6)                  0.32       0.41       0.47        0.59         1.79
   Diluted net income per share (5), (6)                0.31       0.41       0.47        0.58         1.77
Cash dividends paid per share (3)                      0.125      0.125      0.125       0.125         0.50
Common stock prices (2), (3), (4)
   High                                                36.69      41.00      52.88       62.69        62.69
   Low                                                 30.00      32.06      42.00       47.25        30.00

(1) Amounts for revenues, operating income, net income, and earnings per share have been restated to reflect the merger with Dresser which was accounted for using the pooling of interests method of accounting for business combinations.

(2) Amounts presented reflect the two-for-one common stock split declared on June 9, 1997, and effected in the form of a stock dividend paid on July 21, 1997.

(3)  Represents Halliburton amounts prior to the merger with Dresser.

(4) New York Stock Exchange - composite transactions high and low closing stock price.

(5) Includes pretax special charge $18.3 million ($14.9 million after tax or $0.03 per diluted share) in the third quarter of 1997.

(6) Includes pretax special charge net gain of $2.1 million ($5.6 million after tax and minority interest or $0.01 per diluted share) in the fourth quarter of 1997.

(7) Includes pretax special charge of $945.1 million ($722.0 million after tax or $1.64 per diluted share) in the third quarter of 1998.

(8) Includes pretax special charge of $35.0 million ($24.0 million after tax or $0.05 per diluted share) million in the fourth quarter of 1998.

                          PES (INTERNATIONAL) LIMITED
                          (Registered Number 145181)
                  DIRECTORS' REPORT AND FINANCIAL STATEMENTS
                                 31 MARCH 1997


 DIRECTORS' REPORT FOR THE YEAR ENDED 31 MARCH 1997

     The directors present their report and audited financial statements for the year ended 31 March 1997.

PRINCIPAL ACTIVITY AND REVIEW OF THE BUSINESS

     The principal activity of the company is that of a parent company. The group has been heavily focused on product development and expect to start to see the benefit of this investment in the coming year. Additional emphasis has been placed on setting up and developing systems to equip the group for its continued growth.

     The results of the company's subsidiary undertakings are reflected in the group profit and loss account. During the year the company acquired the whole of the issued share capital of Well Equip Limited in order to strengthen the group's market position (Note 24).

RESULT AND DIVIDEND

     The group's loss for the year amounted to (Pounds)503,145 (1996 - profit (Pounds)1,015,198) which will be transferred from reserves. The company's profit for the year amounted to (Pounds)614,903 (1996 -profit (Pounds)301,813). A dividend of (Pounds)45,000 has been paid during the year and no further dividend is proposed and the balance has been transferred to reserves.

DIRECTORS AND THEIR INTERESTS

     The directors who held office during the year were as follows:

L. W. Kinch
S. J. Littleford         (Resigned 19 March 1997)
D. W. Whiteford
M. L. Bowyer
G. M. McLellan           (Resigned 5 April 1997)
P. Kirton                (Appointed 31 July 1996, Resigned 31 March 1997)
D. Rubbo                 (Appointed 21 August 1996)
C. Smith                 (Appointed 21 August 1996)
M. Fleming               (Appointed 14 November 1996)
S. Owens                 (Appointed 21 April 1997)
J. Renfroe               (Appointed 22 April 1997)
M. McCurley              (Appointed 22 April 1997)

     The interests of the directors, together with connected persons, at the beginning and the end of the year in the issued share capital of the company was as follows:

                          Ordinary shares of (Pound)1 each
                   -------------------------------------------------
                                                     Under option
                                                    31 March 1997
                    31 March 1997   31 March 1996   and 31 March 1996
L. W. Kinch                35,379          35,379                  --
S. J. Littleford            3,900           3,900                  --
D. W. Whiteford            17,721          17,721                  --
M. L. Bowyer                  870             780               1,560
D. Rubbo                      974             880               1,560
C. Smith                    1,109           1,000                 400
S. Owens                       --              --                 390

     No share options were granted to or exercised by any director during the year.

FIXED ASSETS

     Details of movements in tangible fixed assets are shown in Note 11 of the financial statements.

POST BALANCE SHEET EVENTS

During April 1997 the group was reorganized in order that all trading subsidiary undertakings became 100% owned or call options were put in place such that PES (International) Limited could exchange the minority shareholdings in subsidiaries for its own shares at its discretion. Details are set out in Note 12.

     On 22 April 1997, Halliburton Holdings Limited acquired 26% of the company's ordinary share capital. As part of the transaction, 20,572 additional shares were issued to Halliburton Holdings Limited for a consideration of (Pounds)16.04 million. This resulted in a capital injection into the business which significantly improved the financial strength of the Group.

     On the same date the company granted 6,673 further share options and sufficient funds were made available to the employee share option plan (ESOP) to enable it to acquire shares to meet the obligations of all share options outstanding. This allowed the company to further enhance the incentivization programme for key members of staff.

 STATEMENT OF DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and group and of the profit or loss of the group for that period. In preparing those financial statements, the directors are required to:

 .    select suitable accounting policies and then apply them consistently;

 .    make judgements and estimates that are reasonable and prudent;

 .    state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

 .    prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

     The auditors, Price Waterhouse, have indicated their willingness to continue in office and a resolution concerning their reappointment will be proposed at the Annual General Meeting.

By Order of the Board


Stronachs
SECRETARIES                                         11 August 1997

AUDITORS' REPORT TO THE SHAREHOLDERS OF
PES (INTERNATIONAL) LIMITED


     We have audited the financial statements on pages 177 to 197 which have been prepared under the historical cost convention and the accounting policies set out on pages 181, 182 and 183.

Respective responsibilities of directors and auditors

     As described on pages 174 and 175 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements.
It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

     In our opinion the financial statements give a true and fair view of the state of the group and company's affairs as at 31 March 1997 and of the loss and cashflows of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



PRICE WATERHOUSE
Chartered Accountants
and Registered Auditors                             11 August 1997

PES (INTERNATIONAL) LIMITED

GROUP PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 MARCH 1997

                                                                   1997         1996
                                                                 (Pounds)     (Pounds)
TURNOVER (Note 2)
Continuing operations                                           14,971,608   10,580,699
Acquisitions                                                     1,017,000           --
                                                                ----------   ----------

                                                                15,988,608   10,580,699
Cost of sales                                                   (8,541,187)  (5,311,261)
                                                                ----------   ----------

GROSS PROFIT
Continuing operations                                            6,927,421    5,269,438
Acquisitions                                                       520,000           --
                                                                ----------   ----------

                                                                 7,447,421    5,269,438

Administrative expenses                                         (7,389,948)  (5,206,968)
Other operating income                                             229,189      897,225
Other income                                                       121,483           --
                                                                ----------   ----------

OPERATING PROFIT (Note 3)                                          408,145      959,695

Loss on partial disposal of subsidiary undertakings (Note 6)      (153,978)          --

Interest receivable and similar income                              11,766        4,480

Income from interests in associated undertakings                    20,002       11,477

Interest payable and similar charges (Note 5)                     (440,219)    (225,458)
                                                                ----------   ----------

(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION              (154,284)     750,194

Tax on (loss)/profit on ordinary activities (Note 7)              (175,292)    (300,140)
                                                                ----------   ----------

(LOSS)/PROFIT ON ORDINARY ACTIVITIES AFTER TAX                    (329,576)     450,054

Minority Interests - equity                                       (173,569)     565,144
                                                                ----------   ----------

(LOSS)/PROFIT FOR THE FINANCIAL YEAR                              (503,145)   1,015,198

Dividends (Note 9)                                                 (45,000)     (45,516)
                                                                ----------   ----------

AMOUNT TRANSFERRED (FROM)/TO RESERVES (Note 19)                   (548,145)     969,682
                                                                ==========   ==========

     The group had no recognized gains or losses other than those shown in the profit and loss account above.

     There is no difference between the profit on ordinary activities before taxation and the amount transferred (from)/to reserves stated above, and their historical cost equivalents.

     No indication can be given of the contribution to operating profit from the acquisition during the year. This is because the business and assets were integrated into the group's operations and it is not now possible to identify the separate contribution to operating profit of each part of the business.

PES (INTERNATIONAL) LIMITED

GROUP BALANCE SHEET - 31 MARCH 1997

                                                               1997                     1996
                                                  ---------------------------  --------------------------
                                                      (Pounds)     (Pounds)     (Pounds)     (Pounds)

FIXED ASSETS
Intangible assets (Note 10)                                        2,470,337                   900,372
Tangible assets (Note 11)                                          3,246,630                 2,129,524
Investments (Note 12)                                                146,498                    11,322
                                                                  ----------                ----------

                                                                   5,863,465                 3,041,218
CURRENT ASSETS
Stock (Note 13)                                       2,737,967                 1,854,941
Debtors (Note 14)                                     6,412,388                 4,861,780
Cash at bank and in hand (including cash held by
  ESOP)                                                 258,665                   101,406
                                                    -----------                ----------

                                                      9,409,020                 6,818,127
CREDITORS - Amounts falling due  within one
  year (Note 15)                                    (10,122,582)               (6,670,912)
                                                    -----------                ----------

NET CURRENT (LIABILITIES)/ ASSETS                                   (713,562)                  147,215
                                                                  ----------                ----------

TOTAL ASSETS LESS CURRENT
  LIABILITIES                                                      5,149,903                 3,188,433

CREDITORS - Amounts falling due after more
  than one year (Note 16)                                         (2,040,719)               (1,071,067)

PROVISIONS FOR LIABILITIES AND
  CHARGES (Note 17)                                                  (54,239)                  (73,947)
                                                                  ----------                ----------

                                                                   3,054,945                 2,043,419
                                                                  ==========                ==========

CAPITAL AND RESERVES

Called up share capital (Note 18)                                     84,664                    78,078
Share premium account (Note 19)                                    2,459,350                 1,200,336
Capital redemption reserve (Note 19)                                   9,505                     9,505
Profit and loss account (Note 19)                                    (20,821)                  569,214
Reserves arising on consolidation (Note 19)                         (927,461)                 (927,461)
Acquisition reserve (Note 19)                                      1,779,190                 1,779,190
                                                                  ----------                ----------

TOTAL SHAREHOLDERS' FUNDS                                          3,384,427                 2,708,862
Equity minority interests                                           (329,482)                 (665,443)
                                                                  ----------                ----------

                                                                   3,054,945                 2,043,419
                                                                  ==========                ==========

The full amounts of shareholders' funds and minority interests are attributable to equity interests.

PES (INTERNATIONAL) LIMITED

COMPANY BALANCE SHEET - 31 MARCH 1997

                                                              1997                    1996
                                                  ------------------------- -------------------------
                                                     (Pounds)     (Pounds)    (Pounds)    (Pounds)

FIXED ASSETS
Investments (Note 12)                                            2,767,579                 610,600

CURRENT ASSETS
Debtors (Note 14)                                    2,645,763               1,554,394
Cash (including cash held by ESOP)                         820                      --
                                                    ----------               ---------

                                                     2,646,583               1,554,394
CREDITORS - Amounts falling due within one year
  (Note 15)                                         (1,719,429)               (584,764)
                                                    ----------               ---------

NET CURRENT ASSETS                                                 927,154                 969,630
                                                                 ---------               ---------

TOTAL ASSETS LESS CURRENT LIABILITIES                            3,694,733               1,580,230

CREDITORS - Amounts falling due  after more than
  one year (Note 16)                                              (234,000)                     --
                                                                 ---------               ---------

                                                                 3,460,733               1,580,230
                                                                 =========               =========

CAPITAL AND RESERVES
Called up share capital (Note 18)                                   84,664                  78,078
Share premium account (Note 19)                                  2,459,350               1,200,336
Capital redemption reserves (Note 19)                                9,505                   9,505
Profit and loss account (Note 19)                                  907,214                 292,311
                                                                 ---------               ---------

TOTAL SHAREHOLDERS' FUNDS (Note 20)                              3,460,733               1,580,230
                                                                 =========               =========

The full amount of shareholders' funds is attributable to equity interests.


APPROVED BY THE BOARD
ON 11 AUGUST 1997


M. L. Bowyer
DIRECTOR

PES (INTERNATIONAL) LIMITED

GROUP CASH FLOW STATEMENT FOR THE YEAR ENDED 31 MARCH 1997

                                                             1997                    1996
                                                  ------------------------ ------------------------
                                                     (Pounds)    (Pounds)    (Pounds)    (Pounds)
NET CASH INFLOW/(OUTFLOW) FROM
  OPERATING ACTIVITIES (Note 22)                                   789,434                (767,853)

RETURNS ON INVESTMENTS AND
  SERVICING OF FINANCE
Interest received                                      11,766                   4,480
Interest paid                                        (375,045)               (181,436)
Interest element of finance lease rental and hire
  purchase payments                                   (65,174)                (44,022)
                                                     --------                --------

NET CASH OUTFLOW FROM RETURNS ON
  INVESTMENTS AND SERVICING OF
  FINANCE                                                         (428,453)               (220,978)

TAXATION                                                           (87,679)               (482,749)

CAPITAL EXPENDITURE AND
  FINANCIAL INVESTMENT
Purchase of tangible fixed assets                    (902,248)               (493,172)
Receipts from sale of tangible fixed assets           594,638                 167,841
Development expenditure capitalized                        --                (730,000)
Investment in ESOP                                   (120,663)                     --
                                                     --------                --------

NET CASH OUTFLOW FOR CAPITAL
  EXPENDITURE AND FINANCIAL
  INVESTMENT                                                      (428,273)             (1,055,331)

ACQUISITIONS AND DISPOSALS
Acquisition of subsidiary (Note 24)                  (299,650)               (109,023)
Net overdraft acquired with subsidiary               (192,430)                     --
Investment in associated undertaking                       --                  (5,417)
Partial disposal of subsidiaries                        8,408                      --
                                                     --------                --------

NET CASH OUTFLOW FROM
  ACQUISITIONS AND DISPOSALS                                      (483,672)               (114,440)

EQUITY DIVIDENDS PAID                                              (45,000)                (45,516)
                                                                ----------              ----------

NET CASH OUTFLOW BEFORE  FINANCING                                (683,643)             (2,686,867)

FINANCING
Loan from pension fund                                     --                 385,333
Loan from directors                                   (71,084)                248,503
Capital element of finance lease rental and hire
  purchase payments                                  (554,169)               (286,264)
Repayment of bank loans                               (50,792)                     --
                                                     --------                --------

NET CASH (OUTFLOW)/INFLOW
  FROM FINANCING                                                  (676,045)                347,572
                                                                ----------              ----------

DECREASE IN CASH IN THE PERIOD                                  (1,359,688)             (2,339,295)
                                                                ==========              ==========
 (Note 25)

PES (INTERNATIONAL) LIMITED

NOTES TO THE FINANCIAL STATEMENTS - 31 MARCH 1997

1    ACCOUNTING POLICIES

(1)  Accounting convention

     The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.

(2)  Consolidation

     The financial statements consolidate the results of the company and its subsidiary undertakings. The group eliminates goodwill arising on consolidation from the consolidated financial statements on different acquisitions either directly by immediate write off against reserves, or by capitalization and amortization through the consolidated profit and loss account by equal annual instalments over the estimated useful economic life of the consolidation goodwill.

(3)  Associated undertakings

     The group's share of profits and tax of associated undertakings is included in the consolidated profit & loss account, and the group's share of their net assets is included in the consolidated balance sheet.

(4)  Fixed assets and depreciation

     All tangible fixed assets are stated at cost less depreciation. Depreciation has been provided on the straight line basis at rates which amortize fixed assets over their estimated useful lives. The depreciation rates are as follows:

     Plant and machinery                                10% to 25%
     Office equipment                                          25%
     Motor vehicles                                            25%
     Buildings                                                  5%

     Intangible assets are written off on a straight line basis over their estimated useful lives. Details are given in Note 10 to the financial statements.

(5)  Deferred taxation

     Provision is made for deferred taxation using the liability method where there is a reasonable probability that a liability will arise in the foreseeable future.

(6)  Foreign currencies

     Assets and liabilities denominated in foreign currencies are expressed in sterling at the rate of exchange ruling at the balance sheet date. Exchange gains and losses arising on trading transactions are dealt with through the profit and loss account.

     The profit and loss accounts of overseas subsidiary undertakings are translated into sterling at an average exchange rate for the year. The balance sheets are translated at the closing rate. Exchange differences arising on these transactions are taken to reserves.

(7)  Stocks

     Stocks and work in progress are stated at the lower of cost and net realizable value.

(8)  Finance leases and hire purchase agreements

     Assets purchased under finance leases or hire purchase agreements are capitalized in the balance sheet and are depreciated over their useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the contract on a straight line basis.

(9)  Operating leases

     Expenditure on operating leases is charged to the profit and loss account on a basis representative of the benefit derived from the asset, normally on a straight line basis over the lease period.

(10) Pension costs

     Contributions to the company's defined contribution pension scheme are charged to the profit and loss account as incurred.

(11) Government grants

     Government and local authority grants of a capital nature are credited to a deferred income account in the balance sheet and an amount released to profit and loss account each year over the life of the asset to which the grant relates. Revenue grants are credited to the profit and loss account in the period in which they are received.

(12) Research and development expenditure

     Development expenditure relating to specific projects intended for commercial exploitation is carried forward. Such expenditure is amortized over the period expected to benefit. Expenditure on pure and applied research is written off as incurred.

(13) Employee Share Ownership (ESOP) Plan

     As recommended in UITF Abstract 13, the company's and group's accounts include the employee share ownership plan. The plan holds shares for the employee share option scheme and the directors consider that the company has control of the shares held by the plan and bears the benefits and risks. Shares held by the plan are shown as "own shares" within fixed asset investments. The main features of the plan are detailed in Note 12 to the financial statements.

2    TURNOVER

     Turnover represents the total invoiced value of goods supplied and services provided excluding value added tax.

     The geographical analysis of the group's turnover, which is derived from the supply of oil and gas well subsurface engineering, is as follows:

                                                                                       1997         1996
                                                                                     (Pounds)     (Pounds)
     United Kingdom                                                                  9,120,608    7,976,117
     Norway                                                                          2,421,000      805,006
     Other Europe                                                                    1,934,000    1,093,050
     Africa                                                                            558,000        8,000
     Middle East                                                                       390,000      130,964
     Far East & Australia                                                              999,000      187,000
     North & South America                                                             566,000      380,562
                                                                                    ----------   ----------

                                                                                    15,988,608   10,580,699
                                                                                    ==========   ==========

3    OPERATING PROFIT

                                                                                        1997         1996
                                                                                      (Pounds)     (Pounds)
     Operating profit is stated after charging/(crediting):
     Depreciation on owned assets                                                      668,766      418,499
     Depreciation on assets held under finance lease and hire purchase
      agreements                                                                       319,205      216,162
     Amortization of goodwill and intangible assets                                    101,129       35,283
     Auditors' remuneration:
      audit fees                                                                        31,500       20,040
      non audit fees                                                                    75,120       90,675
     Hire of plant and equipment                                                        93,943       38,458
     Release of local authority grants (Note 17)                                        (1,400)      (1,400)
     Grant income                                                                     (229,189)    (252,453)
     Research and development grant                                                         --     (625,000)
     Non recurring legal and professional fees                                         293,139           --
     (Gain)/loss on disposal of fixed assets                                          (165,236)       6,576
     Other income - employee share ownership plan (Note 12)                           (121,483)          --
                                                                                    ==========   ==========

     Auditors' remuneration in respect of the company amounted to (Pounds)6,000 (1996 - (Pounds)5,000).

4    STAFF COSTS

(1)

                                                                            1997               1996
                                                                          (Pounds)           (Pounds)
     Wages and salaries                                                  5,458,897          3,955,619
     Social security costs                                                 685,818            417,520
     Other pensions costs (Note 27)                                        230,096            206,907
                                                                        ----------         ----------

                                                                         6,374,811          4,580,046
                                                                        ==========         ==========

     During the year (Pounds)Nil (1996 - (Pounds)1,000) was paid into an employee share ownership plan and is included in wages and salaries above.

(2) The average number of employees of the group during the year was as follows:

                                                                             1997               1996
                                                                            NUMBER             NUMBER
     Production                                                                176                112
     Distribution and marketing                                                 27                 25
     Administration                                                             18                 17
                                                                        ----------         ----------

                                                                               221                154
                                                                        ==========         ==========

(3)  Details of directors' emoluments are as follows:

                                                                             1997               1996
                                                                           (Pounds)           (Pounds)
     Aggregate emoluments                                                  500,717            271,160
     Group pension contributions to money purchase schemes                  54,217             63,075
                                                                        ----------         ----------

                                                                           554,934            334,235
     Sums paid to third parties for directors' services (Note 30)           15,200              9,600
                                                                        ==========         ==========
     Highest paid director

     Aggregate emoluments                                                   94,563             87,151
                                                                        ==========         ==========

     In addition, pension contributions of (Pounds)17,500 were paid to money purchase schemes on behalf of the highest paid director.

5    INTEREST PAYABLE AND SIMILAR CHARGES

                                                                             1997               1996
                                                                           (Pounds)           (Pounds)
     Bank overdraft and other bank borrowings                              283,901            165,942
     Directors' loans                                                       91,144             15,494
     Finance lease and hire purchase interest                               65,174             44,022
                                                                           -------            -------

                                                                           440,219            225,458
                                                                           =======            =======

6    LOSS ON PARTIAL DISPOSAL OF SUBSIDIARY UNDERTAKINGS

     During the year the group sold or gifted minority stakes in certain subsidiary undertakings to local management. This resulted in a loss on disposal. The group still holds a majority stake in all of the undertakings concerned. Details of the partial disposals are as follows:-

                                     NET ASSETS DISPOSED   PROCEEDS   LOSS ON DISPOSAL
                                           (Pounds)        (Pounds)       (Pounds)
     PES Norge A/S

     13% gifted 1 April 1996                      16,615         --            (16,615)
     6% gifted 31 January 1997                    33,495         --            (33,495)

     PES de France

     30% sold at 31 December 1996                112,276      8,408           (103,868)
                                                                         -------------

                                                                              (153,978)
                                                                         =============

     Subsequent to the year end the group was reorganized as set out in Note 12.

7    TAX ON (LOSS)/PROFIT ON ORDINARY ACTIVITIES

                                                                             1997          1996
     The tax charge/(credit) for the year comprises the following:         (Pounds)      (Pounds)
     UK corporation tax at 33%
     - current year                                                        (92,190)      314,628
     - prior year                                                           16,166          (172)
     Overseas tax                                                          275,737        19,603
     Deferred tax at 33% (Note 17)                                         (27,424)      (34,522)
     Overseas deferred tax (Note 17)                                        (2,487)       (2,151)
                                                                           -------       -------

                                                                           169,802       297,386
     Associated undertaking                                                  5,490         2,754
                                                                           -------       -------

                                                                           175,292       300,140
                                                                           =======       =======

8    PROFIT FOR THE FINANCIAL YEAR

     As permitted by section 230 of the Companies Act 1985, the parent company's profit and loss account has not been included in these financial statements.
The parent company's profit for the financial year was (Pounds)614,903 (1996 - profit (Pounds)301,813).

9    DIVIDENDS

                                                                             1997          1996
                                                                           (Pounds)      (Pounds)
     Dividends on equity shares
     'A' ordinary shares paid of (Pounds)384.22 per share                   45,000        45,516
                                                                            ======        ======

10    INTANGIBLE FIXED ASSETS

      The company has no intangible fixed assets. Details relating to the group are as follows:

                         Development   Patents      Goodwill     Purchased     Total
                            costs                  arising on     goodwill
                                                 consolidation
                           (Pounds)    (Pounds)     (Pounds)      (Pounds)    (Pounds)
     Cost
     At 1 April 1997         730,000   167,095              --      38,560     935,655
     Exchange                     --   (26,858)             --      (6,198)    (33,056)
     Additions                    --        --       1,667,861          --   1,667,861
     Acquisitions
       (Note 24)                  --   161,528              --          --     161,528
                             -------   -------       ---------      ------   ---------

     At 31 March 1997        730,000   301,765       1,667,861      32,362   2,731,988
                             =======   =======       =========      ======   =========

     Amortization
     At 1 April 1996          25,000     8,355              --       1,928      35,283
     Charge for year           7,488    30,334          55,595       7,712     101,129
     Acquisitions
       (Note 24)                  --   125,239              --          --     125,239
                             -------   -------       ---------      ------   ---------

     At 31 March 1997         32,488   163,928          55,595       9,640     261,651
                             =======   =======       =========      ======   =========

     Net book value

     At 31 March 1997        697,512   137,837       1,612,266      22,722   2,470,337
                             =======   =======       =========      ======   =========

     At 31 March 1996        705,000   158,740              --      36,632     900,372
                             =======   =======       =========      ======   =========

     Development costs relate to a specific project undertaken by the group. Sales of the product commenced at the end of 1995/96 and the related development expenditure is being amortized over the estimated production and commercial life of the product. The directors consider that the product is commercially viable and that it will remain so over its estimated production life. Accordingly, they are of the opinion that this provides sufficient justification to defer costs and match them against future revenue.

     Purchased goodwill arose on the acquisition of assets by a subsidiary company, PES France SA. The goodwill in respect of this acquisition is being amortized over five years.

     Goodwill arising on consolidation represents the goodwill arising on the acquisition of Well-Equip Limited (Note 24). The goodwill is being amortized over a period of 20 years being the directors' estimate of the estimated useful economic life.

     Patents acquired during the year represent patent costs incurred to protect intellectual property and were transferred to the group upon the acquisition of Well-Equip Limited (Note 24). The costs are being written off over periods not exceeding two years. Other patents are amortized over their estimated useful life of eight years.

11   TANGIBLE ASSETS

     The company has no tangible fixed assets. Details relating to the group are as follows:

                                  Long                                        Assets In The
                               leasehold     Office    Plant and     Motor      course of
                               buildings   equipment   machinery   vehicles    construction     Total
                                (Pounds)    (Pounds)    (Pounds)   (Pounds)      (Pounds)      (Pounds)
     Cost
     At 1 April 1996             247,800     710,647   2,240,032    540,092          76,115   3,814,686
     Exchange                         --      (2,396)     (8,203)        --              --     (10,599)
     Additions                    11,823     195,195   1,859,570    267,181              --   2,333,769
     Acquisitions                     --     157,038     569,244     36,565              --     762,847
       (Note 24)
     Disposals                        --          --    (752,855)  (146,924)        (76,115)   (975,894)
                                 -------   ---------   ---------   --------   -------------   ---------

     At 31 March 1997            259,623   1,060,484   3,907,788    696,914              --   5,924,809
                                 =======   =========   =========   ========   =============   =========


     Depreciation
     At 1 April 1996              54,523     359,557   1,075,190    195,892              --   1,685,162
     Exchange                         --        (391)     (2,712)        --              --      (3,103)
     Charge for the year          14,955     193,926     587,248    191,842              --     987,971
     Acquisitions (Note 24)           --      95,979     366,627     20,951              --     483,557
     Disposals                        --          --    (381,025)   (94,383)             --    (475,408)
                                 -------   ---------   ---------   --------   -------------   ---------

     At 31 March 1997             69,478     649,071   1,645,328    314,302              --   2,678,179
                                 =======   =========   =========   ========   =============   =========


     Net book amount

     At 31 March 1997            190,145     411,413   2,262,460    382,612              --   3,246,630
                                 =======   =========   =========   ========   =============   =========

     At 31 March 1996            193,277     351,090   1,164,842    344,200          76,115   2,129,524
                                 =======   =========   =========   ========   =============   =========

     The net book amount of plant and machinery includes (Pounds)1,781,901 (1996
- (Pounds)860,887) in respect of assets held under finance and hire purchase lease agreements.

12   INVESTMENTS

                                                                              The Group   The Company
                                                                               (Pounds)     (Pounds)

     At 31 March 1997
     Shares in subsidiary undertakings (1)                                           --     2,644,316
     Associated undertaking (2)                                                  25,835         2,600
     Own shares in ESOP (3)                                                     120,663       120,663
                                                                                -------     ---------

                                                                                146,498     2,767,579
                                                                                =======     =========

(1)  Shares at cost in subsidiary undertakings

                                                                                             Company
                                                                                            (Pounds)
 At 1 April 1996                                                                              605,183
 Additions during the period                                                                2,039,133
                                                                                            ---------

  At 31 March 1997                                                                          2,644,316
                                                                                            =========

(2)  Investment in associated undertaking

                                                   GROUP    COMPANY
                                                  (Pounds)  (Pounds)
     At 1 April 1996                               11,322     5,417
     Share of profit of associated undertaking     14,513        --
     Loan repaid during year                           --    (2,817)
                                                   ------    ------

     At 31 March 1997                              25,835     2,600
                                                   ======    ======

     Associated Undertaking
     ----------------------

     The group and the company hold a 26% interest in the ordinary shares of Cairntoul Well Equipment Services Limited, a company registered in Scotland which provides well equipment services.

(3)  Own shares in ESOP

                                                         GROUP AND
                                                          COMPANY
                                                          (Pounds)

     Own shares held by employee share ownership plan      120,663
                                                           =======

     The ESOP is funded by payments from group companies and these funds are used to acquire shares which have been conditionally granted to certain employees under the share option scheme. Proceeds from the disposal of such shares on exercising of the options will be charged to revenue as incurred by the ESOP in future years.

     At 31 March 1997, the ESOP held 1,107 shares acquired at market value over various dates. At 31 March 1997, the shares remained subject to option at (Pounds)109 per share. The investment in own shares has been recorded at this amount representing estimated realizable value.

     The company's principal subsidiary undertakings at 31 March 1997 were as follows:

                                                                                            PERCENTAGE
                                                                          COUNTRY OF        OF NOMINAL
                                                           NATURE OF     REGISTRATION/    SHARE CAPITAL
                           NAME                           OF BUSINESS    INCORPORATION  AND VOTING RIGHTS
     Petroleum Engineering Services Limited              Oil Services      Scotland                  100%
     PES (Netherlands) Limited                           Dormant           Scotland                   75%
     PES (USA) Incorporated                              Oil Services      USA                        50%
     PES Norge A/S                                       Oil Services      Norway                     70%
     PES Italia SRL                                      Oil Services      Italy                      70%
     Petroleum Engineering Services Asia Pty Limited     Oil Services      Australia                  70%
     PES de France                                       Oil Services      France                     70%
     PES France                                          Oil Services      France                     70%
     PES Trustees Limited                                Trustee Company   Scotland                  100%
     PES Petroquip Limited                               Dormant           Scotland                  100%
     PES Petroserv Limited                               Dormant           Scotland                  100%
     PES Petrospec Limited                               Dormant           Scotland                  100%
     PES Petrotorq Limited                               Dormant           Scotland                  100%
     PES Petroturn Limited                               Dormant           Scotland                   76%
     PES Petroseal Limited                               Dormant           Scotland                  100%
     Well Equip Limited                                  Dormant           Scotland                  100%

     PES (USA) Incorporated has been consolidated on the basis of dominant influence.

     Well Equip Limited was acquired on 31 July 1996 and its trade, assets and liabilities were transferred to a fellow subsidiary, Petroleum Engineering Services Limited on the same date. Full details are provided in Note 24.

     A further investment of (Pounds)5,883 in PES de France was made during the year which when combined with additional investment by the minority shareholders, resulted in the company's investment in PES de France remaining at 70%.

     Subsequent to the year end the group was reorganized. PES (USA) Incorporated, PES Italia SRL, PES de France and PES France became 100% subsidiaries. PES Norge A/S and Petroleum Engineering Services Asia Pty Limited became fully under the control of PES (International) Limited because call options were put in place over the minority shareholdings. All changes to shareholdings were transacted by way of a share exchange for shares in the parent company, PES (International) Limited.

13   STOCK

                                 GROUP
                         ---------------------
                            1997        1996
                          (Pounds)    (Pounds)
     Raw material          171,811     138,928
     Work in progress      939,257     226,265
     Finished goods      1,626,899   1,489,748
                         ---------   ---------

                         2,737,967   1,854,941
                         =========   =========

     The company had no stock at either 31 March 1997 or 1996.

14   DEBTORS

                                                        1997                    1996
                                                ---------------------   ---------------------
                                                  GROUP      COMPANY      GROUP      COMPANY
                                                 (Pounds)    (Pounds)    (Pounds)    (Pounds)
     Trade debtors                              6,194,620          --   4,772,135          --
     Amounts owed by subsidiary undertakings           --   1,994,015          --   1,372,316
     Amounts owed by associated undertakings           --          --       2,817          --
     Other debtors                                175,359          78      21,128          78
     Prepayments and accrued income                42,409          --      65,700          --
     Dividend receivable                               --     651,670          --     182,000
                                                ---------   ---------   ---------   ---------

                                                6,412,388   2,645,763   4,861,780   1,554,394
                                                =========   =========   =========   =========

     Amounts owed by subsidiary undertakings relate to a loan made to Petroleum Engineering Services Limited on 24 March 1995. The loan is non interest bearing and is repayable on demand.

15   CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                       1997                   1996
                                                              ----------------------   -------------------
                                                                 Group      Company      Group     Company
                                                               (Pounds)     (Pounds)    (Pounds)   (Pounds)
     Bank overdraft (secured)                                  4,592,370   1,081,400   3,075,423   500,000
     Bank loan (Note 16)                                          15,412          --      15,412        --
     Trade creditors                                           1,835,603          --   1,065,320        --
     Amounts owing to subsidiary undertakings                         --         750          --    14,713
     Corporation tax                                             381,107      98,890     248,827    70,051
     Other taxation and social security                          671,586          --     371,529        --
     Accruals and deferred income                              1,698,856     293,139   1,330,158        --
     Finance lease and hire purchase obligations (Note 21)       504,979          --     315,740        --
     Loans from directors                                        177,419          --     248,503        --
     ACT payable                                                  11,250      11,250          --        --
     Loan notes (Note 16)                                        234,000     234,000          --        --
                                                              ----------   ---------   ---------   -------

                                                              10,122,582   1,719,429   6,670,912   584,764
                                                              ==========   =========   =========   =======

     The bank overdraft is secured by a Bond and Floating Charge over the assets of the group. The loans from the directors have no formal repayment terms, however, the loans were repaid in full subsequent to the year end. Interest is charged at 3% over base rates.

16   CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                      1997                 1996
                                                              -------------------   -------------------
                                                                Group     Company     Group     Company
                                                               (Pounds)   (Pounds)   (Pounds)   (Pounds)
     Finance lease and hire purchase obligations (Note 21)    1,200,416        --     413,972        --
     Loan from pension fund                                     490,000        --     490,000        --
     Bank loan                                                  116,303        --     167,095        --
     Loan notes                                                 234,000   234,000          --        --
                                                              ---------   -------   ---------   -------

                                                              2,040,719   234,000   1,071,067        --
                                                              =========   =======   =========   =======

     The loan from the pension fund is repayable after more than one year but thereafter has no formal repayment terms. Interest is charged at 3% over base rate.

     The loan notes were issued on 31 July 1996 as partial consideration for the Well-Equip acquisition (Note 24). The loan notes are charged interest at 2% over base rates. The first tranche of (Pounds)234,000 is repayable on 31 July 1997 but was repaid early subsequent to the year end. The Second tranche of (Pounds)234,000 is repayable on 6 April 1998.

     The bank loan is repayable as follows:

                                                                     1997                1996
                                                              -------------------   -------------------
                                                               Group      Company    Group      Company
                                                              (Pounds)    (Pounds)  (Pounds)    (Pounds)
     Less than one year                                          15,412        --        --          --
     Between one and two years                                   16,358        --      18,317        --
     Between two and five years                                  55,347        --      65,819        --
     Five years or more                                          44,598        --      82,959        --
                                                                -------   ---------   --------  --------

                                                                131,715        --     167,095        --
                                                                =======   =========   ========  ========

17   PROVISIONS FOR LIABILITIES AND CHARGES

                                                                              1997      1996
                                                                              Group     Group
                                                                             (Pounds)  (Pounds)
     Deferred tax                                                             34,639    52,947
     Deferred income                                                          19,600    21,000
                                                                             --------  --------

                                                                              54,239    73,947
                                                                             =======   ========

     Deferred tax

     The full potential liability for deferred tax calculated at a rate of 33%, all of which has been provided, is as follows:

                                                                              1997      1996
                                                                              Group     Group
                                                                             (Pounds)  (Pounds)
     Capital allowances                                                       27,116    31,722
     Other timing differences                                                  7,523    21,225
                                                                             --------  --------

                                                                              34,639    52,947
                                                                             ========  ========

     Balance at 1 April                                                       52,947    89,620
     Acquisitions (Note 24)                                                   11,603        --
     Current year credit (Note 7)                                            (29,911)  (36,673)
                                                                             -------   -------

     Balance at 31 March                                                      34,639    52,947
                                                                             =======   =======

      Deferred income

                                                                                1997      1996
                                                                               Group     Group
                                                                              (Pounds)  (Pounds)
     Balance at 1 April                                                       21,000    22,400
     Release during year (Note 3)                                             (1,400)   (1,400)
                                                                             -------    ------

     Balance at 31 March                                                      19,600    21,000
                                                                             =======    ======

18   CALLED UP SHARE CAPITAL

                                                                               Group and Company
                                                                                1997       1996
                                                                              (Pounds)   (Pounds)
     Authorized:
     88,288 Ordinary Shares of (Pounds)1 each (1996 - 88,288)                 88,288    88,288
     11,712 'A' ordinary shares of (Pounds)1 each (1996 - 11,712)             11,712    11,712
                                                                             -------   -------

                                                                             100,000   100,000
                                                                             =======   =======

     Allotted called up and fully paid:
     72,952 Ordinary Shares of (Pounds)1 each (1996 - 66,366)                 72,952    66,366
     11,712 'A' Ordinary Shares of (Pounds)1 each (1996 - 11,712)             11,712    11,712
                                                                             -------   -------

                                                                              84,664    78,078
                                                                             =======   =======

     The 'A' ordinary shares have the following rights:

     . A fixed cumulative preferential net cash dividend based on the Relevant Percentage of (Pounds)128.0738 - the Relevant Percentage being defined in the company's New Articles of Association.

     . A further cumulative preferential net cash dividend which, when added to the first dividend above, is a set percentage of Net Profit, the percentage and Net Profit being defined in the New Articles of Association.

     . A final cumulative preferential net cash dividend which, when added to the dividends described above, equals the aggregate of any Initial Ordinary Dividend and Excess Remuneration, these terms being defined in the New Articles of Association.

     On a return of assets on liquidation, capital reduction or otherwise, the assets of the company after payment of its liabilities shall be applied as follows:

     (1) To the holders of 'A' ordinary shares - (Pounds)128.0738 per share plus any arrears or accruals of dividend.

     (2)  To the holders of the ordinary shares, (Pounds)128.0738 per share.

     (3)  Any remaining assets distributed pari passu to all shareholders.

     Conversion rights
     -----------------

     The holders of the 'A' ordinary shares may at any time convert the whole of their shares into ordinary shares on a one for one basis.

     Voting rights
     -------------

     Every issued share has one voting right.

     On 31 July 1996 the company issued a further 6,586 ordinary shares as partial consideration for the acquisition of Well-Equip Limited (Note 24).

     On 22 April 1997 the company's issued share capital was increased to 126,654 ordinary shares of (Pounds)1 each with the 'A' ordinary shares being converted into ordinary shares. This was done as a result of the group reorganization and acquisition by Halliburton Holdings Limited of 26% of the issued share capital.

     6,745 options were granted in August 1995 to certain employees exercisable in August 1998 at an exercise price of (Pounds)109 per share. 1,107 shares were held in the ESOP at 31 March 1997 (Note 12). Subsequent to the year end as part of the group reorganization, the exercise date was changed such that the options could be exercised at any time. In addition, a further tranche of 6,673 options were granted and sufficient funds were paid into the ESOP to meet all outstanding share options.

19   RESERVES

     Group

                                          SHARE         CAPITAL                       RESERVES
                                         PREMIUM       REDEMPTION    PROFIT AND      ARISING ON    ACQUISITION
                                         ACCOUNT        RESERVE    LOSS ACCOUNT   CONSOLIDATION     RESERVE
                                         (Pounds)      (Pounds)      (Pounds)        (Pounds)       (Pounds)
     At 1 April 1996                     1,200,336        9,505        569,214        (927,461)    1,779,190
     Amount transferred from reserves           --           --       (548,145)             --            --
     Issue of new shares (Note 24)       1,259,014           --             --              --            --
     Exchange movement                          --           --        (41,890)             --            --
                                         ---------     --------     -----------    ------------    ---------

     At 31 March 1997                    2,459,350        9,505        (20,821)       (927,461)    1,779,190
                                         =========     ========     ===========    ============    =========

     The balance on acquisition reserve represents the excess of fair value of shares acquired in Petroleum Engineering Services Limited over the nominal value of the consideration.

     Company

                                                               SHARE                      CAPITAL
                                                              PREMIUM     PROFIT AND    REDEMPTION
                                                              ACCOUNT    LOSS ACCOUNT     RESERVE
                                                              (Pounds)     (Pounds)      (Pounds)
At 1 April 1996                                              1,200,336      292,311         9,505
Amount transferred to reserves                               --             614,903       --
Premium on share issue                                       1,259,014     --             --
                                                             ---------     --------     ---------

At 31 March 1997                                             2,459,350      907,214         9,505
                                                             =========     ========     =========

20  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                  1997                          1996
                                       -------------------------      -----------------------
                                          GROUP      COMPANY            GROUP      COMPANY
                                         (Pounds)    (Pounds)          (Pounds)    (Pounds)
(Loss)/profit for the financial year     (503,145)    659,903         1,015,198     347,329
Dividends                                 (45,000)    (45,000)          (45,516)    (45,516)
Share capital issued at par                 6,586       6,586                --          --
Premium on share issue                  1,259,014   1,259,014                --          --
Exchange movement                         (41,890)         --             7,032          --
                                        ---------   ---------         ---------   ---------

Net addition to shareholders' funds       675,565   1,880,503           976,714     301,813
Opening shareholders' funds             2,708,862   1,580,230         1,732,148   1,278,417
                                        ---------   ---------         ---------   ---------

Closing shareholders' funds             3,384,427   3,460,733         2,708,862   1,580,230
                                        =========   =========         =========   =========

21   FINANCE LEASE AND HIRE PURCHASE OBLIGATIONS

                                                          1997        1996
                                                         Group       Group
                                                        (pound)     (pound)
     Amounts payable within one year                      661,402    338,433
     In Second to fifth years inclusive                 1,435,919    517,155
                                                        ----------  ---------

                                                        2,097,321    855,588
     Finance charges allocated to future periods         (391,926)  (125,876)
                                                        ----------  ---------

                                                        1,705,395    729,712
                                                        ==========  =========

     Falling due within one year (Note 15)                504,979    315,740
     Falling due after more than one year (Note 16)     1,200,416    413,972
                                                        ----------  ---------

                                                        1,705,395    729,712
                                                        ==========  =========

     The amounts are secured over the assets to which they relate.


22    RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS


                                                               1997        1996
                                                             (Pounds)    (Pounds)
     Operating profit                                        408,145       959,695
     (Gain)/loss on disposal of fixed assets                 (94,152)        6,576
     Depreciation                                            987,971       634,661
     Amortization of intangible assets                       101,129        35,283
     Release of local authority grants                        (1,400)       (1,400)
     Increase in stock                                      (595,154)     (527,136)
     Increase in debtors                                    (862,481)   (3,097,423)
     Increase in creditors                                   846,709     1,214,859
     Exchange movement                                        (1,333)        7,032
                                                            ---------   -----------

     Net cash inflow/(outflow) from operating activities     789,434      (767,853)
                                                            =========   ===========

23   ANALYSIS OF NET DEBT

(1)  Reconciliation of net cash flow to movement in net debt

                                                                        (Pounds)
     Decrease in cash in the period (Note 25)                           (1,359,688)
     Decrease in debt and lease financing                                  676,045
                                                                        -----------

     Change in net debt resulting from cash flows                         (683,643)
     HP and finance leases acquired with subsidiary                        (98,331)
     New HP and finance leases                                          (1,431,521)
     Loan notes issued to finance acquisition                             (468,000)
                                                                        -----------

     Movement in net debt in the period                                 (2,681,495)
     Net debt at 1 April 1996                                           (4,624,739)
                                                                        -----------

     Net debt at 31 March 1997                                          (7,306,234)
                                                                        ===========

(2)  Analysis of net debt


                                                                           ACQUISITION
                                                                           (EXCLUDING          OTHER
                                         AT 1 APRIL                         CASH AND          NON-CASH       AT 31 March
                                            1996           CASH FLOW       OVERDRAFTS)        CHANGES           1997
                                          (Pounds)         (Pounds)         (Pounds)          (Pounds)         (Pounds)
     Cash in hand, at bank                  101,406          157,259                                            258,665
     Overdrafts                          (3,075,423)      (1,516,947)                                        (4,592,370)
                                                          ----------

                                                          (1,359,688)
                                                          ----------
     Obligations under finance leases      (729,712)         554,169         (98,331)      (1,431,521)       (1,705,395)

     Debt due within one year              (263,915)          71,084        (234,000)                          (426,831)

     Debt due after one year               (657,095)          50,792        (234,000)                          (840,303)
                                                          ----------

                                                            (676,045)
                                                          ----------

                                         ----------       ----------        --------       ----------        ----------
                                         (4,624,739)        (683,643)       (566,331)      (1,431,521)       (7,306,234)
                                         ==========       ==========        ========       ==========        ==========

     During the year the group entered into HP and finance lease arrangements in respect of assets with a capital value at inception of the leases of (Pounds)1,431,521. These arrangements are described above as "other non-cash changes".

24   ACQUISITIONS

     On 31 July 1996 the company acquired the whole of the issued share capital of Well-Equip Limited for a total consideration of (Pounds)2,033,250. The consideration was satisfied by the issue of 6,586 ordinary shares of (Pounds)1 each having a value of (Pounds)192.17, the issue of (Pounds)468,000 of loan stock and the payment of (Pounds)266,400 in cash. (Pounds)300,000 was also loaned by the company to enable (Pounds)300,000 of 8% redeemable preference shares at par to be redeemed immediately prior to the acquisition. On the same date the trade, assets and liabilities of Well-Equip Limited were transferred to a fellow subsidiary company, Petroleum Engineering Services Limited.

     The assets and liabilities acquired are as follows:-

                                                                 (Pounds)
     Fixed assets:
      at cost                                                     762,847
      accumulated depreciation                                   (483,557)
     Intangible assets - patents at net book value                 36,289
     Cash                                                             194
     Bank overdraft                                              (192,624)
     Trade debtors                                                654,794
     Other debtors                                                 33,333
     Stock and work in progress                                   287,872
     Trade creditors                                             (145,922)
     Corporation tax                                              (31,496)
     Hire purchase and finance lease obligations                  (98,331)
     Other creditors                                             (146,407)
     Due to PES (International) Limited                          (300,000)
     Deferred taxation                                            (11,603)
                                                                ----------

     Net assets                                                   365,389
     Goodwill (Note 10)                                         1,667,861
                                                                ----------

     Total consideration                                        2,033,250
                                                                ==========

     Satisfied by:
     Shares allotted                                  1,265,600
     Cash                                               266,400
     Loan notes                                         468,000
     Acquisition expenses                                33,250
                                                      ----------

                                                      2,033,250
                                                      ==========

     Goodwill arising on consolidation has been capitalized and is being written off over a 20 year period being the directors' estimate of expected useful life.

     In calculating the goodwill arising on acquisition, the directors have reviewed the book values of the net assets acquired and consider that they are a close approximation to the fair values of the net assets. Accordingly, no adjustment has been made to the book values.

     In the period from 1 July 1996, the beginning of the subsidiary's financial year, to the date of acquisition Well Equip Limited incurred a loss of (Pounds)8,623 and in its previous financial year, it earned a profit of (Pounds)11,996. Well Equip Limited had no other recognized gains and losses in either period.

25   ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS AS SHOWN IN BALANCE SHEET

                                     1997             1996          CHANGE IN PERIOD
                                   (Pounds)         (Pounds)           (Pounds)
Cash at bank and in hand             258,665          101,406           157,259
Bank overdraft                    (4,592,370)      (3,075,423)       (1,516,947)
                                  -----------      -----------       -----------

                                  (4,333,705)      (2,974,017)       (1,359,688)
                                  ===========      ===========       ===========

26    OPERATING LEASE COMMITMENTS

     The group has commitments under operating leases to make payments in the following year as set out below:

                                                           1997         1996
                                                         (Pounds)     (Pounds)
     Plant and machinery and motor vehicles:
     Operating leases which expire:
     Within 1 year                                         1,117           --
     2-5 years                                            19,768        3,799
                                                          =======       ======

27    PENSION COMMITMENTS

     The group operates a defined contribution pension scheme for the directors and contributes to personal schemes on behalf of certain employees. The schemes are administered independently of the company and are funded through policies of assurance of annuity. The total pension cost which is charged against profit represents contributions payable by the group and amounted to (Pounds)230,096 (1996 - (Pounds)206,907).

28   CAPITAL COMMITMENTS

     At 31 March 1997, the group was committed to entering into a long term lease for land and buildings at an annual rental of (Pounds)53,500 per annum. The company was also committed to making a capital contribution toward the cost of the building of (Pounds)102,000 which was paid subsequent to the year end.

29   CONTINGENT LIABILITIES

     During the year an amount of (Pounds)11,471 has been credited to the profit and loss account. This relates to grant income from Scottish Enterprise in respect of a research and development project, the costs of which have been expensed. In the event the project becomes commercially viable, the amounts will become repayable by the company. Accordingly an amount of (Pounds)11,471 has been accrued. In addition, the company will be liable to pay a 2.5% royalty on all sales. As this future liability cannot be estimated with any degree of precision, no provision has been made.

     During 1994/95 a competitor company commenced a legal action against two group companies and five individuals employed by PES (USA) Inc. The case is ongoing and the directors, after taking legal advice, are confident that neither company nor the individuals concerned will suffer any significant liability.

30   RELATED PARTY TRANSACTIONS

     During the year the group incurred (Pounds)10,554 in respect of purchased well services from Cairntoul Well Equipment Services Limited, its associated undertaking. The balance with Cairntoul Well Equipment Services Limited at the balance sheet date is set out in Note 14 to the financial statements.

     In addition, (Pounds)15,200 was paid to Margens Business Consultancy Limited in respect of services provided by G. M. McLellan as a director of the company.

31   POST BALANCE SHEET EVENTS

     Details of post balance sheet events are given in the directors' report.

                          PES (INTERNATIONAL) LIMITED
                          (Registered Number 145181)

                  DIRECTORS' REPORT AND FINANCIAL STATEMENTS

                                 31 MARCH 1998


DIRECTORS' REPORT FOR THE YEAR ENDED 31 MARCH 1998

     The directors present their report and audited financial statements for the year ended 31 March 1998.

PRINCIPAL ACTIVITY AND REVIEW OF THE BUSINESS

     The principal activity of the company is that of a parent company. The results of the company's subsidiary undertakings are reflected in the group profit and loss account.

     During April 1997 the group was reorganized in order that all trading subsidiary undertakings became 100% owned or call options were put in place such that PES (International) Limited could exchange the minority shareholdings in subsidiaries for its own shares at its discretion. Details are set out in Notes 5 and 12.

     On 22 April 1997, Halliburton Holdings Limited acquired 26% of the company's ordinary share capital. As part of the transaction, 20,572 additional shares were issued to Halliburton Holdings Limited for a consideration of (Pounds)16.04 million. This resulted in a capital injection into the business which significantly improved the financial strength of the Group.

     On the same date the company granted 6,673 further share options and sufficient funds were made available to the employee share option plan (ESOP) to enable it to acquire shares to meet the obligations of all share options outstanding. This allowed the company to further enhance the incentivization programme for key members of staff.

     As a result of the issue of share options through the above restructuring exercise, in accordance with the applicable U.K. accounting requirements, the value of the company's shares held by the ESOP was written down to the amount receivable on exercise of the outstanding options at the specified exercise prices. As a consequence, during the year the company charged to profit an amount of (Pounds)1,659,472.

RESULT AND DIVIDEND

     The group's loss for the year amounted to (Pounds)2,079,479 (1997 - loss (Pounds)503,145) which will be transferred from reserves. The company's loss for the year amounted to (Pounds)2,379,108 (1997 -profit (Pounds)614,903). A dividend of (Pounds)4,521 has been paid during the year and no further dividend is proposed and the balance has been transferred to reserves.

DIRECTORS AND THEIR INTERESTS

     The directors who held office during the year were as follows:

L. W. Kinch
D. W. Whiteford
M. L. Bowyer
G. M. McLellan           (Resigned 5 April 1998)
D. Rubbo                 (Appointed 21 August 1997)
C. Smith                 (Appointed 21 August 1997)
M. Fleming               (Appointed 14 November 1997)
S. Owens                 (Appointed 21 April 1998)
J. Renfroe               (Appointed 22 April 1998)
M. McCurley              (Appointed 22 April 1998)

     The interests of the directors, together with connected persons, at the beginning and the end of the year in the issued share capital of the company was as follows:

                                               ORDINARY SHARES OF EACH
                               ------------------------------------------------------
                                                               UNDER          UNDER
                                                               OPTION         OPTION
                                31 MARCH       31 MARCH      31 MARCH       31 MARCH
                                  1998            1997         1998          1997
L. W. Kinch                          30,000       35,379           --           --
D. W. Whiteford                      14,691       17,721           --           --
M. L. Bowyer                            782          870        2,161        1,560
D. Rubbo                             10,075          974        1,560        1,560
C. Smith                              1,624        1,109        1,522          400
S. Owens                              3,757           --          390          390

     No share options were exercised by any director during the year.

FIXED ASSETS

     Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and group and of the profit or loss of the group for that period. In preparing those financial statements, the directors are required to:

 .    select suitable accounting policies and then apply them consistently;

 .    make judgements and estimates that are reasonable and prudent;

 .    state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

 .    prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

PES (INTERNATIONAL) LIMITED

DIRECTORS' REPORT FOR THE YEAR ENDED 31 MARCH 1998 (CONTINUED)

AUDITORS

     Our auditors, Price Waterhouse, have merged with Coopers & Lybrand on 1 July 1998 and accordingly Price Waterhouse have resigned as auditors. A resolution to appoint the new firm, PricewaterhouseCoopers, as auditors to the company will be proposed at the Annual General Meeting.

By Order of the Board


Stronachs
SECRETARIES                                                      5 February 1999

AUDITORS' REPORT TO THE SHAREHOLDERS OF
PES (INTERNATIONAL) LIMITED

     We have audited the financial statements on pages 202 to 219 which have been prepared under the historical cost convention and the accounting policies set out on pages 206, 207 and 208.

Respective responsibilities of directors and auditors

     As described on pages 199 and 200 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements.
It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

     In our opinion the financial statements give a true and fair view of the state of the group and company's affairs as at 31 March 1998 and of the loss and cashflows of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



PricewaterhouseCoopers
Chartered Accountants
and Registered Auditors                                         5 February 1999

PES (INTERNATIONAL) LIMITED

GROUP PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 MARCH 1998

                                                             1998         1997
                                                           (Pounds)     (Pounds)
TURNOVER (Note 2)
Continuing operations                                     22,672,857   14,971,608
Acquisitions                                                      --    1,017,000
                                                         -----------   ----------

                                                          22,672,857   15,988,608
Cost of sales                                            (12,719,157)  (8,541,187)
                                                         -----------   ----------

GROSS PROFIT
Continuing operations                                      9,953,700    6,927,421
Acquisitions                                                      --      520,000
                                                         -----------   ----------

                                                           9,953,700    7,447,421

Administrative expenses                                  (10,191,140)  (7,389,948)
Other operating income                                       279,388      229,189
Other income                                                      --      121,483
                                                         -----------   ----------

OPERATING PROFIT (Note 3)                                     41,948      408,145
Continuing operations:                                    (1,659,472)          --
- Fundamental group restructuring (Note 5)
Discontinued operations:                                          --     (153,978)
- Loss on partial disposal of subsidiary undertakings    -----------   ----------


(LOSS)/PROFIT BEFORE INTEREST                             (1,617,524)     254,167

Interest receivable and similar income                       172,482       11,766
Income from interests in associated undertakings              48,314       20,002
Interest payable and similar charges (Note 6)               (309,719)    (440,219)
                                                         -----------   ----------

LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION               (1,706,447)    (154,284)

Tax on loss on ordinary activities (Note 7)                 (373,032)    (175,292)
                                                         -----------   ----------

LOSS ON ORDINARY ACTIVITIES AFTER TAX                     (2,079,479)    (329,576)

Minority Interests - equity                                       --     (173,569)
                                                         -----------   ----------

LOSS FOR THE FINANCIAL YEAR                               (2,079,479)    (503,145)

Dividends (Note 9)                                            (4,521)     (45,000)
                                                         -----------   ----------

AMOUNT TRANSFERRED FROM RESERVES (Note 19)                (2,084,000)    (548,145)
                                                         ===========   ==========

     The group had no recognized gains or losses other than those shown in the profit and loss account above.

     There is no difference between the loss on ordinary activities before taxation and the amount transferred from reserves stated above, and their historical cost equivalents.

PES (INTERNATIONAL) LIMITED

GROUP BALANCE SHEET - 31 MARCH 1998

                                                             1998                       1997
                                                    -----------------------   ------------------------
                                                     (Pounds)     (Pounds)      (Pounds)     (Pounds)
FIXED ASSETS
Intangible assets (Note 10)                                       2,301,594                  2,470,337
Tangible assets (Note 11)                                         5,098,931                  3,246,630
Investments (Note 12)                                             3,431,950                    146,498
                                                                 ----------                 ----------

                                                                 10,832,475                  5,863,465
CURRENT ASSETS
Stock (Note 13)                                      6,549,627                  2,737,967
Debtors (Note 14)                                    6,294,354                  6,412,388
Cash at bank and in hand (including cash held by     1,131,984                    258,665
  ESOP)                                             ----------                -----------

                                                    13,975,965                  9,409,020
CREDITORS - Amounts falling due                     (5,592,339)               (10,122,582)
  within one year (Note 15)                         ----------                -----------

NET CURRENT ASSETS/                                               8,383,626                   (713,562)
  (LIABILITIES)                                                  ----------                 ----------

TOTAL ASSETS LESS CURRENT                                        19,216,101                  5,149,903
  LIABILITIES

CREDITORS - Amounts falling due after more                       (1,471,406)                (2,040,719)
  than one year (Note 16)

PROVISIONS FOR LIABILITIES                                         (851,831)                   (54,239)
  AND CHARGES (Note 17)                                          ----------                 ----------


                                                                 16,892,864                  3,054,945
                                                                 ==========                 ==========
CAPITAL AND RESERVES

Called up share capital (Note 18)                                   128,601                     84,664
Share premium account (Note 19)                                  26,961,449                  2,459,350
Capital redemption reserve (Note 19)                                  9,505                      9,505
Profit and loss account (Note 19)                                (2,217,748)                   (20,821)
Reserves arising on consolidation (Note 19)                      (9,768,383)                  (927,461)
Acquisition reserve (Note 19)                                     1,779,190                  1,779,190
                                                                 ----------                 ----------

TOTAL SHAREHOLDERS' FUNDS                                        16,892,614                  3,384,427
  (Note 20)
Equity minority interests                                               250                   (329,482)
                                                                 ----------                 ----------

                                                                 16,892,864                  3,054,945
                                                                 ==========                 ==========

The full amounts of shareholders' funds and minority interests are attributable to equity interests.

PES (INTERNATIONAL) LIMITED

COMPANY BALANCE SHEET - 31 MARCH 1998

                                                        1998                     1997
                                              -----------------------   ----------------------
                                              (Pounds)     (Pounds)     (Pounds)     (Pounds)

FIXED ASSETS
Investments (Note 12)                                      14,527,788                2,767,579

CURRENT ASSETS
Debtors (Note 14)                             11,405,249                 2,645,763
Cash (including cash held by ESOP)                    --                       820
                                              ----------                ----------

                                              11,405,249                 2,646,583
CREDITORS - Amounts falling due within one      (305,376)               (1,719,429)
  year (Note 15)                              ----------                ----------


NET CURRENT ASSETS                                         11,099,873                  927,154
                                                           ----------                ---------

TOTAL ASSETS LESS CURRENT                                  25,627,661                3,694,733
  LIABILITIES

CREDITORS - Amounts falling due after more                         --                 (234,000)
  than one year (Note 16)                                  ----------                ---------


                                                           25,627,661                3,460,733
                                                           ==========                =========

CAPITAL AND RESERVES
Called up share capital (Note 18)                             128,601                   84,664
Share premium account (Note 19)                            26,961,449                2,459,350
Capital redemption reserves (Note 19)                           9,505                    9,505
Profit and loss account (Note 19)                          (1,471,894)                 907,214
                                                           ----------                ---------

TOTAL SHAREHOLDERS' FUNDS
  (Note 20)                                                25,627,661                3,460,733
                                                           ==========                =========

The full amount of shareholders' funds is attributable to equity interests.

APPROVED BY THE BOARD
 ON 5 February 1999


M. L. Bowyer
DIRECTOR

PES (INTERNATIONAL) LIMITED

GROUP CASH FLOW STATEMENT FOR THE YEAR ENDED 31 MARCH 1998

                                                               1998                        1997
                                                    -------------------------  -------------------------
                                                       (Pounds)    (Pounds)       (Pounds)      (Pounds)
NET CASH (OUTFLOW)/INFLOW) FROM                                  (2,000,571)                    789,434
  OPERATING ACTIVITIES (Note 22)

RETURNS ON INVESTMENTS AND
  SERVICING OF FINANCE
Interest received                                      172,482                      11,766
Interest paid                                         (158,433)                   (375,045)
Interest element of finance lease
 rental and hire purchase payments                    (151,286)                    (65,174)
                                                    ----------                 -----------

NET CASH OUTFLOW FROM RETURNS ON                                   (137,237)                   (428,453)
 INVESTMENTS AND SERVICING OF FINANCE

TAXATION                                                           (522,992)                    (87,679)

CAPITAL EXPENDITURE AND FINANCIAL
 INVESTMENT
Purchase of tangible fixed assets                   (2,607,684)                   (902,248)
Receipts from sale of tangible fixed assets            707,359                     594,638
Investment in ESOP                                  (4,908,491)                   (120,663)
                                                    ----------                 -----------

NET CASH OUTFLOW FOR CAPITAL                                     (6,808,816)                   (428,273)
 EXPENDITURE AND FINANCIAL
 INVESTMENT

ACQUISITIONS AND DISPOSALS
Acquisition of subsidiary                                   --                    (299,650)
Net overdraft acquired with subsidiary                      --                    (192,430)
Partial disposal of subsidiaries                            --                       8,408
                                                    ----------                 -----------

NET CASH OUTFLOW FROM                                                    --                    (483,672)
ACQUISITIONS AND DISPOSALS

EQUITY DIVIDENDS PAID                                                (4,521)                    (45,000)
                                                                 ----------                  -----------

NET CASH OUTFLOW BEFORE FINANCING                                (9,474,137)                   (683,643)

FINANCING
Issue of new shares                                 16,037,846                          --
Loan from directors                                   (667,419)                    (71,084)
Capital element of finance lease rental and hire      (753,009)                   (554,169)
  purchase payments
Repayment of other loans                              (236,711)                    (50,792)
                                                    ----------                 -----------

NET CASH INFLOW/(OUTFLOW)
FROM FINANCING                                                   14,380,707                    (676,045)
                                                                 ----------                  ----------

INCREASE/(DECREASE) IN CASH IN
THE PERIOD (Note 24)                                              4,906,570                  (1,359,688)
                                                                 ==========                  ==========

PES (INTERNATIONAL) LIMITED

NOTES TO THE FINANCIAL STATEMENTS - 31 MARCH 1998

1    ACCOUNTING POLICIES

(1)  Accounting convention

     The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.

(2)  Consolidation

     The financial statements consolidate the results of the company and its subsidiary undertakings. The group eliminates goodwill arising on consolidation from the consolidated financial statements on different acquisitions either directly by immediate write off against reserves, or by capitalization and amortization through the consolidated profit and loss account by equal annual instalments over the estimated useful economic life of the consolidation goodwill.

(3)  Associated undertakings

     The group's share of profits and tax of associated undertakings is included in the consolidated profit & loss account, and the group's share of their net assets is included in the consolidated balance sheet.

(4)  Fixed assets and depreciation

     All tangible fixed assets are stated at cost less depreciation. Depreciation has been provided on the straight line basis at rates which amortize fixed assets over their estimated useful lives. The depreciation rates are as follows:

     Plant and machinery                                10% to 25%
     Office equipment                                          25%
     Motor vehicles                                            25%
     Buildings                                                  5%

Intangible assets are written off on a straight line basis over their estimated useful lives. Details are given in Note 10 to the financial statements.

(5)  Deferred taxation

     Provision is made for deferred taxation using the liability method where there is a reasonable probability that a liability will arise in the foreseeable future.

(6)  Foreign currencies

     Assets and liabilities denominated in foreign currencies are expressed in sterling at the rate of exchange ruling at the balance sheet date. Exchange gains and losses arising on trading transactions are dealt with through the profit and loss account.

     The profit and loss accounts of overseas subsidiary undertakings are translated into sterling at an average exchange rate for the year. The balance sheets are translated at the closing rate. Exchange differences arising on these transactions are taken to reserves.

(7)  Stocks

     Stocks and work in progress are stated at the lower of cost and net realizable value.

(8)  Finance leases and hire purchase agreements

     Assets purchased under finance leases or hire purchase agreements are capitalized in the balance sheet and are depreciated over their useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the contract on a straight line basis.

(9)  Operating leases

     Expenditure on operating leases is charged to the profit and loss account on a basis representative of the benefit derived from the asset, normally on a straight line basis over the lease period.

(10) Pension costs

     Contributions to the company's defined contribution pension scheme are charged to the profit and loss account as incurred.

(11) Government grants

     Government and local authority grants of a capital nature are credited to a deferred income account in the balance sheet and an amount released to profit and loss account each year over the life of the asset to which the grant relates. Revenue grants are credited to the profit and loss account in the period in which they are received.

(12) Research and development expenditure

     Development expenditure relating to specific projects intended for commercial exploitation is carried forward. Such expenditure is amortized over the period expected to benefit. Expenditure on pure and applied research is written off as incurred.

(13) Employee Share Ownership Plan (ESOP)

     As recommended in UITF Abstract 13, the company's and group's accounts include the employee share ownership plan. The plan holds shares for the employee share option scheme and the directors consider that the company has control of the shares held by the plan and bears the benefits and risks. Shares held by the plan are shown as "own shares" within fixed asset investments. The main features of the plan are detailed in Note 12 to the financial statements.

2    TURNOVER

     Turnover represents the total invoiced value of goods supplied and services provided excluding value added tax.

     The geographical analysis of the group's turnover, which is derived from the supply of oil and gas well subsurface engineering, is as follows:

                                                                                      1998         1997
                                                                                    (Pounds)     (Pounds)
     United Kingdom                                                                10,374,413    9,120,608
     Norway                                                                         4,394,148    2,421,000
     Other Europe                                                                   3,780,459    1,934,000
     Africa                                                                           330,000      558,000
     Middle East                                                                      907,045      390,000
     Far East & Australia                                                           1,687,663      999,000
     North & South America                                                          1,199,129      566,000
                                                                                   ----------   ----------

                                                                                   22,672,857   15,988,608
                                                                                   ==========   ==========

3    OPERATING PROFIT

                                                                                       1998         1997
                                                                                     (Pounds)     (Pounds)
     Operating profit is stated after charging/(crediting):
     Depreciation on owned assets                                                     834,358      668,766
     Depreciation on assets held under finance lease and hire purchase agreements     569,290      319,205
     Amortization of goodwill and intangible assets                                   154,456      101,129
     Auditors' remuneration:
      audit fees                                                                       40,536       31,500
      non audit fees                                                                   70,091       75,120
     Hire of plant and equipment                                                      146,781       93,943
     Release of local authority grants (Note 17)                                       (1,400)      (1,400)
     Grant income                                                                    (279,388)    (229,189)
     Non recurring legal and professional fees                                        108,394      293,139
     Gadin on disposal of fixed assets                                                (86,252)    (165,236)
     Other income - employee share ownership plan                                          --     (121,483)
                                                                                     ========     ========

     Auditors' remuneration in respect of the company amounted to (Pounds)6,000 (1997 - (Pounds)6,000).

4    STAFF COSTS
(1)

                                                                                      1998          1997
                                                                                    (Pounds)      (Pounds)
     Wages and salaries                                                             8,920,653    5,458,897
     Social security costs                                                          1,047,919      685,818
     Other pensions costs (Note 26)                                                   306,643      230,096
                                                                                   ----------    ---------

                                                                                   10,275,215    6,374,811
                                                                                   ==========    =========

(2) The average number of employees of the group during the year was as follows:

                                                                 1998      1997
                                                                Number    Number

     Production                                                    242       176
     Distribution and marketing                                     38        27
     Administration                                                 35        18
                                                                  ----      ----

                                                                   315       221
                                                                  ====      ====

(3)  Details of directors' emoluments are as follows:

                                                                 1998      1997
                                                               (Pounds)  (Pounds)

     Aggregate emoluments                                      656,337   500,717
     Group pension contributions to money purchase schemes      55,052    54,217
                                                               -------   -------

                                                               711,389   554,934
                                                               =======   =======

Sums paid to third parties for directors' services                  --    15,200
                                                               =======   =======

Highest paid director

Aggregate emoluments                                           106,146    94,563
                                                               =======   =======

     In addition, pension contributions of (Pounds)17,500 were paid to money purchase schemes on behalf of the highest paid director.

5    EXCEPTIONAL ITEM

     During April 1997, the group underwent a fundamental restructuring exercise under which the company bought out all minority interests in its subsidiary undertakings and Halliburton Holdings Limited acquired a 26% interest in the ordinary shares of the company.

     As part of this restructuring exercise, a number of additional options over the company's shares were issued by the company's Employee Share Ownership Plan
(ESOP). In accordance with the requirements of UITF Abstract 13, the value of the company's shares held by the ESOP is shown on the company and group balance sheets as part of "investments". As result of the issue of share options in connection with the restructuring during the year, the carrying value of the company's shares held by ESOP was written down by (Pounds)1,659,472 in accordance with the requirements of UITF Abstract 13.

6    INTEREST PAYABLE AND SIMILAR CHARGES

                                                                 1998      1997
                                                               (Pounds)  (Pounds)

     Bank overdraft and other bank borrowings                  140,686   283,901
     Directors' loans                                            2,900    91,144
     Finance lease and hire purchase interest                  151,286    65,174
     Other interest                                             14,847        --
                                                               -------   -------

                                                               309,719   440,219
                                                               =======   =======

7    TAX ON (LOSS)/PROFIT ON ORDINARY ACTIVITIES

                                                                        1998        1997
     The tax charge/(credit) for the year comprises the following:    (Pounds)    (Pounds)
     UK corporation tax at 31% (1997 - 33%)
     - current year                                                        --     (92,190)
     - prior year                                                     (53,678)     16,166
     Overseas tax                                                     359,051     275,737
     Deferred tax at 31% (1997 - 33%) (Note 17)                        58,710     (27,424)
     Overseas deferred tax (Note 17)                                   (2,932)     (2,487)
                                                                      -------     -------

                                                                      361,151     169,802
     Associated undertaking                                            11,881       5,490
                                                                      -------     -------

                                                                      373,032     175,292
                                                                      =======     =======

8    PROFIT FOR THE FINANCIAL YEAR

     As permitted by section 230 of the Companies Act 1985, the parent company's profit and loss account has not been included in these financial statements.
The parent company's loss for the financial year was (Pounds)2,379,108 (1997 - profit (Pounds)614,903).

9    DIVIDENDS

                                                                         1998       1997
                                                                      (Pounds)    (Pounds)
     Dividends on equity shares
     `A' ordinary shares paid of (Pounds)384.22 per share                4,521     45,000
                                                                         =====     ======

10    INTANGIBLE FIXED ASSETS

      The company has no intangible fixed assets. Details relating to the group are as follows:

                                                       Goodwill
                            Development               arising on     Purchased
                               costs      Patents   consolidation     goodwill     Total
                              (Pounds)    (Pounds)     (Pounds)       (Pounds)    (Pounds)
     Cost
     At 1 April 1997            730,000   301,765       1,667,861       32,362  2,731,988
     Exchange                        --   (11,222)             --       (3,065)   (14,287)
     Additions                       --        --              --           --         --
                                -------   -------       ---------       ------  ---------

     At 31 March 1998           730,000   290,543       1,667,861       29,297  2,717,701
                                =======   =======       =========       ======  =========

     Amortization
     At 1 April 1997             32,488   163,928          55,595        9,640    261,651
     Charge for year             27,947    35,404          83,393        7,712    154,456
                                -------   -------       ---------       ------  ---------

     At 31 March 1998            60,435   199,332         138,988       17,352    416,107
                                =======   =======       =========       ======  =========

     Net book value

     At 31 March 1998           669,565    91,211       1,528,873       11,945  2,301,594
                                =======   =======       =========       ======  =========

     At 31 March 1997           697,512   137,837       1,612,266       22,722  2,470,337
                                =======   =======       =========       ======  =========

     Development costs relate to a specific project undertaken by the group. Sales of the product commenced at the end of 1995/96 and the related development expenditure is being amortized over the estimated production and commercial life of the product. The directors consider that the product is commercially viable and that it will remain so over its estimated production life. Accordingly, they are of the opinion that this provides sufficient justification to defer costs and match them against future revenue.

     Purchased goodwill arose on the acquisition of assets by a subsidiary company, PES France SA. The goodwill in respect of this acquisition is being amortized over five years.

     Goodwill arising on consolidation represents the goodwill arising on the acquisition of Well-Equip Limited. The goodwill is being amortized over a period of 20 years being the directors' estimate of the estimated useful economic life.

     Patent costs are amortized over their estimated useful life of two to eight years.

11    TANGIBLE ASSETS

     The company has no tangible fixed assets. Details relating to the group are as follows:

                                                         Long
                                                      leasehold    Office     Plant and     Motor
                                                      buildings   equipment   machinery   vehicles     Total
                                                       (Pounds)    (Pounds)    (Pounds)   (Pounds)    (Pounds)
     Cost
     At 1 April 1997                                    259,623   1,060,484   3,907,788    696,914    5,924,809
     Exchange                                                --      (8,150)    (31,123)        --      (39,273)
     Additions                                          264,075     449,091   3,040,676    148,823    3,902,665
     Disposals                                           (5,843)    (18,032)   (679,451)  (453,077)  (1,156,403)
                                                        -------   ---------   ---------   --------   ----------

     At 31 March 1998                                   517,855   1,483,393   6,237,890    392,660    8,631,798
                                                        =======   =========   =========   ========   ==========

     Depreciation
     At 1 April 1997                                     69,478     649,071   1,645,328    314,302    2,678,179
     Exchange                                                --      (2,351)    (11,313)        --      (13,664)
     Charge for the year                                 23,645     231,580   1,011,659    136,764    1,403,648
     Disposals                                             (449)     (4,708)   (245,977)  (284,162)    (535,296)
                                                        -------   ---------   ---------   --------   ----------

     At 31 March 1998                                    92,674     873,592   2,399,697    166,904    3,532,867
                                                        =======   =========   =========   ========   ==========

     Net book amount

     At 31 March 1998                                   425,181     609,801   3,838,193    225,756    5,098,931
                                                        =======   =========   =========   ========   ==========

     At 31 March 1997                                   190,145     411,413   2,262,460    382,612    3,246,630
                                                        =======   =========   =========   ========   ==========

     The net book amount of plant and machinery includes (Pounds)2,467,973 (1997
- (Pounds)1,781,901) in respect of assets held under finance and hire purchase lease agreements.

12   INVESTMENTS

                                                                                         The Group  The Company
                                                                                          (Pounds)    (Pounds)
     At 31 March 1998

     Shares in subsidiary undertakings (1)                                                      --   11,155,506
     Associated undertaking (2)                                                             62,268        2,600
     Own shares in ESOP (3)                                                              3,369,682    3,369,682
                                                                                         ---------   ----------

                                                                                         3,431,950   14,527,788
                                                                                         =========   ==========

(1)  Shares at cost in subsidiary undertakings

                                                           Company
                                                          (Pounds)
     At 1 April 1997                                      2,644,316
     Additions during the period                          8,511,190
                                                         ----------

     At 31 March 1998                                    11,155,506
                                                         ==========

(2)  Investment in associated undertaking

                                                   GROUP    COMPANY
                                                  (Pounds)  (Pounds)
     At 1 April 1997                               25,835     2,600
     Share of profit of associated undertaking     36,433        --
                                                   ------     -----

     At 31 March 1998                              62,268     2,600
                                                   ======     =====

     Associated Undertaking
     ----------------------

     The group and the company hold a 26% interest in the ordinary shares of Cairntoul Well Equipment Services Limited, a company registered in Scotland which provides well equipment services.

(3)  Own shares in ESOP

                                                          Group and
                                                           Company
                                                           (Pounds)
     Own shares held by employee share ownership plan     3,369,682
                                                          =========

     Own shares held by the ESOP are stated at the lower of cost and the exercise price of the various options outstanding over those shares at the balance sheet date.

     The ESOP is funded by payments from group companies and these funds are used to acquire shares which have been conditionally granted to certain employees under the share option scheme. Proceeds from the disposal of such shares on exercising of the options will be charged to profit when distributed by the ESOP in future years.

     The company's principal subsidiary undertakings at 31 March 1998 were as follows:

                                                                                                       PERCENTAGE
                                                                                COUNTRY OF             OF NOMINAL
                                                            NATURE OF          REGISTRATION/           SHARE CAPITAL
                      NAME                                  OF BUSINESS       INCORPORATION          AND VOTING RIGHTS
     Petroleum Engineering Services Limited                 Oil Services      Scotland                            100%
     PES (Netherlands) Limited                              Dormant           Scotland                             75%
     PES (USA) Incorporated                                 Oil Services      USA                                 100%
     PES Norge A/S                                          Oil Services      Norway                              100%
     PES Italia SRL                                         Oil Services      Italy                               100%
     Petroleum Engineering Services Asia Pty Limited        Oil Services      Australia                           100%
     PES de France                                          Oil Services      France                              100%
     PES France                                             Oil Services      France                              100%
     PES Trustees Limited                                   Trustee Company   Scotland                            100%
     PES Petroquip Limited                                  Dormant           Scotland                            100%
     PES Petroserv Limited                                  Dormant           Scotland                            100%
     PES Petrospec Limited                                  Dormant           Scotland                            100%
     PES Petrotorq Limited                                  Dormant           Scotland                            100%
     PES Petroturn Limited                                  Dormant           Scotland                             76%
     PES Petroseal Limited                                  Dormant           Scotland                            100%
     Well Equip Limited                                     Dormant           Scotland                            100%

     Well Equip Limited was acquired on 31 July 1996 and its trade, assets and liabilities were transferred to a fellow subsidiary, Petroleum Engineering Services Limited on the same date.

     In April 1997 the group was reorganized. PES (USA) Incorporated, PES Italia SRL, PES de France and PES France became 100% subsidiaries. PES Norge A/S and Petroleum Engineering Services Asia Pty Limited became fully under the control of PES (International) Limited because call options were put in place over the minority shareholdings. All changes to shareholdings were transacted by way of a share exchange for shares in the parent company, PES (International) Limited.

13   STOCK

                                                                                             GROUP
                                                                      -------------------------------------------------------
                                                                                1998                           1997
                                                                              (Pounds)                       (Pounds)
     Raw material                                                                    131,674                          171,811
     Work in progress                                                              2,011,843                          939,257
     Finished goods                                                                4,406,110                        1,626,899
                                                                      ----------------------           ----------------------
                                                                                   6,549,627                        2,737,967
                                                                      ======================           ======================

     The company had no stock at either 31 March 1998 or 1997.

14   DEBTORS

                                                                      1998                                    1997
                                                       ------------------------------------    -------------------------------
                                                            GROUP                COMPANY          GROUP             COMPANY
                                                            (Pounds)             (Pounds)         (Pounds)          (Pounds)
     Trade debtors                                           5,857,883                --          6,194,620              --
     Amounts owed by subsidiary undertakings                        --           11,405,171              --         1,994,015
     Other debtors                                             274,287                   78         175,359                78
     Prepayments and accrued income                            162,184                   --          42,409                --
     Dividend receivable                                            --                   --              --           651,670
                                                       ---------------          -----------    ------------       -----------
                                                             6,294,354           11,405,249       6,412,388         2,645,763
                                                       ===============          ===========    ============       ===========

     Amounts owed by subsidiary undertakings relate to loans made to Petroleum Engineering Services Limited. The loans are non interest bearing and are repayable on demand.

15   CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                           1998                             1997
                                                            ---------------------------------  ------------------------------
                                                              GROUP                   COMPANY        GROUP            COMPANY
                                                              (Pounds)                (Pounds)      (Pounds)          (Pounds)
     Bank overdraft (secured)                                   559,119                    --       4,592,370       1,081,400
     Bank loan (Note 16)                                         46,875                    --          15,412              --
     Trade creditors                                          1,911,967                    --       1,835,603              --
     Amounts owing to subsidiary  undertakings                       --                    --              --             750
     Corporation tax payable                                    174,738                10,136         381,107          98,890
     Other taxation and social security                         451,244                43,403         671,586              --
     Accruals and deferred income                             1,356,306                17,837       1,698,856         293,139
     Finance lease and hire purchase obligations (Note 21)      858,090                    --         504,979              --
     Loans from directors                                            --                    --         177,419              --
     ACT payable                                                     --                    --          11,250          11,250
     Loan notes (Note 16)                                       234,000               234,000         234,000         234,000
                                                            -----------               -------  --------------       ---------
                                                              5,592,339               305,376      10,122,582       1,719,429
                                                            ===========               =======  ==============       =========

         The bank overdraft is secured by a Bond and Floating Charge over the assets of the group.

16   CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                           1998                             1997
                                                            ---------------------------------  ---------------------------------
                                                              GROUP                  COMPANY          GROUP           COMPANY
                                                             (Pounds)                (Pounds)        (Pounds)        (Pounds)
     Finance lease and hire purchase obligations (Note 21)    1,389,277                    --       1,200,416              --
     Loan from pension fund                                          --                    --         490,000              --
     Bank loan                                                   82,129                    --         116,303              --
     Loan notes                                                      --                    --         234,000         234,000
                                                            -----------               -------  --------------         -------
                                                              1,471,406                    --       2,040,719         234,000
                                                            ===========               =======  ==============         =======

     The loan notes were issued on 31 July 1996 as partial consideration for the Well-Equip acquisition. The loan notes are charged interest at 2% over base rates. The second tranche of (Pounds)234,000 was repaid on 6 April 1998.

     The bank loan is repayable as follows:

                                                                           1998                             1997
                                                            ---------------------------------  ------------------------------
                                                              GROUP                 COMPANY         GROUP            COMPANY
                                                            (Pounds)                (Pounds)       (Pounds)          (Pounds)
     Less than one year                                       46,875                       --        15,412                --
     Between one and two years                                33,043                       --        16,358                --
     Between two and five years                               49,086                       --        55,347                --
     Five years or more                                           --                       --        44,598                --
                                                            --------                  -------  ------------         ---------
                                                             129,004                       --       131,715                --
                                                            ========                  =======  ============         =========

17   PROVISIONS FOR LIABILITIES AND CHARGES

                                                              1998           1997
                                                              GROUP          GROUP
                                                            (Pounds)       (Pounds)
     Deferred tax                                             90,417         34,639
     Deferred income                                         761,414         19,600
                                                             -------         ------
                                                             851,831         54,239
                                                             =======         ======

     Deferred tax

     The full potential liability for deferred tax calculated at a rate of 31%
(1997 - 33%), all of which has been provided, is as follows:

                                                                1998           1997
                                                                GROUP          GROUP
                                                              (Pounds)       (Pounds)
     Capital allowances                                        90,417         27,116
     Other timing differences                                      --          7,523
                                                               ------         ------
                                                               90,417         34,639
                                                               ======         ======

     Balance at 1 April                                        34,639         52,947
     Acquisitions                                                  --         11,603
     Current year charge/(credit)                              30,692        (29,911)
     Prior year charge                                         25,086             --
                                                               ------         ------
     Balance at 31 March                                       90,417         34,639
                                                               ======         ======

     Deferred income

                                                               1998            1997
                                                              GROUP           GROUP
                                                             (Pounds)        (Pounds)
     Balance at 1 April                                       19,600          21,000
     Additions                                               743,214          --
     Release during year (Note 3)                             (1,400)         (1,400)
                                                             -------          ------
     Balance at 31 March                                     761,414          19,600
                                                             =======          ======

18   CALLED UP SHARE CAPITAL

                                                                GROUP AND COMPANY
                                                              1998           1997
                                                            (Pounds)       (Pounds)
     Authorized:
               Ordinary Shares of (Pounds)1 each              150,000          88,288
               'A' ordinary shares of (Pounds)1 each               --          11,712
                                                              -------         -------
                                                              150,000         100,000
                                                              =======         =======

     Allotted called up and fully paid:
               Ordinary Shares of (Pounds)1 each              126,654          72,952
               'A' Ordinary Shares of (Pounds)1 each               --          11,712
                                                              -------         -------
                                                              126,654          84,664
     Called up share capital not paid:
     Ordinary shares of (Pounds)1 each                          1,947              --
                                                              -------         -------
                                                              128,601          84,664
                                                              =======         =======

     On 22 April 1998 the company's issued share capital was increased to 126,654 ordinary shares of (Pounds)1 each with the 'A' ordinary shares being converted into ordinary shares. This was done as a result of the group reorganization and acquisition by Halliburton Holdings Limited of 26% of the issued share capital.

     Subsequent to the year end, on 27 October 1998, the company undertook a share split exercise, issuing 10 shares of (Pounds)1 each for every share held.

19   RESERVES

     Group

                                            SHARE       CAPITAL      PROFIT        RESERVES
                                           PREMIUM    REDEMPTION   AND LOSS      ARISING ON     ACQUISITION
                                           ACCOUNT      RESERVE    ACCOUNT      CONSOLIDATION    RESERVE
                                          (Pounds)     (Pounds)     (Pounds)       (Pounds)       (Pounds)
     At 1 April 1997                      2,459,350        9,505      (20,821)       (927,461)    1,779,190
     Amount transferred from reserves            --           --   (2,084,000)             --            --
     Issue of new shares                 24,502,099           --           --              --            --
     Exchange movement                           --           --     (112,927)             --            --
     Goodwill written off                        --           --           --      (8,840,922)           --
                                         ----------        -----   ----------      ----------     ---------
      At 31 March 1998                   26,961,449        9,505   (2,217,748)     (9,768,383)    1,779,190
                                         ==========        =====   ==========      ==========     =========

     During April 1997 the group was restructured in order that all trading subsidiary undertakings became 100% owned. As part of this restructuring shares in the company were issued to minority shareholders in subsidiary undertakings which resulted in the write off of goodwill on consolidation of approximately (Pounds)8.8 million and the creation of additional share premium of approximately (Pounds)8.5 million.

     Also in April 1997, Halliburton Holdings Limited acquired 26% of the company's ordinary share capital. As part of this transaction, 20,572 additional ordinary shares were issued to Halliburton Holdings Limited for a consideration of (Pounds)16.04 million, creating additional share premium of approximately (Pounds)16.0 million.

     The balance on acquisition reserve represents the excess of fair value of shares acquired in Petroleum Engineering Services Limited over the nominal value of the consideration.

     Company

                                          SHARE       PROFIT       CAPITAL
                                         PREMIUM     AND LOSS      REDEMPTION
                                         ACCOUNT     ACCOUNT       RESERVE
                                        (Pounds)      (Pounds)      (Pounds)
     At 1 April 1997                    2,459,350        907,214        9,505
     Amount transferred to reserves            --     (2,379,108)          --
     Premium on share issue            24,502,099             --           --
                                       ----------     ----------        -----
     At 31 March 1998                  26,961,449     (1,471,894)       9,505
                                       ==========     ==========        =====

20   RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                        1998                    1997
                                              -----------------------   ---------------------
                                                 Group       Company      Group      Company
                                               (Pounds)     (Pounds)     (Pounds)    (Pounds)
      (Loss)/profit for the financial year    (2,079,479)  (2,374,587)   (503,145)    659,903
      Dividends                                   (4,521)      (4,521)    (45,000)    (45,000)
      Share capital issued at par                 43,937       43,937       6,586       6,586
      Premium on share issue                  24,502,099   24,502,099   1,259,014   1,259,014
      Exchange movement                         (112,927)          --     (41,890)         --
      Goodwill written off                    (8,840,922)          --          --          --
                                              ----------   ----------   ---------   ---------

      Net addition to shareholders' funds     13,508,187   22,166,928     675,565   1,880,503
      Opening shareholders' funds              3,384,427    3,460,733   2,708,862   1,580,230
                                              ----------   ----------   ---------   ---------

      Closing shareholders' funds             16,892,614   25,627,661   3,384,427   3,460,733
                                              ==========   ==========   =========   =========

21   FINANCE LEASE AND HIRE PURCHASE OBLIGATIONS

                                                                           1998        1997
                                                                          GROUP       GROUP
                                                                         (Pounds)    (Pounds)
      Amounts payable within one year                                     962,236     661,402
      In second to fifth years inclusive                                1,706,577   1,435,919
                                                                        ---------   ---------

                                                                        2,668,813   2,097,321
      Finance charges allocated to future periods                        (421,446)   (391,926)
                                                                        ---------   ---------

                                                                        2,247,367   1,705,395
                                                                        =========   =========

      Falling due within one year (Note 15)                               858,090     504,979
      Falling due after more than one year (Note 16)                    1,389,277   1,200,416
                                                                        ---------   ---------

                                                                        2,247,367   1,705,395
                                                                        =========   =========

     The amounts are secured over the assets to which they relate.

22   RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS

                                                                          1998         1997
                                                                        (Pounds)     (Pounds)
      Operating profit                                                     41,948     408,145
      Gain on disposal of fixed assets                                    (86,252)    (94,152)
      Depreciation                                                      1,403,648     987,971
      Amortization of intangible assets                                   154,456     101,129
      Receipt of local authority grants                                   743,213          --
      Release of local authority grants                                    (1,400)     (1,400)
      Increase in stock                                                (3,811,660)   (595,154)
      Decrease/(increase) in debtors                                      118,034    (862,481)
      (Decrease)/increase in creditors                                   (489,527)    846,709
      Exchange movement                                                   (73,031)     (1,333)
                                                                       ----------    --------

      Net cash (outflow)/inflow from operating activities              (2,000,571)    789,434
                                                                       ==========    ========

23   ANALYSIS OF NET DEBT

(1)  Reconciliation of net cash flow to movement in net debt

                                                       (Pounds)
      Increase in cash in the period (Note 24)         4,906,570

      Decrease in debt and lease financing             1,657,139
                                                      ----------

      Change in net debt resulting from cash flows     6,563,709

      New HP and finance leases                       (1,294,981)
                                                      ----------

      Movement in net debt in the period               5,268,728

      Net debt at 1 April 1997                        (7,306,234)
                                                      ----------

      Net debt at 31 March 1998                       (2,037,506)
                                                      ==========

(2)  Analysis of net debt

                                                                      Other       At 31
                                           At 1 April               Non-cash      March
                                             1997      Cash Flow     Changes       1998
                                           (Pounds)     (Pounds)    (Pounds)     (Pounds)
      Cash in hand, at bank                  258,665     873,319           --    1,131,984
      Overdrafts                          (4,592,370)  4,033,251           --     (559,119)

      Obligations under finance leases    (1,705,395)    753,009   (1,294,981)  (2,247,367)

      Debt due within one year              (426,831)    145,956           --     (280,875)

      Debt due after one year               (840,303)    758,174           --      (82,129)
                                          ----------   ---------   ----------   ----------

                                          (7,306,234)  6,563,709   (1,294,981)  (2,037,506)
                                          ==========   =========   ==========   ==========

     During the year the group entered into HP and finance lease arrangements in respect of assets with a capital value at inception of the leases of (Pounds)1,294,981. These arrangements are described above as "other non-cash changes".

24   ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS AS SHOWN IN BALANCE SHEET

                                     1998        1997      Change In Period
                                   (Pounds)    (Pounds)        (Pounds)
      Cash at bank and in hand    1,131,984      258,665            873,319
      Bank overdraft               (559,119)  (4,592,370)         4,033,251
                                  ---------   ----------          ---------

                                    572,865   (4,333,705)         4,906,570
                                  =========   ==========          =========

25   OPERATING LEASE COMMITMENTS

     The group has commitments under operating leases to make payments in the following year as set out below:

                                                   1998      1997
                                                 (Pounds)  (Pounds)
      Plant and machinery and motor vehicles:
      Operating leases which expire:
      Within 1 year                                6,050     1,117
      2-5 years                                   59,804    19,768
                                                  ======    ======

26   PENSION COMMITMENTS

     The group operates a defined contribution pension scheme for the directors and contributes to personal schemes on behalf of certain employees. The schemes are administered independently of the company and are funded through policies of assurance of annuity. The total pension cost which is charged against profit represents contributions payable by the group and amounted to (Pounds)306,643 (1997 - (Pounds)230,096).

27   CONTINGENT LIABILITIES

     During the year an amount of (Pounds)11,471 has been credited to the profit and loss account. This relates to grant income from Scottish Enterprise in respect of a research and development project, the costs of which have been expensed. In the event the project becomes commercially viable, the amounts will become repayable by the company. Accordingly an amount of (Pounds)11,471 has been accrued. In addition, the company will be liable to pay a 2.5% royalty on all sales. As this future liability cannot be estimated with any degree of precision, no provision has been made.

28   RELATED PARTY TRANSACTIONS

     During the year the group incurred (Pounds)10,542 in respect of purchased well services from Cairntoul Well Equipment Services Limited, its associated undertaking.

29   POST BALANCE SHEET EVENTS

     Details of post balance sheet events are given in the directors' report.

                                                                         ANNEX I

                            CONDITIONS OF THE OFFER

1.   Conditions to the Offer

     1.1    The Offer is conditional upon:

     1.1.1 valid acceptances having been received by the time of expiration of the initial Offer Period at 3:00 p.m. (London time) or 10:00 a.m. (New York City time) on . . 1999 (or such later time(s) and/or date(s) as Halliburton may decide) in respect of not less than 90% of the PES Shares to which the Offer relates (within the meaning of sections 428 to 430F of the UK Companies Act 1985), or such lesser percentage above 33% as Halliburton may decide prior to the Offer being declared unconditional. If this threshold is satisfied before the Offer becomes or is declared unconditional in all respects, this condition (subject to any permitted reduction in the acceptance threshold) must continue to be satisfied on the actual date the Offer becomes or is declared unconditional in all respects, by reference to the facts then subsisting;

     1.1.2 the Halliburton Shares to be issued pursuant to the Offer being approved for listing on the New York Stock Exchange, Inc., subject to official notice of issuance;

     1.1.3 no stop order suspending the effectiveness of the Registration Statement (of which this Offer Document is a part) being issued or threatened by the Commission;

     1.1.4 other than by disclosure in the Disclosure Letter or defined in the Warranty Agreement, no order having been made or, as the case may be, obtained or action or proceeding having been commenced or threatened or, by written notice to Halliburton or PES, threatened by any government authority, court, competent regulatory body or agency which has or could have the effect of:

            (a)  making the Offer illegal;

            (b)  prohibiting the Acquisition; or

            (c) in any material respect, prohibiting the normal conduct by PES of its business or any material part of it,

            or which would require Halliburton or PES to sell all or any material portion of its assets;

                                   Annex I-1

     1.1.5 all authorizations necessary or appropriate for the Offer being obtained from all appropriate governmental and regulatory authorities;

     1.1.6 other than by disclosure in The Disclosure Letter as defined in the Warranty Agreement, no fact, matter or the occurrence of any event (whether existing or occurring on or before the date of the Offer or arising or occurring thereafter) coming to the notice of Halliburton at any time prior to Completion (whether by reason of any disclosure made pursuant to Clause 5 of the Warranty Agreement or otherwise) which:

               (a) constitutes a material breach of any warranty contained in the Warranty Agreement (a "warranty") by reference to the facts and circumstances then subsisting or if the warranties were to be repeated on or at any time before the Offer being declared unconditional by reference to the facts and circumstances then subsisting or constitutes a breach by a party other than Halliburton of clause 5 of the Warranty Agreement;

               (b) affects or is likely to affect in a material adverse manner the business, assets, trading or financial position or profits or prospects of PES (whether or not the same would constitute a material breach of any warranty);

               (c) renders or makes the business, trading or financial
            (including tax) information concerning PES provided by PES or any of its employees, agents, or advisers to Halliburton in the reasonable opinion of Halliburton, materially misleading or shows, in the reasonable opinion of Halliburton, such information to contain any material misrepresentation(s) or omissions; or

               (d) constitutes a matter referred to in clause 5.4 of the
            Warranty Agreement or a breach of Clause 5.2 thereof;

     1.1.7 no breach having occurred of any of the terms of any of the Irrevocable Undertakings;

     1.1.8 PES not, prior to Completion (except pursuant to obligations existing on the date hereof and disclosed to Halliburton or to the extent previously agreed in writing by Halliburton) having issued or allotted or agreed to issue or allot any shares in its capital, having granted or agreed to grant any options over any shares (issued or unissued) in its capital and not having issued or agreed to issue any debt or other securities convertible into shares in its capital;

     1.1.9 neither PES nor any of its subsidiary undertakings engaging in any activity that is out of the ordinary course of its business, including PES and its subsidiary undertakings not issuing additional shares or shares of its subsidiary undertakings, paying dividends, merging with any other person, disposing of its assets, increasing its indebtedness, or entering into contracts or arrangements that are likely to restrict the business of Halliburton or the PES Group;

                                   Annex I-2

     1.1.10 there not being instituted or continued any litigation the effect of which is or is likely to be material to PES or any of its subsidiary undertakings but excluding any disclosure made in the Disclosure Letter as defined in the Warranty Agreement;

     1.1.11 the passing at the Extraordinary General Meeting of a special resolution in a form approved by Halliburton suspending the pre-emption rights on transfer in the articles of association of PES and suspending the requirement that a person who has acquired a majority of PES's shares in issue is to make a cash offer to acquire the remaining shares;

     1.1.12 no member of the PES Group being insolvent as defined by section 123 Insolvency Act 1986 or having entered into any scheme of arrangement or voluntary or other arrangement with any of its creditors other than as disclosed in the Disclosure Letter as defined in the Warranty Agreement;

     1.1.13 no order having been made or resolution passed for the winding up of any member of the PES Group and there not being outstanding any petition for the winding up of a member of the PES Group or any petition applying for an administration order to be made in relation to a member of the PES Group or any receivership of the whole or any part of the undertaking or assets of a member of the PES Group or the equivalent of any of the foregoing in any jurisdiction outside the United Kingdom;

     1.1.14 none of the Executive Warrantors (as defined in the Warranty Agreement) having been declared bankrupt, having made any composition or entered into any deed of arrangement with his creditors, or having had a petition for bankruptcy presented against any of them;

     1.1.15 none of the Executive Warrantors and neither B. Bouldin nor N. Arizmendi (the "Key Employees") having ceased to be employed by the PES Group and neither a member of the PES Group nor any such Executive Warrantor nor any such Key Employee having issued any notice terminating or purporting to terminate any such employment;

     1.1.16 PES having exercised the outstanding Call Options in accordance with their terms.

     1.2 The Offer will lapse unless these conditions are fulfilled or waived, by Halliburton, on or before the latest time for acceptance of the Offer, being . . 1999 or such later date as Halliburton may determine being not later than . . 1999. Halliburton reserves the right to waive, in whole or in part, only conditions 1.1.6, 1.1.7, 1.1.8, 1.1.9, 1.1.10, 1.1.12. 1.1.13, 1.1.14, 1.1.15 and 1.1.16
            above. Upon the satisfaction or waiver of the conditions, the Offer will be declared unconditional. The Offer will then be extended for a subsequent period of 10 days, during which time PES Shareholders will be able to continue to accept the Offer.

                                   Annex I-3

2.   Death or Disappearance in Suspicious Circumstances of Mr. Rubbo

     2.1 In the event that the issue of Halliburton Common Stock in terms of this Offer is delayed as a consequence of the Death or Disappearance in Suspicious Circumstances of Mr. Rubbo and at any time in the Holding Period any person is brought to trial and subsequently criminally convicted in connection with such Death or Disappearance in Suspicious Circumstances and during the Holding Period or during such trial no Allegation of Connection is made, then all of the shares of Halliburton Common Stock which would but for the Death or Disappearance in Suspicious Circumstances have been issued in terms of this Offer shall be issued as soon as practicable following such conviction to the persons entitled thereto in terms of this Offer.

     2.2 In the event that the issue of common stock of Halliburton in terms of this Offer is delayed as a consequence of the Death or Disappearance in Suspicious Circumstances of Mr. Rubbo and at any time in the Holding Period any person is brought to trial and subsequently criminally convicted in connection with such Death or Disappearance in Suspicious Circumstances and any Allegation of Connection is made at such trial, then:

     2.2.1 all of the shares of Halliburton Stock which would, but for the said Death or Disappearance in Suspicious Circumstances, have been issued to the Implicated Person and/or his Associates shall be issued by Halliburton to such person or persons as may be nominated by Mr. Rubbo's personal representatives and shall not be issued to that Implicated Person or his Associates; and

     2.2.2 the remainder of such shares of Halliburton Common Stock shall be issued to the persons entitled thereto in terms of this Offer.

     2.3 In the event that the number of shares of Halliburton Stock to be issued in terms of this Offer is delayed as a consequence of the Death or Disappearance in Suspicious Circumstances of Mr. Rubbo and by the end of the Holding Period neither of the events specified in paragraphs 2.1 or 2.2 above has occurred, then:

     2.3.1 all of the shares of Halliburton Stock which would, but for the said Death or Disappearance in Suspicious Circumstances, have been issued to Mr. Rubbo, his Associates, or a limited partnership in which Mr. Rubbo and his spouse are Limited Partners shall be so issued; and

     2.3.2 all such remaining shares of Halliburton Common Stock shall be issued to such charity as shall be nominated by the Board for the time being of PES.

     2.4 Mr. Rubbo has, by Irrevocable Undertaking issued to Halliburton on the date of this Offer, authorized Halliburton to obtain copies of all documents and other information under the control of Mr. Rubbo's personal representatives necessary in the opinion

                                   Annex I-4
            of Halliburton to enable Halliburton to determine to whom Halliburton is obliged to issue shares in terms of this paragraph 2.

     2.5 Any decision taken by Halliburton pursuant to this paragraph 2 shall be taken in Halliburton's sole discretion and shall be conclusive and binding on all persons for the purposes of the Offer.




                                   Annex I-5

                                                                        ANNEX II
                                  DEFINITIONS

     In this Offer Document the following terms and expressions have the following meanings (unless the context otherwise requires):

     "Acquisition" shall mean the acquisition by Halliburton of PES Shares pursuant to the Offer.

     "AFR" shall mean the applicable federal rate which is a rate reflecting an average of market yields on Treasury debt obligations for different ranges of maturities that is published monthly by the Internal Revenue Service.

     "Allegation of Connection" shall mean the making of any allegation, whether or not proven (in a court of law, coroner's inquiry or like forum), that a named person (in this Offer an "Implicated Person") entitled to receive shares in terms of this Offer or options in terms of the Halliburton Stock Option Plan to be established for PES Optionholders or an Associate of such person was responsible for or otherwise implicated in the unlawful death of Mr. Rubbo.

     "Associate" means, in connection with any Implicated Person, any spouse, dependent or beneficiary to the estate of such person.

     "Call Options" shall mean the option agreements between PES and minority shareholders of Petroleum Engineering Services Asia Pty Limited, a subsidiary of PES, pursuant to which PES may call for the transfer to itself of shares in that subsidiary in exchange for the issuance to such minority shareholders of 5,480 PES Shares.

     "Completion" shall mean the date upon which the Offer becomes or is declared unconditional in all respects.

     "Compulsory Acquisition" shall mean the compulsory acquisition of PES Shares by Halliburton pursuant to Sections 429 to 430F of the U.K. Companies Act 1985 if Halliburton acquires 90% or more of the PES Shares to which the Offer relates.

     "Consideration" shall mean the consideration to be given by Halliburton to PES Shareholders in exchange for the PES Shares pursuant to the Offer consisting of Halliburton Common Stock issuable in the Initial Element, First Deferred Element and Second Deferred Element.

     "Death or Disappearance in Suspicious Circumstance" shall mean:

     (a)  the death of Mr. Rubbo resulting from anything other than:

          (i)  natural causes; or

          (ii) accident (unless any report into that accident suggests the possibility of foul play)

                                  Annex II-1
          as evidenced by the relevant death certificate, coroner's report, police report or other written evidence acceptable to Halliburton; or

     (b) the disappearance (without a subsequent reappearance during the Holding Period) of Mr. Rubbo for a continuous period in excess of four weeks;

in each case at any time in the period prior to the Second Determination Date; provided, however, that the question whether Mr. Rubbo has ceased to be employed by reason of his Death or Disappearance in Suspicious Circumstances shall be decided by Halliburton in its sole discretion and such decision shall be conclusive and binding on all persons for the purposes of the Offer.

     "Deferred Elements" shall mean the First Deferred Element and the Second Deferred Element of the Consideration.

     "Determination Date" shall mean either the First Determination Date or the Second Determination Date (as the case may be).

     "EGM" means an extraordinary general meeting of PES Shareholders.

     "Entity Classification Election" shall mean the election by each of PES and its subsidiaries (other than PES, Inc.) to be treated as other than a corporation for United States tax purposes, effective as of Completion.

     "Executive Warrantors" shall mean L. W. Kinch, M. L. Bowyer, D. W. Whiteford, R. P. Rubbo, S. C. Owens, M. J. Fleming and C. Smith.

     "First Deferred Element" shall mean the deferred, partially contingent element of the Consideration issuable by Halliburton promptly after the First Determination Date.

     "First Determination Date" shall mean the date occurring 18 months after Completion of the Offer .

     "Halliburton" shall mean Halliburton Company, a Delaware corporation.

     "Halliburton Common Stock" shall mean the common stock, par value $2.50, of Halliburton.

     "Halliburton Group" shall mean Halliburton and all its subsidiaries.

     "Holding Period" shall mean the period of two years commencing on the date of death of Mr. Rubbo or, in the event of his disappearance, the period of two years commencing on the date upon which he last attended any office of the Halliburton Group.

     "Holdings" shall mean Halliburton Holdings Limited, a limited company incorporated in England and Wales with registered number 1870934 and a wholly owned subsidiary of Halliburton.

                                  Annex II-2

     "Implicated Person" shall have the meaning set out in the definition of "Allegation of Connection" above.

     "Initial Element" shall mean that portion of the Consideration, consisting of shares of Halliburton Common Stock, issuable by Halliburton promptly after Completion of the Offer.

     "Irrevocable Undertaking" shall mean an agreement dated ________, 1999 between a Principal Shareholder of PES or PES Trustees Limited and Halliburton relating to the actions of the Principal Shareholder or PES Trustees Limited with respect to the Offer.

     "Non-U.S. Holder" shall mean any person other than (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United Sates or of any State thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or
(iv) a trust which is subject to the jurisdiction of a United States court and the control of a United States person.

     "Offer" shall mean the offer, on the terms set forth in this Offer Document, as amended from time to time, by Halliburton for the fully diluted ordinary share capital of PES not already owned by Holdings.

     "Offer Period" shall mean the period from the date of posting of this Offer Document through ________, 1999 or such later date to which Halliburton may extend the Offer.

     "PES" shall mean PES (International) Limited, a limited company incorporated in Scotland with registered number 145181.

     "PES Assets" shall mean the stock and other assets of PES.

     "PES Board" shall mean the board of directors of PES.

     "PES Director" shall mean a member of the board of directors of PES.

     "PES Group" shall mean PES and all its subsidiaries.

     "PES Optionholder" shall mean a holder of options granted under one or more of the PES Share Option Schemes.

     "PES Share Option Schemes" shall mean the PES (International) Limited Executive Share Option Scheme 1994, the PES (International) Limited Unapproved Share Option Scheme and the PES (International) Limited Key Employee Share Option Scheme.

     "PES Shares" shall mean ordinary shares of 10 pence each in the capital of PES.

     "PES Shareholders" shall mean holders of PES Shares.

     "Principal Shareholders" shall mean the Executive Warrantors, B. Bouldin,
N. Arizmendi and members of their respective families who hold PES Shares.

                                  Annex II-3

     "Receiving Agent" shall mean Cameron McKenna (Ret: TLP/AJS) of Mitre House 160 Aldersgate Street, London EC1A 4DD United Kingdom

     "Relevant Service Agreement" shall mean, in respect of any employee, the contract of employment entered into by him with a member of the PES Group or the Halliburton Group with effect from Completion (being one of the Agreed Form Documents referred to in the Warranty Agreement) and for the avoidance of doubt does not extend to or include any such contract of employment as amended subsequent to the date upon which it was an Agreed Form.

     "Second Deferred Element" shall mean the deferred, partially contingent element of the Consideration issuable by Halliburton promptly after the Second Determination Date occurring 36 months after Completion of the Offer unless accelerated.

     "Second Determination Date" shall mean the date occurring, subject to the following proviso, 36 months after Completion of the Offer; provided, that, if Halliburton (in its sole discretion) decides that PES has achieved the milestones specified in an agreed technology transfer and development plan prior to the end of the 36 month period, such date shall be the date of expiration of 30 months following Completion or, if later, the date of achievement of the milestones set forth in the technology transfer and development plan.

     "Termination of Employment for Cause" (or like expressions) shall mean termination of employment (either summarily or on notice) of a person where the ground for such termination is that the relevant person:

          (i) has committed any act of gross misconduct or repeated or continued any other material breach of his obligations under his service agreement; or

          (ii) has engaged in any conduct which, in the reasonable opinion of the PES Board, is causing his continued employment to be detrimental to a material extent to the interests of the Halliburton Group;

          (iii) has been convicted of any criminal offence that is punishable with six months or more imprisonment (save for any motoring offence unless that motoring offence has been punished with actual (not suspended) imprisonment)

          (iv) has committed any act of dishonesty, whether or not relating to his employment which is detrimental to a material extent to the interests of the Halliburton Group;

          (v) is, in the reasonable opinion of the PES Board, incompetent in the performance of his duties (provided that failure to meet any business plan shall not, of itself, be the sole determinant when assessing competency); or

          (vi) has committed any act amounting to gross misconduct which materially violates the "Halliburton Company Code of Business Conduct" (as in force on May 18, 1999);

provided always that such termination shall have been agreed in writing with the relevant employee or approved in writing by an arbiter appointed in accordance with his service agreement. The agreement of the relevant employee or the approval of such an arbiter appointed in accordance with such service agreement shall be conclusive and binding on all persons that such person has been Terminated for Cause for the purposes of the Offer.

                                  Annex II-4

     "TIN" shall mean taxpayer identification number.

     "Voluntarily Resigns" or "Voluntary Resignation" (in the context of the termination of employment of any person) shall mean where that person (the "Relevant Employee") terminates his employment with a member of the Halliburton Group (other than by reason of his death) either summarily or by the giving of notice without remaining employed by another member of the Halliburton Group for any reason whatsoever other than (a) in circumstances where his employing company has agreed his service agreement is terminable by the Relevant Employee without notice by reason of the conduct of his employing company or the arbiter appointed in accordance with the service agreement of the Relevant Employee has decided that the relevant service agreement is terminable by the Relevant Employee without notice by reason of the conduct of his employing company; or
(b) where the Relevant Employee resigns as a consequence of illness, mental disorder or injury which prevents him from properly performing his duties under his service agreement (as certified by the independent medical practitioner appointed in accordance with his service agreement). In the case of the Relevant Employee resigning or wishing to resign as a consequence of illness, mental disorder or injury Halliburton shall procure the appointment of such a practitioner and make his report available to the Relevant Employee. The written agreement of the Relevant Employee that he has Voluntarily Resigned or the written decision of the arbiter appointed in accordance with his service agreement that he has Voluntarily Resigned shall, in either case, be conclusive and binding on all persons that the Relevant Employee shall have ceased to be employed by the Halliburton Group as a result of his Voluntary Resignation for the purposes of the Offer. The certificate of an independent medical practitioner appointed in accordance with the service agreement of the Relevant Employee shall be conclusive and binding on all persons as to whether or not such Relevant Employee had resigned on grounds of illness, mental disorder or injury for the purposes of the Offer.

     "Warranty Agreement" shall mean that certain agreement dated _______, 1999 between Halliburton and the PES Directors and key employees named therein.

                                  Annex II-5

                                                                       ANNEX III

              LETTER FROM THE CHAIRMAN OF PES TO PES SHAREHOLDERS
                                  [PES LOGO]

Directors:                                    Registered Office:
L. W. Kinch                                       34 Albyn Place
M. L. Bowyer                                            Aberdeen
M. J. Fleming                                      Aberdeenshire
S. C. Owens                                             AB10 1FW
R. P. Rubbo
C. Smith
D. W. Whiteford
R. M. McCurley
J. B. Renfroe


To PES Shareholders
and, for information only,
to the PES Optionholders


                                                                        . . 1999

Dear Sir or Madam,

            Recommended Offer by Halliburton for the fully diluted ordinary share capital of PES not already owned by it or its subsidiaries

1.   Introduction

     It was announced today that the PES Board has reached an agreement with the Directors of Halliburton on the terms of an Offer to be made by Halliburton for all the issued share capital of PES not already held by its subsidiary, Halliburton Holdings Limited.

     The terms of the Offer and further information on PES and Halliburton and their respective financial positions are set out in the Offer Document of which this letter forms an Annex.

     I am writing to explain the reasons for and background to the Offer and why the PES Board considers the terms of the Offer to be fair and reasonable and is recommending that PES Shareholders should accept the Offer.

     The Offer is conditional upon, amongst other things, the approval of a special resolution facilitating the Offer by the PES Shareholders at the Extraordinary General Meeting.

                                  Annex III-1

2    Background to and Reasons for the Offer

     For the background to the Offer, see "Background to and Reason for the Offer" in the Offer Document.

     The PES Board (excluding Messrs. McCurley and Renfroe, being the members of the PES Board nominated by Holdings and who did not participate in any proceedings of the PES Board relating to the Offer) is of the opinion that the terms of the Offer are fair and reasonable to, and in the best interests of, PES. In making this determination, the PES Board consulted with PES's management, as well as its legal advisers, and considered a number of factors, including the following:

     - The belief of the PES Board that PES's and Halliburton's respective businesses are complementary and that a range of economic, strategic and operational benefits could arise from combining them. The PES Board also believes that the combination of PES and Halliburton would assist in the aim of becoming the preferred provider of real time reservoir solutions throughout the world.

     - The likelihood of the Offer becoming unconditional, as well as the Irrevocable Undertakings given by the Principal Shareholders, as the holders of approximately 52.2% of PES's issued share capital, to accept the Offer and to take such other actions as are set forth in the Irrevocable Undertakings.

     - The terms of the Offer, including the Consideration and the terms of the Warranty Agreement and related documents.

     - The PES Board's knowledge of the business, operations, properties, assets, earnings and prospects of PES.

     - Recent and historical trading prices for Halliburton Shares. The PES Board recognises that the Offer will enable the PES Shareholders to obtain shares that are tradeable on a recognised stock exchange yet offers the opportunity of continuing their equity interest in the combined enterprise. For information regarding the range of prices of the Halliburton Shares, see "Market Price and Dividend Information" on page 22 of the Offer Document. The PES Board also considered the absence of any formal market for the PES Shares.

     - Halliburton's historical financial statements for the years ended December 31, 1997 and December 31, 1998.

     In view of the wide variety of factors considered in connection with its evaluation of the Offer, the PES Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to specific factors considered in its decision. Furthermore, the PES Board did not articulate how each factor specifically supported its ultimate decision, except that substantial weight was placed on the fact that the Principal Shareholders, as the owners of approximately 52.2% of the outstanding PES Shares, will

                                  Annex III-2
     receive the same consideration per PES Share as other PES Shareholders and that they were in favor of and executed the Irrevocable Undertakings to accept the Offer.

3.   Extraordinary General Meeting of PES

     Accompanying this document there is a notice convening the Extraordinary General Meeting at which will be proposed a special resolution, to suspend, for the purposes of the Offer, the pre-emption rights of the PES Shareholders on transfers of PES Shares which are conferred by article 10 of the articles of association of PES and to suspend the obligation of a person who has acquired a majority of the PES shares in issue, to make a cash offer to acquire the remaining PES Shares and, conditionally upon Completion of the Offer, to authorize the election to treat PES and its non-U.S. subsidiaries as other than Corporations for U.S. federal income tax purposes. It is a condition of the Offer that this resolution is passed. The Principal Shareholders and PES Trustees Limited have given Irrevocable Undertakings to vote, and Halliburton Holdings Limited will vote, in favor of such resolution in respect of their holdings of PES Shares representing, in aggregate, 87.57% of the issued share capital of PES.

4.   Action to be taken

     PES Shareholders' attention is drawn to the further information in the Offer Document and the Form of Acceptance. PES Shareholders who wish to accept the Offer should follow the procedure set out in the Offer Document and in the Form of Acceptance.

     PES Optionholders are referred to the separate letter addressed to PES Optionholders which sets out the procedure that they must follow and the alternative courses of action available to them.

                                  Annex III-3

5.   Recommendation

     The PES Directors (other than Mark McCurley and James Renfroe who being PES Directors appointed by Holdings have taken no part in the PES Board's deliberations on this matter) consider that the Offer is in the best interests of PES for the reasons set out in paragraph 2 above.

     The PES Directors (other than Mark McCurley and James Renfroe who being PES Directors appointed by Holdings have taken no part in the PES Board's deliberations on this matter) unanimously recommend that PES Shareholders accept the Offer by Halliburton to purchase their PES Shares. Those PES Directors (other than Mark McCurley and James Renfroe), who are PES Shareholders have irrevocably undertaken to Halliburton to accept the Offer in respect of their own beneficial holdings of PES Shares, representing, in aggregate, approximately 37.4% of the issued share capital of PES at the date of this Offer Document.

6.   Presentation to PES Shareholders

     PES will be giving a presentation to its shareholders to explain the terms of the Offer. This meeting will be attended and given by certain PES Directors along with representatives from Halliburton and PricewaterhouseCoopers and will be held at ... at ... am/pm on ... June 1999. All PES Shareholders are welcome to attend and you will be able to put your questions in relation to the Offer and the Offer Document to the PES Directors and representatives present. You should note, however, that neither the PES Directors nor any of the representatives will be able to give any investment advice or any assistance or advice as to whether or not you should accept the Offer.

                                        Yours faithfully,


                                        _______________________________________
                                        Laurence Kinch
                                        Chairman

                                  Annex III-4

                                                                        ANNEX IV


                   RELEVANT PROVISIONS OF COMPANIES ACT 1985


                                  PART XIII A

                                TAKEOVER OFFERS

428. TAKEOVER OFFERS

     (1) In this Part of this Act "takeover offer" means an offer to acquire all the shares, or all the shares of any class or classes, in a company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class.

     (2) In subsection (1) "shares" means shares which have been allotted on the date of the offer but a takeover offer may include among the shares to which it relates all or any shares that are subsequently allotted before a date specified in or determined in accordance with the terms of the offer.

     (3) The terms offered in relation to any shares shall for the purposes of this section be treated as being the same in relation to all the shares or, as the case may be, all the shares of a class to which the offers relates notwithstanding any variation permitted by subsection
          (4).

     (4)  A variation is permitted by this subsection where:

          (a) The law of a country or territory outside the United Kingdom precludes an offer of consideration in the form or any of the forms specified in the terms in question or precludes it except after compliance by the offeror with conditions with which he is unable to comply or which he regards as unduly onerous; and

          (b) the variation is such that the persons to whom an offer of consideration in that form is precluded are able to receive consideration otherwise than in that form but of substantially equivalent value.

     (5) The reference is subsection (1) to shares already held by the offeror includes a reference to shares which he has contracted to acquire but that shall not be construed as including shares which are the subject of a contract binding the holder to accept the offer when it is made, being a contract entered into by the holder either for no consideration and under seal or for no consideration other than a promise by the offeror to make the offer.

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

     (6) In the application of subsection (5) to Scotland the words "and under seal" shall be omitted.

     (7) Where the terms of an offer make provision for their revision and for acceptances on the previous terms to be treated as acceptances on the revised terms, the revision shall not be regarded for the purposes of this Part of this Act as the making of a fresh offer and references in this Part of this Act to the date of the offer shall accordingly be construed as references to the date on which the original offer was made.

     (8) In this Part of this Act "the offeror" means, subject to section 430D, the person making a takeover offer and "the company" means the company whose shares are the subject of the offer.

429. RIGHT OF OFFEROR TO BUY OUT MINORITY SHAREHOLDERS

     (1) If, in a case in which a takeover offer does not relate to shares of different classes, the offeror has by virtue of acceptances of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates he may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

     (2) If, in a case in which a takeover offer relates to shares of different classes, the offeror has by virtue of acceptances of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares of any class to which the offer relates, he may give notice to the holder of any shares of that class which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

     (3) No notice shall be given under subsection (1) or (2) unless the offeror has acquired or contracted to acquire the shares necessary to satisfy the minimum specified in that subsection before the end of the period of four months beginning with the date of the offer; and no such notice shall be given after the end of the period of two months beginning with the date on which he has acquired or contracted to acquire shares which satisfy that minimum.

     (4) Any notice under this section shall be given in the prescribed manner; and when the offeror gives the first notice in relation to an offer he shall send a copy of it to the company together with a statutory declaration by him in the prescribed form stating that the conditions for the giving of the notice are satisfied.

     (5) Where the offeror is a company (whether or not a company within the meaning of this Act) the statutory declaration shall be signed by a director.

     (6) Any person who fails to send a copy of a notice or a statutory declaration as required by subsection (4) or makes such a declaration for the purposes of that subsection knowing it to be false or without having reasonable grounds for believing it to be true

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

          shall be liable to imprisonment or a fine, or both, and for continued failure to send the copy or declaration, to a daily default fine.

     (7) If any person is charged with an offence for failing to send a copy of a notice as required by subsection (4) it is a defense for him to prove that he took reasonable steps for securing compliance with that subsection.

     (8) When during the period within which a takeover offer can be accepted the offeror acquires or contracts to acquire any of the shares to which the offer relates but otherwise than by virtue of acceptances of the offer, then, if:

          (a) the value of the consideration for which they are acquired or contracted to be acquired ("the acquisition consideration") does not at that time exceed the value of the consideration specified in the terms of the offer; or

          (b) those terms are subsequently revised so that when the revision is announced the value of the acquisition consideration, at the time mentioned in paragraph (a) above, no longer exceeds the value of the consideration specified in those terms, the offeror shall be treated for the purposes of this section as having acquired or contracted to acquire those shares by virtue of acceptances of the offer; but in any other case those shares shall be treated as excluded from those to which the offer relates.

430. EFFECT OF NOTICE UNDER SECTION 429

     (1) The following provisions shall, subject to section 430C, have effect where a notice is given in respect of any shares under section 429.

     (2) The offeror shall be entitled and bound to acquire those shares on the terms of the offer.

     (3) Where the terms of an offer are such as to give the holder of any shares a choice of consideration the notice shall give particulars of the choice and state:

          (a) that the holder of the shares may within six weeks from the date of the notice indicate his choice by a written communication sent to the offeror at an address specified in the notice; and

          (b) which consideration specified in the offer is to be taken as applying in default of his indicating a choice as aforesaid; and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

     (4) Subsection (3) applies whether or not any time-limit or other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holder of the shares:

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

          (a)  is not cash and the offeror is no longer able to provide it; or

          (b) was to have been provided by a third party who is no longer bound or able to provide it, the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date of the notice is equivalent to the chosen consideration.

     (5) At the end of six weeks from the date of the notice the offeror shall forthwith:

          (a)  send a copy of the notice to the company; and

          (b) pay or transfer to the company the consideration for the shares to which the notice relates.

     (6) If the shares to which the notice relates are registered the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by an instrument of transfer executed on behalf of the shareholder by a person appointed by the offeror; and on receipt of that instrument the company shall register the offeror as the holder of those shares.

     (7) If the shares to which the notice relates are transferable by the delivery of warrants or other instruments the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by a statement to that effect; and the company shall on receipt of the statement issue the offeror with warrants or other instruments in respect of the shares and those already in issue in respect of the shares shall become void.

     (8) Where the consideration referred to in paragraph (b) of subsection (5) consists of shares or securities to be allotted by the offeror the reference in that paragraph to the transfer or the consideration shall be construed as a reference to the allotment of the shares or securities to the company.

     (9) Any sum received by a company under paragraph (b) of subsection (5) and any other consideration received under that paragraph shall be held by the company on trust for the person entitled to the shares in respect of which the sum or other consideration was received.

     (10) Any sum received by a company under paragraph (b) of subsection (5), and any dividend or other sum accruing from any other consideration received by a company under that paragraph, shall be paid into a separate bank account, being an account the balance on which bears interest at an appropriate rate and can be withdrawn by such notice (if any) as is appropriate.

     (11) Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection (9) cannot be found and twelve years have elapsed since the consideration was received or the company

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

           is wound up the consideration (together with any interest, dividend or other benefit that has accrued from it) shall be paid into court.

      (12) In relation to a company registered in Scotland, subsections (13) and
           (14) shall apply in place of subsection (11).

      (13) Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection (9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up:

           (a)  the trust shall terminate;

           (b) the company or, as the case may be, the liquidator shall sell any consideration other than cash and any benefit other than cash that has accrued from the consideration; and

           (c)  a sum representing:

                (i)   the consideration so far as it is cash;

                (ii)  the proceeds of any sale under paragraph (b) above; and

                (iii) any interest, dividend or other benefit that has accrued from the consideration, shall be deposited in the name of the Accountant of Court in a bank account such as is referred to in subsection (10) and the receipt for the deposit shall be transmitted to the Accountant of Court.

      (14) Section 58 of the Bankruptcy (Scotland) Act 1985 (so far as consistent with this Act) shall apply with any necessary modifications to sums deposited under subsection (13) as that section applies to sums deposited under section 57(1)(a) of that Act.

      (15) The expenses of any such enquiry as is mentioned in subsection (11) or(13) may be defrayed out of the money or other property held on trust for the person or persons to whom the enquiry relates.

430A. RIGHT OF MINORITY SHAREHOLDER TO BE BOUGHT OUT BY OFFEROR

      (1) If a takeover offer relates to all the shares in a company and at any time before the end of the period within which the offer can be accepted:

           (a) the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares to which the offer relates; and

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

          (b) those shares, with or without any other shares in the company which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares in the company, the holder of any shares to which the offer relates who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

     (2) If a takeover offer relates to shares of any class or classes and at any time before the end of the period within which the offer can be accepted:

          (a) the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares of any class to which the offer relates; and

          (b) those shares, with or without any other shares of that class which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares of that class, the holder of any shares of that class who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

     (3) Within one month of the time specified in subsection (1) or, as the case may be, subsection (2) the offeror shall give any shareholder who has not accepted the offer notice in the prescribed manner of the rights that are exercisable by him under that subsection; and if the notice is given before the end of the period mentioned in that subsection it shall state that the offer is still open for acceptance.

     (4) A notice under subsection (3) may specify a period for the exercise of the rights conferred by this section and in that event the rights shall not be exercisable after the end of that period; but no such period shall end less than three months after the end of the period within which the offer can be accepted.

     (5) Subsection (3) does not apply if the offeror has given the shareholder a notice in respect of the shares in question under section 429.

     (6) If the offeror fails to comply with subsection (3) he and, if the offeror is a company, every officer of the company who is in default or to whose neglect the failure is attributable, shall be liable to a fine and for continued contravention, to a daily default fine.

     (7) If an offeror other than a company is charged with an offence for failing to comply with subsection (3) it is a defense for him to prove that he took all reasonable steps for securing compliance with that subsection.

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430B. EFFECT OF REQUIREMENT UNDER SECTION 430A

      (1) The following provisions shall, subject to section 430C, have effect where a shareholder exercises his rights in respect of any shares under section 430A.

      (2) The offeror shall be entitled and bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

      (3) Where the terms of an offer are such as to give the holder of shares a choice of consideration the holder of the shares may indicate his choice when requiring the offeror to acquire them and the notice given to the holder under section 430A(3):

           (a) shall give particulars of the choice and of the rights conferred by this subsection; and

           (b) may state which consideration specified in the offer is to be taken as applying in default of his indicating a choice; and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

      (4) Subsection (3) applies whether or not any time-limit or other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holder of the shares:

           (a)  is not cash and the offeror is no longer able to provide it; or

           (b) was to have been provided by a third party who is no longer bound or able to provide it, the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date when the holder of the shares requires the offeror to acquire them is equivalent to the chosen consideration.

430C. APPLICATIONS TO THE COURT

      (1) Where a notice is given under section 429 to the holder of any shares the court may, on an application made by him within six weeks from the date on which the notice was given:

           (a) order that the offeror shall not be entitled and bound to acquire the shares; or

           (b)  specify terms of acquisition different from those of the offer.

      (2) If an application to the court under subsection (1) is pending at the end of the period mentioned in subsection (5) of section 430 that subsection shall not have effect until the application has been disposed of.

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

      (3) Where the holder of any shares exercises his rights under section 430A the court may, on an application made by him or the offeror, order that the terms on which the offeror is entitled and bound to acquire the shares shall be such as the court thinks fit.

      (4) No order for costs or expenses shall be made against a shareholder making an application under subsection (1) or (3) unless the court considers:

           (a)  that the application was unnecessary, improper or vexatious; or

           (b) that there has been unreasonable delay in making the application or unreasonable conduct on his part in conducting the proceedings on the application.

      (5) Where a takeover offer has not been accepted to the extent necessary for entitling the offeror to give notices under subsection (1) or (2) of section 429 the court may, on the application of the offeror, make an order authorizing him to give notices under that subsection if satisfied:

           (a) that the offeror has after reasonable enquiry been unable to trace one or more of the persons holding shares to which the offer relates;

           (b) that the shares which the offeror has acquired or contracted to acquire by virtue of acceptances of the offer, together with the shares held by the person or persons mentioned in paragraph (a), amount to not less than the minimum specified in that subsection; and

           (c) that the consideration offered is fair and reasonable; but the court shall not make an order under this subsection unless it considers that it is just and equitable to do so having regard, in particular, to the number of shareholders who have been traced but who have not accepted the offer.

430D. JOINT OFFERS

      (1) A takeover offer may be made by two or more persons jointly and in that event this Part of this Act has effect with the following modifications.

      (2) The conditions for the exercise of the rights conferred by sections 429 and 430A shall be satisfied by the joint offerors acquiring or contracting to acquire the necessary shares jointly (as respects acquisitions by virtue of acceptances of the offer) and either jointly or separately (in other cases); and, subject to the following provisions, the rights and obligations of the offeror under those sections and sections 430 and 430B shall be respectively joint rights and joint and several obligations of the joint offerors.

      (3) It shall be a sufficient compliance with any provisions of those sections requiring or authorizing a notice or other document to be given or sent by or to the joint offerors

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

           that it is given or sent by or to any of them; but the statutory declaration required by section 429(4) shall be made by all of them and, in the case of a joint offeror being a company, signed by a director of that company.

      (4) In sections 428, 430(8) and 430(E) references to the offeror shall be construed as references to the joint offerors or any of them.

      (5) In section 430(6) and (7) references to the offeror shall be construed as references to the joint offerors or such of them as they may determine.

      (6) In sections 430(4)(a) and 430B(4)(a) references to the offeror being no longer able to provide the relevant consideration shall be construed as references to none of the joint offerors being able to do so.

      (7) In Section 430C references to the offeror shall be construed as references to the joint offerors except that any application under subsection (3) or (5) may be made by any of them and the reference in subsection (5)(a) to the offeror having been unable to trace one or more of the persons holding shares shall be construed as a reference to none of the offerors having been able to do so.

430E. ASSOCIATES

      (1) The requirement in section 428(1) that a takeover offer must extend to all the shares, or all the shares of any class or classes, in a company shall be regarded as satisfied notwithstanding that the offer does not extend to shares which associates of the offeror hold or have contracted to acquire; but, subject to subsection (2), shares which any such associate holds or has contracted to acquire, whether at the time when the offer is made or subsequently, shall be disregarded for the purposes of any reference in this Part of this Act to the shares to which takeover offer relates.

      (2) Where during the period within which a takeover offer can be accepted any associate of the offeror acquires or contracts to acquire any of the shares to which the offer relates, then, if the condition specified in subsection(8)(a) or (b) of section 429 is satisfied as respects those shares they shall be treated for the purposes of that section as shares to which the offer relates.

      (3) In section 430A(1)(b) and (2)(b) the reference to shares which the offeror has acquired or contracted to acquire shall include a reference to shares which any associate of his has acquired or contracted to acquire.

      (4)  In this section "associate", in relation to an offeror means:

           (a)  a nominee of the offeror;

           (b) a holding company, subsidiary or fellow subsidiary of the offeror or a nominee of such a holding company, subsidiary or fellow subsidiary;

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

           (c) a body corporate in which the offeror is substantially interested; or

           (d) any person who is, or is a nominee of, a party to an agreement with the offeror for the acquisition of, or of an interest in, the shares which are the subject of the takeover offer, being an agreement which includes provisions imposing obligations or restrictions such as are mentioned in section 204(2)(a).

      (5) For the purposes of subsection (4)(b) a company is a fellow subsidiary of another body corporate if both are subsidiaries of the same body corporate but neither is a subsidiary of the other.

      (6) For the purposes of subsection (4)(c) an offeror has a substantial interest in a body corporate if:

           (a) that body or its directors are accustomed to act in accordance with his directions or instructions; or

           (b) he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that body.

      (7)  Subsections (5) and (6) of section 204 shall apply to subsection
           (4)(d) above as they apply to that section and subsections (3) and
           (4) of section 203 shall apply for the purposes of subsection (6) above as they apply for the purposes of subsection (2)(b) of that section.

      (8) Where the offeror is an individual his associates shall also include his spouse and any minor child or step-child of his.

430F. CONVERTIBLE SECURITIES

      (1) For the purposes of this Part of this Act securities of a company shall be treated as shares in the company if they are convertible into or entitle the holder to subscribe for such shares; and references to the holder of shares or a shareholder shall be construed accordingly.

      (2) Subsection (1) shall not be construed as requiring any securities to be treated:

           (a) as shares of the same class as those into which they are convertible or for which the holder is entitled to subscribe; or

           (b) as shares of the same class as other securities by reason only that the shares into which they are convertible or for which the holder is entitled to subscribe are of the same class.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

     Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents in connection with threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees, or agents, against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in any such action, suit, or proceeding.
Article X of the Registrant's Restated Certificate of Incorporation together with Section 39 of its By-Laws provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding because such person is or was an officer or director of the Registrant or is a person who is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation or of a partnership, joint venture trust, or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Registrant's Restated Certificate of Incorporation and the By-Laws were adopted or as may be thereafter amended. Section 39 of the Registrant's By-Laws and Article X of its Restated Certificate of Incorporation expressly provide that they are not the exclusive methods of indemnification.

     Section 39 of the By-Laws provides that the Registrant may maintain insurance, at its own expense, to protect itself and any director, officer, employee, or agent of the Registrant or of another entity against any expense, liability, or loss, regardless of whether the Registrant would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article XV of the Registrant's Restated Certificate of Incorporation contains such a provision.

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

Item 21.  Exhibits and Financial Statement Schedules

Exhibit
Number                             Description of Exhibits
------                             -----------------------

1.1 Form of Warranty Agreement dated _________, 1999 between the Registrant and certain directors and key employees of PES (International) Limited.

1.2       Form of Irrevocable Undertakings dated ________, 1999.

1.3 Form of Service Agreement between a member of the PES Group and certain directors of PES (International) Limited (U.K. form).

1.4+ Form of Service Agreement between a subsidiary of the Registrant and certain directors of PES (International) Limited (U.S. form).

1.6+      PES Technology Transfer and Development Plan.

1.7+      Halliburton Stock Option Plan for PES Employees.

5.1 Opinion of Vinson & Elkins L.L.P. as to the legality of the securities offered.

8.1+      Opinion of Cameron McKenna as to U.K. taxation matters.

8.2       Opinion of Vinson & Elkins L.L.P. as to U.S. taxation matters.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of PricewaterhouseCoopers (PES (International) Limited).

23.3      Consent of PricewaterhouseCoopers (Dresser Industries, Inc.)

23.4      Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

23.5+     Consent of Cameron McKenna (contained in Exhibit 8.1).

_______________
+         To be filed by amendment

Financial Statement Schedules:

     The financial statement schedules have previously been filed as part of Halliburton's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.


Item 22.  Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic

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

     reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

          (6) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

          (7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 2nd day of June, 1999.


                                    HALLIBURTON COMPANY



                                    By:   /s/ RICHARD B. CHENEY
                                         ------------------------------
                                              Richard B. Cheney
                                              Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lester L. Coleman, Susan S. Keith and John M. Allen, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

     Signature                     Title                          Date

 /s/ RICHARD B. CHENEY             Chief Executive Officer      June 3, 1999
------------------------------     and Director                 ------
     Richard B. Cheney


 /s/ GARY V. MORRIS                Executive Vice President     June 3, 1999
------------------------------     and Chief Financial Officer  ------
     Gary V. Morris


 /s/ R. CHARLES MUCHMORE, JR       Vice President, Controller   June 3, 1999
------------------------------     and Chief Accounting Officer ------
     R. Charles Muchmore, Jr.

 /s/ ANNE L. ARMSTRONG             Director                     June 3, 1999
------------------------------
     Anne L. Armstrong


/s/ WILLIAM E. BRADFORD            Chairman of the Board and    June 3, 1999
------------------------------     Director                     ------
     William E. Bradford


/s/ LORD CLITHEROE                 Director                     June 3, 1999
------------------------------                                  ------
     Lord Clitheroe


/s/ ROBERT L. CRANDALL             Director                     June 3, 1999
------------------------------                                  ------
     Robert L. Crandall


/s/ CHARLES J. DIBONA              Director                     June 3, 1999
------------------------------                                  ------
     Charles J. DiBona


/s/ LAWRENCE S. EAGLEBURGER        Director                     June 3, 1999
------------------------------                                  ------
     Lawrence S. Eagleburger


/s/                                Director
------------------------------                                  ------
     W. R. Nowell


/s/ RAY L. HUNT                    Director                     June 3, 1999
------------------------------                                  ------
     Ray L. Hunt


/s/ DELANO E. LEWIS                Director                     June 3, 1999
------------------------------                                  ------
     Delano E. Lewis


/s/ J. LANDIS MARTIN               Director                     June 3, 1999
------------------------------                                  ------
     J. Landis Martin


/s/ JAY A. PRECOURT                Director                     June 3, 1999
------------------------------                                  ------
     Jay A. Precourt


/s/ C. J. SILAS                    Director                     June 3, 1999
------------------------------                                  ------
     C. J. Silas

/s/ RICHARD J. STEGEMEIER          Director                     June 3, 1999
------------------------------                                  ------
     Richard J. Stegemeier

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                      Description of Exhibits
------                      -----------------------

1.1 Warranty Agreement dated _________, 1999 between the Registrant and certain directors and key employees of PES (International) Limited.

1.2       Form of Irrevocable Undertakings dated ________, 1999.

1.3 Form of Service Agreement between a member of the PES Group and certain directors of PES (International) Limited (U.K. form).

1.4+ Form of Service Agreement between a subsidiary of the Registrant and certain directors of PES (International) Limited (U.S. form).

1.6+      PES Technology Transfer and Development Plan.

1.7+      Halliburton Stock Option Plan for PES Employees.

5.1 Opinion of Vinson & Elkins L.L.P. as to the legality of the securities offered.

8.1+      Opinion of Cameron McKenna as to U.K. taxation matters.

8.2       Opinion of Vinson & Elkins L.L.P. as to U.S. taxation matters.


23.1      Consent of Arthur Andersen LLP.

23.2      Consent of PricewaterhouseCoopers (PES (International) Limited).

23.3      Consent of PricewaterhouseCoopers (Dresser Industries, Inc.)

23.4      Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

23.5+     Consent of Cameron McKenna (contained in Exhibit 8.1).

_______________
+         To be filed by amendment